Exhibit 99.1

EXECUTION COPY

OFFSHORE PACKAGE

PURCHASE AGREEMENT

BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC.

AS SELLER,

AND

ENI PETROLEUM CO. INC.,

AS PURCHASER,

Dated as of April 27, 2007

Section 13.13	Entire Agreement	67
Section 13.14	Amendment	67
Section 13.15	No Third-Person Beneficiaries	67
Section 13.16	Guarantees	67
Section 13.17	References	67
Section 13.18	Construction	67
Section 13.19	Limitation on Damages	68

EXHIBITS:

Exhibit A-1	Leases
Exhibit A-2, Part 1	Wells
Exhibit A-2, Part 2	Leases covering PUDs
Exhibit A-3	Midstream Assets
Exhibit A-4	Office Leases
Exhibit A-5	Inventory
Exhibit A-6	Radio Licenses
Exhibit A-7	Software
Exhibit B	Form of Conveyance
Exhibit C	Form of DEPI/Offshore Transition Services Agreement
Exhibit D	[RESERVED]
Exhibit E	Form of Dominion Resources, Inc. Guarantee
Exhibit F	Form of Eni S.p.A. Guarantee

SCHEDULES

Schedule 1.2	Executives
Schedule 1.3	Certain Excluded Assets
Schedule 1.3(a)	Master Service Contracts
Schedule 1.4	Assets not owned by Seller
Schedule 2.3(e)	Imbalances
Schedule 3.4	Allocation of Unadjusted Purchase Price
Schedule 4.2	Certain Liabilities
Schedule 4.2(b)	Certain Financial Data
Schedule 4.2(4)(f)	Employment Agreements
Schedule 4.4(b)(i)	Employee Benefits and Compensation Programs List
Schedule 4.5	Litigation
Schedule 4.6	Tax Disclosures
Schedule 4.7	Environmental Disclosures
Schedule 4.8	Violations of Laws
Schedule 4.9	Contracts
Schedule 4.10	Production Payments
Schedule 4.11	Production Imbalances
Schedule 4.12	Consents and Preferential Rights
Schedule 4.14(a)	Equipment Disclosures
Schedule 4.14(b)	Well Disclosures
Schedule 4.17	Outstanding Capital Commitments
Schedule 4.18	Insurance
Schedule 4.19	Absence of Certain Changes

Schedule 4.20(c)	Persons with Knowledge
Schedule 5.5	Consents, Approvals or Waivers
Schedule 6.4	2007 Plan
Schedule 8.4(d)	Bank Information
Schedule 10.2(b)	Managing Directors
Schedule 10.2(c)(i)	Summary of the Dominion E&P Special Severance Program
Schedule 10.2(c)(ii)	Special Package - Managing Directors
Schedule 10.2(d)	Executive Agreements Terms and Conditions
Schedule 13.5	Guarantees to be Replaced

v

Index of Defined Terms

Defined Term
2007 Plan	Section 6.4
Accounting Arbitrator	Section 8.4(b)
Accounting Principles	Section 2.3(g)
Adjustment Period	Section 2.3(g)(i)(A)
Adverse Environmental Condition	Section 1.2(b)
Affiliate	Section 1.2(c)
Agreed Environmental Concern	Section 12.2(g)(ii)
Agreed Rate	Section 2.3(g)(iii)
Agreement	Preamble
Allocated Value	Section 3.4
Annual Incentive Plan	Section 1.2(d)
Appalachian Business	Section 1.2(a)(xi)(A)
Assets	Section 1.2(a)
Assumed Seller Obligations	Section 12.1
Business Day	Section 1.2(e)
Claim	Section 12.3(b)
Claim Notice	Section 12.3(b)
Closing	Section 8.1
Closing Date	Section 8.1
Closing Payment	Section 8.4(a)
COBRA	Section 10.9
Code	Section 1.2(g)
Company Offshore Employees	Section 10.1
Company’s U.S. Benefit Plans	Section 10.3
Computer/Vehicle Buy-Out Costs	Section 6.10
Confidentiality Agreement	Section 6.1
Contracts	Section 1.2(a)(iv)
Conveyances	Section 8.2(a)
Cut-Off Date	Section 2.3
Damages	Section 12.2(d)
Defensible Title	Section 3.2(a)
DEPI/Offshore Transition Services Agreement	Section 8.2(i)
DRI	Section 13.6
E&P Business	Section 1.2(j)
Effective Date	Section 1.2(k)
Employee Plans	Section 1.2(l)
Eni Parent	Section 13.16
Environmental Arbitrator	Section 12.2(g)(v)
Environmental Concern	Section 12.2(g)
Environmental Laws	Section 4.7
Environmental Liabilities	Section 1.2(m)
ERISA	Section 1.2(n)
ERISA Affiliate	Section 1.2(o)

Equipment	Section 1.2(a)(vi)
Excluded Assets	Section 1.3
Excluded Records	Section 1.2(a)(xi)
Executives	Section 1.2(p)
FOM Index Price	Section 1.2(q)
Governmental Authority	Section 1.2(r)
Hazardous Substances	Section 1.2(s)
HSR Act	Section 1.2(t)
Indemnified Person	Section 12.3(a)
Indemnifying Person	Section 12.3(a)
Independent Appraiser	Section 2.2(b)
Laws	Section 1.2(u)
Leases	Section 1.2(a)(i)
Managing Directors	Section 1.2(v)
Material Adverse Effect	Section 4.20(d)
Material Contract	Section 1.2(w)
Midstream Assets	Section 1.2(a)(iii)
Multiemployer Plans	Section 1.2(x)
NORM	Section 4.7
Party; Parties	Preamble
PBGC	Section 1.2(y)
Permitted Encumbrances	Section 3.3
Person	Section 1.2(z)
Phase I Investigation	Section 6.1
Post-Closing Period	Section 9.1(b)
Potential Adverse Environmental Condition	Section 12.2(g)
Pre-Closing Period	Section 9.1(a)
Properties	Section 1.2(a)(iii)
Property Costs	Section 1.2(aa)
PUD Leases	Section 3.1
Purchase Price	Section 2.1
Purchaser	Preamble
Purchaser Group	Section 12.2(b)
Purchaser U.S. Employee Plans	Section 10.4
Records	Section 1.2(a)(xi)
Reserve Report	Section 4.2(c)
Retained Seller Obligations	Section 12.1
Seller	Preamble
Seller Group	Section 12.2(a)
Target Closing Date	Section 8.1
Taxes	Section 1.2(cc)
Tax Audit	Section 9.2(a)
Tax Indemnified Person	Section 9.2(a)
Tax Indemnifying Person	Section 9.2(a)
Tax Items	Section 9.1(b)
Tax Return	Section 4.6(a)

Title IV Plan	Section 4.4(b)(iv)
Title Arbitrator	Section 3.5(i)
Title Benefit	Section 3.2(b)
Title Benefit Amount	Section 3.5(e)
Title Claim Date	Section 3.5(a)
Title Defect	Section 3.2(b)
Title Defect Amount	Section 3.5(d)
Transferred Derivatives	Section 1.2(ee)
Unadjusted Purchase Price	Section 2.1
U.S. Temporary Employees	Section 1.2(ff)
Units	Section 1.2(a)(ii)
WARN Act	Section 10.10
Wells	Section 1.2(a)(i)

OFFSHORE PACKAGE PURCHASE AGREEMENT

This Offshore Package Purchase Agreement (this “Agreement”), is dated as of April 27, 2007, by and between Dominion Exploration & Production, Inc., a corporation organized under the Laws of Delaware (“Seller”), and Eni Petroleum Co. Inc., a corporation organized under the Laws of Delaware (“Purchaser”). Seller and Purchaser are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS:

Seller desires to sell and Purchaser desires to purchase those certain interests in oil and gas properties, rights and related assets that are defined and described as “Assets” herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.

PURCHASE AND SALE

Section 1.1 Purchase and Sale. On the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets.

Section 1.2 Certain Definitions. As used herein:

(a) “Assets” means the following:

(i) The oil and gas leases, oil, gas and mineral leases and subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests, and other rights to oil and gas in place, and mineral servitudes, that are described on Exhibit A-1 (collectively, the “Leases”), and any and all oil, gas, water, CO2 or injection wells thereon or on the pooled, communitized or unitized acreage that includes all or any part of the Leases, including the interests in the wells shown on Exhibit A-2, Part 1 attached hereto (the “Wells”);

(ii) All pooled, communitized or unitized acreage which includes all or part of any Leases (the “Units”), and all tenements, hereditaments and appurtenances belonging to the Leases and Units.

(iii) The gas processing plants, gas gathering systems, pipelines, and other mid-stream equipment described on Exhibit A-3 (the “Midstream Assets” and, together with the Leases, Wells and Units, the “Properties”);

(iv) All of Seller’s right, title and interest in and to the Material Contracts listed in Schedule 4.9 and all other currently existing contracts, agreements and instruments with respect to the Properties, to the extent applicable to the Properties, including operating agreements, unitization, pooling, and communitization agreements, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, transportation agreements, agreements for the sale and purchase of oil and gas and processing agreements, but excluding any contracts, agreements and instruments included within the definition of “Excluded Assets,” and provided that the defined term “Contracts” shall not include the Leases and other instruments constituting Seller’s chain of title to the Leases (subject to such exclusion and proviso, the “Contracts”);

(v) All of Seller’s right, title and interest in surface fee interests, easements, permits, licenses, servitudes, rights-of-way, surface leases and other rights to use the surface or seabed appurtenant to, and used or held for use primarily in connection with, the Properties, but excluding any permits and other appurtenances included within the definition of “Excluded Assets;”

(vi) All of Seller’s right, title and interest in equipment, machinery, facilities, fixtures and other tangible personal property and improvements, including pipelines, platforms and Well equipment (both surface and subsurface) located on the Properties or used or held for use in connection with the operation of the Properties or the production, transportation or processing of oil and gas from the Properties, but excluding (A) office furniture, fixtures and equipment except as described in Section 1.2(a)(vii), (B) materials and equipment inventory except as described in Section 1.2(a)(viii), (C) vehicles except as described in Section 1.2(a)(ix) and (D) any such items included within the definition of “Excluded Assets” (subject to such exclusions, the “Equipment”);

(vii) The offices leases or buildings, if any, described on Exhibit A-4 and the furniture, fixtures and equipment located in those offices and buildings, but excluding any such items included within the definition of “Excluded Assets;”

(viii) The materials and equipment inventory, if any, described on Exhibit A-5;

(ix) The vehicles acquired pursuant to Section 6.10;

(x) All oil and gas produced from or attributable to the Leases, Units or Wells after the Effective Date, all oil, condensate and scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline inventories of Seller from the Properties in storage as of the Effective Date, and all production, plant and transportation imbalances as of the end of the Effective Date (the economic transfer of which as of the Effective Date will be made by a financial adjustment pursuant to Section 2.3(e) and the physical transfer shall occur on the Closing Date); and

(xi) The data and records of Seller and its Affiliates, to the extent relating primarily to the Properties or other Assets (and the software set forth on Exhibit A-7), excluding, however, in each case:

(A) all corporate, financial, Tax and legal data and records of Seller that relate primarily to Seller’s business generally (whether or not relating to the

Assets), to Seller’s business and operations in Virginia, West Virginia, Ohio, Pennsylvania, New York, Kentucky, and Maryland (the “Appalachian Business”), or to Seller’s business elsewhere in the onshore United States (except those onshore Midstream Assets identified on Exhibit A-3 and those office leases and buildings identified on Exhibit A-4) or in Canada, or to businesses of Seller and its Affiliates other than the exploration and production of oil and gas;

(B) any data, software and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee or other consideration by any license agreement or other agreement with a Person other than Affiliates of Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay (subject to Section 6.11) the fee or other consideration, as applicable;

(C) all legal records and legal files of Seller including all work product of and attorney-client communications with Seller’s legal counsel (other than Leases, title opinions, Contracts and Seller’s working files for litigation of Seller listed on Schedule 4.5 which is assumed by Purchaser pursuant to Section 12.1);

(D) data and records relating to the sale of the Assets, including bids received from and records of negotiations with third Persons;

(E) any data and records relating primarily to the other Excluded Assets;

(F) those original data, software and records retained by Seller pursuant to Section 13.6; and

(G) originals of well files and division order files with respect to Wells and Units for which Seller is operator but for which Purchaser does not become operator (provided that copies of such files will be included in the Records).

(Clauses (A) through (G) shall hereinafter be referred to as the “Excluded Records” and subject to such exclusions, the data, software and records described in this Section 1.2(a)(xi) shall hereinafter be referred to as the “Records.”)

(xii) The radio licenses described on Exhibit A-6 except those for which a transfer is prohibited or subject to payment of a fee or other consideration and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable; and

(xiii) All (a) accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of Texas) attributable to the Assets at the Closing Date (other than the Excluded Assets and the amounts to which Seller is entitled pursuant to Section 2.3 and Section 2.4); and (b) liens and security interests and collateral in favor of Seller that exist as of the Closing Date, whether choate or inchoate, under any law, rule or regulation or under any of the Contracts (i) arising from the ownership, operation or sale or other disposition of any of the Assets or (ii) arising in favor of Seller as the operator of certain of the Assets, but only to the extent Purchaser is appointed successor operator.

(b) “Adverse Environmental Condition” shall mean, with respect to the Assets, any violation of Environmental Laws; any condition that is required to be remediated or cured under applicable Environmental Laws; the failure to remediate or cure any condition that is required to be remediated or cured under applicable Environmental Laws; or any actual or threatened action or proceeding before any Governmental Authority alleging potential liability arising out of or resulting from any actual or alleged violation of, or any remedial obligation under, any Environmental Laws.

(c) “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

(d) “Annual Incentive Plan” means the annual incentive bonus plan sponsored by Dominion Resources, Inc. for its eligible employees.

(e) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in New York, New York or Richmond, Virginia, United States of America.

(f) “COBRA” has the meaning set forth in Section 10.9.

(g) “Code” means the United States Internal Revenue Code of 1986, as amended.

(h) “Company Offshore Employees” has the meaning set forth in Section 10.1.

(i) “Company’s U.S. Benefit Plans” has the meaning set forth in Section 10.3.

(j) “E&P Business” means the business and operations conducted with the Assets by the Seller.

(k) “Effective Date” means 11:59 p.m. Central Time on June 30, 2007.

(l) “Employee Plans” means employee benefit plans and programs, including, without limitation, (i) all retirement, savings and other pension plans; (ii) all health, severance, insurance, disability and other employee welfare plans; and (iii) all employment, incentive, perquisites, vacation and other similar plans, programs or practices whether or not subject to ERISA and whether covering one person or more than one person, that are maintained by Seller or any Affiliate, including an ERISA Affiliate, with respect to Company Offshore Employees or to which Seller or any Affiliate, including an ERISA Affiliate, contributes on behalf of Company Offshore Employees.

(m) “Environmental Liabilities” shall mean any and all environmental response costs, costs to cure, restoration costs, costs of remediation or removal, settlements, penalties, fines, attorneys’ fees and other Damages, including any such matters incurred or imposed pursuant to any claim or cause of action by a Governmental Authority or other Person, attributable to an Adverse Environmental Condition occurring with respect to the Assets.

(n) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(o) “ERISA Affiliate” means any other Person that is required to be treated as a single employer with Seller under Section 414 of the Code or Section 4001(a)(14) of ERISA.

(p) “Executives” means the Company employees listed on Schedule 1.2.

(q) “FOM Index Price” means the FOM index pricing as shown in “Prices of Spot Gas Delivered to Pipelines” as published in Platts Inside FERC Gas Market Report.

(r) “Governmental Authority” means any national government and/or government of any political subdivision, and departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities of any of them.

(s) “Hazardous Substances” shall mean any substance defined or regulated as a “pollutant,” “hazardous substances” or “hazardous waste” under any Environmental Laws.

(t) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(u) “Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.

(v) “Managing Directors” means the individuals listed on Schedule 10.2(b).

(w) “Material Contract” means any Contract (i) which, in the case of (A) below, can be reasonably expected to generate gross revenue per year in excess of Twenty Million dollars ($20,000,000), or (ii) in the case of (D), (E), (F) or (G) below can reasonably be expected to require expenditures per year chargeable to the owner of the Assets in excess of Twenty Million dollars ($20,000,000) or (iii) which, in the case of (A), (B), (C), (G) or (H) below, is not terminable by Seller or its successors or assigns at will (without penalty) on ninety (90) days notice or less, and is of one or more of the following types:

(A) contracts for the purchase, sale or exchange of oil, gas or other hydrocarbons;

(B) contracts for (i) the gathering, treatment, processing, handling, storage or transportation of oil, gas or other hydrocarbons and (ii) platform use, access or sharing agreements;

(C) contracts for the use or sharing of drilling rigs or drill ships;

(D) purchase agreements, farmin and farmout agreements, exploration agreements, participation agreements and similar agreements providing for the earning of an equity interest;

(E) partnership agreements, joint venture agreements and similar agreements;

(F) operating agreements, unit agreements and unit operating agreements;

(G) seismic licenses and contracts; and

(H) contracts for the construction and installation of Equipment with guaranteed production throughput requirements where amounts owed if the guaranteed throughput is not delivered exceed Ten Million dollars ($10,000,000).

(x) “Multiemployer Plan” means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

(y) “PBGC” means the Pension Benefit Guaranty Corporation.

(z) “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

(aa) “Property Costs” means all operating expenses (including without limitation costs of insurance, rentals, shut-in payments, title examination and curative actions, and production and similar Taxes measured by units of production, and severance Taxes, attributable to production of oil and gas from the Assets, but excluding Seller’s other Taxes) and capital expenditures (including without limitation bonuses, broker fees, and other lease acquisition costs, costs of drilling and completing wells and costs of acquiring equipment) incurred in the ownership and operation of the Assets in the ordinary course of business, general and administrative costs with respect to the E&P Business, and overhead costs charged to the Assets under the applicable operating agreement or if none, charged to the Assets on the same basis as charged on the date of this Agreement, but excluding without limitation liabilities, losses, costs, and expenses attributable to:

(i) claims, investigations, administrative proceedings, arbitration or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury, illness or death; property damage; environmental damage or contamination; other torts; private rights of action given under any Law; or violation of any Law,

(ii) obligations to plug wells, dismantle facilities, close pits and clear the site and/or restore the surface or seabed around such wells, facilities and pits,

(iii) obligations to remediate actual or claimed contamination of groundwater, surface water, soil or Equipment,

(iv) title claims (including claims that Leases have terminated),

(v) claims of improper calculation or payment of royalties (including overriding royalties and other burdens on production) related to deduction of post-production costs or use of posted or index prices or prices paid by affiliates,

(vi) gas balancing and other production balancing obligations,

(vii) casualty and condemnation, and

(viii) any claims for indemnification, contribution or reimbursement from any third Person with respect to liabilities, losses, costs and expenses of the type described in preceding clauses (i) through (vii), whether such claims are made pursuant to contract or otherwise.

(bb) “Purchaser U.S. Employee Plans” has the meaning set forth in Section 10.4.

(cc) “Taxes” means all taxes, including any foreign, federal, state or local income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, freehold mineral tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, imposed by a Governmental Authority together with any interest, fine or penalty thereon, and with such term to include transferee liability for any of the preceding.

(dd) “Title IV Plan” has the meaning set forth in Section 4.4(b)(iv).

(ee) “Transferred Derivatives” means the physical derivatives contracts listed on Schedule 4.9.

(ff) “U.S. Temporary Employees” means those individuals providing services with respect to the Assets as either “co ops,” “interns” or contract workers through CoreStaff.

(gg) “WARN Act” has the meaning set forth in Section 10.10.

Section 1.3 Excluded Assets. Notwithstanding anything to the contrary in Section 1.2 or elsewhere in this Agreement, the “Assets” shall not include any rights with respect to the Excluded Assets. “Excluded Assets” shall mean the following:

(i) the Excluded Records;

(ii) copies of other Records retained by Seller pursuant to Section 13.6;

(iii) contracts, agreements and instruments whose transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a Person other than an Affiliate of Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable;

(iv) Permits and other appurtenances for which transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a Person other than an Affiliate of Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable;

(v) all claims against insurers and other third parties pending on or prior to the Effective Date;

(vi) assets of or which relate to Seller’s and its Affiliates’ Employee Plans or worker’s compensation insurance and programs;

(vii) all trademarks and trade names containing “Dominion” or any variant thereof;

(viii) all futures, options, swaps and other derivatives except the Transferred Derivatives, and all software used for trading, hedging and credit analysis;

(ix) the Clearinghouse and Castlewood Road records storage facilities located in Richmond, Virginia;

(x) all of Seller’s interests in office leases, buildings and other onshore real property other than those expressly identified in Exhibit A-3 or A-4;

(xi) any leased equipment and other leased personal property which is not purchased prior to Closing pursuant to Section 6.10 (except to the extent the lease is transferable without payment of a fee or other consideration which Purchaser has not agreed in writing to pay);

(xii) all office equipment, computers, cell phones, pagers and other hardware, personal property and equipment that: (A) relate primarily to Seller’s business generally, or to the Appalachian Business or to Seller’s business elsewhere in the onshore United States (except those onshore Midstream Assets identified on Exhibit A-3 and those office leases and buildings identified on Exhibit A-4) or in Canada, or to other businesses of Seller and its Affiliates (except the E&P Business), or (B) are set forth on Schedule 1.3 (even if relating to the Onshore Midstream Assets identified on Exhibit A-3 or the office leases and buildings identified on Exhibit A-4);

(xiii) the contracts and software used for both the Assets and other assets of Seller and its Affiliates described on Schedule 1.3;

(xiv) any Tax refund (whether by payment, credit, offset or otherwise, and together with any interest thereon) in respect of any Taxes for which Seller is liable for payment or required to indemnify Purchaser under Section 9.1;

(xv) refunds relating from severance Tax abatements with respect to all taxable periods or portions thereof ending on or prior to the Effective Date;

(xvi) all indemnities and other claims against Persons (other than Seller and/or their Affiliates) for Taxes for which CNG is liable for payment or required to indemnify Purchaser under Section 9.1;

(xvii) claims against insurers under policies held by Seller or its Affiliates;

(xviii) Property Costs and revenues associated with all joint interest audits and other audits of Property Costs covering periods for which Sellers are in whole or in part responsible for the Assets, which audit adjustments are paid or received prior to the Cut-Off Date; and

(xix) any other assets, contracts or rights described on Schedule 1.3.

Section 1.4 Transfer of Certain Assets Not Held by Sellers. Seller shall, at Closing, cause Dominion Resources Services, Inc. to assign to Purchaser certain personal property described on Schedule 1.4. EACH ASSIGNMENT OF SUCH PERSONAL PROPERTY SHALL BE “AS IS, WHERE IS” WITH ALL FAULTS, AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF CONDITION, QUALITY, AIRWORTHINESS, SUITABILITY, DESIGN, MARKETABILITY, TITLE, INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS ARE HEREBY DISCLAIMED; provided, however, that such personal property shall be considered “Assets” for purposes of this Agreement with the benefit of the representations, warranties and other provisions of this Agreement related to the Assets. Without limiting any other obligations of its Affiliates under Section 6.3 of this Agreement, Seller shall also cause Dominion Resources Services, Inc. to comply with the various covenants contained in Sections 6.1 and 6.4, to the extent applicable to the property described on Schedule 1.4, prior to Closing.

ARTICLE 2.

PURCHASE PRICE

Section 2.1 Purchase Price. The purchase price for the Assets (the “Purchase Price”) shall be Four Billion Seven Hundred Fifty Seven Million dollars ($4,757,000,000) (the “Unadjusted Purchase Price”), adjusted as provided in Section 2.3.

Section 2.2 Allocation of Purchase Price.

(a) At least thirty (30) days prior to the Target Closing Date, Seller shall prepare and deliver to Purchaser, using and based upon the best information available to Seller, a schedule setting forth the following items:

(i) the Unadjusted Purchase Price as set forth in Section 2.1;

(ii) the liabilities associated with the Assets as of the Closing (as required for the allocations under clause (iii)); and

(iii) an allocation of the sum of the Unadjusted Purchase Price under clause (i) and the aggregate amount of such liabilities under clause (ii) that are includable in the Purchaser’s tax basis in the Assets among the classes of the Assets as of the Closing, which allocations shall be made in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and shall be consistent with the Allocated Values established pursuant to Section 3.4.

Seller shall at Purchaser’s request make reasonable documentation available to support the proposed allocation. As soon as reasonably practicable, but not later than fifteen (15) days following receipt of Seller’s proposed allocation schedule, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes to be made in such schedule (and specifying the reasons therefor in reasonable detail). The Parties shall undertake to agree on a final schedule no later than six (6) Business Days prior to the Closing Date. In the event the Parties cannot reach agreement by that date, the Seller’s allocation shall be used pending adjustment under the following paragraph.

(b) Within thirty (30) days after the determination of the Purchase Price under Section 8.4(b), the schedule described in Section 2.2(a) shall be amended by Seller and delivered to Purchaser to reflect the Purchase Price following final adjustments. Purchaser shall cooperate with Seller in the preparation of the amended schedule. If the Seller’s amendments to the schedule are not objected to by Purchaser (by written notice to Seller specifying the reasons therefor in reasonable detail) within thirty (30) days after delivery of Seller’s adjustments to the schedule, it shall be deemed agreed upon by the Parties. In the event that the Parties cannot reach an agreement within twenty (20) days after Seller receives notice of any objection by Purchaser, then, any Party may refer the matters in dispute to Ernst & Young LLP or another mutually acceptable independent appraiser (the “Independent Appraiser”) to assist in determining the fair value of each separate class of Assets solely for the purposes of the allocation described in this Section 2.2. The Independent Appraiser shall be instructed to deliver to Purchaser and Seller a written determination of the valuation and any revisions to the schedule within thirty (30) days after the date of referral thereof to the Independent Appraiser. Purchaser and Seller agree to accept the Independent Appraiser’s determinations as to the appropriate adjustments to the schedule. The Independent Appraiser may determine the issues in dispute following such procedures, consistent with the provisions of this Agreement, as it reasonably deems appropriate in the circumstances and with reference to the amounts in issue. The Parties do not intend to impose any particular procedures upon the Independent Appraiser, it being the desire and direction of the Parties that any such disagreement shall be resolved as expeditiously and inexpensively as reasonably practicable. The Independent Appraiser shall act as an expert for the limited purpose of determining the specific disputed aspects of the allocation schedule submitted by any Party and may not award damages, interest, or penalties to any Party with respect to any matter. Seller and Purchaser each shall bear its own legal fees and costs of presenting its case. Seller shall bear one-half and Purchaser shall bear one-half of the costs and expenses of the Independent Appraiser.

(c) The allocations set forth in the schedule described in this Section 2.2 shall be used by Seller and Purchaser as the basis for reporting asset values and other items, including preparing Internal Revenue Service Form 8594, Asset Acquisition Statement (which Form 8594 shall be completed, executed and delivered by such parties as soon as practicable after the Closing but in no event later than 15 days prior to the date such form is required to be filed). Seller and Purchaser agree not to assert, and will cause their Affiliates not to assert, in connection with any audit or other proceeding with respect to Taxes, any asset values or other items inconsistent with the amounts set forth in the schedule described in this Section 2.2.

Section 2.3 Adjustments to Purchase Price. The Unadjusted Purchase Price shall be adjusted as follows, but only with respect to matters (i) in the case of Section 2.3(a), for which notice is given on or before the Title Claim Date, (ii) in the case of Sections 2.3(b), (c), (d), (e), (f) or (i), identified on or before the 180th day following Closing (the “Cut-Off Date”) and (iii) in the case of Section 2.3(g) and (h), received or paid on or before the Cut-Off Date:

(a) Increased or decreased, as appropriate, in accordance with Section 3.5;

(b) Decreased as a consequence of Assets excluded from this transaction as a consequence of the exercise of preferential rights to purchase, as described in Section 3.6;

(c) Decreased by the amount of royalty, overriding royalty and other burdens payable out of production of oil or gas from the Leases and Units or the proceeds thereof to third Persons but held in suspense by Seller at the Closing, and any interest accrued in escrow accounts for such suspended funds, to the extent such funds are not transferred to Purchaser’s control at the Closing;

(d) Increased by the amount of the Computer/Vehicle Buy-Out Costs in accordance with Section 6.10, such increase not to exceed four hundred twenty five thousand dollars ($425,000);

(e) Adjusted for production, plant, pipeline and transportation gas imbalances and inventory on the Effective Date as follows:

(i) Decreased by sum of the amount of each production, plant, pipeline and transportation gas imbalance owed by Seller to third Persons at the Effective Date with respect to production from the Properties (or, in the case of Properties not operated by Seller, as reported on the most recent imbalance statement as of a date closest to June 30, 2007), in Mmbtu, multiplied by (A) the FOM Index Price for the point designated with respect to such source of the imbalance on Schedule 2.3(e) on the first day of the month after the month of the Effective Date less (B) the adjustments to such FOM Index Price shown on Schedule 2.3(e).

(ii) Increased by the sum of the amount of each production, plant, pipeline and transportation gas imbalance owed by third Persons to Seller at the Effective Date with respect to production from the Properties (or, in the case of Properties not operated by Seller, as reported on the most recent imbalance statement as of a date closest to June 30, 2007), in Mmbtu, multiplied by (A) the FOM Index Price for the point designated with respect to such source of the imbalance on Schedule 2.3(e) on the first day of the month after the month of the Effective Date less (B) the adjustments to such FOM Index Price shown on Schedule 2.3(e).

(iii) Decreased by the sum of the amount of each scrubber liquid overlift owed by Seller at the Effective Date with respect to production from the Properties (or, in the case of Properties not operated by Seller, as reported on the most recent statement received as of a date closest to June 30, 2007), in Barrels, multiplied by (A) the index price for the point designated with respect to such source of the imbalance on Schedule 2.3(e) on the first day of the month after the month of the Effective Date less (B) the adjustments to such index price shown on Schedule 2.3(e).

(iv) Decreased by the sum of the amount of each ethane, propane, iso-butane, nor-butane and gasoline overlift owed by Seller at the Effective Date with respect to production from the Properties (or, in the case of Properties not operated by Seller, as reported on the most recent statement received as of a date closest to June 30, 2007), in gallons, multiplied by (A) the index price for the point designated with respect to such source of the imbalance on Schedule 2.3(e) on the first day of the month after the month of the Effective Date less (B) the adjustments to such index price shown on Schedule 2.3(e).

(v) Increased by the sum of the amount of each oil, condensate and scrubber liquid inventory from the Properties in storage at the end of the Effective Date and produced for the account of Seller on or prior to the Effective Date, in Barrels, multiplied by (A) the index price for the point designated with respect to the location of the inventory on Schedule 2.3(e) on the first day of the month after the month of the Effective Date less (B) the adjustments to such index price shown on Schedule 2.3(e).

(vi) Increased by the sum of the amount of each ethane, propane, iso-butane, nor-butane and gasoline inventory from the Properties in storage at the end of the Effective Date and produced for the account of Seller on or prior to the Effective Date, in gallons, multiplied by (A) the index price for the point designated with respect to the location of the inventory on Schedule 2.3(e) on the first day of the month after the month of the Effective Date less (B) the adjustments to such index price shown on Schedule 2.3(e).

(vii) Decreased by the sum of the amount of each amount of oil transportation and production imbalance owed by Seller to third Persons at the Effective Date with respect to production from the Properties (or, in the case of Properties not operated by Seller, as reported on the most recent imbalance statement as of a date prior to the Effective Date), in Barrels, multiplied by (A) the index price for the point designated with respect to such source of the imbalance on Schedule 2.3(e) on the first day of the month after the month of the Effective Date less (B) the adjustments to such index price shown on Schedule 2.3(e).

(viii) Increased by the sum of the amount of each oil transportation and production imbalance owed by third Persons to Seller at the Effective Date with respect to production from the Properties (or, in the case of Properties not operated by Seller, as reported on the most recent imbalance statement as of a date prior to the Effective Date), in Barrels, multiplied by (A) the index price for the point designated with respect to such source of the imbalance on Schedule 2.3(e) on the first day of the month after the month of the Effective Date less (B) the adjustments to such index price shown on Schedule 2.3(e).

(f) [RESERVED]

(g) Without prejudice to either Party’s rights under Article 12, adjusted for proceeds and other income attributable to the Assets, Property Costs and certain other costs attributable to the Assets, and interest as follows:

(i) Decreased by an amount equal to the aggregate amount of the following proceeds received by Seller or any of its Affiliates on or prior to the Closing Date, or by Seller or any remaining Affiliate of Seller after the Closing Date:

(A) amounts earned from the sale, during the period from but excluding the Effective Date through and including the Closing Date (such period being referred to as the “Adjustment Period”), of oil, gas and other hydrocarbons produced from or attributable to the Properties (net of any (x) royalties, overriding royalties and other burdens payable out of production of oil, gas or other hydrocarbons or the proceeds thereof that are not included in Property Costs, (y) gathering, processing and transportation costs paid in connection with sales of oil, gas or other hydrocarbons that are not included as Property Costs under Section 2.3(g)(ii) and (z) production Taxes, other Taxes measured by units of production, severance Taxes and any other Property Costs, that in any such case are deducted by the purchaser of production, and excluding the effects of any futures, options, swaps or other derivatives other than the Transferred Derivatives), and

(B) other income earned with respect to the Assets during the Adjustment Period (provided that for purposes of this Section, no adjustment shall be made for funds received by Seller for the account of third Persons and to which Seller does not become entitled prior to the Cut-Off Date, and excluding any income earned from futures, options, swaps or other derivatives other than the Transferred Derivatives);

(ii) Increased by an amount equal to the amount of all Property Costs, Taxes and other amounts expressly excluded from the definition of Property Costs which are incurred in the ownership and operation of the Assets after the Effective Date but paid by or on behalf of Seller or any of its Affiliates through and including the Closing Date, or by Seller or any remaining Affiliate of Seller after the Closing Date but prior to the Cut-Off Date, except in each case (w) any costs already deducted in the determination of proceeds in Section 2.3(g)(i), (x) Taxes (other than production Taxes and other Taxes measured by units of production and severance Taxes), which are addressed in Section 9.1(c), (y) costs attributable to futures, options, swaps or other derivatives, or the elimination of the same pursuant to Section 6.9, other than costs attributable to the

Transferred Derivatives, and (z) Seller’s share of costs attributable to acquiring replacement seismic licenses for Purchaser or obtaining approval to transfer existing seismic licenses to Purchaser pursuant to Section 6.11, and provided that overhead costs charged with respect to development and production operations shall not exceed the amounts chargeable to the Properties under the applicable operating agreement or, if for any Property there is none, the amounts charged for that Property on the same basis as charged on the date of this Agreement; and

(iii) Increased by the amount that would be calculated on the Unadjusted Purchase Price at the Agreed Rate, for the period from but excluding the Target Closing Date through and including the Closing Date; as used herein, the term “Agreed Rate” shall mean the lesser of (y) the one month London Inter-Bank Offered Rate, as published on Telerate Page 3750 on the last Business Day prior to the Effective Date, plus two percentage points (LIBOR +2%) and (z) the maximum rate allowed by applicable Laws.

The amount of each adjustment to the Unadjusted Purchase Price described in Section 2.3(g) shall be determined in accordance with the United States generally accepted accounting principles (the “Accounting Principles”);

(h) Decreased by Seller’s share of the seismic costs described in Section 6.11, however, if as of the Cut-Off Date, any replacement licenses or license transfers for such seismic have not been obtained, Seller’s share of such costs shall be deemed to be Twenty-five Million dollars ($25,000,000); and

(i) Increased by the cost of transportation provided pursuant to Section 6.1.

Section 2.4 Ordinary Course Pre-Effective Date Costs Paid and Revenues Received Post-Closing.

(a) With respect to any revenues earned or Property Costs incurred with respect to the Assets on or prior to the Effective Date but received or paid after the Effective Date:

(i) Seller shall be entitled to all amounts earned from the sale, during the period up to and including the Effective Date, of oil, gas and other hydrocarbons produced from or attributable to the Properties, which amounts are received after Closing but on or before the Cut-Off Date (net of any (A) royalties, overriding royalties and other burdens payable out of production of oil, gas or other hydrocarbons or the proceeds thereof that are not included in Property Costs, (B) gathering, processing and transportation costs paid in connection with sales of oil, gas and other hydrocarbons that are not included as Property Costs under Section 2.4(a)(ii) and (C) production Taxes, other Taxes measured by units of production, severance Taxes, and other Property Costs, that in any such case are deducted by the purchaser of production), and to all other income earned with respect to the Assets through and including the Effective Date and received on or before the Cut-Off Date; and

(ii) Seller shall be responsible for (and entitled to any refunds and indemnities with respect to) all Property Costs incurred through and including the Effective Date. Seller’s responsibility for the foregoing shall terminate on the Cut-Off Date.

“Earned” and “incurred,” as used in this Section and Section 2.3, shall be interpreted in accordance with accounting recognition guidance under the Accounting Principles and shall be consistent with Seller’s current accounting recognition practices.

(b) Should Purchaser or its Affiliates receive after Closing any proceeds or other income to which Seller is entitled under Section 2.4(a), Purchaser shall fully disclose, account for and promptly remit the same to Seller.

(c) Should Purchaser pay after Closing any Property Costs for which Seller is responsible under Section 2.4(a), Seller shall reimburse Purchaser promptly after receipt of Purchaser’s invoice, accompanied by copies of the relevant vendor or other invoice and proof of payment. Within forty-five (45) days following Closing, Seller shall provide notice to its vendors related to the E&P Business to promptly send any pre-Effective Date invoices.

(d) Seller shall have no further entitlement to amounts earned from the sale of oil, gas and other hydrocarbons produced from or attributable to the Properties and other income earned with respect to the Assets (except any applicable Excluded Assets), and no further responsibility for Property Costs incurred with respect to the Assets, to the extent such amounts have not been received or paid, respectively, on or before the Cut-Off Date.

Section 2.5 Procedures.

(a) For purposes of allocating production (and accounts receivable with respect thereto), under Section 2.3 and Section 2.4, (i) liquid hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline flange connecting into the storage facilities on the platform serving the applicable Lease or Unit or, if there are no such storage facilities, when they pass through the LACT meters or similar meters at the point of entry into the pipelines through which they are transported from that platform, and (ii) gaseous hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported from the platform serving the applicable Lease or Unit. Seller shall utilize reasonable interpolative procedures to arrive at an allocation of production when exact meter readings are not available.

Surface use fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling on or before, or after, the Effective Date, or the Closing Date, as applicable. Production Taxes and similar Taxes measured by units of production, and severance Taxes, shall be prorated based on the amount of hydrocarbons actually produced, purchased or sold, as applicable, on or before, and after, the Effective Date, or the Closing Date, as applicable.

(b) After Closing, Purchaser shall handle (and Seller shall cooperate with the handling of) all joint interest audits and other audits of Property Costs covering periods for which Seller is in whole or in part responsible under Section 2.4, provided that Purchaser shall not agree to any adjustments to previously assessed costs for which Seller is liable, or any compromise of any audit claims to which Seller would be entitled, without the prior written consent of Seller, such consent not to be unreasonably withheld. Purchaser shall provide Seller with a copy of all applicable audit reports and written audit agreements received by Purchaser and relating to periods for which Seller is partially responsible.

ARTICLE 3.

TITLE MATTERS

Section 3.1 Company’s Title. Seller represents and warrants to Purchaser that Seller’s title (i) to the Units and Wells shown on Exhibit A-2, Part 1, (ii) to the ownership interests in the Leases containing proved undeveloped locations (the “PUD Leases”) shown on Exhibit A-2, Part 2 and (iii) to the Leases shown on Exhibit A-1 and as calculated in Section 3.2(a), as of the date hereof is, and as of the Closing Date shall be, Defensible Title as defined in Section 3.2. This representation and warranty, the provisions of this Article 3 and the special warranty in the Conveyances provide Purchaser’s exclusive remedy with respect to any Title Defects.

Section 3.2 Definition of Defensible Title.

(a) As used in this Agreement, the term “Defensible Title” means that title of Seller which, subject to Permitted Encumbrances:

(i) Entitles the Seller to receive, (A) in the case of any Unit, Well or PUD Lease, throughout the duration of the productive life of such Unit, Well or PUD Lease (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of oil and gas), not less than the “net revenue interest” share shown in Exhibit A-2 of all oil, gas and other minerals produced, saved and marketed from such Unit or Well or PUD Lease, and, (B) in the case of any Lease listed on Exhibit A-1 not covered by clause (A) above, throughout the duration of the productive life of such Lease, not less than the net revenue interest share of all oil, gas and other minerals produced, saved and marketed from such Lease calculated by subtracting from the working interest for such Lease shown on Exhibit A-1 the proportionate share of any royalty, overriding royalty, nonparticipating royalty, net profits interest, or other similar burdens measured by production of oil and gas attributable to such working interest, in any case, except (1) decreases in connection with those operations in which Seller may elect after the date hereof to be a nonconsenting co-owner, (2) decreases resulting from reversion of interest to co-owners with respect to operations in which such co-owners elect, after the date hereof, not to consent, (3) decreases resulting from the establishment or amendment, after the date hereof, of pools or units, (4) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries and (5) as otherwise expressly stated in Exhibit A-2;

(ii) Obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, any Unit, Well, Lease or PUD Lease not greater than the “working interest” shown in Exhibit A-1 or Exhibit A-2 without increase throughout the productive life of such Unit, Well, Lease or PUD Lease, except as stated in Exhibit A-1 or Exhibit A-2 and except increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements or applicable Law and increases that are accompanied by at least a proportionate increase in Seller’s net revenue interest (in the case of each Lease, as calculated in Section 3.2(a)(i)(B)); and

(iii) Is free and clear of liens, encumbrances, obligations or defects, other than Permitted Encumbrances.

(b) As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation or defect including without limitation a discrepancy in net revenue interest or working interest that causes a breach of Seller’s representation and warranty in Section 3.1. As used in this Agreement, the term “Title Benefit” shall mean any right, circumstance or condition that operates to increase the net revenue interest of Seller in any Unit or Well above that shown on Exhibit A-2, without causing a greater than proportionate increase in Seller’s working interest above that shown in Exhibit A-2.

Section 3.3 Definition of Permitted Encumbrances. As used herein, the term “Permitted Encumbrances” means any or all of the following:

(a) Lessors’ royalties and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, reduce Seller’s net revenue interests below that shown in Exhibit A-2 or increase Seller’s working interests above that shown in Exhibit A-2 without a corresponding increase in the net revenue interest;

(b) All leases, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets, including provisions for penalties, suspensions or forfeitures contained therein, to the extent that they do not, individually or in the aggregate, reduce Seller’s net revenue interests below that shown in Exhibit A-1 or Exhibit A-2 or increase Seller’s working interests above that shown in Exhibit A-2 without a corresponding increase in the net revenue interest;

(c) Rights of first refusal, preferential purchase rights and similar rights with respect to the Assets;

(d) Third-party consent requirements and similar restrictions which are not applicable to the sale of the Assets contemplated by this Agreement or with respect to which waivers or consents are obtained from the appropriate Persons prior to the Closing Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

(e) Liens for Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(f) Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law), or if delinquent, being contested in good faith by appropriate actions;

(g) All rights to consent, by required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or rights or interests therein if they are customarily obtained subsequent to the sale or conveyance;

(h) Rights of reassignment arising upon final intention to abandon or release the Assets, or any of them;

(i) Easements, rights-of-way, covenants, servitudes, permits, surface leases and other rights in respect of surface operations to the extent they do not, individually or in the aggregate, reduce Seller’s net revenue interest below that shown on Exhibit A-2 or increase Seller’s working interest beyond that shown on Exhibit A-1 or Exhibit A-2 without a corresponding increase in net revenue interest;

(j) Calls on production under existing Contracts; provided that the holder of such right must pay an index-based price for any production purchased by virtue of such call on production;

(k) Any termination of Seller’s title to any mineral servitude or any Property held by production as a consequence of the failure to conduct operations, cessation of production or insufficient production over any period except to the extent Seller has knowledge thereof as of the date hereof;

(l) All rights reserved to or vested in any Governmental Authorities to control or regulate any of the Assets in any manner or to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, and all obligations and duties under all applicable Laws of any such Governmental Authority or under any franchise, grant, license or permit issued by any Governmental Authority;

(m) Any lien, charge or other encumbrance on or affecting the Assets which is expressly waived, assumed, bonded or paid by Purchaser at or prior to Closing or which is discharged by Seller at or prior to Closing;

(n) any lien or trust arising in connection with workers’ compensation, unemployment insurance, pension or employment laws or regulations;

(o) The matters described in Schedule 4.5;

(p) Any matters shown on Exhibit A-1 (only relating to working interests) or Exhibit A-2; and

(q) Any other liens, charges, encumbrances, defects or irregularities which do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned) and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties, including, without limitation, the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any leasehold interest, royalty interest or mineral interest and the failure of Exhibits A-1 and A-2 to reflect any lease or any unleased mineral interest where the owner thereof was treated as a non-participating co-tenant during the drilling of any well.

Section 3.4 Allocated Values. Schedule 3.4 sets forth the agreed allocation of the Unadjusted Purchase Price among the Assets for purposes of Seller’s title representation in this Article 3. The “Allocated Value” for any Unit, Well, Lease or PUD Lease equals the portion of the Unadjusted Purchase Price that is allocated to such Unit, Well, Lease or PUD Lease on Schedule 3.4, increased or decreased by a share of each adjustment to the Unadjusted Purchase Price under Section 2.3(c), (d), (e) and (g). The share of each adjustment allocated to a particular Unit, Well, Lease or PUD Lease shall be obtained by allocating that adjustment among the various Assets on a pro rata basis in proportion to the Unadjusted Purchase Price allocated to each such Asset on Schedule 3.4. Seller has accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values.

Section 3.5 Notice of Title Defects; Defect Adjustments.

(a) To assert a claim arising out of a breach of Section 3.1, Purchaser must deliver a claim notice or notices to Seller on or before a date which is at least ten (10) Business Days prior to the Closing Date (the “Title Claim Date”). Each such notice shall be in writing and shall include:

(i) a description of the alleged Title Defect(s);

(ii) the Units, Wells, Leases or PUD Leases affected;

(iii) the Allocated Values of the Units, Wells, Leases or PUD Leases subject to the alleged Title Defect(s);

(iv) supporting documents reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of the alleged Title Defect(s); and

(v) the amount by which Purchaser reasonably believes the Allocated Values of those Units, Wells, Leases or PUD Leases are reduced by the alleged Title Defect(s) and the computations and information upon which Purchaser’s belief is based.

Purchaser shall be deemed to have waived all breaches of Section 3.1 of which Seller has not been given notice on or before the Title Claim Date.

(b) Should Purchaser discover any Title Benefit on or before the Title Claim Date, Purchaser shall as soon as practicable, but in any case by the Title Claim Date, deliver to Seller a notice including:

(i) a description of the Title Benefit;

(ii) the Units, Wells, Leases or PUD Leases affected;

(iii) the Allocated Values of the Units, Wells, Leases or PUD Leases subject to such Title Benefit; and

(iv) the amount by which the Purchaser reasonably believes the Allocated Value of those Units, Wells, Leases or PUD Leases is increased by the Title Benefit, and the computations and information upon which Purchaser’s belief is based.

Seller shall have the right, but not the obligation, to deliver to Purchaser a similar notice on or before the Title Claim Date with respect to each Title Benefit discovered by Seller. Seller shall be deemed to have waived all Title Benefits of which no Party has given notice on or before the Title Claim Date, except to the extent Purchaser has failed to give a notice which it was obligated to give under this Section 3.5(b).

(c) Seller shall have the right, but not the obligation, to attempt, at Seller’s sole cost, to cure or remove on or before sixty (60) days after the Closing Date any Title Defects of which Seller has been advised by Purchaser. No reduction shall be made in the Unadjusted Purchase Price with respect to a Title Defect for purposes of Closing if Seller has provided notice at least six (6) Business Days prior to the Closing Date of Seller’s intent to attempt to cure the Title Defect. If the Title Defect is not cured as agreed by Seller and Purchaser or if Seller and Purchaser cannot agree, and it is determined by the Title Arbitrator that such Title Defect is not cured at the end of the sixty (60) day post-Closing period, the adjustment required under this Article 3 shall be made pursuant to Section 8.4(b). Seller’s election to attempt to cure a Title Defect shall not constitute a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the Title Defect.

(d) With respect to each Unit, Well, Leases or PUD Lease affected by Title Defects reported under Section 3.5(a), the Unit, Well, Leases or PUD Lease shall be assigned at Closing, subject to all uncured Title Defects, and the Unadjusted Purchase Price shall be reduced by an amount (the “Title Defect Amount”) equal to the reduction in the Allocated Value for such Unit, Well, Leases or PUD Lease caused by such Title Defects, as determined pursuant to Section 3.5(g). Notwithstanding the foregoing provisions of this Section 3.5(d), no reduction shall be made in the Unadjusted Purchase Price with respect to any Title Defect that is (i) older than ten (10) years and, except for unreleased production payments or similar interest or other unreleased encumbrances, a Title Defect Amount of less than Twenty-Five Million Dollars ($25,000,000), (ii) involves a counterparty no longer in existence or in bankruptcy or receivership or (iii) consists of an alleged defect in the authorization, execution, delivery, acknowledgement, or approval of any instrument in Seller’s chain of title for which Seller at its election executes and delivers to Purchaser a separate written indemnity agreement, in form and substance reasonably satisfactory to Purchaser, under which Seller agrees to fully, unconditionally and irrevocably indemnify and hold harmless Purchaser and its successors and assigns from any and all Damages arising out of or resulting from such Title Defect.

(e) With respect to each Unit, Well, Lease or PUD Lease affected by Title Benefits reported under Section 3.5(b) (or which Purchaser should have reported under Section 3.5(b)), the Unadjusted Purchase Price shall be increased by an amount (the “Title Benefit Amount”) equal to the increase in the Allocated Value for such Unit, Well, Lease or PUD Lease caused by such Title Benefits, as determined pursuant to Section 3.5(h), but in no event will the aggregate adjustments to the Unadjusted Purchase Price as a result of Title Benefits exceed the aggregate adjustments to the Unadjusted Purchase Price due to Title Defects.

(f) This Article 3 shall, to the fullest extent permitted by applicable Law, be the exclusive right and remedy of Purchaser with respect to Seller’s breach of its warranty and representation in Section 3.1. Except as provided in Article 3 and the Conveyances, Purchaser releases, remises and forever discharges Seller and its Affiliates and all such parties’ stockholders, officers, directors, employees, agents, advisors and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest or causes of action whatsoever, in law or in equity, known or unknown, which Purchaser might now or subsequently may have, based on, relating to or arising out of, any Title Defect or other deficiency in title to any Asset.

(g) The Title Defect Amount resulting from a Title Defect shall be determined as follows:

(i) if Purchaser and Seller agree on the Title Defect Amount, that amount shall be the Title Defect Amount;

(ii) if the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from Seller’s interest in the affected Unit, Well or Lease;

(iii) if the Title Defect represents a discrepancy between (A) the net revenue interest for any Unit, Well or PUD Lease and (B) the net revenue interest or percentage stated on Exhibit A-2 or, in the case of a Lease, as calculated pursuant to Section 3.2(a)(i)(B), then the Title Defect Amount shall be the product of the Allocated Value of such Unit, Well or PUD Lease multiplied by a fraction, the numerator of which is the net revenue interest or percentage ownership decrease and the denominator of which is the net revenue interest or percentage ownership stated on Exhibit A-2 or, in the case of a Lease, as calculated pursuant to Section 3.2(a)(i)(B), provided that if the Title Defect does not affect the Unit, Well or PUD Lease throughout its entire productive life, the Title Defect Amount determined under this Section 3.5(g)(iii) shall be reduced to take into account the applicable time period only;

(iv) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the affected Unit, Well or Lease of a type not described in subsections (i), (ii) or (iii) above, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Unit, Well, Lease or PUD Lease so affected, the portion of Seller’s interest in the Unit, Well or Lease affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the

Title Defect over the life of the affected Unit, Well, Lease or PUD Lease, the values placed upon the Title Defect by Purchaser and Seller and such other factors as are necessary to make a proper evaluation;

(v) notwithstanding anything to the contrary in this Article 3, (A) an individual claim for a Title Defect for which a claim notice is given prior to the Title Claim Date shall only generate an adjustment to the Unadjusted Purchase Price under this Article 3 if the Title Defect Amount with respect thereto exceeds Five Million dollars ($5,000,000), (B) the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any given Unit, Well, Lease or PUD Lease shall not exceed the Allocated Value of such Unit, Well or Lease and (C) there shall be no adjustment to the Unadjusted Purchase Price for Title Defects unless and until the aggregate Title Defect Amounts that are entitled to an adjustment under Section 3.5(g)(v)(A) and for which Claim Notices were timely delivered exceed Fifteen Million dollars ($15,000,000), and then only to the extent that such aggregate Title Defect Amounts exceed Fifteen Million dollars ($15,000,000);

(vi) if a Title Defect is reasonably susceptible of being cured, the Title Defect Amount determined under subsections (iii) or (iv) above shall not be greater than the amount that can reasonably be shown to be the reasonable cost and expense of curing such Title Defect; and

(vii) the Title Defect Amount with respect to a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder, or for which Purchaser otherwise receives credit in the calculation of the Purchase Price.

(h) The Title Benefit Amount for any Title Benefit shall be the product of the Allocated Value of the affected Unit or Well multiplied by a fraction, the numerator of which is the net revenue interest increase and the denominator of which is the net revenue interest stated on Exhibit A-2 or, in the case of a Lease, as calculated pursuant to Section 3.2(a)(i)(B), provided that if the Title Benefit does not affect a Unit, Well, Lease or PUD Lease throughout the entire life of the Unit, Well, Lease or PUD Lease, the Title Benefit Amount determined under this Section 3.5(h) shall be reduced to take into account the applicable time period only. Notwithstanding anything to the contrary in this Article 3, an individual claim for a Title Benefit which is reported under Section 3.5(b) (or which Purchaser should have reported under Section 3.5(b)) prior to the Title Claim Date shall only generate an adjustment to the Unadjusted Purchase Price under this Article 3 if the Title Benefit Amount with respect thereto exceeds Five Million dollars ($5,000,000).

(i) Seller and Purchaser shall attempt to agree on all Title Defect Amounts and Title Benefit Amounts by five (5) Business Days prior to the Closing Date. If Seller and Purchaser are unable to agree by that date, then subject to Section 3.5(c), Seller’s good faith estimate shall be used to determine the Closing Payment pursuant to Section 8.4(a), and the Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 3.5(i). During the 10-day period following the Closing Date, Title Defect Amounts and Title Benefit Amounts in dispute shall be submitted to a title attorney with at least 10 years’ experience in oil and gas titles in the state in which the Units or Wells (or majority of Units and Wells) in question are located as selected by mutual agreement of Purchaser and Seller or absent such agreement during the 10-day period, by the Houston office of the American Arbitration Association (the “Title Arbitrator”). Likewise, if by the end of the sixty (60) day post-Closing cure period under Section 3.5(c), Seller has failed to cure any Title Defects which it provided notice that it would attempt to cure, and Seller and Purchaser have been unable to agree on the Title Defect Amounts for such Title Defects, the Title Defect Amounts in dispute shall be submitted to the Title Arbitrator. The Title Arbitrator shall not have worked as an employee or outside counsel for either Party or its Affiliates during the five (5) year period preceding the arbitration or have any financial interest in the dispute. The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The Title Arbitrator’s determination shall be made within 45 days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making his determination, the Title Arbitrator shall be bound by the rules set forth in Section 3.5(g) and 3.5(h) and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination. Additionally, the Title Arbitrator may consult with and engage disinterested third Persons to advise the arbitrator, including title attorneys from other states and petroleum engineers. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defect Amounts and Title Benefit Amounts submitted by any Party and may not award damages, interest or penalties to any Party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Purchaser shall bear one-half of the costs and expenses of the Title Arbitrator, and Seller shall be responsible for the remaining one-half of the costs and expenses.

Section 3.6 Consents to Assignment and Preferential Purchase Rights.

(a) Promptly after the date hereof, Seller shall prepare and send (i) notices to the holders of any required consents to assignment that are set forth on Schedule 4.12 requesting consents to the transactions contemplated by this Agreement and (ii) notices to the holders of any applicable preferential rights to purchase or similar rights that are set forth on Schedule 4.12 in compliance with the terms of such rights and requesting waivers of such rights. Any preferential purchase right must be exercised subject to all terms and conditions set forth in this Agreement, including the successful Closing of this Agreement pursuant to Article 8. The consideration payable under this Agreement for any particular Asset for purposes of preferential purchase right notices shall be the Allocated Value for such Asset. Seller shall use commercially reasonable efforts to cause such consents to assignment and waivers of preferential rights to purchase or similar rights (or the exercise thereof) to be obtained and delivered prior to Closing, provided that Seller shall not be required to make payments or undertake obligations to or for the benefit of the holders of such rights in order to obtain the required consents and waivers. Purchaser shall cooperate with Seller in seeking to obtain such consents to assignment and waivers of preferential rights.

(b) In no event shall there be transferred at Closing any Asset for which a consent requirement has not been satisfied and for which transfer is prohibited or a fee is payable (unless the same has been paid by Purchaser or is the responsibility of Seller under Section 6.11)

without the consent. In cases in which the Asset subject to such a requirement is a Contract and Purchaser is assigned the Lease(s) to which the Contract relates, but the Contract is not transferred to Purchaser due to the unwaived consent requirement, Purchaser shall continue after Closing to use commercially reasonable efforts to obtain the consent so that such Contract can be transferred to Purchaser upon receipt of the consent, the Contract shall be held by Seller for the benefit of Purchaser, Purchaser shall pay all amounts due thereunder, and Purchaser shall be responsible for the performance of any obligations under such Contract to the extent that Purchaser has been transferred the Assets necessary to perform under such Contract until such consent is obtained. In cases in which the Asset subject to such a requirement is a Lease and the third Person consent to the transfer of the Lease is not obtained by Closing, Purchaser may elect to treat the unsatisfied consent requirements as a Title Defect and receive the appropriate adjustment to the Unadjusted Purchase Price under Section 2.3 by giving Seller written notice thereof in accordance with Section 3.5(a), except that such notice may be given up to six (6) Business Days prior to the Closing Date. If an unsatisfied consent requirement with respect to which an adjustment to the Unadjusted Purchase Price is made under Section 3.5 is subsequently satisfied prior to the date of the final adjustment to the Unadjusted Purchase Price under Section 8.4(b), Seller shall be reimbursed in that final adjustment for the amount of any previous deduction from the Unadjusted Purchase Price, the Lease, if not previously transferred to Purchaser under the first sentence of this Section 3.6(b), shall be transferred, and the provisions of this Section 3.6 shall no longer apply to such consent requirement.

(c) If any preferential right to purchase any Assets is exercised prior to Closing, the Purchase Price shall be decreased by the Allocated Value for such Assets, the affected Assets shall not be transferred at Closing, and the affected Assets shall be deemed to be deleted from Exhibits A-1 through A-6 to this Agreement, as applicable, for all purposes.

(d) Should a third Person fail to exercise or waive its preferential right to purchase as to any portion of the Assets prior to Closing and the time for exercise or waiver has not yet expired, then subject to the remaining provisions of this Section 3.6, such Assets shall be included in the transaction at Closing, there shall be no adjustment to the Purchase Price at Closing with respect to such preferential right to purchase, and Seller shall, at its sole expense, continue to use commercially reasonable efforts to obtain the waiver of the preferential purchase rights and shall continue to be responsible for the compliance therewith.

(e) Should the holder of the preferential purchase right validly exercise the same (whether before or after Closing), then:

(i) Seller shall convey the affected Assets to the holder on the terms and provisions set out in the applicable preferential right provision. If the affected Assets were previously transferred to Purchaser at Closing, Purchaser agrees to transfer the affected Assets back to Seller on the terms and provisions set out herein to permit Seller to comply with this obligation (or, if Seller so requests, shall transfer the affected Assets directly to the holder on the terms and provisions set out in the applicable preferential purchase right provision);

(ii) Pursuant to Section 2.3(b), Seller shall credit Purchaser with the Allocated Value of any Asset transferred pursuant to Section 3.6(e)(i);

(iii) Seller shall be entitled to the consideration paid by such holder;

(iv) If the affected Assets were previously transferred to Purchaser at Closing, Purchase Price adjustments calculated in the same manner as the adjustments in Section 2.3(g) shall be calculated for the period from the Closing Date to the date of the reconveyance and the net amount of such adjustment, if positive, shall be paid by Purchaser to Seller and, if negative, by Seller to Purchaser;

(v) If the affected Assets were previously transferred to Purchaser at Closing, Seller shall assume all obligations assumed by Purchaser with respect to such Assets under Section 12.1, and shall indemnify, defend and hold harmless Purchaser from all Damages incurred by Purchaser caused by or arising out of or resulting from the ownership, use or operation of such Asset from the Closing Date to the date of the reconveyance, excluding, however, any such Damages resulting from any violation of any Law caused by the actions of, or implementation of policies or procedures of, Purchaser, breach of any contract by Purchaser after Closing, or gross negligence or willful misconduct of Purchaser after Closing; and

(vi) In the event that the value of any Property operated by Seller is materially impaired by the exercise of a preferential purchase right with respect to a Property also operated by Seller on which infrastructure is used by the first Property without the benefit of an agreement for such use which would survive the transfer of title to the third party preferential right holder, Purchaser may claim such material impairment as a Title Defect.

Section 3.7 Limitations on Applicability. The representation and warranty in Section 3.1 shall terminate as of the Title Claim Date and shall have no further force and effect thereafter, provided there shall be no termination of Purchaser’s or Seller’s rights under Section 3.5 with respect to any bona fide Title Defect or Title Benefit claim properly reported on or before the Title Claim Date.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the provisions of this Article 4, and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the matters set out in Section 4.1 through Section 4.19.

Section 4.1 Seller.

(a) Existence and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state where it is incorporated (as set forth in the preamble).

(b) Power. Seller has the corporate power to enter into and perform this Agreement (and all documents required to be executed and delivered by Seller at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

(c) Authorization and Enforceability. The execution, delivery and performance of this Agreement (and all documents required to be executed and delivered by Seller at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and all documents required to be executed and delivered by Seller at Closing shall be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing such documents shall constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) No Conflicts. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement shall not (i) violate any provision of the certificate of incorporation or bylaws of Seller, (ii) result in default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Seller is a party or by which it is bound, (iii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest or (iv) violate any Laws applicable to Seller, except any matters described in clauses (ii), (iii), or (iv) above which would not have a Material Adverse Effect.

Section 4.2 No Undisclosed Liabilities; Accuracy of Data.

(a) Except as described on Schedule 4.2, as of December 31, 2006, the Assets were not subject to any obligations or liabilities that would be required to be reflected as liabilities on a balance sheet for the E&P Business prepared in accordance with the Accounting Principles other than obligations and liabilities described in the other schedules to this Article 4, and obligations and liabilities as would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 4.2 includes the cost of all material repair, replacement and restoration work with respect to the Equipment necessitated by Hurricanes Katrina, Rita and Ivan.

(b) The financial data set forth in Schedule 4.2(b) (subject to the qualifications set forth therein) and in the data room folders 3.13.3 and 3.13.4 (DVDs of which have been provided to Purchaser in connection with signing this Agreement and identified by Seller and Purchaser) are true and correct.

(c) The historical factual information, excluding title information, supplied by Seller to Ryder Scott & Co. in the preparation of its report dated as of December 31, 2006 (the “Reserve Report”) of the Assets is accurate and complete in all material respects. The historical production data titled YE2006_Product in OBU_YE2006_Aries_database in the data room folder 2.1.2.3.1.1 as updated by OBUPROD_UPDATE in the data room folder 2.1.2.3.5.1 (DVDs of which have been provided to Purchaser in connection with signing this Agreement and identified by Seller and Purchaser) is accurate and complete in all material respects.

(d) Except for bonds, letters of credit and guarantees related primarily to the Excluded Assets which Seller is retaining, Schedule 13.5 sets forth all bonds, letters of credit and guarantees posted as of the date of this Agreement by Seller or any Affiliate of Seller with any Governmental Authority or third person relating to the Assets.

Section 4.3 Assets of the E&P Business. Except as described in Section 1.3 and except for those vehicles, computers and software leased for use in the operation of the E&P Business that are not purchased by Seller or Affiliates of Seller pursuant to Section 6.10, (a) the Assets include all material equipment, materials, contracts, data, records, software and other property owned or leased by Seller or its Affiliates necessary for the conduct of the E&P Business in a manner consistent with recent practices; (b) since December 31, 2006, the Assets have been operated only in the ordinary course of business consistent with past practices of Seller (for this purpose, hurricane related repair work shall be considered ordinary course of business); and (c) no property material to the conduct of the E&P Business is being retained by Seller or Affiliates of Seller.

Section 4.4 Labor Matters and Employee Benefits.

(a) Labor Matters. Other than for Managing Directors and Executives, temporary employees or consultants, there are no employment agreements with any individuals who are (i) employed by Seller who are rendering services primarily with respect to the Assets or (ii) employed by Dominion Resources Services, Inc. but who are rendering services primarily with respect to the Assets. Seller has no collective bargaining agreements.

(b) Employee Benefits.

(i) Schedule 4.4(b)(i) lists all of the Employee Plans.

(ii) All Employee Plans subject to ERISA and the Code comply with ERISA, the Code and, as applicable, the Pregnancy Discrimination Act of 1978, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act of 1993, and the Health Insurance Portability and Accountability Act, except such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) All Employee Plans contributed to by Seller or any ERISA Affiliate intended to be qualified under Section 401 of the Code have filed for or received favorable determination letters with respect to such qualified status from the Internal Revenue Service. The determination letter for each such Employee Plan remains in effect, and, to Seller’s knowledge, any amendment made, or event relating to such an Employee Plan subsequent to the date of such determination letter, has not materially and adversely affected the qualified status of the Employee Plan.

(iv) No Employee Plan that is subject to Title IV of ERISA (a “Title IV Plan”) or Section 412 of the Code has incurred an accumulated funding deficiency, whether or not waived, within the meaning of Section 412 of the Code or Section 302 of ERISA, and to Seller’s knowledge, no condition exists which would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any Title IV Plan or other Employee Plan subject to Section 412 of the Code. The PBGC has not instituted proceedings to terminate any Title IV Plan, and no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Title IV Plan.

(v) None of Seller, its Affiliates or any ERISA Affiliate has incurred or reasonably expects to incur any liability for withdrawal from a Multiemployer Plan.

Section 4.5 Litigation. Except as disclosed on Schedule 4.5, there are no actions, suits or proceedings pending, or to Seller’s knowledge, threatened in writing, before any Governmental Authority or arbitrator with respect to the E&P Business. There are no actions, suits or proceedings pending, or to Seller’s knowledge, threatened in writing, before any Governmental Authority or arbitrator against Seller or any of its Affiliates, which are reasonably likely to impair or delay materially Seller’s ability to perform its obligations under this Agreement.

Section 4.6 Taxes and Assessments. Except as disclosed on Schedule 4.6,

(a) Seller has filed each material Tax return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (a “Tax Return”) required to be filed by it and paid all material Taxes with respect to the Assets;

(b) Seller has not received written notice of any pending claim against it (which remains outstanding) from any applicable taxing authority for assessment of material Taxes with respect to the Assets; and

(c) Except as set forth on Schedule 4.6, none of the Assets are deemed by agreement or applicable law to be held by a partnership for federal tax purposes, and, to the extent any of the Assets are deemed by agreement or applicable law to be held by a partnership for federal tax purposes, any such partnerships shall have in effect an election under Section 754 of the Code that will apply with respect to such portion of the Assets being sold and purchased under this Agreement and that are deemed owned by such partnerships.

Section 4.7 Environmental Laws. Except as disclosed on Schedule 4.7, to Seller’s knowledge, Seller’s ownership and operation of the Assets is in compliance with all applicable Environmental Laws, except such failures to comply as, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed on Schedule 4.7, and except for contamination that would not, individually or in the aggregate, have a Material Adverse Effect, to Seller’s knowledge there has been no contamination of groundwater, surface water, soil or seabed on the Properties resulting from hydrocarbon activities on such Properties which was required to be remediated under applicable Environmental Laws on or before the date of this Agreement for which the owner of the Assets would be liable but which has not been remediated. Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement, Seller makes no, and disclaims any, representation or warranty, express or implied, with respect to the presence or absence of naturally occurring radioactive material (“NORM”), asbestos, mercury, drilling fluids and chemicals, and produced waters and hydrocarbons in or on the Properties or Equipment in quantities typical for oilfield operations in the areas in which the Properties and Equipment are located. For purposes of this Agreement, “Environmental Laws” means, as the same have been amended to the date hereof, the Comprehensive Environmental

Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; the Outer Continental Shelf Lands Act, 43 U.S.C. § 1331 et seq. and 43 U.S.C. § 1801 et seq.; the Coastal Zone Management Act, 33 U.S.C. § 1451 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j, in each case as amended to the date hereof, and all similar Laws as of the date hereof of any Governmental Authority having jurisdiction over the property in question addressing pollution or protection of the environment or biological or cultural resources and all regulations implementing the foregoing.

Section 4.8 Compliance with Laws. Except with respect to Environmental Laws, which are addressed in Section 4.7 and except as disclosed on Schedule 4.8, to Seller’s knowledge, Seller’s ownership and operation of the Assets is in compliance with all applicable Laws, except such failures to comply as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.9 Contracts. Schedule 4.9 lists all Material Contracts. To Seller’s knowledge, neither Seller, nor to the knowledge of Seller, any other Person, is in default under any Material Contract except as disclosed on Schedule 4.9 and except such defaults as would not, individually or in the aggregate, have a Material Adverse Effect. To Seller’s knowledge, all Material Contracts are in full force and effect. Except as disclosed on Schedule 4.9, there are no Contracts with Affiliates of Seller that will be binding on the Assets after Closing. Except as disclosed on Schedule 4.9, there are no futures, options, swaps or other derivatives with respect to the sale of production that will be binding on the Assets after Closing. Except as disclosed on Schedule 4.9, as of the date identified on such Schedule, there were no contracts for the purchase, sale or exchange of oil, gas or other hydrocarbons produced from or attributable to the Properties that will be binding on Purchaser or the Assets after Closing that Purchaser will not be entitled to terminate at will (without penalty) on 90 days notice or less. No notice of default or breach has been received or delivered by Seller under any Material Contract, the resolution of which is currently outstanding, and there are no current notices received by Seller of the exercise of any premature termination, price redetermination, market-out or curtailment of any Material Contract.

Section 4.10 Payments for Production. Except as disclosed on Schedule 4.10 and subject to the covenant in Section 6.8, Seller is not obligated by virtue of a take or pay payment, advance payment or other similar payment (other than royalties, overriding royalties and similar arrangements established in the Leases or reflected on Exhibit A-1 or Exhibit A-2), to deliver oil or gas, or proceeds from the sale thereof, attributable to the Seller’s interest in the Properties at some future time without receiving payment therefor at or after the time of delivery.

Section 4.11 Production Imbalances. Except with respect to Properties set forth on Schedule 4.11, as of the dates set forth on such Schedule, there were no imbalances arising from overproduction or underproduction or overdeliveries arising at the platform, wellhead, pipeline, gathering system, transportation system, processing plant or other location, including, without limitation, any imbalances under gas balancing or similar agreements, platform imbalances under production handling agreements, or imbalances under processing agreements and imbalances under gathering or transportation agreements.

Section 4.12 Consents and Preferential Purchase Rights. As of the date hereof, there are no preferential rights to purchase or required third Person consents to assignment, which may be applicable to the sale of Assets by Seller as contemplated by this Agreement, except for consents and approvals of Governmental Authorities that are customarily obtained after Closing, those approvals described in Sections 6.6, and as set forth on Schedule 4.12. The period of time in which the holders of the preferential purchase rights set forth on Schedule 4.12 must exercise such rights are thirty (30) days or less, except with respect to South Timbalier 185.

Section 4.13 Liability for Brokers’ Fees. Purchaser shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Seller prior to Closing, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 4.14 Equipment and Personal Property.

(a) Except as set forth on Schedule 4.14(a), all currently producing Wells and Equipment are in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted. Seller has all material easements, rights of way, licenses and authorizations, from Governmental Authorities necessary to access, construct, operate, maintain and repair the Equipment in the ordinary course of business as currently conducted by Seller and in material compliance with all Laws, except such failures as would not individually or in the aggregate have a Material Adverse Effect.

(b) Schedule 4.14(b) sets forth the Wells which are off production as a result of hurricane Katrina, Rita or Ivan.

(c) With respect to Equipment, hydrocarbon production and inventory, Seller’s title as of the date hereof is, and as of the Closing Date, shall be transferred to Purchaser, free and clear of liens and encumbrances other than Permitted Encumbrances.

Section 4.15 Non-Consent Operations. Seller has not elected not to participate in any operation or activity proposed with respect to the Assets which could result in any of Seller’s interest in any Assets becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity, except to the extent reflected in the Net Revenue Interest and Working Interest set forth in Exhibit A-2.

Section 4.16 Wells. To Seller’s knowledge, all Wells have been drilled and completed within the limits permitted by all applicable Leases, contracts, and pooling or unit agreements. To Seller’s knowledge, no Well is subject to penalties on allowables after the Effective Date because of any overproduction or any other violation of Laws. There are not any Wells, platforms or other Equipment located on the Assets that (i) Seller is currently obligated by any Laws or contract to currently plug, dismantle and/or abandon; or (ii) to Seller’s knowledge, have been plugged, dismantled or abandoned in a manner that does not comply in all material respects with Laws, for which the cost related to (i) or (ii) is not included in the liabilities identified in Schedule 4.2.

Section 4.17 Outstanding Capital Commitments. As of the date of this Agreement, there are no outstanding AFEs which are binding on Seller or the Assets and which Seller reasonably anticipates will individually require expenditures by the owner of the Assets after the Effective Date in excess of Two Million dollars ($2,000,000), other than those shown on Schedule 4.17.

Section 4.18 Insurance. Schedule 4.18 lists all the insurance policies maintained by the Seller with respect to the Assets.

Section 4.19 Absence of Certain Changes. Since December 31, 2006, and except as set forth on Schedule 4.19, (a) there has not been any reduction in the rate of production of oil, gas or condensate from the Properties which would constitute a Material Adverse Effect, (b) there has not been any reduction or write-down in the reserves estimated for the Properties (which reduction or write-down is not reflected in the Reserve Report) that would constitute a Material Adverse Effect, (c) there has not been any damage, destruction or loss with respect to the Assets that would constitute a Material Adverse Effect that is not addressed by the terms of Section 12.4, or (d) the Assets have not become subject to any obligation or liability that would be required to be reflected as an extraordinary item separately listed on an income statement for the E&P Business prepared in accordance with the Accounting Principles.

Section 4.20 Limitations.

(a) Except as and to the extent expressly set forth in Article 3, this Article 4 or in the certificate of Seller to be delivered pursuant to Section 8.2(f) or Seller’s special warranty of title in the Conveyances, (i) Seller makes no representations or warranties, express or implied, and (ii) Seller expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Purchaser or any of its Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection or advice that may have been provided to Purchaser by any officer, director, employee, agent, consultant, representative or advisor of Seller or any of its Affiliates).

(b) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3, THIS ARTICLE 4, IN THE CERTIFICATE OF SELLER TO BE DELIVERED AT CLOSING PURSUANT TO SECTION 8.2(F) OR SELLER’S SPECIAL WARRANTY OF TITLE IN THE CONVEYANCES, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER (1) MAKES NO AND EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL OR STEP-OUT

DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, OR (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (2) FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE.

(c) Any representation “to the knowledge of Seller” or “to Seller’s knowledge” is limited to matters within the actual knowledge of the individuals identified on Schedule 4.20(c). Actual knowledge only includes information actually personally known by such individual.

(d) Inclusion of a matter on a schedule attached hereto with respect to a representation or warranty that addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Schedules may include matters not required by the terms of the Agreement to be listed on the Schedule, which additional matters are disclosed for purposes of information only, and inclusion of any such matter does not mean that all such matters are included. As used herein, “Material Adverse Effect” means a material adverse effect on the ownership, operation or financial condition of the E&P Business taken as a whole; provided, however, that Material Adverse Effect shall not include material adverse effects resulting from general changes in oil and gas prices; general changes in industry, economic or political conditions, or markets; changes in condition or developments generally applicable to the oil and gas industry in any area or areas where the Assets are located; acts of God, including hurricanes and storms; acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of Seller); civil unrest or similar disorder; terrorist acts; changes in Laws; effects or changes that are cured or no longer exist by the earlier of the Closing and the termination of this Agreement pursuant to Article 11; and changes resulting from the announcement of the transactions contemplated hereby or the performance of the covenants set forth in Article 6 hereof.

(e) A matter scheduled as an exception for any representation shall be deemed to be an exception to all representations for which it is relevant, except that the Contracts listed in Schedule 4.12 do not modify the Material Contracts listed in Schedule 4.9.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller the following:

Section 5.1 Existence and Qualification. Purchaser is a corporation organized, validly existing and in good standing under the laws of Delaware.

Section 5.2 Power. Purchaser has the corporate power to enter into and perform its obligations under this Agreement (and all documents required to be executed and delivered by Purchaser at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

Section 5.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement (and all documents required to be executed and delivered by Purchaser at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.4 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated by this Agreement, will not (i) violate any provision of the certificate of incorporation or bylaws (or other governing instruments) of Purchaser, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Purchaser is a party or by which it is bound, (iii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest or (iv) violate any Law applicable to Purchaser, except any matters described in clauses (ii), (iii) or (iv) above which would not have a material adverse effect on Purchaser or its properties.

Section 5.5 Consents, Approvals or Waivers. The execution, delivery and performance of this Agreement by Purchaser will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person except, as set forth on Schedule 5.5.

Section 5.6 Litigation. There are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any Affiliate of Purchaser which are reasonably likely to impair or delay materially Purchaser’s ability to perform its obligations under this Agreement.

Section 5.7 Financing. Purchaser has, or Purchaser’s ultimate parent shall cause Purchaser to have, sufficient cash, available lines of credit or other sources of immediately available funds (in United States dollars) to enable it to pay the Closing Payment to Seller at the Closing.

Section 5.8 Investment Intent. Purchaser is acquiring the Assets for its own account and not with a view to their sale or distribution in violation of the Securities Act of 1933, as amended, the rules and regulations thereunder, any applicable state blue sky Laws, or any other applicable securities Laws.

Section 5.9 Independent Investigation. Purchaser is (or its advisors are) experienced and knowledgeable in the oil and gas business and aware of the risks of that business. Purchaser acknowledges and affirms that Purchaser has had full access to the extent it deems useful or necessary to all information and materials made available by Seller and its Affiliates and has had the opportunity to examine other information related to the Assets necessary for Purchaser to enter into this Agreement and, prior to Closing, it will make further independent investigations, inspections and evaluations of the Assets as it deems necessary or appropriate. Except for the representations and warranties expressly made by Seller in Articles 3 and 4 of this Agreement, or the Seller’s special warranty of title in the Conveyances, or in the certificate to be delivered to Purchaser pursuant to Section 8.2(f) of this Agreement, Purchaser acknowledges that there are no representations or warranties, express or implied, as to the financial condition, liabilities, operations, business or prospects relating to the Assets and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own independent investigation, verification, analysis and evaluation.

Section 5.10 Liability for Brokers’ Fees. Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 5.11 Qualification. Purchaser is or as of the Closing will be qualified under applicable Laws to hold Leases, rights of way and other rights issued by the U.S. government on the U.S. Outer Continental Shelf, and by other Governmental Authorities, which are included in the Assets.

ARTICLE 6.

COVENANTS OF THE PARTIES

Section 6.1 Access. Upon execution of this Agreement, Seller will give Purchaser and its representatives access to the Assets and access to and the right to copy, at Purchaser’s expense, the Records in Seller’s possession, for the purpose of conducting a confirmatory review of the E&P Business, but only to the extent that Seller may do so without (i) violating applicable Laws, including the HSR Act, or (ii) violating any obligations to any third Person and to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Seller shall use reasonable efforts to obtain permission for Purchaser to gain access to third-party operated Properties to inspect the condition of the same. Seller shall use reasonable efforts to arrange, at Purchaser’s cost, for any transportation to and from any such Properties as is reasonably requested by Purchaser. Such access by Purchaser shall be limited to Seller’s normal business hours, and Purchaser’s investigation shall be conducted in a manner that minimizes interference with the operation of the E&P Business or the business of Seller. Purchaser shall be entitled to conduct a Phase I environmental assessment and may conduct visual inspections, record reviews, and interviews relating to the Properties, including their condition and their compliance with the Environmental Laws (collectively, the “Phase I Investigation”), subject to the receipt of necessary permission as described above. Purchaser’s right of access shall not entitle Purchaser to operate Equipment or conduct intrusive testing or sampling. All information obtained by Purchaser and its representatives under this Section 6.1 shall be subject to the terms of that certain confidentiality agreement between Dominion Resources, Inc. and Purchaser dated February 7, 2007 (the “Confidentiality Agreement”) and any applicable privacy laws regarding personal information.

Section 6.2 Notification of Breaches. Until the Closing,

(a) Purchaser shall notify Seller promptly after Purchaser obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect; and

(b) Seller shall notify Purchaser promptly after Seller obtains actual knowledge that any representation or warranty of Purchaser contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Purchaser prior to or on the Closing Date has not been so performed or observed in a material respect.

If any of Purchaser’s or Seller’s representations or warranties is untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Purchaser’s or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall be cured by the Closing (or, if the Closing does not occur, by the date set forth in Section 11.1), then such breach shall be considered not to have occurred for all purposes of this Agreement.

Section 6.3 Press Releases. Until the Closing, neither Seller nor Purchaser, nor any Affiliate of either of them, shall make any press release regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the Purchaser (in the case of announcements by Seller or its Affiliates) or Seller (in the case of announcements by Purchaser or its Affiliates); provided, however, the foregoing shall not restrict disclosures by Purchaser or Seller or any of their Affiliates (i) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates or (ii) to Governmental Authorities and third Persons holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this

Agreement, as reasonably necessary to provide notices, seek waivers. amendments or terminations of such rights, or seek such consents. Seller and Purchaser shall each be liable for the compliance of its respective Affiliates with the terms of this Section.

Section 6.4 Operation of Business. Except as provided for in the 2007 business and budget plan document attached hereto as Schedule 6.4 (the “2007 Plan”), or as may be required in connection with Sections 6.8, 6.9, 6.10 and 6.11, until the Closing Seller shall operate its business with respect to the Assets in the ordinary course, and, without limiting the generality of the preceding, shall:

(a) not transfer, sell, hypothecate, encumber or otherwise dispose of any of the Assets, except for (A) sales and dispositions of oil and gas in the ordinary course of business, (B) sales and dispositions of equipment and materials that are surplus, obsolete or replaced and (C) other sales and dispositions individually not exceeding Five Million dollars ($5,000,000);

(b) where it operates Leases or Units, produce oil, gas and/or other hydrocarbons from those Leases or Units consistent in the aggregate with the 2007 Plan, utilizing prudent oilfield practices as if Seller were going to continue to own the E&P Business after the Closing Date and without regard to the existence of this Agreement, subject to the terms of the applicable Leases and Contracts, applicable Laws and requirements of Governmental Authorities and interruptions resulting from force majeure, mechanical breakdown and planned maintenance;

(c) not terminate, materially amend, execute or extend any contracts reasonably expected to generate gross revenues per year for the owner of the Assets or to require expenditures per year chargeable to the owner of the Assets in excess of Ten Million dollars ($10,000,0000), other than the execution or extension of a contract for the sale or exchange of oil, gas and/or other hydrocarbons terminable on ninety (90) days or shorter notice;

(d) maintain insurance coverage on the Assets in the amounts and of the types currently in force;

(e) use commercially reasonable efforts to maintain in full force and effect all Leases, that are capable of producing in paying quantities;

(f) maintain all material governmental permits and approvals affecting the Assets; and

(g) not settle, compromise or otherwise enter into any binding agreement with the U. S. Minerals Management Service as it relates to any claims attributable to or arising out of royalty payments (or failure to make royalty payments) under leases issued by the U.S. Minerals Management Service in 1998 or 1999 without price thresholds under the Deepwater Royalty Relief Act.

Requests for approval of any action restricted by this Section 6.4 shall be delivered to either of the following individuals, each of whom shall have full authority to grant or deny such requests for approval on behalf of Purchaser:

Nicola Salmaso

Eni Petroleum Co. Inc.

1201 Louisiana, Suite 3500

Houston, Texas 77002

Phone: 713-393-6341

Fax: 713-393-6206

Cell: 713-478-1326

email: nicola.salmaso@enipetroleum.com

Purchaser’s approval of any action restricted by this Section 6.4 shall not be unreasonably withheld or delayed and shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller’s notice) of Seller’s notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary during that period. Notwithstanding the foregoing provisions of this Section 6.4, in the event of an emergency, Seller may take such action as reasonably necessary and shall notify Purchaser of such action promptly thereafter.

Section 6.5 Indemnity Regarding Access. Purchaser agrees to indemnify, defend and hold harmless Seller, its Affiliates, the other owners of interests in the Properties, and all such Persons’ directors, officers, employees, agents and representatives from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees), including claims, liabilities, losses, costs and expenses attributable to personal injury, death, or property damage, arising out of or relating to access to the Assets prior to the Closing by Purchaser, its Affiliates, or its or their directors, officers, employees, agents or representatives, even if caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any indemnified Person.

Section 6.6 Governmental Reviews.

(a) Seller and Purchaser shall each in a timely manner make (or cause its applicable Affiliate to make) (i) all required filings, including filings required under the HSR Act, and prepare applications to and conduct negotiations with, each Governmental Authority as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby and (ii) provide such information as the other may reasonably request in order to make such filings, prepare such applications and conduct such negotiations. Each Party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations. Purchaser shall bear the cost of all filing or application fees payable to any Governmental Authority with respect to the transactions contemplated by this Agreement, regardless of whether Purchaser, Seller or any Affiliate of any of them is required to make the payment.

(b) Without limiting the generality of the preceding, prior to Closing, Purchaser shall take all such actions as are required to qualify to hold Leases on the U.S. Outer Continental Shelf and other government Leases, rights-of-way and other rights included in the Assets and to meet any other requirements to receive and hold such Assets. Promptly after Closing, Purchaser and Seller shall make all required filings with the U.S. Minerals Management Service and other Governmental Authorities to properly assign and transfer government leases, operating rights and right of ways and any other related Assets. Purchaser shall make all other required filings with any Governmental Authorities after Closing with respect to the transactions contemplated by this Agreement, including filing all required operator registration and change in operator, designation of operator and designation of applicant forms, and shall send all statutorily required notices with respect to Properties presently operated by Seller. Purchaser shall also arrange for all bonds, letters of credit and guarantees required with respect to the ownership or operation of the Assets to be posted on or before Closing, as described in Section 13.5.

Section 6.7 Operatorship. Within fifteen (15) days after execution of this Agreement, Seller shall send notices to all co-owners of the Properties that it currently operates nominating and recommending Purchaser’s Affiliate, Eni US Operating Co. Inc., as successor operator following the Closing. Seller makes no representation or warranty as to Purchaser’s ability to succeed to operatorship of these Properties.

Section 6.8 Volumetric Production Payments. Prior to the Effective Date, the volumetric production payment contracts identified on Schedule 4.10 shall be purchased by Seller or its Affiliates. Seller shall take all actions required to cause the existing volumetric production payments burdening the Properties to be terminated, including the filing of terminations or re-conveyances in the real property records of any county and parish adjacent to the volumetric production payment properties.

Section 6.9 Hedges. At or prior to Closing, Seller and its Affiliates shall eliminate all futures, options, swaps and other derivatives, except the Transferred Derivatives, with respect to the sale of production from the Assets that are currently binding on the Assets.

Section 6.10 Vehicles and Equipment. At or prior to Closing, Seller or Affiliates of Seller will exercise available options under applicable lease agreements to terminate such agreements and to purchase certain vehicles, computers, and software leased thereunder for use in the operation of the E&P Business, expending up to the amount specified in Section 2.3(d), which vehicles, computers and software shall then be included in the Assets at Closing. At Closing, Purchaser shall reimburse Seller for such purchase costs and any other costs or expenses related thereto (the “Computer/Vehicle Buy-Out Costs”), as an adjustment to the Unadjusted Purchase Price in accordance with Section 2.3(d).

Section 6.11 Seismic Licenses. Until the Cut-Off Date, Seller and Purchaser shall use commercially reasonable efforts to obtain replacement licenses in the name of Purchaser, or approval for transfer of the existing licenses, for seismic data relating solely to the Assets which Seller holds under license and the transfer of which is prohibited or subjected to payment of a fee or other consideration in connection with the transactions contemplated by this Agreement. All costs of such replacement licenses or license transfers shall be borne one-half by Seller and one-half by Purchaser, provided that in no event shall Seller be obligated to (i) make any payment except in accordance with the Post-Closing Purchase Price adjustment procedures set forth in Section 8.4, and (ii) pay more than Twenty-five Million dollars ($25,000,000) pursuant to this Section 6.11. Purchaser and Seller shall reasonably cooperate with each other in this effort, including furnishing personnel of Purchaser to manage the contracts and negotiations with third party vendors following Closing, if so requested by Seller.

Section 6.12 Further Assurances. After Closing, Seller and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 6.13 Building Lease. Seller will make reasonable efforts to obtain assurances from the lessor of 1250 Poydras that upon Seller’s assignment of the leases to Purchaser, Purchaser shall be entitled to all of the same rights as Seller under the original lease; provided Seller shall not be required to pay money to such lessor or provide any other compensation or concession to such lessor in order to obtain such assurances.

Section 6.14 Transition Services Agreement. Prior to Closing, Seller and Purchaser each agrees to cooperate in good faith to design and implement a mutually agreeable transition plan with respect to the services listed on the schedules to the DEPI/Offshore Transition Services Agreement.

ARTICLE 7.

CONDITIONS TO CLOSING

Section 7.1 Conditions of Seller to Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:

(a) Representations. The representations and warranties of Purchaser set forth in Article 5 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

(b) Performance. Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c) No Action. On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Seller or any of its Affiliates) shall be pending before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial damages from Seller or any Affiliate of Seller resulting therefrom; and

(d) Governmental Consents. All material consents and approvals of any Governmental Authority required for the transfer of the Assets from Seller to Purchaser as contemplated under this Agreement, except consents and approvals of assignments by Governmental Authorities that are customarily obtained after closing, shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted.

Section 7.2 Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the following conditions:

(a) Representations. The representations and warranties of Seller set forth in Article 4 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for such breaches, if any, as would not have a Material Adverse Effect (except to the extent such representation or warranty is qualified by its terms by materiality or Material Adverse Effect, such qualification in its terms shall be inapplicable for purposes of this Section);

(b) Performance. Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date except, in the case of breaches of Sections 6.4 and 6.7, for such breaches, if any, as would not have a Material Adverse Effect (except to the extent such covenant or agreement is qualified by its terms by materiality or Material Adverse Effect, such qualification in its terms shall be inapplicable for purposes of this Section);

(c) No Action. On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Purchaser or any of its Affiliates) shall be pending before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial damages from Purchaser or any Affiliate of Purchaser resulting therefrom;

(d) Governmental Consents. All material consents and approvals of any Governmental Authority required for the transfer of the Assets from Seller to Purchaser as contemplated under this Agreement, except consents and approvals of assignments by Governmental Authorities that are customarily obtained after closing, shall have been granted or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted; and

(e) Preferential Purchase Rights. At least thirty (30) days shall have passed from the date upon which notice was delivered to or deemed received by, pursuant to the applicable agreement, the holders of the preferential purchase rights identified in Schedule 4.12 notifying such holders that the time period for the exercise of such rights had begun.

ARTICLE 8.

CLOSING

Section 8.1 Time and Place of Closing. The consummation of the purchase and sale of the Assets contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Seller, take place at the offices of Baker Botts L.L.P. located at 910 Louisiana St., Houston, Texas, at 10:00 a.m., local time, on July 2, 2007 (the “Target Closing

Date”), or if all conditions in Article 7 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article 11. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 8.2 Obligations of Seller at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 8.3, Seller shall deliver or cause to be delivered to Purchaser (or its wholly-owned Affiliate that (i) has been designated in writing to Seller at least ten (10) days prior to Closing and (ii) that satisfies the requirements of Section 5.11), among other things, the following:

(a) Conveyances of the Assets in the form attached hereto as Exhibit B (the “Conveyances”), duly executed by Seller, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(b) Assignments in form required by federal, state or tribal agencies for the assignment of any federal, state or tribal Properties, duly executed by Seller, in sufficient duplicate originals to allow recording in all appropriate offices;

(c) Executed certificates described in Treasury Regulation § 1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code;

(d) Letters-in-lieu of transfer orders with respect to the Properties duly executed by DEPI or Reserves, as applicable;

(e) Titles to the vehicles acquired pursuant to Section 6.10;

(f) A certificate duly executed by an authorized corporate officer of Seller, dated as of the Closing, certifying on behalf of Seller that the conditions set forth in Sections 7.2(a) and 7.2(b) have been fulfilled;

(g) A certificate duly executed by the secretary or any assistant secretary of Seller, dated as of the Closing, (i) attaching and certifying on behalf of Seller complete and correct copies of (A) the certificate of incorporation and the bylaws of Seller, each as in effect as of the Closing, (B) the resolutions of the Board of Directors of Seller authorizing the execution, delivery, and performance by Seller of this Agreement and the transactions contemplated hereby, and (C) any required approval by the stockholders of Seller of this Agreement and the transactions contemplated hereby and (ii) certifying on behalf of Seller the incumbency of each officer of Seller executing this Agreement or any document delivered in connection with the Closing;

(h) Where notices of approval are received by Seller pursuant to a filing or application under Section 6.6, copies of those notices of approval;

(i) Counterparts of a transition services agreement between Seller and Purchaser in the form attached hereto as Exhibit C (“DEPI/Offshore Transition Services Agreement”), duly executed by Seller; and

(j) All other documents and instruments reasonably required from Seller to transfer the Assets to Purchaser.

Section 8.3 Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Seller of its obligations pursuant to Section 8.2, Purchaser shall deliver or cause to be delivered to Seller, among other things, the following:

(a) A wire transfer of the Closing Payment in same-day funds;

(b) Conveyances, duly executed by Purchaser, in sufficient duplicate originals to allow recording on all appropriate jurisdictions and offices;

(c) Assignments in form required by federal, state or tribal agencies for the assignment of any federal, state or tribal Properties, duly executed by Purchaser, in sufficient duplicate originals to allow recording in all appropriate offices;

(d) A certificate by an authorized corporate officer of Purchaser, dated as of the Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled;

(e) A certificate duly executed by the secretary or any assistant secretary of Purchaser, dated as of the Closing, (i) attaching and certifying on behalf of Purchaser complete and correct copies of (A) the certificate of incorporation and the bylaws of Purchaser, each as in effect as of the Closing, (B) the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery, and performance by Purchaser of this Agreement and the transactions contemplated hereby, and (C) any required approval by the stockholders of Purchaser of this Agreement and the transactions contemplated hereby and (ii) certifying on behalf of Purchaser the incumbency of each officer of Purchaser executing this Agreement or any document delivered in connection with the Closing;

(f) Where notices of approval are received by Purchaser pursuant to a filing or application under Section 6.6, copies of those notices of approval;

(g) Evidence of replacement bonds, guarantees, and letters of credit, pursuant to Section 13.5; and

(h) Counterparts of the DEPI/Offshore Transition Services Agreement, duly executed by Purchaser.

Section 8.4 Closing Payment and Post-Closing Purchase Price Adjustments.

(a) Not later than five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Purchaser, using and based upon the best information available to Seller, a preliminary settlement statement estimating the Purchase Price for the Assets after giving effect to all adjustments set forth in Section 2.3. The estimate delivered in accordance with this Section 8.4(a) shall constitute the dollar amount to be payable by Purchaser to Seller at the Closing (the “Closing Payment”).

(b) As soon as reasonably practicable after the Closing but not later than the later of (i) the one hundred and twentieth (120th) day following the Closing Date and (ii) the date on which the parties or the Title Arbitrator, as applicable, finally determines all Title Defect Amounts and Title Benefit Amounts under Section 3.5(i), Seller shall prepare and deliver to Purchaser a draft statement setting forth the final calculation of the Purchase Price and showing the calculation of each adjustment under Section 2.3, based on the most recent actual figures for each adjustment. Seller shall at Purchaser’s request make reasonable documentation available to support the final figures. As soon as reasonably practicable but not later than the sixtieth (60th) day following receipt of Seller’s statement hereunder, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made in such statement. Seller may deliver a written report to Purchaser during this same period reflecting any changes that Seller proposes to be made in such statement as a result of additional information received after the statement was prepared. The Parties shall undertake to agree on the final statement of the Purchase Price no later than ninety (90) days after delivery of Seller’s statement. In the event that the Parties cannot reach agreement within such period of time, any Party may refer the items of adjustment which are in dispute to a nationally-recognized independent accounting firm or consulting firm mutually acceptable to both Purchaser and Seller (the “Accounting Arbitrator”), for review and final determination by arbitration. The Accounting Arbitrator shall conduct the arbitration proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The Accounting Arbitrator’s determination shall be made within forty-five (45) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal. In determining the proper amount of any adjustment to the Purchase Price, the Accounting Arbitrator shall be bound by the terms of Section 2.3 and may not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Purchaser, as applicable. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific disputed aspects of Purchase Price adjustments submitted by any Party and may not award damages, interest (except as expressly provided for in this Section) or penalties to any Party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Seller shall bear one-half and Purchaser shall bear one-half of the costs and expenses of the Accounting Arbitrator. Within ten (10) days after the earlier of (i) the expiration of Purchaser’s sixty (60) day review period without delivery of any written report or (ii) the date on which the Parties or the Accounting Arbitrator finally determine the Purchase Price, (x) Purchaser shall pay to Seller the amount by which the Purchase Price exceeds the Closing Payment or (y) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Purchase Price, as applicable. Any post-Closing payment pursuant to this Section 8.4 shall bear interest from the Closing Date to the date of payment at the Agreed Rate.

(c) Purchaser shall assist Seller in preparation of the final statement of the Purchase Price under Section 8.4(b) by furnishing invoices, receipts, reasonable access to personnel and such other assistance as may be requested by Seller to facilitate such process post-Closing.

(d) All payments made or to be made under this Agreement to Seller shall be made by electronic transfer of immediately available funds to Consolidated Natural Gas Company, acting as representative of Seller, at the account set forth on Schedule 8.4(d), for the credit of Seller, or to such other bank and account as may be specified by Seller in writing. All payments made or to be made hereunder to Purchaser shall be by electronic transfer or immediately available funds to a bank and account set forth on Schedule 8.4(d), for the credit of Purchaser, or to such other bank and account as may be specified by Purchaser in writing.

ARTICLE 9.

TAX MATTERS

Section 9.1 Liability for Taxes.

(a) Taxes with Respect to Assets. Seller shall be responsible for filing any Tax Return (as defined in Section 4.6(a)) with respect to Taxes attributable to the Assets for a taxable period ending on or prior to the Closing Date, and, except with respect to Seller’s income Tax Returns, Purchaser shall be responsible for filing any other Tax Return with respect to the Assets. Subject to Section 9.1(c) and (d), from and after Closing, Seller shall be liable for, and shall indemnify and hold harmless Purchaser from and against, all Taxes with respect to the Assets attributable to any taxable period ending on or prior to the Closing Date, including income Taxes arising as a result of Seller’s gain on the sale of the Assets as contemplated by this Agreement. From and after Closing, Purchaser shall be liable for, and shall indemnify and hold harmless Seller and its Affiliates from and against, all such Taxes attributable to any taxable period beginning after the Closing Date and shall reimburse Seller or its Affiliates for any such money paid by Seller or its Affiliates with respect to such Taxes no later than seven (7) calendar days after the Purchaser’s receipt of notice from Seller of Purchaser’s liability therefor. If a taxable period includes the Closing Date, any Taxes with respect to the Assets allocable to any taxable period beginning on or prior to the Closing Date and ending after the Closing Date which is allocable to the portion of such period occurring on or prior to the Closing Date (the “Pre-Closing Period”) and determined as described in Section 9.1(b) shall be the liability of Seller and any other Taxes with respect to the Assets shall be the liability of Purchaser.

(b) Straddle Period Taxes. Whenever it is necessary for purposes of this Agreement to determine the portion of any Taxes with respect to any Asset for a taxable period beginning on or prior to and ending after the Closing Date which is allocable to the Pre-Closing Period or any taxable period beginning on or prior to the Closing Date and ending after the Closing Date which is allocable to the portion of such period occurring after the Closing Date (the “Post-Closing Period”), the determination shall be made as follows: any Taxes allocable to the Pre-Closing Period that are based on or related to income, gains or receipts will be computed (by an interim closing of the books) as if such taxable period ended as of the Closing Date and any other Pre-Closing Period Taxes (except production Taxes and other Taxes measured by units of production, and severance Taxes) will be prorated based upon the number of days in the applicable period falling on or before, or after, the Closing Date. To the extent necessary, Seller shall estimate Taxes based on the Seller’s liability for Taxes with respect to the same or similar items of income, gain, loss, deduction and credit or other items (collectively “Tax Items”) in the immediately preceding year. Notwithstanding anything to the contrary herein, any ad valorem or property Taxes paid or payable with respect to the Assets shall be allocated to the taxable period applicable to the ownership of the Assets regardless of when such Taxes are assessed.

(c) Period After Effective Date. Notwithstanding anything to the contrary in this Agreement, in the event Closing occurs after the Effective Date, from and after Closing, Purchaser shall be liable for, and shall indemnify and hold harmless Seller and its Affiliates from and against, any Taxes (including Taxes attributable to the Pre-Closing Period, but excluding production Taxes and other Taxes measured by units of production, and severance Taxes) that are allocable to the period from but excluding the Effective Date to and including the Closing Date, and shall reimburse Seller or its Affiliate for any such amount paid by it no later than 7 calendar days after the Purchaser’s receipt of notice from Seller of Purchaser’s liability therefor; provided, however, that Purchaser shall not be obligated under this Section 9.1(c) for any Taxes attributable to Seller’s gain on the sale of Assets as contemplated by this Agreement. The amount of Taxes allocable to the time period described in the previous sentence will be determined in a manner similar to and consistent with the determination of Pre-Closing Period Taxes under Section 9.1(b).

(d) Production Taxes. Notwithstanding anything to the contrary in this Agreement, production Taxes and other Taxes measured by units of production, and severance Taxes, shall not be subject to Section 9.1 and responsibility therefor and payment thereof shall be exclusively addressed by Sections 1.3(xv), 2.3, 2.4 and 8.4.

Section 9.2 Contest Provisions.

(a) Each of Purchaser, on the one hand, and Seller, on the other hand (the “Tax Indemnified Person”), shall notify the chief tax officer (or other appropriate person) of Seller or Purchaser, as the case may be (the “Tax Indemnifying Person”), in writing within ten (10) days of receipt by the Tax Indemnified Person of written notice of any pending or threatened audits, adjustments, claims, examinations, assessments or other proceedings (a “Tax Audit”) which are likely to affect the liability for Taxes of such other party. If the Tax Indemnified Person fails to give such timely notice to the other party, it shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit if such failure to give notice materially adversely affects the other party’s right to participate in the Tax Audit.

(b) If such Tax Audit relates to any taxable period, or portion thereof, ending on or before the Closing Date or for any Taxes for which only Seller would be liable to indemnify Purchaser under this Agreement, Seller shall have the option, at its expense, to control the defense and settlement of such Tax Audit. If such Tax Audit relates to any taxable period, or portion thereof, beginning after the Closing Date or for any Taxes for which only Purchaser would be liable under this Agreement, Purchaser shall, at its expense, control the defense and settlement of such Tax Audit to the extent that such Tax Audit relates to Tax Items for which Purchaser is liable to indemnify Seller under Section 9.1.

(c) If such Tax Audit relates to Taxes for which both Seller and Purchaser could be liable under this Agreement, to the extent practicable, such Tax Items will be distinguished and each Party will have the option to control the defense and settlement of those Taxes for which it is so liable. If such Tax Audit relates to a taxable period, or portion thereof, beginning on or before and ending after the Closing Date and any Tax Item cannot be identified as being a liability of only one party or cannot be separated from a Tax Item for which the other party is liable, Seller, at its expense, shall have the option to control the defense and settlement of the Tax Audit, provided that such party defends the items as reported on the relevant Tax Return and provided further that no such matter shall be settled without the written consent of both parties, not to be unreasonably withheld.

(d) Any party whose liability for Taxes may be affected by a Tax Audit shall be entitled to participate at its expense in such defense and to employ counsel of its choice at its expense and shall have the right to consent to any settlement of such Tax Audit (not to be unreasonably withheld) to the extent that such settlement would have an adverse effect with respect to a period for which that party is liable for Taxes, under this Agreement or otherwise.

Section 9.3 Post-Closing Actions Which Affect Seller’s Tax Liability.

(a) Purchaser shall not and shall not permit its Affiliates to take any action on or after the Closing Date which could increase Seller’s liability for Taxes (including any liability of Seller to indemnify Purchaser for Taxes under this Agreement).

(b) Except to the extent required by applicable Laws, Purchaser shall not and shall not permit its Affiliates to amend any Tax Return with respect to a taxable period for which Seller may be liable to indemnify Purchaser for Taxes under Section 9.1.

Section 9.4 Refunds. Purchaser agrees to pay to Seller any refund received (whether by payment, credit, offset or otherwise, and together with any interest thereon) after the Closing by Purchaser or its Affiliates in respect of any Taxes for which Seller is liable or required to indemnify Purchaser under Section 9.1. Purchaser shall cooperate with Seller and Seller’s Affiliates in order to take all necessary steps to claim any such refund. Any such refund received by Purchaser or its Affiliates shall be paid to Seller within thirty (30) days after such refund is received. Purchaser agrees to notify Seller within ten (10) days following the discovery of a right to claim any such refund and upon receipt of any such refund. Purchaser agrees to claim any such refund as soon as possible after the discovery of a right to claim a refund and to furnish to Seller all information, records and assistance necessary to verify the amount of the refund or overpayment.

Section 9.5 Access to Information.

(a) From and after Closing, Seller shall grant to Purchaser (or its designees) access at all reasonable times to all of the information, books and records relating to the Assets within the possession of Seller (including without limitation work papers and correspondence with taxing authorities, but excluding work product of and attorney-client communications with any of Seller’s legal counsel and personnel files), and shall afford Purchaser (or its designees) the right (at Purchaser’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Purchaser (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the Parties arising under, this Agreement.

(b) From and after Closing, Purchaser shall grant to Seller (or Seller’s designees) access at all reasonable times to all of the information, books and records relating to the Assets within the possession of Purchaser (including without limitation work papers and correspondence with taxing authorities, but excluding work product of and attorney-client communications with any of Purchaser’s legal counsel and personnel files), and shall afford Seller (or Seller’s designees) the right (at Seller’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or Seller’s designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the Parties arising under, this Agreement.

(c) Each of the Parties hereto will preserve and retain all schedules, work papers and other documents relating to any Tax Returns of or with respect to Taxes relating to the Assets or to any claims, audits or other proceedings affecting the Assets until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

(d) At Seller’s request, Purchaser shall provide reasonable access to Purchaser’s and its Affiliates’ personnel who have knowledge of the information described in this Section 9.5.

Section 9.6 Conflict. In the event of a conflict between the provisions of this Article 9 and any other provision of this Agreement, except Section 13.3 hereof, this Article 9 shall control.

ARTICLE 10.

EMPLOYMENT MATTERS

Section 10.1 Employees. “Company Offshore Employees” shall mean all those individuals other than Executives or Managing Directors (i) who, as of the Closing Date are (x) employed by Seller who are rendering services primarily with respect to the Assets or (y) employed by Dominion Resources Services, Inc. but who are rendering services primarily with respect to the Assets or (z) individuals who, as of the Closing Date, are employed pursuant to the college recruiting program of the Seller or its Affiliates with respect to the Assets, (ii) who are not U.S. Temporary Employees, and (iii) who accept an offer of employment or continued employment with Purchaser or its Affiliates. Seller shall provide Purchaser and its Affiliates not later than thirty (30) days after the execution of this Agreement a list of Company Offshore Employees to whom Purchaser and its Affiliates must offer employment or continued employment in accordance with Section 10.2. In no event shall the number of employees on the list exceed two hundred eighty-five (285) unless Purchaser approves a higher number. From the date hereof through a date eighteen (18) months from the Closing Date, neither Purchaser nor any of its Affiliates will, directly or indirectly, solicit or offer employment to any other employee of Seller or its Affiliates without the prior written consent of Seller. Individuals who are otherwise Company Offshore Employees but who on the Closing Date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act of 1993, or due to any other authorized leave of absence, shall nevertheless be treated as Company Offshore Employees; provided, however, that an individual shall not be considered a Company Offshore Employee if such individual as of the Closing Date is receiving benefits under the Dominion Resources, Inc. Long-Term Disability Plan.

Section 10.2 Continued Employment.

(a) Purchaser and its Affiliates agree to employ or continue the employment of Company Offshore Employees. Purchaser and its Affiliates shall cause the Purchaser or its Affiliate who is the employer of such employees to employ or continue the employment of such employees for a period of at least twelve (12) months following the Closing Date (i) at levels of total compensation (base pay and payroll practices) and benefits, including the amounts provided under Section 10.11, that are comparable, in the aggregate, to the compensation (base pay and payroll practices) and benefits (as noted under the Plans and Programs on Schedule 4.4(b)(i)) in effect as of the Closing Date and (ii) at a work location no more than 50 miles from the individual’s work location as of the Closing Date. In determining comparability for the 12 month period following the Closing, in no event will the base pay and annual incentive bonus opportunity for each such employee be less than his or her base pay and annual incentive bonus opportunity with Seller as of the Closing Date. In determining comparability, any long term incentive opportunity, retention plans or retention programs, Six Sigma and Spot Cash Programs listed on Part II of Schedule 4.4(b)(i), Equity-Based Programs listed on Part III of Schedule 4.4(b)(i) and amounts paid or payable from the Success Pool listed on Part V of Schedule 4.4(b)(i) shall be excluded.

(b) Purchaser and its Affiliates may offer to employ or continue the employment of any Executive; provided, however, that any offer to an Executive must include the terms and conditions specified on Schedule 10.2(d). Purchaser and its Affiliates may offer to employ or continue the employment of any Managing Director; provided, however, that any offer to a Managing Director must include the terms and conditions specified on Schedule 10.2(c)(ii).

(c) If the employment of any Company Offshore Employee is terminated, other than for cause under the severance plan on Schedule 10.2(c)(i) or resigns by reason of the relocation, without his or her consent, of his or her work location more than 50 miles from the individual’s work location as of the Closing Date within twelve (12) months of the Closing Date, Purchaser and its Affiliates shall provide, or cause to be provided, the terminated Company Offshore Employee with whichever of the following results in the greater value to such Company Offshore Employee: (i) salary continuation and health benefits until the end of the twelve (12) month period following the Closing Date, or (ii) severance benefits which are comparable, in the aggregate, to the severance benefits set out on Schedule 10.2(c)(i) and which, with respect to salary continuation, health benefits, outplacement services and annual incentive plan payment are no less than the benefits set out on Schedule 10.2(c)(i).

(d) If a Company Offshore Employee receives compensation and benefits under DEPI’s Special Severance Program but is subsequently employed by Purchaser or its Affiliates within twelve (12) months of the Closing Date, then Purchaser or its Affiliates shall pay promptly to Seller an amount equal to the compensation and benefits paid by Seller and its Affiliates to such employee under DEPI’s Special Severance Program in connection with the termination of such employee’s employment with Seller and its Affiliates. Purchaser, however, will have no obligation to repay Seller for any amount of compensation and benefits paid by Seller and its Affiliates to Company Offshore Employees to whom Purchaser makes a Qualifying Offer, including employees who retire before the Closing Date. If an Executive or Managing Director is employed by Purchaser or its Affiliates within twenty four (24) months of the Closing Date, then Purchaser or its Affiliates shall pay promptly to Seller an amount equal to the aggregate of the cash severance and other severance related compensation and benefits provided to such Executive or Managing Director by Seller and its Affiliates, if any, in connection with the termination of such Executive’s or Managing Director’s employment with Seller and its Affiliates.

Section 10.3 Plan Participation. Effective as of the day after the Closing Date, all Company Offshore Employees shall cease to accrue additional benefits for any periods after the Closing Date, Company Offshore Employees shall be entitled to such benefits, if any, from Employee Plans sponsored by Seller or any of their ERISA Affiliates for Company Offshore Employees (“Company’s U.S. Benefit Plans”) provided to similarly situated employees employed by an entity ceasing to be an ERISA Affiliate of Seller (including continued benefits under flexible spending arrangements if applicable continuation coverage is elected) and Seller shall, if applicable, provide all Company Offshore Employees with appropriate notice of such cessation of participation and accruals in accordance with Section 204(h) of ERISA and Code Section 4980F (and the related regulations), at least forty-five (45) days in advance of the Closing Date. Except as is set forth in this Section 10.3, Section 10.2(c), Section 10.2(d), Section 10.4, Section 10.6 and Section 10.9, after the Closing Date, Purchaser and its Affiliates shall have no liability with respect to any Company U.S. Benefit Plan.

Section 10.4 Participation in Purchaser Plans. As of the day after the Closing Date, all Company Offshore Employees shall, if applicable, be eligible to participate in and, if elected, shall commence participation in the employee benefit plans (within the meaning of Section 3(3) of ERISA), programs, policies, contracts, fringe benefits, or arrangements (whether written or unwritten) of Purchaser or its Affiliates covering similarly situated employees primarily engaged with respect to operations in the U.S. (collectively, “Purchaser U.S. Employee Plans”). Purchaser and its Affiliates shall, to the extent permissible under any Purchaser U.S. Employee Plan (provided that Purchaser and its Affiliates shall use reasonable efforts to remove any restrictions including restrictions in any insurance policy), waive all limitations as to pre-existing condition exclusions and waiting periods with respect to such Company Offshore Employees and their spouses and dependents, if applicable, under the Purchaser U.S. Employee Plans other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the Company’s U.S. Benefit Plans that have not been satisfied as of the Closing Date. Purchaser and its Affiliates shall, to the extent permissible under any Purchaser U.S. Employee Plan (provided that Purchaser and its Affiliates shall use reasonable efforts to remove any restrictions under any Purchaser U.S. Employee Plan or related insurance policy), provide each such Company Offshore Employee with credit for any year-to-date co-payments and deductibles paid as of the Closing Date in satisfying any deductible or out-of-pocket requirements under the Purchaser U.S. Employee Plans. Purchaser and its Affiliates shall accept or cause to be accepted transfers from Seller’s health care spending account plan and dependent care flexible spending account plan included in the Company’s U.S. Benefit Plans of each such Company Offshore Employee’s unused account balance as of the day after the Closing Date and credit such employee with such amounts under the applicable Purchaser U.S. Employee Plans.

In the event the plan years under the Purchaser U.S. Employee Plans and Company’s U.S. Benefit Plans do not end on the same date, such credits and transfers set forth in the preceding sentence shall be applied under the Purchaser U.S. Employee Plans for the plan year which includes the Closing Date; provided, however, that if there are less than six (6) months remaining in the plan year which includes the Closing Date, such credits and transfers shall be applied to the plan year which begins next following the Closing Date.

Section 10.5 Service Credit. Purchaser and its Affiliates shall cause to be provided to each Company Offshore Employee credit for prior service with Seller or its Affiliates for all purposes (including vesting, eligibility, benefit accrual and/or level of benefits) in all Purchaser U.S. Employee Plans, including fringe benefit plans, vacation and sick leave policies, severance plans or policies, and matching contributions under defined contribution plans, other than for benefit accrual under defined benefit pension plans subject to Title IV of ERISA or Section 412 of the Code and retiree medical plans maintained or provided by Purchaser or its wholly-owned subsidiaries or Affiliates in which such Company Offshore Employees are eligible to participate after the Closing Date. Under Purchaser’s vacation plan, each Company Offshore Employee initially shall be entitled to vacation which is the greater of (i) the amount of vacation such Company Offshore Employee was entitled to under Seller’s vacation plan or (ii) ten (10) days of vacation plus one additional day of vacation for each year of industry experience; provided, however, that no Company Offshore Employee initially shall be entitled to more than twenty-five (25) days of vacation per year. As part of the first payment referenced in Section 10.6 below, Purchaser or its Affiliates shall make a one time cash payment in lieu of vacation for those days a Company Offshore Employee is entitled to under Seller’s vacation plan in excess of twenty-five (25) days but not more than thirty (30) days.

Section 10.6 Vacation and Leave. Purchaser agrees to pay, or cause its Affiliates to pay, each Company Offshore Employee for the employee’s earned but unused vacation as of the Closing Date, as determined under Seller’s time-off policies. Purchaser will pay each Company Offshore Employee one-half of this amount on the six (6) month anniversary of the Closing Date, and the balance will be paid twelve (12) months after the Closing Date. As of the Closing Date, Purchaser or its Affiliates shall provide each Company Offshore Employee with ten (10) days of sick leave and fifty (50) days of Wellness Bank credit. Vacation and leave afforded herein shall be used in accordance with, and will be subject to, Purchaser’s personnel policies.

Section 10.7 Defined Contribution Plan. To the extent allowable by law, Purchaser and its Affiliates shall take any and all necessary action to cause the trustee of a tax qualified defined contribution plan of Purchaser or one of its Affiliates, if requested to do so by a Company Offshore Employee, to accept a direct “rollover” of all or a portion of such employee’s distribution from Seller’s tax qualified defined contribution plan (excluding securities, but including plan loans).

Section 10.8 Vesting. As of the Closing Date, Seller shall take all necessary action to cause the tax qualified defined contribution and defined benefit pension plans maintained by the Seller to fully vest the Company Offshore Employees in their account balances and/or accrued benefits under such plans.

Section 10.9 Welfare Benefit Plans; Workers’ Compensation; Other Benefits. With respect to each Company Offshore Employee (including any beneficiary or the dependent thereof), Seller shall retain all liabilities and obligations arising under any Seller welfare benefit plans and workers’ compensation benefits to the extent that such liability or obligation relates to claims incurred (whether or not reported or paid) on or prior to the Closing Date. For purposes of this Section 10.9, a claim shall be deemed to be incurred when (i) with respect to medical, dental, health related benefits, accident and disability (but not including workers’ compensation benefits and wage continuation/replacement type benefits), the medical, dental, health related, accident or disability services with respect to such claim are performed, (ii) with respect to life insurance, when the death occurs and (iii) with respect to workers’ compensation benefits when the injury or condition giving rise to the claim occurs on or prior to the Closing Date. Subject to Section 10.1, with respect to each Company Offshore Employee receiving workers’ compensation benefits, for purposes of this Section 10.9, Seller or its Affiliate employing such Company Offshore Employee shall be responsible for claims incurred on or prior to the Closing Date, including payments made after the Closing Date for such claims. Subject to Section 10.1, with respect to each Company Offshore Employee receiving wage continuation/replacement benefits for sickness/disability, for purposes of this Section 10.9, Seller or its Affiliate employing such Company Offshore Employee shall be responsible for any payments due on or prior to the Closing Date. Purchaser and its Affiliates shall be responsible for any payments of wage continuation/replacement benefits for sickness/disability due to such employees after the Closing Date only to the extent provided for by the Purchaser U.S. Employee Plans. Effective as of the Closing Date, Seller or its Affiliate employing such Company Offshore Employee shall be responsible for providing coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to any Company Offshore Employee, his or her spouse or dependent person as to whom a “qualifying event” as defined in Section 4890B of the Code has occurred on or prior to the Closing Date. Purchaser and its Affiliates shall be responsible for providing COBRA coverage to any Company Offshore Employee, his or her spouse or dependent person as to whom a “qualifying event” occurs after the Closing Date. Purchaser and its Affiliates agree to assume responsibility for payments and benefits provided by or committed to by Seller or its Affiliates to Company Offshore Employees with respect to (i) relocation costs and reimbursements, (ii) appliance loans, (iii) educational assistance, (iv) computer loans and (v) adoption assistance programs, except that Purchaser and its Affiliates undertake no obligation to continue any of these programs.

Section 10.10 WARN Act. If a plant closing or a mass layoff occurs or is deemed to occur with respect to Seller and Dominion Resource Services, Inc. at any time on or after the Closing Date, Purchaser and its Affiliates shall be solely responsible for providing all notices required under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or the regulations promulgated thereunder (the “WARN Act”) and for taking all remedial measures, including, without limitation, the payment of all amounts, penalties, liabilities, costs and expenses if such notices are not provided.

Section 10.11 Postretirement Benefits. Seller shall retain any and all liabilities, assets and obligations which relate to service of any Company Offshore Employee up to and including the Closing Date and arise under any Employee Plans that provide for postretirement benefits for periods of service up to and including the Closing Date with respect to any Company Offshore Employee employed by Seller or its Affiliates that are (i) defined benefit pension plans subject to

Title IV of ERISA or Section 412 of the Code, (ii) defined contribution plans as defined in Section 3(34) of ERISA, or (iii) which relate to other post-employment benefits for all current retirees of Seller and Dominion Resource Services, Inc. as of the Closing Date. Purchaser and its Affiliates undertake no obligation to provide postretirement medical or life insurance. All postretirement benefits shall be determined by the Purchaser U.S. Employee Plans. On the sixth month and twelfth month anniversary of the Closing Date, Purchaser will make a cash payment to each active Company Offshore Employee in an amount equal to the individualized, incremental value of the benefit the employee would have accrued during the preceding six (6) month period under the Seller’s postretirement benefit plans for which the employee would have been eligible, less the cash value of the postretirement benefits provided to the employee under Purchaser’s U.S. Benefit Plans during the same period. These cash payments to Company Offshore Employees shall be determined using methodologies and actuarial assumptions provided by Purchaser to Seller and in the aggregate shall be not less than One Million Five Hundred Thousand dollars ($1,500,000) nor more than Two Million Five Hundred Thousand dollars ($2,500,000).

Section 10.12 Annual Incentive Plan. Seller shall pay to each Company Offshore Employee as part of such individual’s final pay from Seller and its Affiliates a prorated incentive amount in accordance with the Seller’s Annual Incentive Plan.

Section 10.13 Immigration Matters. Purchaser and its Affiliates shall employ individuals with H-1B immigration status under terms and conditions such that both (i) Purchaser and its Affiliates qualify as a “successor employer” under applicable United States immigration laws and (ii) “green card portability” applies to such employees in respect of the transactions contemplated by this Agreement. Seller shall retain all immigration related liabilities and responsibilities with respect to such individuals arising from acts or omissions which occur on or prior to the Closing Date.

ARTICLE 11.

TERMINATION AND AMENDMENT

Section 11.1 Termination. This Agreement may be terminated at any time prior to Closing: (i) by the mutual prior written consent of Seller and Purchaser; or (ii) by either Seller or Purchaser, if Closing has not occurred on or before October 1, 2007 provided, however, that no Party shall be entitled to terminate this Agreement under this Section 11.1 if the Closing has failed to occur because such Party negligently or willfully failed to perform or observe in any material respect its covenants and agreements hereunder.

Section 11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 1.2, 1.3, 4.13, 5.10, 6.3, 6.5, 11.1, 11.2, 13.1, 13.2, 13.4, 13.8, 13.9, 13.10, 13.11, 13.12, 13.13, 13.14, 13.15, 13.16, 13.17, 13.18 and 13.19 and of the Confidentiality Agreement, all of which shall continue in full force and effect). Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement under Section 11.1 shall not relieve any Party from liability for any willful or negligent failure to perform or observe in any material respect any of its agreements or covenants contained herein that were to be performed or observed at or prior to Closing. In the event this Agreement terminates under Section 11.1 and any Party has willfully or negligently failed to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing, then the other Party, subject to Section 13.19, shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and attorneys’ fees in addition to any other relief to which the other Party may be entitled (and, for the avoidance of doubt, damages recoverable by the other Party for a termination under this Article 11 shall include, without limiting similar damages of Purchaser or Seller to the extent not described below, all applicable damages (it being agreed that the following damages do not constitute consequential, special, or punitive damages for the purpose of Section 13.19) constituting: (i) all out of pocket costs paid by it and its Affiliates in connection with the terminated transaction, including brokers, agents, advisors and attorneys fees; (ii) with respect to Seller as the other Party, all costs of additional employee retention payments and/or costs of temporary or contract workers to replace workers departing after the termination of this transaction for a period of one year to the extent those costs of Seller exceed the baseline costs that would have been incurred by Seller in maintaining the employees of Seller as if the terminated transaction had never been agreed upon; (iii) with respect to Seller as the other Party, the amount, if any, by which the Unadjusted Purchase Price exceeds the aggregate unadjusted sales price for the subsequent sale or sales comprising in aggregate the sale of the Assets to a third Person or third Persons to the extent such sale or sales are completed within a period of one year following the termination of the transaction and (iv) interest at the Agreed Rate on the outstanding amount of the excess described in clause (iii) from the Target Closing Date until the last of any such subsequent sale or sales of the Assets are consummated not to exceed one year following the termination of the transaction).

ARTICLE 12.

INDEMNIFICATION; LIMITATIONS

Section 12.1 Assumption. Without limiting Purchaser’s rights to indemnity under this Article 12, as of the Closing Date Purchaser shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Seller and its Affiliates, known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to or after the Closing Date, including, but not limited to, obligations to furnish makeup gas according to the terms of applicable gas sales, gathering or transportation Contracts, production balancing obligations, obligations with respect to crude oil scheduling imbalances, obligations to pay working interests, royalties, overriding royalties, net profits interests and other interests held in suspense, obligations to plug wells and dismantle structures, and to restore and/or remediate the Assets, ground water, surface water, soil or seabed in accordance with applicable agreements and Laws, including any obligations to assess, remediate, remove and dispose of NORM, asbestos, mercury, drilling fluids and chemicals, and produced waters and hydrocarbons, other environmental liabilities with respect to the E&P Business, obligations with respect to the actions, suits and proceedings identified as items 7, 8 and 9 on Schedule 4.5 (and any other actions, suits or proceedings arising out of the same facts or circumstances), regardless of the properties or assets to which such actions, suits or proceedings relate (unless such properties or assets are included in clauses (a) or (b) of this Section 12.1), the claim identified as item 5 on

Schedule 4.5 (and any other claims arising out of the same facts or circumstances) regardless of the properties or assets to which such claims relate (unless such properties or assets are included in clauses (a) or (b) of this Section 12.1), any other claims regarding the general method, manner or practice of calculating or making royalty payments with respect to the Properties and continuing obligations disclosed to Purchaser under any agreements pursuant to which the Seller or its Affiliates purchased Assets prior to the Closing (all of said obligations and liabilities, subject to the exclusions of the proviso below, herein being referred to as the “Assumed Seller Obligations”); provided, however, that Purchaser does not assume any obligations to the extent that they are (collectively, the “Retained Seller Obligations”):

(a) attributable to or arise out of the Excluded Assets;

(b) directly attributable to interests held or formerly held by Seller or its Affiliates that are not located in the Outer Continental Shelf or the state waters of Texas, Louisiana, Mississippi or Alabama in the Gulf of Mexico;

(c) required to be borne by Seller under Section 2.3 or Section 2.4(c), including as provided in Section 8.4;

(d) attributable to or arise out of any futures, options, swaps or other derivatives in place prior to Closing, except the Transferred Derivatives;

(e) Tax obligations retained by Seller pursuant to Article 9;

(f) employee obligations retained by Seller under Article 10;

(g) obligations owed by Seller or its Affiliates to a third Person claimant in the actions, suits and proceedings identified as items 1 through 4, 6 and 10 through 12 of Schedule 4.5, regardless of the Assets to which such actions, suits or proceedings relate;

(h) amounts owed by Seller to any Affiliate at the end of the Closing Date that are not incurred for the provision of goods or services, for employment related costs, or otherwise in the ordinary course of business, with respect to the ownership or operation of the Assets; or

(i) the “Current Liabilities” as of December 31, 2006 set forth on Schedule A of Schedule 4.2, and any other Current Liabilities that are composed of Property Costs that arise between December 31, 2006 and the Effective Date that are outstanding at the Effective Date (provided that Seller’s retention of the same, and their classification as “Retained Seller Obligations,” shall terminate on the Cut-off Date).

Section 12.2 Indemnification.

(a) From and after Closing, Purchaser shall indemnify, defend and hold harmless Seller, its current and former Affiliates and its and their respective officers, directors, employees and agents (“Seller Group”) from and against all Damages incurred or suffered by Seller Group:

(i) caused by, arising out of or resulting from the Assumed Seller Obligations;

(ii) caused by, arising out of or resulting from the ownership, use or operation of the Assets, whether before or after the Closing Date;

(iii) caused by, arising out of or resulting from Purchaser’s breach of any of Purchaser’s covenants or agreements contained in Article 6;

(iv) caused by, arising out of or resulting from any breach of any representation or warranty made by Purchaser contained in Article 5 of this Agreement or in the certificate delivered at Closing pursuant to Section 8.3(d); or

(v) consisting of Environmental Liabilities (except to the extent Seller is required to indemnify Purchaser pursuant to Section 12.2(b)(ii) or Section 12.2(g)),

even if such Damages are caused in whole or in part by the negligence (whether sole, joint, concurrent or otherwise), strict liability or other legal fault of any Indemnified Person, invitees or third parties, and whether or not caused by a pre-existing condition or the unseaworthiness of any vessel or unairworthiness of any aircraft of a Party whether chartered, owned or provided by Seller Group or Purchaser Group but excepting in each case Damages against which Seller would be required to indemnify Purchaser under Section 12.2(b) at the time the claim notice is presented by Purchaser.

(b) From and after Closing, Seller shall indemnify, defend and hold harmless Purchaser, its current and former Affiliates and its and their respective officers, directors, employees and agents (“Purchaser Group”) against and from all Damages incurred or suffered by Purchaser Group:

(i) caused by, arising out of or resulting from Seller’s breach of any of Seller’s covenants or agreements contained in Article 6 (provided, however, for purposes of interpretation of the preceding indemnity, Seller’s covenants and agreements qualified by “Material Adverse Effect,” but not “material” or materiality generally, shall be deemed to have been made without the “Material Adverse Effect” qualification);

(ii) caused by, arising out of or resulting from any breach of any representation or warranty made by Seller contained in Article 4 of this Agreement, or in the certificates delivered at Closing pursuant to Section 8.2(f) (provided, however, for purposes of interpretation of the preceding indemnity, Seller’s representations and warranties qualified by “Material Adverse Effect,” but not “material” or materiality generally, shall be deemed to have been made without the “Material Adverse Effect” qualification);

(iii) caused by, arising out of or resulting from the Retained Seller Obligations;

(iv) caused by, arising out of or resulting from claims for injury or death to any natural person attributable to or arising out of Seller’s ownership or operation of the Assets or any part thereof prior to the Effective Date;

(v) caused by, arising out of or resulting from claims (whether brought by a Governmental Authority, an individual pursuant to a qui tam or false claims act proceeding, or otherwise) that Seller failed to pay, missed a payment of, or made an error in the payment of, royalties (including minimum royalties, rentals, shut-in payments and overriding royalties) during Seller’s period of ownership or operation of the Assets or any part thereof prior to the Effective Date to the extent attributable to Seller’s failure to pay, consistent with then current industry practices prevailing in the Gulf of Mexico, royalties owing with respect to Seller’s share of production from specific Properties;

(vi) consisting of Environmental Liabilities for which Seller is required to indemnify Purchaser pursuant to Section 12.2(g);

(vii) related to off-site disposal of Hazardous Substances from the Assets prior to the Effective Date; or

(viii) constituting fines, civil, criminal or regulatory penalties that may be levied by a Governmental Authority for a violation of Environmental Laws with respect to the Assets which occurred prior to the Effective Date.

even if such Damages are caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any Indemnified Person, invitees or third parties, and whether or not caused by a pre-existing condition or the unseaworthiness of any vessel or unairworthiness of any aircraft of a Party whether chartered, owned or provided by Seller Group or Purchaser Group.

(c) Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, Seller’s and Purchaser’s exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in Articles 4, 5 and 6 (excluding Section 6.5, which shall be separately enforceable by Seller pursuant to whatever rights and remedies are available to it outside of this Article 12) and the affirmations of such representations, warranties, covenants and agreements contained in the certificates delivered by each Party at Closing pursuant to Sections 8.2(f) or 8.3(d), as applicable, is set forth in this Section 12.2. Except for the remedies contained in this Section 12.2, and any other remedies available to the Parties at law or in equity for breaches of provisions of this Agreement other than Articles 4, 5 and 6 (excluding Section 6.5), upon Closing, Seller and Purchaser each release, remise and forever discharge the other and their or its Affiliates and all such Persons’ stockholders, officers, directors, employees, agents, advisors and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest, or causes of action whatsoever, in law or in equity, known or unknown, which such Parties might now or subsequently may have, based on, relating to or arising out of this Agreement or Seller’s ownership, use or operation of the Assets, or the condition, quality, status or nature of the Assets, including rights to contribution under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, breaches of statutory and implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution, any rights under insurance policies issued or underwritten by the other Party or any of its Affiliates and any rights under agreements between Seller and any Affiliate of Seller, even if caused in whole or in part by the negligence (whether sole, joint, concurrent or otherwise), strict liability or other legal fault of any released Person, invitees or third parties, and whether or not caused by a pre-existing condition or the unseaworthiness of any vessel or unairworthiness of any aircraft of a Party whether chartered owned or provided by Seller Group or Purchaser Group, but excluding, however, any remaining balance owed by Seller to any other Affiliate at the end of the Closing Date for provision of goods or services, or employment-related costs, or other ordinary course of business expenses, with respect to the ownership or operation of the Assets. Without limiting the generality of the preceding sentence, Purchaser agrees that from and after Closing its only remedy with respect to Seller’s breach of its covenants and agreements in Article 6 shall be the indemnity of Seller in Section 12.2(b), as limited by the terms of this Article 12.

(d) “Damages,” for purposes of this Article 12, shall mean the amount of any actual liability, loss, cost, expense, claim, award or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that “Damages” shall not include any adjustment for Taxes that may be assessed on payments under this Article 12 or for Tax benefits received by the Indemnified Person as a consequence of any Damages. Notwithstanding the foregoing, neither Purchaser nor Seller shall be entitled to indemnification under this Section 12.2 for, and Damages shall not include, (i) loss of profits, whether actual or consequential, or other consequential damages suffered by the Party claiming indemnification, or any punitive damages (other than loss of profits, consequential damages or punitive damages suffered by third Persons for which responsibility is allocated between the Parties), (ii) any increase in liability, loss, cost, expense, claim, award or judgment to the extent such increase is caused by the actions or omissions of any Indemnified Person after the Closing Date or (iii) except with respect to claims for any Retained Seller Obligations or breach of Sections 6.9, 6.10 or 6.11, any liability, loss, cost, expense, claim, award or judgment that does not individually exceed Five Million Dollars ($5,000,000).

(e) Any claim for indemnity under this Section 12.2 by any current or former Affiliate, director, officer, employee or agent must be brought and administered by the applicable Party to this Agreement. No Indemnified Person other than Seller and Purchaser shall have any rights against either Seller or Purchaser under the terms of this Section 12.2 except as may be exercised on its behalf by Purchaser or Seller, as applicable, pursuant to this Section 12.2(e). Each of Seller and Purchaser may elect to exercise or not exercise indemnification rights under this Section on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section.

(f) Without prejudice to those Sections, this Section 12.2 shall not apply in respect of title matters, which are exclusively covered by Article 3, Tax matters other than Section 4.6, which are exclusively covered by Article 2 and Article 9, or claims for Property Costs, which are covered exclusively by Section 2.3, Section 2.4 and Section 8.4.

(g)(i) Purchaser may at its option notify Seller in writing on or before ten (10) Business Days prior to the Closing Date of any matter disclosed by a Phase I Investigation conducted by Purchaser pursuant to Section 6.1 which Purchaser in good faith believes may constitute an Adverse Environmental Condition (an “Environmental Concern”). If the existence of such Adverse Environmental Condition is suspected to exist in connection with the Phase I Investigation but can only be determined through further investigation or testing of soil, groundwater, or other materials or information (a “Potential Adverse Environmental Condition”), Purchaser shall conduct a Phase II environmental assessment with respect thereto within the timeframe provided below and notify Seller in writing in accordance with the procedure described below of any item or information resulting from that Phase II environmental assessment that the Purchaser believes in good faith constitutes an Adverse Environmental Condition. Purchaser agrees that it is not permitted to conduct a Phase II environmental assessment prior to Closing.

(ii) If Purchaser delivers timely notice of an Environmental Concern as described above or of an alleged Adverse Environmental Condition confirmed through a Phase II environmental assessment as described below and Seller confirms to its reasonable satisfaction that such Environmental Concern or alleged Adverse Environmental Condition may constitute an Adverse Environmental Condition or it is determined by the Environmental Arbitrator (defined below) that such Environmental Concern or alleged Adverse Environmental Condition may constitute an Adverse Environmental Condition (an “Agreed Environmental Concern”), Seller shall provide indemnification pursuant to, and subject to the limitations applicable to, Section 12.2(b)(vi) to the extent, and only to the extent, of the Environmental Liabilities that arise from or relate thereto.

(iii) Except for such disclosure to Seller, Purchaser and Seller shall maintain the results of any environmental assessment and all findings in connection therewith strictly confidential, subject to the terms of the Confidentiality Agreement. Such notice shall include a reasonably detailed description of the Environmental Concern, including the relevant excerpt from the Phase I Investigation or Phase II environmental assessment, as appropriate.

(iv) With respect to any Potential Adverse Environmental Condition, Purchaser, within ninety (90) days after the Closing Date may conduct a Phase II environmental assessment with respect thereto. Purchaser must notify Seller on or before one hundred eighty (180) days after the Closing Date of the existence of any alleged Adverse Environmental Conditions, including a copy of the relevant Phase II environmental assessment reports.

(v) If Purchaser and Seller do not agree on the existence of an Environmental Concern or an Adverse Environmental Condition, the matter shall be submitted to a nationally recognized independent environmental consulting firm mutually acceptable to both the Purchaser and Seller (the “Environmental Arbitrator”) for review and final determination. The Environmental Arbitrator shall conduct the arbitration proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The Environmental Arbitrator’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal. In determining whether an Environmental Concern or Adverse Environmental Condition exists, the Environmental Arbitrator shall be bound by the terms of Section 12.2(g) and the defined terms contained in this Agreement. The Environmental Arbitrator shall act as an expert for the limited purpose of determining whether an Environmental Concern or Adverse Environmental Condition exists. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Seller shall bear one-half and Purchaser shall bear one-half of the costs and expenses of the Environmental Arbitrator.

(vi) Purchaser shall not conduct (or have conducted on its behalf) any material remediation operations with respect to any claimed Damages relating to a breach of Seller’s representation or warranty pursuant to Section 4.7, any claim relating to the subject matter of such representations or warranty or under any Claim related to this Section 12.2(g), without first giving Seller notice of the remediation with reasonable detail at least thirty (30) days prior thereto (or such shorter period of time as shall be required by any Governmental Authority or required to respond to an emergency situation). Seller shall have the option (in its sole discretion) to conduct (or have conducted on its behalf) such remediation operations. If Seller shall not have notified Purchaser of its agreement to conduct such remediation operations within such specified period, then Purchaser may conduct (or have conducted on its behalf) such operations. Purchaser and Seller agree that any remediation activities undertaken with respect to the Assets, whether conducted by Purchaser or Seller, for which Seller may have responsibility shall be reasonable in extent and cost effective and shall be designed or implemented in such a manner as to achieve the least stringent risk-based closure or remediation standard applicable to the property in question under Environmental Laws, subject to the approval of any Governmental Authority with jurisdiction over such remediation activities, and as necessary to permit the continued use of the property in the same manner and for the same purposes for which it was being used at the Closing Date. All remediation activities conducted by Seller under this Agreement shall be conducted to the extent reasonably possible so as not to substantially interfere with Purchaser’s operation of the Assets.

(h) The Parties shall treat, for Tax purposes, any amounts paid under this Article 12 as an adjustment to the applicable Purchase Price.

Section 12.3 Indemnification Actions. All claims for indemnification under Section 12.2 shall be asserted and resolved as follows:

(a) For purposes of this Article 12, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article 12, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person having the right to be indemnified with respect to such Damages pursuant to this Article 12 (including, for the avoidance of doubt, those Persons identified in Section 12.2(e)).

(b) To make claim for indemnification under Section 12.2, an Indemnified Person shall notify the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a third Person against the Indemnified Person (a “Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Person to give notice of a Claim as provided in this Section 12.3 shall not relieve the Indemnifying Person of its obligations under Section 12.2 except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Claim or otherwise prejudices the Indemnifying Person’s ability to defend against the Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend the Indemnified Person against such Claim under this Article 12. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, it shall be conclusively deemed obligated to provide such indemnification hereunder. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

(d) If the Indemnifying Person admits its obligation, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim. The Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Claim which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person). The Indemnified Person may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Person pursuant to this Section 12.3(d) provided that the Indemnified Person may file initial pleadings as described in the last sentence of paragraph (c) above if required by court or procedural rules to do so within the thirty (30) day period in paragraph (c) above. An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final resolution of the Indemnified Person’s liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Claim) or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

(e) If the Indemnifying Person does not admit its obligation or admits its obligation but fails to diligently defend or settle the Claim, then the Indemnified Person shall have the right to defend against the Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation to indemnify the Indemnified Person and assume the defense of the Claim at any time prior to settlement or final determination thereof. If the Indemnifying Person has not yet admitted its obligation to indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such Claim and (ii) if its obligation is so admitted, assume the defense of the Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation for indemnification in writing and assumed the defense of the Claim, the Indemnified Person shall be deemed to have waived any right to indemnity with respect to the Claim.

(f) In the case of a claim for indemnification not based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages or (iii) dispute the claim for such Damages. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Person shall be conclusively deemed obligated to provide indemnification hereunder.

Section 12.4 Casualty and Condemnation. If, after the date of this Agreement but prior to Closing Date, any portion of the Assets is destroyed by fire or other casualty or is expropriated or taken in condemnation or under right of eminent domain, Purchaser shall nevertheless be required to close. In the event that the amount of the costs and expenses associated with repairing or restoring the Assets affected by such casualty, and the Allocated Value determined in the same manner as a Title Defect in accordance with Section 3.5(g) for any Unit(s), Well(s), Lease(s) or PUD Lease(s) taken exceeds Fifteen Million dollars ($15,000,000), Seller must elect by written notice to Purchaser prior to Closing either (i) to cause the Assets affected by any casualty to be repaired or restored, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), (ii) to indemnify Purchaser through a document to be delivered at Closing reasonably acceptable to Seller and Purchaser, against any costs or expenses that Purchaser reasonably incurs to repair or restore the Assets subject to any casualty or (iii) to treat the costs and expenses associated with repairing or restoring the Assets affected by such casualty or the Allocated Value for any Unit(s), Well(s), Lease(s) or PUD Lease(s) taken as a breach of Seller’s representation under Section 3.1 but without regard to the limitations in Section 3.5(g). In each case, Seller shall retain all rights to insurance and other claims against third Persons with respect to the casualty or taking except to the extent the Parties otherwise agree in writing.

Section 12.5 Limitation on Actions.

(a) The representations and warranties of the Seller and Purchaser in Articles 4 (excluding Section 4.19 and the last sentence of Section 4.16) and 5 and the covenants and agreements of the Parties in Article 6, (excluding Section 6.5) and the corresponding representations and warranties given in the certificates delivered at Closing pursuant to Sections 8.2(f) and 8.3(d), as applicable, shall survive the Closing for a period of six (6) months. The representations and warranties of Seller in Section 4.19 and the last sentence of Section 4.16 shall terminate at Closing.

The remainder of this Agreement shall survive the Closing without time limit except as may otherwise be expressly provided herein. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b) The indemnities in Section 12.2(a)(iii), Section 12.2(a)(iv), Section 12.2(b)(i) and Section 12.2(b)(ii) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date. The indemnities in Section 12.2(a)(i), Section 12.2(a)(ii), Section 12.2(a)(v), Section 12.2(b)(iii) (to the extent related to Section 12.1(a), Section 12.1(b) and Section 12.1(d)) and Section 12.4 shall continue without time limit. The indemnities in Section 12.2(b)(iii) (to the extent related to Section 12.1(c), Section 12.1(e), Section 12.1(f), Section 12.1(g), Section 12.1(h) and Section 12.1(i)), Section 12.2(b)(iv), Section 12.2(b)(v), Section 12.2(b)(vi), Section 12.2(b)(vii) and Section 12.2(b)(viii) shall terminate one (1) year after the Closing, except in each case as to matters which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date.

(c) Seller shall not have any liability for any indemnification under Section 12.2 until and unless the aggregate amount of the liability for all Damages for which Claim Notices are delivered by Purchaser exceeds Fifty Million dollars ($50,000,000), and then only to the extent such Damages exceed Fifty Million dollars ($50,000,000). This Section shall not limit indemnification for the Retained Seller Obligations or for a breach of those covenants contained in Sections 6.9, 6.10 and 6.11, nor shall Damages for those matters count toward the Fifty Million dollars ($50,000,000) deductible described above.

(d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall not be required to indemnify Purchaser under this Article 12 for aggregate Damages in excess of Five Hundred Million dollars ($500,000,000); provided, however, that this Section 12.5(d) shall not limit Seller’s liability (i) with respect to the Retained Seller Obligations, (ii) for a breach of those covenants contained in Sections 6.9, 6.10 and 6.11 or (iii) with respect to Section 12.4.

(e) The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article 12 shall be reduced by the amount of insurance proceeds realized by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person or its Affiliates).

ARTICLE 13.

MISCELLANEOUS

Section 13.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 13.2 Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and delivered personally, by telecopy or by recognized courier service, as follows:

If to Seller:	Consolidated Natural Gas Company 120 Tredegar Street Richmond, Virginia 23219 Attention: Christine M. Schwab Telephone: (804) 819-2142 Facsimile: (804) 819-2214

With a copy to:	Dominion Resources, Inc. 120 Tredegar Street Richmond, Virginia 23219 Attention: Mark O. Webb Telephone: (804) 819-2140 Telecopy: (804) 819-2202

and with a copy to:	Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 Attention: David F. Asmus Telephone: (713) 229-1539 Telecopy: (713) 229-2839

If to Purchaser:	Eni Petroleum Co. Inc. 1201 Louisiana Street, Suite 3500 Houston, Texas 77002 Attention: Roberto Dall’Omo Telephone: (713) 393-6111 Telecopy: (713) 393-6212

With a copy to:	Eni Petroleum Co. Inc. 1201 Louisiana Street, Suite 3500 Houston, Texas 77002 Attention: Susan Lindberg Telephone: (713) 393-6146 Telecopy: (713) 393-6203

and with a copy to:	Bracewell & Giuliani LLP 711 Louisiana Street Houston, Texas 77002 Attention: James McAnelly III Telephone: (713) 221-1194 Telecopy: (713) 222-3241

Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

Section 13.3 Sales or Use Tax, Recording Fees and Similar Taxes and Fees. Notwithstanding anything to the contrary in Article 9, Purchaser shall bear any sales, use, excise, real property transfer or gain, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the property transfers or other transactions contemplated hereby. Should Seller or any Affiliate of Seller pay prior to Closing, or should Seller or any continuing Affiliate of Seller pay after Closing, any amount for which Purchaser is liable under this Section 13.3, Purchaser shall, promptly following receipt of Seller’s invoice, reimburse the amount paid. If such transfers or transactions are exempt from any such taxes or fees upon the filing of an appropriate certificate or other evidence of exemption, Purchaser shall timely furnish to Seller such certificate or evidence.

Section 13.4 Expenses. Except as provided in Section 6.6 and in Section 13.3, all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including without limitation, all fees and expenses of counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

Section 13.5 Replacement of Bonds, Letters of Credit and Guarantees. The Parties understand that none of the bonds, letters of credit and guarantees, if any, posted by Seller or any Affiliate of Seller with any Governmental Authority or third Person and relating to the Assets are to be transferred to Purchaser. On or before Closing, Purchaser shall obtain, or cause to be obtained in the name of Purchaser, replacements for such bonds, letters of credit and guarantees, and shall cause, effective as of the Closing, the cancellation or return to Seller of the bonds, letters of credit and guarantees posted by Seller and such Affiliates. Purchaser may also provide evidence that such replacements are not necessary as a result of existing bonds, letters of credit or guarantees that Purchaser has previously posted as long as such existing bonds, letters of credit or guarantees are adequate to secure the release of those posted by Seller.

Section 13.6 Records.

(a) Within ten (10) days after the Closing Date, Seller shall deliver or cause to be delivered to Purchaser any Records that are in the possession of Seller or its Affiliates, subject to Section 13.6(b).

(b) Seller may retain the originals of those Records relating to Tax and accounting matters and provide Purchaser, at its request, (i) with copies of such Records that pertain to non-income Tax matters solely related to the Assets or (ii) if such Records are necessary for Purchaser to adequately prepare Tax Returns or to contest a Tax Audit pursuant to Article 9 with respect to any taxable period falling partly in the Pre-Closing Period and partly in the Post-Closing Period, with copies of such Records that are required by Purchaser for such Tax Records or Tax Audit. Seller may retain copies of any other Records.

(c) Purchaser, for a period of seven (7) years following the Closing, shall:

(i) retain the Records,

(ii) provide Seller, its Affiliates, and their respective officers, employees and representatives with access to the Records during normal business hours for review and copying at Seller’s expense and

(iii) provide Seller, its Affiliates, and their respective officers, employees and representatives with access, during normal business hours, to materials received or produced after Closing relating to

(A) Seller’s obligations under Article 9 (including to prepare Tax Returns and to conduct negotiations with Tax Authorities), or

(B) any claim for indemnification made under Section 12.2 of this Agreement (excluding, however, attorney work product and attorney-client communications with respect to any such claim being brought by Purchaser under this Agreement)

for review and copying at Seller’s expense and to the Purchaser’s personnel for the purpose of discussing any such matter or claim.

Section 13.7 Name Change. As promptly as practicable, but in any case within one hundred twenty (120) days after the Closing Date, Purchaser shall eliminate the use of the name “Dominion” and variants thereof from the Assets and the E&P Business, and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates. Purchaser shall be solely responsible for any direct or indirect costs or expenses resulting from the change in use of name, and any resulting notification or approval requirements.

Section 13.8 Governing Law and Venue. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

Section 13.9 Jurisdiction; Consent to Service of Process; Waiver. Each Party to this Agreement agrees (except to the extent a dispute, controversy, or claim arising out of or in relation to or in connection with the allocation of the Purchase Price pursuant to Section 2.2, the determination of a Title Defect Amount or Title Benefit Amount pursuant to Section 3.5(i), the determination of Purchase Price adjustments pursuant to Section 8.4(b) or the determination of an Adverse Environmental Condition pursuant to Section 12.2(g)(vi) is referred to an expert pursuant to those Sections), that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any Federal or state court in the State of New York and solely in connection with claims arising under such agreement or instrument or the transactions contained in or contemplated by such agreement or instrument, (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iv) agrees that service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 13.2. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the parties to this Agreement. Each of the Parties to this Agreement hereby knowingly and intentionally, irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

Section 13.10 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 13.11 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 13.12 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 13.13 Entire Agreement. The Confidentiality Agreement, this Agreement and the documents to be executed hereunder and the Exhibits and Schedules attached hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 13.14 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by Seller and Purchaser and expressly identified as an amendment or modification.

Section 13.15 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Section 6.5 and Section 12.2(e).

Section 13.16 Guarantees. Simultaneous with the execution of this Agreement, Seller has caused Dominion Resources, Inc. (“DRI”) to deliver to Purchaser a guarantee for the performance of Seller’s obligations hereunder and any agreements executed pursuant to this Agreement in substantially the form attached hereto as Exhibit E and Purchaser has caused Eni S.p.A. (“Eni Parent”) to deliver to Seller a guarantee for the performance of Purchaser’s obligations hereunder and any agreements executed pursuant to this Agreement in substantially the form attached hereto as Exhibit F.

Section 13.17 References.

In this Agreement:

(a) References to any gender includes a reference to all other genders;

(b) References to the singular includes the plural, and vice versa;

(c) Reference to any Article or Section means an Article or Section of this Agreement;

(d) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e) Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement;

(f) References to “$” or “dollars” means United States dollars; and

(g) “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term.

Section 13.18 Construction. Purchaser is capable of making such investigation, inspection, review and evaluation of the Assets as a prudent purchaser would deem appropriate under the circumstances, including with respect to all matters relating to the Assets, their value, operation and suitability. Each of Seller and Purchaser has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof.

Section 13.19 Limitation on Damages. Notwithstanding anything to the contrary contained herein, none of Purchaser, Seller or any of their respective Affiliates shall be entitled to consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special or punitive damages suffered by third Persons for which responsibility is allocated between the Parties) and each of Purchaser and Seller, for itself and on behalf of its Affiliates, hereby expressly waives any right to consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special or punitive damages suffered by third Persons for which responsibility is allocated between the Parties).

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

SELLER:	DOMINION EXPLORATION & PRODUCTION, INC.

Name: Dennis G. Millet
Title: Vice President, Financial Management

PURCHASER:	ENI PETROLEUM CO. INC.

Name: Roberto Dall’Omo
Title: President & CEO

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-1

LEASES

NOTE:

Interest Type designations used on the following pages identify the type of interest held by Seller in each scheduled tract. The four Interest Type designations and their meanings are as follows:

OP:	A working interest for which Seller does not possess record title in the records of the Minerals Management Service.

OR:	An overriding royalty interest that has no associated working interest.

RT:	A working interest for which Seller possesses record title in the records of the Minerals Management Service.

WI	A working interest that is either OP or RT.

Exhibit A-1-1

Louisiana Leases

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L010895 / 00	OCS-G-5904	SHELL OFFSHORE INC.	07/01/1983	POPEYE (GC 116)	Original Lease	1	WI	0.50000000	GREEN CANYON BLK # 0116	ALL OF BLK 116, OCS OFFICIAL PROTRACTION DIAGRAM NG 15-3

L010896 / 00	OCS-G-5905	SHELL OFFSHORE INC.	07/01/1983	POPEYE (GC 117)	Original Lease	1	WI	0.50000000	GREEN CANYON BLK # 0117	ALL OF BLK 117, OCS OFFICIAL PROTRACTION DIAGRAM NG 15-3

L011325	OCS-G-6888	Amerada Hess Corp et al	06/01/1984	NEPTUNE (VK 826)	Original Lease	1	WI	0.50000000	VIOSCA KNOLL BLK # 00826

L011326	OCS-G-13065	Conoco Inc et al	06/01/1991	NEPTUNE (VK 869)	Original Lease	1	WI	0.50000000	VIOSCA KNOLL BLK # 00869

L011436	OCS-G-5778	GETTY OIL COMPANY, ET AL	07/01/1983	NEPTUNE (VK 825)	Original Lease	1	RT	0.50000000	VIOSCA KNOLL BLK # 825

L013272	OCS-G 18367	CNG PRODUCING COMPANY	08/01/1997	THUNDERBALL (GC 342)	Original Lease	1	RT	0.50000000	GREEN CANYON BLK # 00342	ALL

L013273	OCS-G 18376	CNG PRODUCING COMPANY	08/01/1997	PEGASUS (GC 386)	Original Lease	1	RT	0.58000000	GREEN CANYON BLK # 00386	ALL

L013290	OCS-G 18390	CNG PRODUCING COMPANY	08/01/1997	CALISTO (GC 443)	Original Lease	1	RT	0.50000000	GREEN CANYON BLK # 00443	ALL

L013535	OCS-G 19148	UNION PACIFIC RESOURCES	12/01/1997	SHINER (GB 657)	Original Lease	1	OP	0.33333330	GARDEN BANKS BLK # 657	FROM SURFACE DOWN TO THE STRATIGRAPHIC EQUIVALENT OF 18,326 FT TVD, AS SEEN IN THE DEVON OCS-G 19154 NO.1 BP NO.1 WELL.

L013536	OCS-G 19154	UNION PACIFIC RESOURCES	12/01/1997	SHINER (GB 700)	Original Lease	1	OP	0.33333330	GARDEN BANKS BLK # 700	FROM SURFACE DOWN TO THE STRATIGRAPHIC EQUIVALENT OF 18,326 FT, TVD, AS SEEN IN THE DEVON OCS-G 19154 NO. 1 BP NO.1 WELL.

L013537	OCS-G 19155	UNION PACIFIC RESOURCES	12/01/1997	SHINER (GB 701)	Original Lease	1	OP	0.33333330	GARDEN BANKS BLK # 701	FROM SURFACE DOWN TO THE STRATIGRAPHIC EQUIVQLENT OF 18,326 FT TVD, AS SEEN IN THE DEVON OCS-G 19154 NO. 1 BP NO.1 WELL.

L013538	OCS-G 19176	CNG PRODUCING COMPANY	12/01/1997	EAGLE (GB 780)	Original Lease	1	WI	1.00000000	GARDEN BANKS BLK # 780

L013539	OCS-G 19177	CNG PRODUCING COMPANY	12/01/1997	EAGLE (GB 781)	Original Lease	1	WI	1.00000000	GARDEN BANKS BLK # 781

L013540	OCS-G 19183	CNG PRODUCING COMPANY	01/01/1998	EAGLE (GB 825)	Original Lease	1	WI	1.00000000	GARDEN BANKS BLK # 825

L013638	OCS-G-13672	MOBIL OIL EXPLORATION & PROD	08/01/1992	NAUTILUS (VK 734)	Original Lease	1	OP	0.68500000	VIOSCA KNOLL BLK # 734	NE/4 NE/4, E/2 SE/4 NE/4 FROM THE SURFACE DOWN TO 15,000 FEET TVD

Exhibit A-1-2

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L015040	OCS-G 20035	CNG PRODUCING COMPANY	08/01/1998	POPEYE, WEST (GC 115)	Original Lease	1	RT	1.00000000	GREEN CANYON BLK # 115	E/2
					Original Lease	2	RT	1.00000000	GREEN CANYON BLK # 115	W/2 - BELOW 15,763 FEET

L015533	OCS-G-19908	SHELL DEEPWATER DEVELOPMENT INC.	08/01/1998	EINSET (VK 873)	Original Lease	1	RT	0.50000000	VIOSCA KNOLL BLK # 873

L015536	OCS-G-19907	SHELL DEEPWATER DEVELOPMENT INC.	08/01/1998	EINSET (VK 872)	Original Lease	1	RT	0.50000000	VIOSCA KNOLL BLK # 872

L016620	OCS-G 21177	SAMEDAN OIL CORPORATION, CNG PRODUCING C	06/01/1999	ARAPAHO (MC 595)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 595

L016621	OCS-G 21180	SAMEDAN OIL CORPORATION, CNG PRODUCING C	06/01/1999	ARAPAHO (MC 639)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 639

L016674	OCS-G 21222	CNG PRODUCING COMPANY	07/01/1999	MARICHAL (GC 691)	Original Lease	1	RT	0.66667000	GREEN CANYON BLK # 691

L016675	OCS-G 21223	CNG PRODUCING COMPANY	07/01/1999	MARICHAL (GC 692)	Original Lease	1	RT	0.66667000	GREEN CANYON BLK # 692

L018615	OCS-G 21164	CNG PRODUCING COMPANY AND MARINER ENERGY	07/01/1999	RIGEL (MC 296)	Original Lease	1	RT	0.52500000	MISSISSIPPI CANYON BLK # 296

L018726	OCS-G 19996	MARINER ENERGY, INC., ET AL	07/01/1998	DEVILS TOWER (MC 773)		1	RT	0.75000000	MISSISSIPPI CANYON BLK # 773

L018733	OCS-G 18202	CHEVRON U.S.A. INC AND TEXACO EXPLORATIO	07/01/1997	RIGEL (MC 208)	Original Lease	1	RT	0.52500000	MISSISSIPPI CANYON BLK # 208

L018734	OCS-G 18207	CHEVRON U.S.A. INC AND TEXACO EXPLORATIO	07/01/1997	RIGEL (MC 252)	Original Lease	1	RT	0.52500000	MISSISSIPPI CANYON BLK # 252

L018945	OCS-G 5896	MOBIL OIL EXPLORATION & PRODUCING SOUTHE	07/01/1983	POPEYE (GC 72)	Original Lease	1	RT	0.50000000	GREEN CANYON BLK # 0072	ALL OF BLK 72, OCS OFFICIAL PROTRACTION DIAGRAM NG 15-3

L018946	OCS-G 20034	SANTA FE ENERGY RESOURCES, INC.	08/01/1998	GRETCHEN (GC 114)	Original Lease	1	OR	0.00000000	GREEN CANYON BLK # 114	E2 - SURF TO 15,772’

L020029	OCS-G 21790	CNG PRODUCING COMPANY	05/01/2000	FRONT RUNNER (GC 338)		1	RT	0.37500000	GREEN CANYON BLK # 338

L020030	OCS-G 21791	CNG PRODUCING COMPANY	05/01/2000	FRONT RUNNER (GC 339)		1	RT	0.37500000	GREEN CANYON BLK # 339

L020351	OCS-G 21822	SAMEDAN OIL CORPORATION, ET AL	06/01/2000	RAINMAKER (GC 958)		1	RT	0.31250000	GREEN CANYON BLK # 958

L020352	OCS-G 21828	CNG PRODUCING COMPANY	06/01/2000	TURNBERRY (AT 91)		1	RT	0.60000000	ATWATER VALLEY BLK # 91

L020353	OCS-G 21829	CNG PRODUCING COMPANY	06/01/2000	TURNBERRY (AT 92)		1	RT	0.60000000	ATWATER VALLEY BLK # 92

L020371	OCS-G 21752	CNG PRODUCING COMPANY, ET AL	06/01/2000	SEVENTEEN HANDS (MC 299)		1	RT	0.37500000	MISSISSIPPI CANYON BLK # 299

L020372	OCS-G 21778	CNG PRODUCING COMPANY, ET AL	06/01/2000	THUNDER HAWK (MC 734)		1	RT	0.25000000	MISSISSIPPI CANYON BLK # 734

L020375	OCS-G 21805	CNG PRODUCING COMPANY, ET AL	06/01/2000	PALMER (GC 603)		1	RT	0.75000000	GREEN CANYON BLK # 603

Exhibit A-1-3

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L020383	OCS-G 21811	CNG PRODUCING COMPANY, ET AL	07/01/2000	MEDINAH (GC 679)		1	OR	0.00000000	GREEN CANYON BLK # 679	E/2, FROM SURFACE DOWN TO THE STRATIGRAPHIC EQUIVALENT OF 16,048’, TVD, (17,315”MD) AS SEEN IN THE KERR-MCGEE OCS-G 21811 NO. 1 (ST#1) WELL. W/2
						3	RT	0.37500000	GREEN CANYON BLK # 679

L020682	OCS-G 21224	MARINER ENERGY, INC., ET AL	07/01/1999	MIGHTY JOE YOUNG (GC 737)	Original Lease	1	RT	0.45000000	GREEN CANYON BLK # 737

L021214	OCS-G 18324	KERR MCGEE & AGIP PETROLEUM	08/01/1997	HURRICANE (GC40)	Original Lease	1	RT	0.25000000	GREEN CANYON BLK # 40

L021216	OCS-G 18184	MARINER ENERGY INC	07/01/1997	HURRICANE (EW966)	Original Lease	1	OP	0.10000000	EWING BANK BLK # 966	ALL OF BLOCK 966, EWING BANK, INSOFAR ONLY AS LEASE COVERS DEPTHS BELOW 12,200 FT TVD.

L021287	OCS-G 22991	DOMINION EXPLORATION & PRODUCTION	05/01/2001	PARLAY (GC 750)		1	RT	1.00000000	GREEN CANYON BLK # 750

L021288	OCS-G 23017	DOMINION EXPLORATION & PRODUCTION	05/01/2001	TURNBERRY S (AT 136)		1	RT	1.00000000	ATWATER VALLEY BLK # 136

L021289	OCS-G 22941	DOMINION, MURPHY EXPL, SPINNAKER	05/01/2001	GREEN CANYON 336		1	RT	0.37500000	GREEN CANYON BLK # 336

L021290	OCS-G 22942	DOMINION, MURPHY EXPL, SPINNAKER	05/01/2001	CLOSER (GC 337)		1	RT	0.37500000	GREEN CANYON BLK # 337

L021291	OCS-G 22951	DOMINION, MURPHY EXPL, SPINNAKER	05/01/2001	LEXINGTON (GC383 N2;SE4)		1 2	RT RT	0.37500000 0.37500000	GREEN CANYON BLK # 383 GREEN CANYON BLK # 383	N/2; SE/4 SW/4

L021292	OCS-G 22958	DOMINION, MURPHY EXPL, SPINNAKER	05/01/2001	EXACTA BOX (GC427 W2)		1 2	RT RT	0.37500000 0.37500000	GREEN CANYON BLK # 427 GREEN CANYON BLK # 427	W/2 E/2

L021293	OCS-G 22965	DOMINION, MURPHY EXPL, SPINNAKER	05/01/2001	LECOMTE (GC 471)		1	RT	0.37500000	GREEN CANYON BLK # 471

L021393	OCS-G 23016	DOMINION EXPL & SPINNAKER EXPL	06/01/2001	FULL ODDS (AT 112)		1	RT	0.50000000	ATWATER VALLEY BLK # 112

L021400	OCS-G 22959	DOMINION, MURPHY EXPL, SPINNAKER	06/01/2001	LECOMTE (GC 428)		1	RT	0.37500000	GREEN CANYON BLK # 428

L021401	OCS-G 22917	DOMINION EXPLORATION & PRODUCTION	06/01/2001	BOX CARS (MC955)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 955

L021402	OCS-G 22972	DOMINION EXPL, SPINNAKER EXPL	07/01/2001	YANKEE CLIPPER (GC 513)		1	RT	0.50000000	GREEN CANYON BLK # 513

L021403	OCS-G 22980	DOMINION EXPL, SPINNAKER EXPL	07/01/2001	YANKEE CLIPPER (GC 557)		1	RT	0.50000000	GREEN CANYON BLK # 557

L021642	OCS-G 22948	DOMINION, MURPHY EXPL, SPINNAKER	07/01/2001	COOL PAPA (GC 380)		1	RT	0.37500000	GREEN CANYON BLK # 380

L021710	OCS-G 22950	DOMINION, MURPHY EXPL, SPINNAKER	07/01/2001	QUATRAIN (GC 382)		1	RT	0.37500000	GREEN CANYON BLK # 382

Exhibit A-1-4

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L021711	OCS-G 22957	DOMINION, MURPHY EXPL, SPINNAKER	07/01/2001	EXACTA BOX (GC 426)		1	RT	0.37500000	GREEN CANYON BLK # 426

L021748	OCS-G 22949	SPINNAKER EXPLORATION COMPANY LLC	07/01/2001	CLOSER (GC 381)		1	RT	0.37500000	GREEN CANYON BLK # 381

L021749	OCS-G 22956	SPINNAKER EXPLORATION COMPANY LLC	07/01/2001	BADGERS (GC425)		1	RT	0.37500000	GREEN CANYON BLK # 425

L021786	OCS-G 21806	VASTAR RESOURCES INC	07/01/2000	PALMER (GC 604)	Original Lease	1	RT	0.75000000	GREEN CANYON BLK # 604

L021872	OCS-G 19988	CHEVRON USA, TEXACO EXPLORATION	05/01/1998	TRITON SHALLOW (MC729)	Original Lease	1	OP	0.75000000	MISSISSIPPI CANYON BLK # 729

L021873	OCS-G 16647	CHEVRON USA, TEXACO EXPLORATION	09/01/1996	TRITON SHALLOW (MC772)	Original Lease	1	OP	0.75000000	MISSISSIPPI CANYON BLK # 772	ENTIRE BLOCK LESS & EXCEPT E/2 NE/4 AND NE/4 SE/4, CONTAINING APPROXIMATELY 4680.0 ACRES.
						2	OP	0.75000000	MISSISSIPPI CANYON BLK # 772	E/2 NE/4 AND NE/4 SE/4, CONTAINING APPROXIMATELY 1080.0 ACRES.

L021892	OCS-G 16644	CHEVRON USA, TEXACO EXPLORATION	09/01/1996	TRITON SHALLOW (MC728)	Original Lease	1	OP	0.75000000	MISSISSIPPI CANYON BLK # 728

L021966	OCS-G 23504	DOMINION EXPLORATION ET AL	02/01/2002	MANISTEE (DC309)		1	RT	0.40000000	DESOTO CANYON BLK # 309

L021967	OCS-G 23505	DOMINION EXPLORATION ET AL	02/01/2002	CLARK FORK (DC311)		1	RT	0.40000000	DESOTO CANYON BLK # 311

L021968	OCS-G 23524	DOMINION EXPLORATION ET AL	02/01/2002	NIOBRARA (DC577)		1	RT	0.66666667	DESOTO CANYON BLK # 577

L021969	OCS-G 23528	DOMINION EXPLORATION ET AL	02/01/2002	SPIDERMAN (DC620)		1	RT	0.36666670	DESOTO CANYON BLK # 620

L022014	OCS-G 23526	DOMINION EXPLORATION ET AL	02/01/2002	SAN JACINTO (DC618)		1	RT	0.53333330	DESOTO CANYON BLK # 618

L022221	OCS-G 24060	DOMINION EXPLORATION ET AL	06/01/2002	ODD JOB (MC 215)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 215

L022222	OCS-G 24107	DOMINION EXPLORATION & PRODUCTION	06/01/2002	GOLDFINGER (MC 771)		1	RT	0.75000000	MISSISSIPPI CANYON BLK # 771

L022267	OCS-G 24125	DOMINION EXPLORATION ET AL	06/01/2002	MONEY PENNY (MC 907)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 907

L022268	OCS-G 24124	DOMINION EXPLORATION ET AL	06/01/2002	MONEY PENNY (MC 906)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 906

L022284	OCS-G 24073	DOMINION EXPLORATION ET AL	06/01/2002	SEVENTEEN HANDS SOUTH (MC 343)		1	RT	0.37500000	MISSISSIPPI CANYON BLK # 343

L022285	OCS-G 21188	SAMEDAN OIL CORPORATION ET AL	07/01/1999	SLAMMER (MC 849)	Original Lease	1	RT	0.30000000	MISSISSIPPI CANYON BLK # 849

L022350	OCS-G 24215	DOMINION EXPLORATION ET AL	06/01/2002	CASINO ROYALE (AT 68)		1	RT	0.50000000	ATWATER VALLEY BLK # 68

L022351	OCS-G 24218	DOMINION EXPLORATION ET AL	07/01/2002	VESPER (AT 113)		1	RT	0.50000000	ATWATER VALLEY BLK # 113

Exhibit A-1-5

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L022352	OCS-G 24219	DOMINION EXPLORATION ET AL	07/01/2002	VESPER (AT 114)		1	RT	0.50000000	ATWATER VALLEY BLK # 114

L022353	OCS-G 24224	DOMINION EXPLORATION ET AL	07/01/2002	VESPER (AT 157)		1	RT	0.50000000	ATWATER VALLEY BLK # 157

L022360	OCS-G 24210	DOMINION EXPLORATION ET AL	06/01/2002	GOLDENEYE (AT 26)		1	RT	0.50000000	ATWATER VALLEY BLK # 26

L022361	OCS-G 24216	DOMINION EXPLORATION ET AL	06/01/2002	GOLDENEYE (AT 70)		1	RT	0.50000000	ATWATER VALLEY BLK # 70

L022362	OCS-G 24049	DOMINION EXPLORATION ET AL	06/01/2002	ZORIN (MC 124)		1	RT	0.33333350	MISSISSIPPI CANYON BLK # 124

L022363	OCS-G 24050	DOMINION EXPLORATION ET AL	06/01/2002	007 (MC 125)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 125

L022371	OCS-G 24038	DOMINION EXPLORATION ET AL	07/01/2002	CANASTA (MC 36)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 36

L022373	OCS-G 24058	DOMINION EXPLORATION ET AL	07/01/2002	ODD JOB (MC 213)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 213

L022374	OCS-G 24059	DOMINION EXPLORATION ET AL	07/01/2002	ODD JOB (MC 214)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 214

L022523	OCS-G 24131	DOMINION EXPLORATION ET AL	07/01/2002	Q (MC 960)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 960

L022524	OCS-G 24135	DOMINION EXPLORATION ET AL	07/01/2002	Q (MC 1004)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 1004

L022525	OCS-G 24136	DOMINION EXPLORATION ET AL	07/01/2002	Q (MC 1005)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 1005

L022538	OCS-G 24086	DOMINION EXPLORATION ET AL	07/01/2002	MR OCTOBER (MC 515)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 515

L022539	OCS-G 24055	DOMINION EXPLORATION ET AL	08/01/2002	SHAKEN (MC 209)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 209

L022540	OCS-G 24056	DOMINION EXPLORATION ET AL	08/01/2002	NOT STIRRED (MC 210)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 210

L023039	OCS-G 24474	DOMINION EXPLORATION ET AL	12/01/2002	GOLD RUSH (GB293)		1	RT	0.75000000	GARDEN BANKS BLK # 293

L023040	OCS-G 24482	DOMINION EXPLORATION ET AL	12/01/2002	GOLD RUSH (GB337)		1	RT	0.75000000	GARDEN BANKS BLK # 337

L023622	OCS-G 25100	DOMINION EXPLORATION ET AL	05/01/2003	DOUBLOON (MC641)		1	RT	0.75000000	MISSISSIPPI CANYON BLK # 641

L023623	OCS-G 25101	DOMINION EXPLORATION ET AL	05/01/2003	DOUBLOON (MC685)		1	RT	0.75000000	MISSISSIPPI CANYON BLK # 685

L023624	OCS-G 25105	DOMINION EXPLORATION & PRODUCTION	05/01/2003	MASK (MC824)		1	RT	1.00000000	MISSISSIPPI CANYON BLK # 824

L023625	OCS-G 25102	DOMINION EXPLORATION & PRODUCTION	05/01/2003	EXTRAVAGANZA (MC690)		1	RT	0.37500000	MISSISSIPPI CANYON BLK # 690

L023629	OCS-G 25106	DOMINION EXPLORATION & PRODUCTION ET AL	05/01/2003	SLAM WEST (MC892)		1	RT	0.30487960	MISSISSIPPI CANYON BLK # 892

Exhibit A-1-6

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L024019	OCS-G 25140	DOMINION EXPLORATION,MURPHY EXPLORATION	07/01/2003	THUNDERBALL (GC341)		1	RT	0.50000000	GREEN CANYON BLK # 341

L024020	OCS-G 25142	DOMINION EXPLORATION,MURPHY EXPLORATION	07/01/2003	PEGASUS (GC385)		1	RT	0.58000000	GREEN CANYON BLK # 385

L024570	OCS-G 23529	ANADARKO PETROLEUM CORPORATION	02/01/2002	SPIDERMAN (DC621)	Original Lease	1	RT	0.36666670	DESOTO CANYON BLK # 621

L024730	OCS-G 25670	DOMINION EXPLORATION & PRODUCTION INC	12/01/2003	GOLD RUSH (GB292)		1	RT	0.75000000	GARDEN BANKS BLK # 292

L024991	OCS-G 25859	DOMINION EXPLORATION & PRODUCTION INC ET	03/01/2004	URUBAMBA (DC663)		1	RT	0.66666670	DESOTO CANYON BLK # 663

L024992	OCS-G 25861	DOMINION EXPLORATION & PRODUCTION INC	03/01/2004	MARANON NORTH (DC707)		1	RT	1.00000000	DESOTO CANYON BLK # 707

L024993	OCS-G 25862	DOMINION EXPLORATION & PRODUCTION INC	03/01/2004	MARANON SOUTH (DC751)		1	RT	1.00000000	DESOTO CANYON BLK # 751

L025426	OCS-G 23527	KERR-MCGEE OIL & GAS CORPORATION	02/01/2002	SAN JACINTO (DC619)	Original Lease	1	RT	0.53333330	DESOTO CANYON BLK # 619

L025546	OCS-G 26365	DOMINION EXPLORATION & PRODUCTION INC ET	05/01/2004	VESPER (AT 158)		1	RT	0.50000000	ATWATER VALLEY BLK # 158

L025723	OCS-G 26298	DOMINION EXPLORATION & PRODUCTION INC	05/01/2004	SOONER (GC 208)		1	RT	1.00000000	GREEN CANYON BLK # 208

L025724	OCS-G 26299	DOMINION EXPLORATION & PRODUCTION INC	05/01/2004	SOONER (GC 209)		1	RT	1.00000000	GREEN CANYON BLK # 209

L025725	OCS-G 26281	DOMINION EXPLORATION & PRODUCTION INC ET	05/01/2004	Q (MC 961)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 961

L025782	OCS-G 26363	DOMINION EXPLORATION & PRODUCTION INC ET	07/01/2004	CLAYMORE (AT 96)		1	RT	0.50000000	ATWATER VALLEY BLK # 96

L026407	OCS-G 23508	MARATHON OIL COMPANY ET AL	02/01/2002	WEST RAPTOR (DC401)	Original Lease	1	OP	0.20835000	DESOTO CANYON BLK # 401	ENTIRE BLOCK FROM SURFACE DOWN TO THE STRATIGRAPHIC EQUIVALENT OF 15,600 FT TVD, AS SEEN IN THE DOMINION OCS-G 23511 NO. 1 WELL

L026408	OCS-G 23511	MARATHON OIL COMPANY ET AL	03/01/2002	WEST RAPTOR (DC445)	Original Lease	1	OP	0.20835000	DESOTO CANYON BLK # 445	ENTIRE BLOCK FROM SURFACE DOWN TO THE STRATIGRAPHIC EQUIVALENT OF 15,600 FT TVD, AS SEEN IN THE DOMINION OCS-G 23511 NO. 1 WELL

L026409	OCS-G 23514	MARATHON OIL COMPANY ET AL	03/01/2002	WEST RAPTOR (DC489)	Original Lease	1	OP	0.20835000	DESOTO CANYON BLK # 489	ENTIRE BLOCK FROM SURFACE DOWN TO THE STRATIGRAPHIC EQUIVALENT OF 15,600 FT TVD, AS SEEN IN THE DOMINION OCS-G 23511 NO. 1 WELL

L026770	OCS-G 25131	UNION OIL COMPANY OF CALIFORNIA ET AL	06/01/2003	CHILKOOT (GC232)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 232

Exhibit A-1-7

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L026771	OCS-G 25136	UNION OIL COMPANY OF CALIFORNIA ET AL	06/01/2003	CHILKOOT (GC276)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 276

L026772	OCS-G 25138	UNION OIL COMPANY OF CALIFORNIA ET AL	06/01/2003	CHILKOOT (GC319)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 319

L026773	OCS-G 25139	UNION OIL COMPANY OF CALIFORNIA ET AL	07/01/2003	CHILKOOT (GC320)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 320

L026774	OCS-G 25141	UNION OIL COMPANY OF CALIFORNIA ET AL	07/01/2003	CHILKOOT (GC364)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 364

L026775	OCS-G 25145	UNION OIL COMPANY OF CALIFORNIA ET AL	05/01/2003	CHILKOOT (GC408)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 408

L026776	OCS-G 25170	UNION OIL COMPANY OF CALIFORNIA ET AL	07/01/2003	WINTER PARK (GC583)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 583

L026777	OCS-G 25174	UNION OIL COMPANY OF CALIFORNIA ET AL	07/01/2003	WINTER PARK (GC627)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 627

L026778	OCS-G 25175	UNION OIL COMPANY OF CALIFORNIA ET AL	07/01/2003	WINTER PARK (GC628)	Original Lease	1	RT	0.10000000	GREEN CANYON BLK # 628

L027050	OCS-G 27439	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2005	TAYLOR (DC797)		1	RT	0.50000000	DESOTO CANYON BLK # 797

L027059	OCS-G 27309	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2005	THUNDER RIDGE (MC780)		1	RT	0.25000000	MISSISSIPPI CANYON BLK # 780

L027061	OCS-G 27322	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	MERMAID (MC997)		1	RT	1.00000000	MISSISSIPPI CANYON BLK # 997

L027062	OCS-G 27314	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	COOTER BROWN (MC828)		1	RT	1.00000000	MISSISSIPPI CANYON BLK # 828

L027090	OCS-G 27291	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2005	THUNDER RIDGE (MC648)		1	RT	0.25000000	MISSISSIPPI CANYON BLK # 648

L027091	OCS-G 27306	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2005	THUNDER RIDGE (MC736)		1	RT	0.25000000	MISSISSIPPI CANYON BLK # 736

L027092	OCS-G 27310	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2005	THUNDER RIDGE (MC781)		1	RT	0.25000000	MISSISSIPPI CANYON BLK # 781

L027093	OCS-G 27312	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2005	THUNDERBIRD (MC819)		1	RT	0.25000000	MISSISSIPPI CANYON BLK # 819

L027094	OCS-G 27296	DOMINION EXPLORATION & PRODUCTION INC	07/01/2005	HALF MOON (MC670)		1	RT	1.00000000	MISSISSIPPI CANYON BLK # 670

L027095	OCS-G 27378	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	SAZERAC (WR287)		1	RT	1.00000000	WALKER RIDGE BLK # 287

L027096	OCS-G 27379	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	SAZERAC (WR288)		1	RT	1.00000000	WALKER RIDGE BLK # 288

L027097	OCS-G 27384	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	SAZERAC (WR332)		1	RT	1.00000000	WALKER RIDGE BLK # 332

L027215	OCS-G 27347	DOMINION EXPLORATION & PRODUCTION INC ET	07/01/2005	CHILKOOT NORTH (GC277)		1	RT	0.13000000	GREEN CANYON BLK # 277

L027216	OCS-G 27356	DOMINION EXPLORATION & PRODUCTION INC ET	07/01/2005	ZEPPELIN (GC489)		1	RT	0.50000000	GREEN CANYON BLK # 489

L027219	OCS-G 27247	DOMINION EXPLORATION & PRODUCTION INC	07/01/2005	CROWN & ANCHOR (VK960)		1	RT	1.00000000	VIOSCA KNOLL BLK # 960

Exhibit A-1-8

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L027220	OCS-G 27249	DOMINION EXPLORATION & PRODUCTION INC	07/01/2005	CROWN & ANCHOR (VK1004)		1	RT	1.00000000	VIOSCA KNOLL BLK # 1004

L028342	OCS-G 16645	CHEVRON USA INC ET AL	07/01/1996	THUNDER RIDGE (MC737)	Original Lease	1	RT	0.25000000	MISSISSIPPI CANYON BLK # 737	W/2, ALL DEPTHS

L028366	OCS-G 22837	MURPHY EXPLORATION & PRODUCTION COMPANY	07/01/2001	CROWN & ANCHOR (VK959)	Original Lease	1	RT	1.00000000	VIOSCA KNOLL BLK # 959

L028367	OCS-G 28031	DOMINION EXPLORATION & PRODUCTION INC	05/01/2006	PROWLER (MC957)		1	RT	1.00000000	MISSISSIPPI CANYON BLK # 957

L028368	OCS-G 28035	DOMINION EXPLORATION & PRODUCTION INC	05/01/2006	PROWLER (MC1001)		1	RT	1.00000000	MISSISSIPPI CANYON BLK # 1001

L028383	OCS-G 28005	DOMINION EXPLORATION & PRODUCTION INC	06/01/2006	FOUR WINDS (MC435)		1	RT	1.00000000	MISSISSIPPI CANYON BLK # 435

L028384	OCS-G 16640	BHP PETROLEUM (GOM) INC	07/01/1996	THUNDER RIDGE (MC693)	Original Lease	1	RT	0.25000000	MISSISSIPPI CANYON BLK # 693	W/2, ALL DEPTHS

L028385	OCS-G 28129	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2006	PALOMINO (AT428)		1	RT	0.62500000	ATWATER VALLEY BLK # 428

L028386	OCS-G 28130	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2006	PALOMINO (AT429)		1	RT	0.62500000	ATWATER VALLEY BLK # 429

L028392	OCS-G 28029	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2006	SILVERADO (MC945)		1	RT	0.50000000	MISSISSIPPI CANYON BLK # 945

L028431	OCS-G 16865	SHELL OFFSHORE INC	08/01/1996	CLAYMORE (AT 140)	Original Lease	1	RT	0.31500000	ATWATER VALLEY BLK # 140

L028433	OCS-G 24221	ENTERPRISE OIL GULF OF MEXICO INC	07/01/2002	CLAYMORE (AT 141)	Original Lease	1	RT	0.31500000	ATWATER VALLEY BLK # 141

L028434	OCS-G 28090	STEPHENS PRODUCTION COMPANY LLC ET AL	05/01/2006	MARICHAL (GC 648)	Original Lease	1	RT	0.66667000	GREEN CANYON BLK # 648

L028435	OCS-G 30938	DOMINION EXPLORATION & PRODUCTION INC	11/01/2006	KEATHLEY CANYON 204		1	RT	1.00000000	KEATHLEY CANYON BLK # 204

L028436	OCS-G 30939	DOMINION EXPLORATION & PRODUCTION INC	11/01/2006	KEATHLEY CANYON 205		1	RT	1.00000000	KEATHLEY CANYON BLK # 205

L028437	OCS-G 30940	DOMINION EXPLORATION & PRODUCTION INC	11/01/2006	KEATHLEY CANYON 206		1	RT	1.00000000	KEATHLEY CANYON BLK # 206

Exhibit A-1-9

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L003128 / 00	OCS-G-0986	CNG PRODUCING COMPANY	06/01/1962	EUGENE ISL 272 S-ADD	Original Lease	1	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00272	EUGENE ISLAND SOUTH ADDITION PORTION (NON-PARTICIPATING) UNITIZED ALL DEPTHS NW/4, N/2 SW/4, SW/4 SW/4, W/2 SE/4 SW/4, NW/4 NE/4, N/2 SW/4 NE/4, SW/4 SW/4 NE/4, N/2 NE/4 NE/4, NW/4 NW/4 SE/4
						2	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00272

EUGENE ISLAND SOUTH ADDITION PARTICIPATION AREA

E/2 SE/4; SW/4 SE/4; E/2 NW/4 SE/4; SW/4 NW/4 SE/4; E/2 SE/4 SW/4; SE/4 SW/4 NE/4; SW/4 NE/4 NE/4; SE/4 NE/4; SE/4 NE/4 NE/4 DEPTH - BELOW BASE 4,900’ B SAND & FURTHER BELOW 10,000’ HELD BY EUGENE ISLAND UNIT 273

L003130 / 00	OCS-G-0991	FOREST OIL CORPORATION	06/01/1962	EUGENE ISL 284 S-ADD	Original Lease	1	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00284	NON-PARTICIPATING AREA NE/4; SE/4; E/2 SE/4 NW/4; E/2 SW/4; SW/4 SW/4; SE/4 NW/4 SW/4; SE/4 NE/4 NW/4 AS TO DEPTHS BELOW 10,000’ HELD BY EUGENE ISLAND 273 UNIT

						2	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00284	PARTICIPATION AREA NE/4 NE/4 NW/4; W/2 E/2 NW/4; W/2 NW/4; W/2 NW/4 SW/4; NE/4 NW/4 SW/4 DEPTH - BELOW BASE OF 4900 B SAND & FURTHER BELOW 10,000’ HELD BY EUGENE ISLAND 273 UNIT

Exhibit A-1-10

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L003131 / 00	OCS-G-0993	FOREST OIL CORPORATION	06/01/1962	EUGENE ISL 286 S-ADD	Original Lease	1	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00286	S/2NW/4SW/4, NW/4NW/4SW/4, SE/4SE/4, NE/4SE/4, NE/4SW/4SE/4, N/2NW/4SE/4, SE/4NW/4SE/4 HELD BY EUGENE ISLAND 292 UNIT (NON-PARTICIPATING) IN RIGHTS BELOW 10,000’

						2	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00286	NW/4SW/4SE/4, S/2SW/4SE/4, S/2SW/4, NE/4SW/4, NE/4NW/4SW/4, SW/4 NW/4 SE/4 HELD BY UNIT (PARTICIPATING) LIMITED TO RIGHTS BELOW 10,000’

						5	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00286	E/2SW/4NW/4, E/2NW/4NW/4, W/2NW/4NW/4, N/2NE/4NW/4, NW/4NW/4NE/4, SE/4NE/4 BELOW STRAT. EQUIV. OF 6611’ HELD BY EUGENE ISLAND 292 UNIT (NON-PARTICIPATING) & FURTHER LIMITED TO RIGHTS BELOW 10,000’

						6	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00286	NE/4NE/4, NE/4NW/4NE/4, S/2NW/4NE/4, SW/4NE/4, SE/4NW/4, S/2NE/4NW/4, W/2SW/4NW/4, SE/4NW/4NW/4 BELOW STRAT. EQUIV. OF 6611’ HELD BY EUGENE ISLAND 292 UNIT (PARTICIPATING) LIMITED FURTHER TO RIGHTS BELOW 10,000’ SENWNW IS A DUPLICATE OF ACREAGE ON TRACT 3, PROBABLY AN ERROR.

L003132 / 00	OCS-G-1979P	FOREST OIL CORPORATION	08/01/1970	EUGENE ISL 287 S/2, S/ 2N/2	Original Lease	1	OR	0.00000000	EUGENE ISLAND BLK # 00287	EUGENE ISLAND 287 S/2; S/2 N/2 AS TO DEPTHS BELOW 10,000’

Exhibit A-1-11

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L003133 / 00	OCS-G-0994	FOREST OIL CORPORATION	06/01/1962	EUGENE ISL 292 S-ADD	Original Lease	1	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00292	EUGENE ISLAND, SOUTH ADDITION (NON-PARTICIPATING) DESCRIBED AS FOLLOWS: N/2 NE/4; N/2 SW/4 NE/4; SW/4 SW/4 NE/4; W/2 W/2 SE/4; W/2(47 ALIQUOTS) HELD BY EUGENE ISLAND BLOCK 292 UNIT AS TO RIGHTS BELOW 10,000’

						2	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00292	EUGUNE ISLAND, SOUTH ADDITION (PARTICIPATING) DESCRIBED AS FOLLOWS: SE/4 NE/4; SE/4 SW/4 NE/4; E/2 SE/4; E/2 W/2 SE/4 HELD BY EUGENE ISLAND 292 UNIT (17 ALIQUOTS) AS TO RIGHTS BELOW 10,000’

L003134 / 00	OCS-G-0995	FOREST OIL CORPORATION	06/01/1962	EUGENE ISL 293 S-ADD	Original Lease	1	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00293	NE/4SW/4NW/4, NE/4SE/4, SE/4SE/4, SW/4SE/4, SE/4SW/4, SE/4NE/4, E/2SW/4NE/4, NW/4SW/4NE/4 AS TO RIGHTS BELOW 10,000’ NON-PARTICIPATING

						2	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00293	SW/4SW/4, NW/4SW/4, S/2SW/4NW/4, NW/4SW/4NW/4, SW/4SW/4NE/4 AS TO RIGHTS BELOW 10,000’ PARTICIPATING ACS IN EUGENE ISLAND 292 UNIT

						3	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00293	NE/4 NE/4 NON-PARTICIPATING ACS BELOW 10,000’ HELD BY EUGENE ISLAND 292 UNIT

						4	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00293	N/2SE/4NW/4, E/2NW/4SE/4 NP ACS AS TO RIGHTS BELOW 10,000’ HELD BY EUGENE ISLAND 292 UNIT

						5	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00293	N/2NW/4, NW/4NE/4 PARTICIPATING ACRES DEPTH - BELOW 10,000 HELD BY EUGENE ISLAND 292 UNIT

						6	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00293	NE/4SW/4, W/2NW/4SE/4, S/2SE/4NW/4 PARTICIPATING ACS DEPTH - BELOW 10,000 HELD BY EUGENE ISLAND 292 UNIT

Exhibit A-1-12

	Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
*	L003136 / 00	OCS-G-0996	FOREST OIL CORPORATION	06/01/1962	EUGENE ISL 308 S-ADD	Original Lease	4	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00308	EUGENE ISLAND SOUTH ADDITION BLK 308 (PARTICIPATING) DESCRIBED AS FOLLOWS: N/2 NW/4 NW/4; SW/4 NW/4 SW/4; W/2 SW/4 SW/4 DEPTH 10,000’ DOWN HELD BY EUGENE ISLAND 292 UNIT

	L003137 / 00	OCS-G-0997	FOREST OIL CORPORATION	06/01/1962	EUGENE ISL 309 S-ADD	Original Lease	1	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00309	(NON-PARTICIPATING) DESCRIBED AS FOLLOWS: S/2 NE/4 NE/4; SE/4 NE/4; NW/4 NW/4 NE/4; SE/4 NW/4 NE/4; E/2 SW/4 NE/4; N/2 NE/4 NW/4; N/2 NW/4 NW/4 HELD BY EUGENE ISLAND UNIT 292 AS TO DEPTHS BELOW 10,000’

							2	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00309	(PARTICIPATING) DESCRIBED AS FOLLOWS: N/2 NE/4 NE/4; NE/4 NW/4 NE/4; SW/4 NW/4 NE/4; W/2 SW/4 NE/4; S/2 NW/4 NW/4; S/2 NE/4 NW/4; S/2 NW/4; HELD BY EUGENE ISLAND 292 UNIT AS TO DEPTHS BELOW 10,000’

							7	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00309	NWNWSE NON - PARTICIPATING INC IN EI392 UNIT BELOW 10,000’

							8	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00309	(PARTICIPATING) DESCRIBED AS FOLLOWS: NE/4 NW/4 SE/4; S/2 NW/4 SE/4; SW/4 SE/4; E/2 SE/4 HELD BY EUGENE ISLAND 292 UNIT BELOW 10,000

	L003138 / 00	OCS-G-1981	FOREST OIL CORPORATION	09/01/1970	EUGENE ISL 314 N/2 S-ADD	Original Lease	1	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00314	N/2 NE/4 BELOW 10,000’

							2	OR	0.00000000	EUGENE ISLAND, SOUTH ADDITION BLK # 00314	S2N2 BELOW 10,000

	L003197 / 00	OCS-G-1027	PAN AMERICAN PETROLEUM CORP	06/01/1962	SHIP SHOAL 246 S-ADD	Original Lease	1	OR OP	0.00000000 0.80691980	SHIP SHOAL, SOUTH ADDITION BLK # 246

Exhibit A-1-13

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L003198 / 00	OCS-G-1028	FOREST OIL CORPORATION	06/01/1962	SHIP SHOAL 247 S-ADD	Original Lease	1	RT	0.31666600	SHIP SHOAL, SOUTH ADDITION BLK # 247 SHIP SHOAL, SOUTH ADDITION BLK # 00247	SHIP SHOAL, SOUTH ADDITION HELD BY SHIP SHOAL 271 UNIT (NON-PARTICIPATING) NW/4 NW/4; NE/4 NW/4; N/2 SW/4 NW/4 (10 ALIQUOTS)

						2	RT	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 247 SHIP SHOAL, SOUTH ADDITION BLK # 00247	SHIP SHOAL, SOUTH ADDITION HELD BY SHIP SHOAL 271 UNIT (PARTICIPATING) SW/4 SW/4 SE/4; N/2 SE/4; SE/4 SE/4; N/2 SW/4 SE/4; SE/4 SW/4 SE/4 (16 ALIQUOTS)

						3	RT	0.31666600	SHIP SHOAL, SOUTH ADDITION BLK # 247 SHIP SHOAL, SOUTH ADDITION BLK # 00247	SHIP SHOAL, SOUTH ADDITION HELD BY 271 UNIT (PARTICIPATING) NE/4; SE/4 NW/4; S/2 SW/4 NW/4 (22 ALIQUOTS)

						4	RT	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 247 SHIP SHOAL, SOUTH ADDITION BLK # 00247	SHIP SHOAL, SOUTH ADDITION HELD BY SHIP SHOAL 271 UNIT (PARTICIPATING) SW/4 (16 ALIQUOTS)

L003199 / 00	OCS-G-1030	FOREST OIL CORPORATION	06/01/1962	SHIP SHOAL 249 S-ADD	Original Lease	1	OP	0.39571460	SHIP SHOAL, SOUTH ADDITION BLK # 00249	SE/4 NW/4; S/2 SW/4 NW/4 HELD BY UNIT (NON-PARTICIPATING) SURFACE TO 15108’

L003199 / 00	OCS-G-1030	FOREST OIL CORPORATION	06/01/1962	SHIP SHOAL 249 S-ADD	Original Lease	2	OP	0.48850000	SHIP SHOAL, SOUTH ADDITION BLK # 00249	NE/4 AND S/2 HELD BY UNIT (NON-PARTICIPATING) DEPTH - SURFACE TO 15108’

						3	OP	0.39571460	SHIP SHOAL, SOUTH ADDITION BLK # 00249	N/2 NW/4; N/2 SW/4 NW/4 HELD BY UNIT (PARTICIPATING) DEPTH - SURFACE TO 15108’

Exhibit A-1-14

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L003201 / 00	OCS-G-1037	FOREST OIL CORPORATION	06/01/1962	SHIP SHOAL 270 S-ADD	Original Lease	1	RT	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 00270	(NON-PARTICIPATING) HELD BY SHIP SHOAL BLOCK 271 UNIT DESCRIBED AS FOLLOWS: N/2; SE/4; N/2 SW/4; SE/4 SW/4; E/2 SW/4 SW/4

						2	RT	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 00270	(PARTICIPATING) HELD BY SHIP SHOAL 271 UNIT DESCRIBED AS FOLLOWS: W/2 SW/4 SW/4

L003202 / 00	OCS-G-1038	FOREST OIL CORPORATION	06/01/1962	SHIP SHOAL 271 S-ADD	Original Lease	1	WI	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 00271	SHIP SHOAL, SOUTH ADDITION N/2 N/2; NE/4 SW/4 NW/4; NW/4 SW/4 NW/4; NE/4 SE/4 NE/4; NW/4 SE/4 NE/4 HELD BY UNIT (NON-PARTICIPATING)

						2	WI	0.30000000	SHIP SHOAL, SOUTH ADDITION BLK # 00271	SHIP SHOAL, SOUTH ADDITION SE/4 SE/4 NE/4; SW/4 SE/4 NE/4; NE/4 SE/4; SW/4 SW/4 NW/4; SE/4 SE/4 SW/4; NW/4 NW/4 SW/4 HELD BY UNIT (NON-PARTICIPATING)

						3	WI	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 00271	SHIP SHOAL, SOUTH ADDITION N/2 SW/4 NE/4 HELD BY UNIT (PARTICIPATING)

						4	WI	0.30000000	SHIP SHOAL, SOUTH ADDITION BLK # 00271	SHIP SHOAL, SOUTH ADDITION S-2/3 HELD BY UNIT (PARTICIPATING)

L003328 / 00	OCS-G-0900	FOREST OIL CORPORATION	04/01/1962	CAMERON, W 225	Original Lease	1	RT	0.73332500	WEST CAMERON BLK # 00225	W/2 OF W/2 OF NE/4, E/2 OF NW/4, E/2 OF NW/4 OF SW/4, NE/4 OF SW/4 OF SW/4, NE/4 OF SW/4, N/2 OF SE/4 OF SW/4, SE/4 OF SE/4 OF SW/4, W/2 OF SE/4, SW/4 OF SE/4 OF SE/4.

						2	RT	0.67999720	WEST CAMERON BLK # 00225	E/2 OF NE/4, E/2 OF W/2 OF NE/4, W/2 OF NW/4, W/2 OF W/2 OF SW/4, SE/4 OF SW/4 OF SW/4, SW/4 OF SE/4 OF SW/4, NE/4 OF SE/4, N/2 OF SE/4 OF SE/4, SE/4 OF SE/4 OF SE/4.

L003350 / 00	OCS-G-2238	SHELL OIL COMPANY ET AL	01/01/1973	CAMERON, W 633 S- ADD	Original Lease	1	WI	0.43750000	WEST CAMERON, SOUTH ADDITION BLK # 00633

L003386 / 00	OCS-G-1216	FOREST OIL CORPORATION	06/01/1962	MARSH ISL, S 142 S-ADD	Original Lease	1	WI	0.25000000	SOUTH MARSH ISLAND, SO. ADD. BLK # 00142	ENTIRE BLOCK

Exhibit A-1-15

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L003394 / 00	OCS-G-1568	CITIES SERVICE OIL CO ET AL	07/01/1967	TIMBALIER, S 184	Original Lease	1	WI	0.25000000	SOUTH TIMBALIER BLK # 00184	(NON-PARTICIPATING) BELOW 13,600’ S/2 SW/4 NW/4; NE/4 SW/4 NW/4 (3 ALIQUOTS)
						2	WI	0.25000000	SOUTH TIMBALIER BLK # 00184	(NON-PARTICIPATING) BELOW 13,600’ NW/4 NW/4; NW/4 SW4 NW/4
						3	WI	0.25000000	SOUTH TIMBALIER BLK # 00184	E/2 NW/4 BELOW 13,600’ (8 ALIQUOTS OUTSIDE OF UNIT AREA)

L003409 / 00	OCS-G-4421	CNG PRODUCING COMPANY ET AL	11/01/1980	VERMILION 78	Original Lease	1	WI	0.37500000	VERMILION BLK # 78	VERMILION AREA 5000 ACS

L003413 / 00	OCS-G-1152	FOREST OIL CORPORATION	06/01/1962	VERMILION 255 S-ADD	Original Lease	1	WI	0.25000000	VERMILION, SOUTH ADDITION BLK # 00255	VERMILION, SOUTH ADDITION NE/4, SE/4NW/4, E/2SW/4NW/4, S/2, SW/4SW/4NW/4
						2	WI	0.25000000	VERMILION, SOUTH ADDITION BLK # 00255	VERMILION, SOUTH ADDITION NW/4 NW/4; NW/4 SW/4 NW/4
						3	WI	0.25000000	VERMILION, SOUTH ADDITION BLK # 00255

L003414 / 00	OCS-G-1153	FOREST OIL CORPORATION	06/01/1962	VERMILION 256 S-ADD	Original Lease	1	WI	0.25000000	VERMILION, SOUTH ADDITION BLK # 00256	VERMILION, SOUTH ADDITION BLK 256 N/2 NE/4; N/2 SE/4 NE/4 781.250 ACRES

L003414 / 00	OCS-G-1153	FOREST OIL CORPORATION	06/01/1962	VERMILION 256 S-ADD	Original Lease	2	RT	0.25000000	VERMILION, SOUTH ADDITION BLK # 00256	VERMILION, SOUTH ADDITION BLK 256 S/2 SE/4 NE/4; SW/4 NW/4; NW/4; S/2 4218.750 ACRES

L003415 / 00	OCS-G-3135	TEXAS GAS EXPLORATION ET AL	07/01/1975	VERMILION 267 S/2 S- ADD	Original Lease	1	WI	0.16666666	VERMILION, SOUTH ADDITION BLK # 00267	VERMILION, SOUTH ADDITION BLK 267 S/2 SOUTH ADDITION

L003417 / 00	OCS-G-2082	FOREST OIL CORPORATION	02/01/1971	VERMILION 268 S-ADD	Original Lease	1	WI	0.25000000	VERMILION, SOUTH ADDITION BLK # 00268	BLK 268 E/2; E/2 E/2 W/2

					Original Lease	2	WI	0.33333333	VERMILION, SOUTH ADDITION BLK # 00268	BLK 268 W/2 W/2; W/2 E/2 W/2

Exhibit A-1-16

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L003420 / 00	OCS-G-1172	FOREST OIL CORPORATION	06/01/1962	VERMILION 313 S-ADD	Original Lease	1	RT OR	0.50000000 0.00000000	VERMILION, SOUTH ADDITION BLK # 00313	VERMILION AREA, SOUTH ADDITION, BLOCK 313 N/2; SW/4 DEPTH A: SURFACE TO 9000’

						2	RT	0.50000000	VERMILION, SOUTH ADDITION BLK # 00313	VERMILION AREA, SOUTH ADDITION, BLOCK 313 SE/4 DEPTH A: BELOW 9000’

L003981 / 00	OCS-G-1569	SINCLAIR OIL & GAS CO ET AL	07/01/1967	TIMBALIER, S 185	Original Lease	1	OP	0.27897730	SOUTH TIMBALIER BLK # 185	HELD BY S. TIM 184/185 FEDERAL UNIT (NON-PARTICIPATING) N/2 NW/4 NE/4; NW/4 NE/4 NE/4; SW/4 NW/4 NE/4; SW/4 SE/4 NE/4. 390.625 ACRES BELOW 13,600 FT

						2	OP	0.31180420	SOUTH TIMBALIER BLK # 185	HELD BY 184/185 FEDRL UNIT (NON-PARTICIPATING) N/2 N/2 NW/4; SE/4 NE/4 NW/4; NE/4 SE/4 NW/4; S/2 SE/4 NW/4; S/2 SW/4 NW/4; E/2 NW/4 SE/4; E/2 SW/4 SE/4; S/2 SW/4 SW/4; SW/4 SW/4 SE/4; S/2 SE/4 SW/4. BELOW 13,600’ 1484.375 ACS NON-PARTICIPATING

						3	OP	0.27897730	SOUTH TIMBALIER BLK # 185	HELD BY 184/185 FED UNIT (PARTICIPATING) NE/4 NE/4 NE/4; S/2 NE/4 NE/4; SE/4 NW/4 NE/4; NE/4 SE/4 NE/4; SE/4 SE/4 NE/4 468.75 ACS BELOW 13,600 FT

						4	OP	0.31180420	SOUTH TIMBALIER BLK # 185	HELD BY 184/185 FED UNIT (PARTICIPATING) S/2 NW/4 NW/4; SW/4 NE/4 NW/4; N/2 SW/4 NW/4; NW/4 SE/4 NW/4; W/2 NW/4 SE/4; NW/4 SW/4 SE/4; NE/4 SW/4; NW/4 SW/4; N/2 SW/4 SW/4; N/2 SE/4 SW/4 1640.625 ACRES BELOW 13,600 FT

						5	OP	0.31180420	SOUTH TIMBALIER BLK # 185	E/2 SE/4 625.000 ACRES BELOW 13,600 FT

						6	OP	0.27897730	SOUTH TIMBALIER BLK # 185	SW/4 NE/4 312.500 ACRES BELOW 13,600 FT

						14	OP	0.27897730	SOUTH TIMBALIER BLK # 185	NW/4 SE/4 NE/4 78.125 ACRES BELOW 13,600 FT

Exhibit A-1-17

	Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
	L005165 / 00	OCS-G-1029	FOREST OIL CORPORATION	06/01/1962	SHIP SHOAL 248 S-ADD	Original Lease	1	RT	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 248	SHIP SHOAL, SOUTH ADDITION HELD BY SHIP SHOAL 271 UNIT (NON-PARTICIPATING) S/2; S/2 NW/4 NW/4; SE/4 NE/4 NW/4; SE/4 NE/4 NW/4; SW/4 NW/4; SE/4 NW/4 (44 ALIQUOTS)

	L005165 / 00	OCS-G-1029	FOREST OIL CORPORATION	06/01/1962	SHIP SHOAL 248 S-ADD	Original Lease	2	RT	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 248	SHIP SHOAL, SOUTH ADDITION HELD BY SHIP SHOAL 271 UNIT (NON-PARTICIPATING) SW/4 NW/4 NE/4; W/2 SW/4 NE/4 (3 ALIQUOTS)
							3	RT	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 248	SHIP SHOAL, SOUTH ADDITION HELD BY SHIP SHOAL 271 UNIT (PARTICIPATING) N/2 NW/4 NW/4; NW/4 NE/4 NW/4; NE/4 NE/4 NW/4 (4 ALIQUOTS)
							4	RT	0.25000000	SHIP SHOAL, SOUTH ADDITION BLK # 248	SHIP SHOAL, SOUTH ADDITION HELD BY SHIP SHOAL 271 UNIT (PARTICIPATING) NE/4 NE/4; E/2 NW/4 NE/4; E/2 SW/4 NE/4; SE/4 NE/4; NW/4 NW/4 NE/4 (13 ALIQUOTS)

*	L010139 / 00	OCS-G-9478	CNG PRODUCING	05/01/1988	CAMERON, E 332 S-ADD	Original Lease	1	OR	0.00000000	EAST CAMERON, SOUTH ADDITION BLK # 332	ALL

	L010183 / 00	OCS-G-9383	CNG PRODUCING	06/01/1988	CAMERON, W 60	Original Lease	1	WI	1.00000000	WEST CAMERON BLK # 00060	N/2 N/2
							3	WI	0.40000000	WEST CAMERON BLK # 00060	S/2N/2, SW/4, NW/4SE/4, W/2SW/4SE/4, N/2NE/4SE/4 SURFACE TO 40,000’
							5	WI	0.40000000	WEST CAMERON BLK # 00060	E/2SW/4SE/4, SE/4SE/4, S/2NE/4SE/4 SURFACE TO 40,000’

	L010184 / 00	OCS-G-9384	CNG PRODUCING	06/01/1988	CAMERON, W 61	Original Lease	1	WI	1.00000000	WEST CAMERON BLK # 00061	N/2N/2
							3	WI	0.40000000	WEST CAMERON BLK # 00061	S/2N/2, SE/4, NE/4SW/4, E/2SE/4SW/4, N/2NW/4SW/4, SE/4NW/4SW/4 SURFACE TO 40,000’
							5	WI	0.40000000	WEST CAMERON BLK # 00061	SW/4SW/4, W/2SE/4SW/4, SW/4NW/4SW/4 SURFACE TO 40,000’

	L010356 / 00	OCS-G-8658	MARK PRODUCING COMPANY	08/01/1987	CAMERON, E 331 S-ADD	Original Lease	1	OR	0.00000000	EAST CAMERON, SOUTH ADDITION BLK # 00331	EAST CAMERON, SOUTH ADDITION

*	L010730 / 00	OCS-G-7780	SHELL OFFSHORE & APACHE CORP	08/01/1985	TIMBALIER, S 276	Original Lease	1	OP	1.00000000	SOUTH TIMBALIER,SOUTH ADDITION BLK # 276	N/2 0PERATING RIGHTS HELD BY APACHE’S WELL IN S/2

Exhibit A-1-18

	Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
	L010763 / 00	OCS-G-9386	BHP PETROLEUM, ET AL	06/01/1988	CAMERON, W 76	Original Lease	1	WI	0.40000000	WEST CAMERON BLK # 00076	N/2S/2, NE/4, E/2E/2NW/4, S/2SW/4NW/4, SW/4SE/4NW/4 OPERATING RIGHTS FROM THE SURFACE DOWN TO 40,000’
							2	WI	0.40000000	WEST CAMERON BLK # 00076	NW/4NW/4, N/2SW/4NW/4, NW/4SE/4NW/4, SW/4NE/4NW/4 OPERATING RIGHTS FROM THE SURFACE DOWN TO 40,000’

	L010764 / 00	OCS-G-9387	BHP PETROLEUM, ET AL	06/01/1988	CAMERON, W 77	Original Lease	1	WI	0.40000000	WEST CAMERON BLK # 0077 WEST CAMERON BLK # 77	N/2S/2, NW/4, S/2NE/4, W/2NW/4NE/4, SE/4NW/4NE/4 OEPRATING RIGHTS FROM THE SURFACE DOWN TO 40,000’

							2	WI	0.40000000	WEST CAMERON BLK # 0077	NE/4NE/4, NE/4NW/4NE/4 OPERATING RIGHTS FROM THE SURFACE DOWN TO 40,000’
										WEST CAMERON BLK # 77

	L010918	OCS-G 13943	CNG PRODUCING COMPANY	08/01/1993	GRAND ISLE 110 S-ADD	Original Lease	1	OR	0.00000000	GRAND ISLE, SOUTH ADDITION BLK # 00110	ALL OF BLOCK ABOVE 13,000’

	L011136	OCS-G-12886	AGIP PETROLEUM CO, INC	05/01/1991	MARSH ISL, S 17 N-ADD	Original Lease	1	WI	0.25000000	SOUTH MARSH ISLAND BLK # 017	BELOW 11,866’

*	L011142	OCS-G-4398	AMOCO PRODUCTION CO	11/01/1980	CAMERON, W 293 W- ADD	Original Lease	1	WI	0.33333330	WEST CAMERON, WEST ADDITION BLK # 293	E/2 NW/4; W/2 W/2 NE/4
											DEPTH A: SURFACE TO 100’ BELOW STRAT EQUIV OF 10,660’

	L011755	OCS-G 15387	COASTAL OIL & GAS CORP ET AL	09/01/1995	MAIN PASS 250 S/E-ADD	Original Lease	1	WI	0.51390000	MAIN PASS, SO. & EAST ADDITION BLK # 250	N/2NE/4; NE/4NW/4 FROM SURFACE DOWN TO THE STRATIGRAPHIC
											EQUIVALENT OF 100 FEET BELOW THE TOTAL DEPTH DRILLED IN
											THE OCS-G 12096 WELL NO. 1 ST01, WHICH WAS DRILLED TO
											TVD OF 9815 FEET.

*	L011791	OCS-G-12096	ATLANTIC RICHFIELD COMPANY	06/01/1990	MAIN PASS 223 S/E-ADD	Original Lease	1	OP	0.50000000	MAIN PASS, SO. & EAST ADDITION BLK # 223	FROM SURFACE DOWN TO 100’ BELOW TD OF WELL NO. 1 ST NO.1 (9,815’)

	L012965	OCS-G 16515	CNG PRODUCING COMPANY	09/01/1996	NAUTILUS/ ATLANTIS (MP280)	Original Lease	1	WI	1.00000000	MAIN PASS, SO. & EAST ADDITION BLK # 280	E/2 - SURFACE TO 4422 MD, 3073 TVD

						Original Lease	3	WI	0.75000000	MAIN PASS, SO. & EAST ADDITION BLK # 280	W/2

Exhibit A-1-19

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L013119	OCS-G-12761	CNG PRODUCING COMPANY	05/01/1991	CAMERON, W 130	Original Lease	1	RT	0.75000000	WEST CAMERON BLK # 130	ALL OF BLOCK 130, WEST CAMERON AREA, LESS AND EXCEPT AS THE LEASE COVERS THE MA1 SAND RESERVOIR, THE MA2 SAND RESERVOIR AND THE MA3 SAND RESERVOIR LYING BETWEEN THE DEPTHS OF 13,770 FT AND 14,330 FT AS SEEN IN THE DUAL INJECTION LOG FOR THE CNG WC 130 #1 WELL, AND LESS AND EXCEPT FROM THE BASE OF THE MARJ A INTERVAL OR THE STRATIGRAPHIC EQUIVALENT OF THE INTERVAL SEEN IN THE DOMINION WC 13 #2 WELL AT 15,590’ MD TO A DEPTH OF 50,000 TVD.

L013635	OCS-G 18105	UNION PACIFIC RESOURCES	07/01/1997	MAIN PASS 178 S/E-ADD	Original Lease	1	OR	0.00000000	MAIN PASS, SO. & EAST ADDITION BLK # 178

L013636	OCS-G-10910	UNION PACIFIC RESOURCES	07/01/1989	NAUTILUS (MP281)	Original Lease	1	OP	0.68500000	MAIN PASS, SO. & EAST ADDITION BLK # 281	W/2 LIMITED TO DEPTHS BELOW THE STRATIGRAPHIC EQUIVALENT OF 4,422 FEET (MD), 3,073 FEET (TVD), AS SEEN IN THE WALTER O&G OCS-G 10910 NO. 1 WELL.

L015555	OCS-G-18069	ANADARKO PETROLEUM CORPORATION	07/01/1997	GRAND ISLE 111S-ADD	Original Lease	1	OR	0.00000000	GRAND ISLE, SOUTH ADDITION BLK # 111	ALL OF BLOCK ABOVE 13,000’

L015556	OCS-G-13944	ANADARKO PETROLEUM CORPORATION	07/01/1993	GRAND ISLE 116 S-ADD	Original Lease	1	OR	0.00000000	GRAND ISLE, SOUTH ADDITION BLK # 116	DOWN TO AND INCLUDING 13,000’ SUBSEA

L018617	OCS-G 21143	UNION PACIFIC RESOURCES COMPANY AND CNG	07/01/1999	MAIN PASS 164	Original Lease	1	OR	0.00000000	MAIN PASS, SO. & EAST ADDITION BLK # 164

L018618	OCS-G 16500	FLORES & RUCKS, INC.	07/01/1996	MAIN PASS 138	Original Lease	1	OP	0.20588230	MAIN PASS BLK # 138	OPERATING RIGHTS AS TO ALL OF BLOCK LIMITED TO DEPTHS BELOW 13,500 FEET SUBSEA

L018747	OCS-G 15239	COCKRELL OIL AND GAS, L.P.	08/01/1995	BULL WEST (EI 39)	Original Lease	1	RT	0.50000000	EUGENE ISLAND BLK # 39

Exhibit A-1-20

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L018881	ST OF LA 1008	SHELL OIL COMPANY	04/23/1947	UPSEIS I (SOUTH PASS 24)		1	WI	0.25000000	SOUTH PASS BLK # 25	INSOFAR AND ONLY INSOFAR AS LEASE COVERS FROM THE DEPTH BEGINNING AT THE TOP OF THE STRATIGRAHIC EQUIVALENT OF THE AA SAND DOWN TO THE BASE OF THE BB SAND AS SEEN IN THE SL 998 NO. 186 WELL LOG FROM 12,317’ MD TO 14,038’ MD AND THE TOP OF THE CC SAND DOWN TO THE BASE OF THE DD SAND AS SEEN IN THE SL 1008 NO. B-58 WELL LOG FROM 13,402’ MD TO 14,549’ MD ANS INSOFAR AND ONLY INSOFAR AS LEASE COVERS FROM DEPTHS AT THE TOP OF THE STRATIGRAPHIC EQUIVALENT OF THE EE SAND DOWN TO THE BASE OF THE FF SAND AS SEEN IN THE SL 1008 NO. B-58 WELL LOG FROM 14,500’ MD TO 15,942’ MD, FURTHER INSOFAR AND ONLY INSOFAR AS LEASE COVERS FROM THE DPETHS AT THE TOP OF OF THE STRATIGRAPHIC EQUIVALENT OF THE GG SAND DOWN TO THE BASE OF THE II SAND AS SEEN IN THE SL 1008 NO. B-58 WELL LOG FROM 15,943’ MD TO 18,130’ MD

Exhibit A-1-21

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L018882	ST OF LA 1007	SHELL OIL COMPANY	04/23/1947	UPSEIS I (SOUTH PASS 24)		1	WI	0.25000000	SOUTH PASS BLK # 23	NSOFAR AND ONLY INSOFAR AS LEASE COVERS FROM THE DEPTH
										BEGINNING AT THE TOP OF THE STRATIGRAHIC EQUIVALENT OF
										THE AA SAND DOWN TO THE BASE OF THE BB SAND AS SEEN IN
										THE SL 998 NO. 186 WELL LOG FROM 12,317’ MD TO 14,038’
										MD AND THE TOP OF THE CC SAND DOWN TO THE BASE OF THE DD
										SAND AS SEEN IN THE SL 1008 NO. B-58 WELL LOG FROM
										13,402’ MD TO 14,549’ MD ANS INSOFAR AND ONLY INSOFAR AS
										LEASE COVERS FROM DEPTHS AT THE TOP OF THE STRATIGRAPHIC
										EQUIVALENT OF THE EE SAND DOWN TO THE BASE OF THE FF
										SAND AS SEEN IN THE SL 1008 NO. B-58 WELL LOG FROM
										14,500’ MD TO 15,942’ MD, FURTHER INSOFAR AND ONLY
										INSOFAR AS LEASE COVERS FROM THE DPETHS AT THE TOP OF OF
										THE STRATIGRAPHIC EQUIVALENT OF THE GG SAND DOWN TO THE
										BASE OF THE II SAND AS SEEN IN THE SL 1008 NO.

L020354	OCS-G 9402	KERR-MCGEE CORPORATION AND SUN OPERATING	07/01/1988	CARAVEL (WC 194)	Original Lease	1	OP	0.16750000	WEST CAMERON BLK # 194	OPERATING RIGHTS AS TO THOSE DEPTHS 100 FEET BELOW THE
										STRATIGRAPHIC EQUIVALENT OF 9,291’ AS FOUND IN THE OCS-G
										9402 #1 WELL DOWN TO A DEPTH OF 25,000’

L021602	OCS-G 22510	DOMINION EXPLORATION & PRODUCTION	07/01/2001	CAMERON, W 100		1	RT	1.00000000	WEST CAMERON BLK # 100

L021706	OCS-G 22812	DOMINION EXPLORATION & PRODUCTION	07/01/2001	MAIN PASS 270 S/E- ADD		1	RT	0.75000000	MAIN PASS, SO. & EAST ADDITION BLK # 270

L022166	OCS-G 23861	DOMINION EXPLORATION & PRODUCTION	05/01/2002	EUGENE ISL 81		1	RT	1.00000000	EUGENE ISLAND BLK # 81

L022167	OCS-G 23862	DOMINION EXPLORATION & PRODUCTION	05/01/2002	EUGENE ISL 82		1	RT	1.00000000	EUGENE ISLAND BLK # 82

L022168	OCS-G 23863	DOMINION EXPLORATION & PRODUCTION	05/01/2002	EUGENE ISL 101		1	RT	1.00000000	EUGENE ISLAND BLK # 101

L022169	OCS-G 23865	DOMINION EXPLORATION & PRODUCTION	05/01/2002	EUGENE ISL 138		1	RT	1.00000000	EUGENE ISLAND BLK # 138

L022170	OCS-G 23806	DOMINION EXPLORATION & PRODUCTION	05/01/2002	VERMILION 47		1	RT	1.00000000	VERMILION BLK # 47

L022172	OCS-G 23732	DOMINION EXPLORATION & PRODUCTION	05/01/2002	CAMERON, W 38		1	RT	0.75000000	WEST CAMERON BLK # 38

Exhibit A-1-22

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L022173	OCS-G 23731	DOMINION EXPLORATION & PRODUCTION	05/01/2002	CAMERON, W 37		1	RT	0.75000000	WEST CAMERON BLK # 37

L022204	OCS-G 23832	DOMINION EXPLORATION & PRODUCTION	06/01/2002	VERMILION 333		1	RT	1.00000000	VERMILION BLK # 333

L022370	OCS-G 23817	DOMINION EXPLORATION & PRODUCTION	07/01/2002	VERMILION 108		1	RT	1.00000000	VERMILION BLK # 108

L022372	OCS-G 23735	DOMINION EXPLORATION & PRODUCTION INC ET	07/01/2002	CAMERON, W 72		1 3	RT RT	0.75000000 0.75000000	WEST CAMERON BLK # 72 WEST CAMERON BLK # 72	W/2 SW/4, W/2 E/2 SW/4, FROM THE SURFACE DOWN TO THE STRATIGRAPHIC EQUIVALENT OF 100’ BELOW 13,923’ TVD AS SEEN IN THE DOMINION WC 72 NO. 2 WELL ALL OF BLOCK 72, LESS AND EXCEPT W/2 SW/4, W/2 E/2 SW/4.

L022411	OCS-G 23791	DOMINION EXPLORATION & PRODUCTION	07/01/2002	CAMERON, E 102		1	RT	1.00000000	EAST CAMERON BLK # 102

L022521	OCS-G 23785	DOMINION EXPLORATION ET AL	07/01/2002	CAMERON, E 11		1	RT	0.50000000	EAST CAMERON BLK # 11

L022522	OCS-G 23734	DOMINION EXPLORATION ET AL	07/01/2002	CAMERON, W 69		1	RT	0.50000000	WEST CAMERON BLK # 69

L022541	OCS-G 24005	DOMINION EXPLORATION ET AL	07/01/2002	SABINE PASS 14		1	RT	0.50000000	SABINE PASS BLK # 14

L022878	OCS-G 21599	STONE ENERGY CORPORATION	05/01/2000	VERMILION 276		1	OP	0.16666667	VERMILION, SOUTH ADDITION BLK # 276	NE/4NW/4; N/2NE/4 FROM THE SURFACE OF THE EARTH DOWN TO AND INCLUDING 40,000 FT TVD.

L023619	OCS-G 24711	DOMINION EXPLORATION & PRODUCTION INC	05/01/2003	CAMERON, W 129		1	RT	0.75000000	WEST CAMERON BLK # 129

L023620	OCS-G 24798	DOMINION EXPLORATION & PRODUCTION INC	05/01/2003	CAMERON, E 99		1	RT	1.00000000	EAST CAMERON BLK # 99

L023621	OCS-G 24887	DOMINION EXPLORATION & PRODUCTION INC	05/01/2003	EUGENE ISL 66		1	RT	1.00000000	EUGENE ISLAND BLK # 66

L024018	OCS-G 24704	DOMINION EXPLORATION & PRODUCTION INC	07/01/2003	CAMERON, W 40		1	RT	0.75000000	WEST CAMERON BLK # 40

L024021	OCS-G 24718	DOMINION EXPLORATION & PRODUCTION INC	07/01/2003	CAMERON, W 202		1	RT	0.50000000	WEST CAMERON BLK # 202

Exhibit A-1-23

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L024597	OCS-G 1244	SHELL OIL COMPANY	06/01/1962	TIMBALIER, S 72	Original Lease	1 2 3	OP OP OP	0.25000000 0.25000000 0.25000000	SOUTH TIMBALIER BLK # 72 SOUTH TIMBALIER BLK # 72 SOUTH TIMBALIER BLK # 72	W/2; SE/4; S/2 NE/4; NE/4 NE/4; S/2 NW/4 NE/4 FROM DEPTHS BELOW AND INCLUDING THE TOP OF THE CRISTELLARIA K, X-1 SAND AS SEEN AT 15, 933 FT TVD IN THE OCS-G 1244 NO. 16 S-1 WELL, DOWN TO AND INCLUDING 50,000 FT NW/4 NW/4 NE/4; NE/4 NW/4 NE/4 AS TO DEPTHS BELOW 35,000 FT TVD DOWN TO AND INCLUDING 50,000 TVD LIMITED TO THE SANDS IDENTIFIED AS V AND W, AS ENCOUNTERED BETWEEN THE DEPTHS OF 15,062’ MD AND 15,158’ MD AND 15,440’ MD AND 15,550’ MD ON THE MWD LOG FOR THE SOUTH TIMBALIER 72, OCS-G 01244 NO. 22 WELL, API #177154117702 AND LIMITED TO ONLY THE V AND W SANDS, ONLYINSOFAR AS PRODUCTION FROM SAID SANDS OCCUR WITHIN THE WELLBORE OF THIS WELL.

L024958	OCS-G 21536	FORCENERGY INC	05/01/2000	CAMERON, W 112	Original Lease	1	RT	0.45000000	WEST CAMERON BLK # 112

L025545	OCS-G 25883	DOMINION EXPLORATION & PRODUCTION INC	05/01/2004	CAMERON, W 199		1	RT	1.00000000	WEST CAMERON BLK # 199

L025781	OCS-G 25943	DOMINION EXPLORATION & PRODUCTION INC	07/01/2004	DIAMONDHEAD (EC87)		1	RT	0.40000000	EAST CAMERON BLK # 87

L025935	OCS-G 25877	REPUBLIC EXPLORATION LLC	06/01/2004	CAMERON, W 133	Original Lease	1	OP	0.45000000	WEST CAMERON BLK # 133	NE/4

L025936	OCS-G 25979	DOMINION EXPLORATION & PRODUCTION INC	07/01/2004	VERMILION 154		1	RT	1.00000000	VERMILION BLK # 154	ENTIRE BLOCK

L026972	OCS-G 27161	DOMINION EXPLORATION & PRODUCTION INC	05/01/2005	PUERTO VALLARTA (ST104)		1	RT	1.00000000	SOUTH TIMBALIER BLK # 104

L026973	OCS-G 27162	DOMINION EXPLORATION & PRODUCTION INC	05/01/2005	PUERTO VALLARTA (ST140)		1	RT	1.00000000	SOUTH TIMBALIER BLK # 140

L026974	OCS-G 27064	DOMINION EXPLORATION & PRODUCTION INC	05/01/2005	CHINA BEACH (VR155)		1	RT	1.00000000	VERMILION BLK # 155

L027047	OCS-G 27016	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	IPANEMA (WC160)		1	RT	1.00000000	WEST CAMERON, WEST ADDITION BLK # 160	ALL OF BLOCK (IRREGULAR)

L027048	OCS-G 27003	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2005	JABBERWOK (WC132)		1	RT	0.75000000	WEST CAMERON BLK # 132	S/2

L027063	OCS-G 27106	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	BONDI BEACH (EI146)		1	RT	1.00000000	EUGENE ISLAND BLK # 146

L027064	OCS-G 27105	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	BONDI BEACH (EI145)		1	RT	1.00000000	EUGENE ISLAND BLK # 145

Exhibit A-1-24

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L027065	OCS-G 27104	DOMINION EXPLORATION & PRODUCTION INC	06/01/2005	BONDI BEACH (EI144)		1	RT	1.00000000	EUGENE ISLAND BLK # 144

L027201	OCS-G 23736	NEWFIELD EXPLORATION COMPANY ET AL	07/01/2002	CAMERON, W 73	Original Lease	1	OP	0.75000000	WEST CAMERON BLK # 73	E/2E/2SE/4, LIMITED TO THOSE DEPTHS FROM THE SURFACE DOWN TO 100’ BELOW THE STRATIGRAPHIC EQUIVALENT OF 13,923’ TVD, AS SEEN IN THE DOMINION WC72 #2 WELL.

L027217	OCS-G 27127	DOMINION EXPLORATION & PRODUCTION INC	07/01/2005	CARMEL (SS138)		1	RT	1.00000000	SHIP SHOAL BLK # 138

L027218	OCS-G 27002	DOMINION EXPLORATION & PRODUCTION INC ET	07/01/2005	COOGEE (WC114)		1	RT	0.75000000	WEST CAMERON BLK # 114

L027227	OCS-G 25941	MARINER ENERGY INC	07/01/2004	DIAMONDHEAD (EC79)	Original Lease	1	RT	0.40000000	EAST CAMERON BLK # 79

L027228	OCS-G 25942	MARINER ENERGY INC	07/01/2004	DIAMONDHEAD (EC86)	Original Lease	1	RT	0.40000000	EAST CAMERON BLK # 86

L027230	OCS-G 24962	SPINNAKER EXPLORATION COMPANY LLC	06/01/2003	KORN (ST98)	Original Lease	1	RT	0.25000000	SOUTH TIMBALIER BLK # 98

L027303	OCS-G 25940	WESTPORT RESOURCES CORPORATION	07/01/2004	DIAMONDHEAD (EC78)	Original Lease	1	RT	0.40000000	EAST CAMERON BLK # 78

L028380	OCS-G 27946	DOMINION EXPLORATION & PRODUCTION INC	05/01/2006	TIMBALIER, S 298 S-ADD		1	RT	1.00000000	SOUTH TIMBALIER,SOUTH ADDITION BLK # 298

L028381	OCS-G 27944	DOMINION EXPLORATION & PRODUCTION INC	06/01/2006	TIMBALIER, S 268 S-ADD		1	RT	1.00000000	SOUTH TIMBALIER,SOUTH ADDITION BLK # 268

L028382	OCS-G 27858	DOMINION EXPLORATION & PRODUCTION INC	06/01/2006	VERMILION 167		1	RT	1.00000000	VERMILION BLK # 167

L028387	OCS-G 27909	DOMINION EXPLORATION & PRODUCTION INC	07/01/2006	EUGENE ISL 84		1	RT	1.00000000	EUGENE ISLAND BLK # 84

L028388	OCS-G 27791	DOMINION EXPLORATION & PRODUCTION INC	07/01/2006	CAMERON, W 222		1	RT	1.00000000	WEST CAMERON BLK # 222

L028389	OCS-G 27799	DOMINION EXPLORATION & PRODUCTION INC	07/01/2006	CAMERON, W 304 W-ADD		1	RT	1.00000000	WEST CAMERON BLK # 304

L028390	OCS-G 27800	DOMINION EXPLORATION & PRODUCTION INC	07/01/2006	CAMERON, W 313 W-ADD		1	RT	1.00000000	WEST CAMERON BLK # 313

L028391	OCS-G 27936	DOMINION EXPLORATION & PRODUCTION INC ET	06/01/2006	TIMBALIER, S 208		1	RT	0.50000000	SOUTH TIMBALIER,SOUTH ADDITION BLK # 208

L028393	OCS-G 27790	DOMINION EXPLORATION & PRODUCTION INC	07/01/2006	CAMERON, W 216		1	RT	1.00000000	WEST CAMERON BLK # 216

L028394	OCS-G 27943	DOMINION EXPLORATION & PRODUCTION INC	07/01/2006	TIMBALIER, S 234 S-ADD		1	RT	1.00000000	SOUTH TIMBALIER,SOUTH ADDITION BLK # 234

L028450	OCS-G 27786	MARINER ENERGY INC	07/01/2006	CAMERON, W 151	Original Lease	1	RT	0.33330000	WEST CAMERON BLK # 151

Exhibit A-1-25

Texas Leases

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L013541	OCS-G 19216	CNG PRODUCING COMPANY	10/01/1997	OSPREY (GB 931)	Original Lease	1	WI	0.50000000	GARDEN BANKS BLK # 00931

L013542	OCS-G 19190	CNG PRODUCING COMPANY	01/01/1998	HAWK (GB 839)	Original Lease	1	WI	1.00000000	GARDEN BANKS BLK # 00839

L013544	OCS-G 19158	CNG PRODUCING COMPANY	01/01/1998	DERBIGNY (GB 713)	Original Lease	1	RT	1.00000000	GARDEN BANKS BLK # 713

L013545	OCS-G 19159	CNG PRODUCING COMPANY	01/01/1998	DERBIGNY (GB 714)	Original Lease	1	WI	1.00000000	GARDEN BANKS BLK # 714

L015368	OCS-G 20766	CNG PRODUCING COMPANY, ET AL	10/01/1998	COUGAR (EB 875)	Original Lease	1	WI	0.40000000	EAST BREAKS BLK # 875

L015369	OCS-G 20767	CNG PRODUCING COMPANY, ET AL	10/01/1998	COUGAR (EB 876)	Original Lease	1	WI	0.40000000	EAST BREAKS BLK # 876

L015377	OCS-G 20800	SAMEDAN OIL CORPORATION, ET AL	10/01/1998	WILD THING (GB 841)	Original Lease	1	RT	0.20000000	GARDEN BANKS BLK # 841

L018865	OCS-G 21421	CNG PRODUCING COMPANY	12/01/1999	TROGG (KC 7)	Original Lease	1	WI	0.50000000	KEATHLEY CANYON BLK # 7

L024578	OCS-G 20945	TEXACO EXPLORATION AND PRODUCTION INC	10/01/1998	BONANZA (KC672)	Original Lease	1	RT	0.50000000	KEATHLEY CANYON BLK # 672

L003438 / 00	OCS-G-2428	CNG PRODUCING COMPANY ET AL	08/01/1973	HIGH ISL A- 350 E-ADD, S- EXT	Original Lease	1	RT	0.43750000	HIGH ISLAND,EAST ADD.,SO.EXT. BLK # A-350	HIGH ISLAND AREA E/A, SO EXT ALL EXCEPT SW/4SW/4SE/4 AS LISTED IN TRACT 2 3258.750 ACRES

						3	RT	0.43750000	HIGH ISLAND,EAST ADD.,SO.EXT. BLK # A-350	HIGH ISLAND AREA E/A, SO EXT SW/4SW/4SE/4 1086.250 ACRES

L023689	OCS-G 24337	GRYPHON EXPLORATION COMPANY	10/01/2002	CROCKETT (MI663)	Original Lease	1	RT	0.40000000	MATAGORDA ISLAND BLK # 663	PORTION OF BLOCK SEAWARD OF THE THREE MARINE LEAGUE LINE

L024728	OCS-G 25511	DOMINION EXPLORATION & PRODUCTION INC	12/01/2003	MATAGORDA ISL 689		1	RT	0.40000000	MATAGORDA ISLAND BLK # 689	THAT PORTION OF BLOCK SEAWARD OF THE 3 MARINE LINE, SPECIFICALLY DESCRIBED IN OCS BLOCK DIAGRAM ATTACHED TO LEASE.

Exhibit A-1-26

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L024729	OCS-G 25566	DOMINION EXPLORATION & PRODUCTION INC	12/01/2003	HIGH ISL A- 1		1	RT	0.75000000	HIGH ISLAND BLK # A1

L015106	ST OF TX M- 099273	CNG PRODUCING COMPANY	4/7/1998	STIRRUP		1	WI	0.33330000	MUSTANG ISLAND BLK # 982S

L015105	ST OF TX M- 099270	CNG PRODUCING COMPANY, ET AL	4/7/1998	STIRRUP		1	WI	0.33330000	MUSTANG ISLAND BLK # 978S

L015104	ST OF TX M- 099269	CNG PRODUCING COMPANY, ET AL	4/7/1998	STIRRUP		1	WI	0.33330000	MUSTANG ISLAND BLK # 978S

L015100	ST OF TX M- 099245	CNG PRODUCING COMPANY, ET AL	4/7/1998	STIRRUP		1	WI	0.33330000	MUSTANG ISLAND BLK # 861L

L015099	ST OF TX M- 099244	CNG PRODUCING COMPANY, ET AL	4/7/1998	STIRRUP		1	WI	0.33330000	MUSTANG ISLAND BLK # 861L

L015098	ST OF TX M- 099243	CNG PRODUCING COMPANY, ET AL	4/7/1998	STIRRUP		1	WI	0.33330000	MUSTANG ISLAND BLK # 861L

L022586	ST OF TX M- 102594	ALPHA LAND SERVICES INC	7/2/2002	HARLEQUIN (MU748)		1	WI	1.00000000	MUSTANG ISLAND BLK # 748L

L024353	ST OF TX M- 103219	GENESIS RESOURCES CORPORATION	7/1/2003	PILSNER (MI804-L)		1	WI	1.00000000	MATAGORDA ISLAND BLK # 804S

L024352	ST OF TX M- 103214	GENESIS RESOURCES CORPORATION	7/1/2003	PILSNER (MI661-L)		1	WI	1.00000000	MATAGORDA ISLAND BLK # 661L

L024178	ST OF TX M- 103227	ALPHA LAND SERVICES INC	7/1/2003	REDHEAD EAST		1	WI	1.00000000	MUSTANG ISLAND BLK # 795L

L023471	ST OF TX M- 102894	ALPHA LAND SERVICES INC	1/15/2003	REDHEAD NORTH		1	WI	1.00000000	MUSTANG ISLAND BLK # 773L

L024174	ST OF TX M- 103222	ALPHA LAND SERVICES INC	7/1/2003	REDHEAD NORTH		1	WI	1.00000000	MUSTANG ISLAND BLK # 773L

L024175	ST OF TX M- 103223	ALPHA LAND SERVICES INC	7/1/2003	REDHEAD NORTH		1	WI	1.00000000	MUSTANG ISLAND BLK # 774L

L024177	ST OF TX M- 103226	ALPHA LAND SERVICES INC	7/1/2003	REDHEAD EAST		1	WI	1.00000000	MUSTANG ISLAND BLK # 794L

Exhibit A-1-27

Lease No.	Lessor	Lessee	Effective	Prospect	Doc Type	Tr	Int Type	DEPI Working Interest	Formatted Legal Description	Legal Desc Remark
L024176	ST OF TX M- 103224	ALPHA LAND SERVICES INC	7/1/2003	REDHEAD NORTH		1	WI	1.00000000	MUSTANG ISLAND BLK # 774L

Exhibit A-1-28

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2, PART 1

WELLS AND UNITS

1.	Each Property identified in Exhibit A-2, Part 1 is an interest in (i) one or more Wells, or (ii) a Unit. The name of the Property is stated in the column captioned “Well Name.” Individual Wells within a Unit and the Unit may both be listed in Exhibit A-2, Part 1.

2.	As used in this Exhibit A-2, Part 1, the term “Unit” shall mean a pooled, communitized or unitized area, whether created by a voluntary or statutory declaration, designation or order, in the instance of a federal exploratory unit, “Unit” shall mean a participating area.

3.	As used in this Exhibit A-2, Part 1, the term “Well” shall mean one or more formations in a wellbore to which proved resources were attributed in either the year-end 2006 reserve report for the E&P Business (the “Reserve Report”) or the OBU_YE2006_Aries_database as referred to in Section 4.2(c) of the Agreement. Where a wellbore has separate formations to which proved reserves were so attributed at separate depths with different ownership, each such formation with the same ownership will appear as a separate “Well” on this Exhibit. No representation is made in this Exhibit with respect to the ownership of depths in a well to which proved reserves have not been attributed in the Reserve Report.

4.	[RESERVED]

5.	Where there is a possible event, such as payout of certain costs with respect to a Well or Wells or Unit, as described in a lease, a farmout, one or more other agreements to which the affected Well or Unit is subject, applicable regulatory order, or applicability or inapplicability of royalty relief based on price thresholds, which would cause a change in working interest and/or net revenue interest, “Working Interest After Payout” and “Net Revenue Interest After Payout” specify the working interest and the net revenue interest of the Seller after the occurrence of the particular event.

6.	The numbers used following “Payout” allow for events that could trigger a change in working interest and/or net revenue interest as described in paragraph 5. Where not filled in, there is no additional such event affecting the Seller’s title.

7.	The “Net Revenue Interest” columns are designated “Oil” or “Gas” to allow for those situations where Seller has different net revenue interests in oil and gas produced from the same Well or Unit. In the majority of cases where there is not a different net revenue interest, the numbers in the corresponding “Oil” and “Gas” columns will be identical.

8.	Each Well or Unit with respect to which the Working Interest and Net Revenue Interest of Seller are stated is described as follows: (i) by reference to the well name or unit name given to the Well or Unit in the Seller’s records, which may or may not be the name stated in the records of the applicable state or federal regulatory authority, (ii) by reference to a User Key number, which allows the Well or Unit to be tied to the Seller’s engineering database and the Reserve Report and (iii) by reference to a well number, which is used to identify the Well or Unit in the Seller’s land database.

Exhibit A-2, Part 1-1

9.	No depth limitation or limitation as to the minerals in which Seller holds an interest (whether or not described in this Exhibit) affecting any Well or Unit conveyed hereunder shall constitute a breach of Seller’s warranty in Section 3.1 of the Agreement or a Title Defect under Article 3 of the Agreement unless such limitation would impair Seller’s ownership of or ability or right to produce any of the reserves (of oil or gas) attributed to such Property in the Reserve Report.

10.	Until the Closing, “Permitted Encumbrances” shall include (in addition to those conditions identified as Permitted Encumbrances in Section 3.3 of the Agreement) the volumetric production payments described on Schedule 4.10.

Exhibit A-2, Part 1-2

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
17735	GU04881	GC 116 A2S01 (POPEYE)	LA	OFFSHORE	0.50000000		0.40000000		0.40000000
18737	GU04981	VK 826 A4S01 (#6)(UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
20855	WEGU20854	VK 826 A2S01 (#7)(UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
20859	WEGU20858	VK 826 A5S01 (#9)(UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
20861	WEGU20860	VK 826 A6S01 (#10)(UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
21386	WEGU21385	VK 826 A1S01 (#5ST1)(UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
21388	WEGU21387	VK 826 A7S01 (#11)(UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
24340	WEGU24339	GC 116 A3S01 (POPEYE)	LA	OFFSHORE	0.50000000		0.40000000		0.40000000
28056	WEGU28055	VK 826 A11 (UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
28058	WEGU28057	VK 826 A8S01 (UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
281118	WGU281117	GC 338 A8 ST00BP00 S01	LA	OFFSHORE	0.37500000		0.32812500		0.32812500
281225	WGU281224	GC 339 A1 ST02BP01 S01	LA	OFFSHORE	0.37500000		0.32812500		0.32812500
282866	WGU282865	GC 338 A3 ST01BP00 S01	LA	OFFSHORE	0.37500000		0.32812500		0.32812500
29834	WEGU29833	VK 826 A10 S/T01 (UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
29836	WEGU29835	VK 826 A12 (UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
340144	WGU340143	VK 869 SS1	LA	OFFSHORE	0.50000000		0.40750000		0.40750000
347958	WEGU56752	VK 826 #12S02	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
350640	WGU350639	VK 869 SS2 ST00BP00	LA	OFFSHORE	0.50000000		0.40750000		0.40750000
360279	WGU360278	MC 734 #4 ST00BP00	LA	OFFSHORE	0.25000000		0.18750000		0.18750000
361575	WGU361574	MC 819 #1 ST00BP00	LA	OFFSHORE	0.25000000		0.21875000		0.21875000
363595	WGU363594	AT 140 #1	LA	OFFSHORE	0.25500000		0.26145000		0.26145000
369539	WGU369538	MC 737 #1 ST00BP01	LA	OFFSHORE	0.25000000		0.20187500		0.20187500
375530	WEGU60703	GC 338 A4 ST00BP00 S02	LA	OFFSHORE	0.37500000		0.32812500		0.32812500
377150	WGU281111	GC 338 A7 ST00BP00 S02	LA	OFFSHORE	0.37500000		0.32812500		0.32812500
377571	WGU377570	MC 737 #1 ST01BP00	LA	OFFSHORE	0.25000000		0.20187500		0.20187500
46489	WEGU46488	VK 825 #4STS01 (UNIT)	LA	OFFSHORE	0.50000000		0.40125000		0.40125000
48045	WEGU48044	VK 826 A9ST (UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
48455	WEGU48454	VK 825 #5S01 (UNIT)	LA	OFFSHORE	0.50000000		0.40125000		0.40125000
49234	WEGU49233	GC 116 A1WB01S01 (POPEYE)	LA	OFFSHORE	0.50000000		0.40000000		0.40000000
50163	WEGU50162	MC 252 #1 T&A	LA	OFFSHORE	0.22500000		0.19687500		0.19687500
56734	WEGU20856	VK 826 A3S02 (#8)(UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
57153	WEGU57152	VK 826 A13 ST00BP00	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
58121	WEGU58120	GC 117 A4 (POPEYE)	LA	OFFSHORE	0.50000000		0.40000000		0.40000000
60491	WEGU60490	VK 826 A14ST01 (UNIT)	LA	OFFSHORE	0.50000000		0.39916500		0.39916500
1063	WE2200	WC 556 #A07S01 EC299	LA	OFFSHORE	0.44000000		0.36666660		0.36666660
1468	WE0796	SM 142 #A03S03 (NON-UNIT)	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
1505	WE0253	VR 255 #A03S02	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1527	WE0487	VR 255 #B01S03	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1552	WE0579	VR 255 #B14D04	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1553	WE0579	VR 255 #B14D05	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1573	WE0514	VR 255 #B04D07	LA	OFFSHORE	0.25000000		0.20833333		0.20833333

Exhibit A-2, Part 1-3

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
1575	WE0514	VR 255 #B04D08	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1607	WE0411	VR 256 #D01S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1614	WE0631	VR 256 #D04S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1657	WE0935	VR 268 #C11S01	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
1661	WE0536	VR 267 #C02D01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1662	WE0536	VR 267 #C02D02	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1666	WE0561	VR 267 #C05S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1670	WE0571	VR 267 #C06S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
16827	GU04783	WC 61 #A03S01 (WC76 UNIT)	LA	OFFSHORE	0.40000000		0.33333333		0.33333333
1740	WE0784	VR 267 #F01S02	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
17407	WE2396	VR 78 #A1	LA	OFFSHORE	0.37500000		0.31250000		0.31250000
1742	WE0886	VR 267 #F10S01	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
17436	GU04983	VR 313 #C02D01	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
1744	WE0786	VR 267 #F02S01	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1746	WE0789	VR 267 #F03S01	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1751	WE0816	VR 267 #F05S02	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1755	WE0808	VR 267 #F06D03	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1756	WE0808	VR 267 #F06D04	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1759	WE0822	VR 267 #F07D02	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1761	WE0857	VR 267 #F08D01	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1762	WE0857	VR 267 #F08D02	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1765	WE0848	VR 267 #F09S02	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
1776	WE0951	ST 185 #B02S01	LA	OFFSHORE			0.03900000		0.03900000
17763	WEGU17762	SS 247 #F19S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
1778	WE0963	ST 185 #B03S01	LA	OFFSHORE			0.03900000		0.03900000
1780	WE0964	ST 185 #B04S01	LA	OFFSHORE			0.03900000		0.03900000
1782	WE0971	ST 185 #B05S01	LA	OFFSHORE			0.03900000		0.03900000
1796	WE0981	ST 185 #B06S02	LA	OFFSHORE			0.03900000		0.03900000
1798	WE0894	ST 185 #B07S01	LA	OFFSHORE			0.03900000		0.03900000
1800	WE2451	ST 185 #B08S01	LA	OFFSHORE			0.03900000		0.03900000
1822	WE2409	VR 268 #G01D01	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
1823	WE2409	VR 268 #G01D02	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
18738	WE0927	VR 313 #B05S04	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
18765	WE0968	VR 313 #B10S04	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
18813	WEGU18812	SS 248 G1S01	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
18815	WEGU18814	SS 248 G2S01	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
18867	WE0888	VR 313 #B01S06	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
18868	WE0948	VR 313 #B09S03	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
18919	WE0889	SS 247 #D09S04 (248)	LA	OFFSHORE	0.28833340		0.20833333		0.20833333
19247	GU04751	VR 255 H01D01(LONG STRI	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
19248	GU04751	VR 255 H01D02(SHORT STR	LA	OFFSHORE	0.25000000		0.20833333		0.20833333

Exhibit A-2, Part 1-4

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
19314	WEGU19313	VR 160 AJ1S01 (143)	LA	OFFSHORE			0.00194430		0.00194430
19316	WEGU19315	VR 160 AJ2S01 (143)	LA	OFFSHORE			0.00194430		0.00194430
19338	WE0663	SS 246 #A04S02	LA	OFFSHORE	0.98256590	0.75805629	0.81880493	0.63171355	0.81880493	0.63171355
19383	WEGU19382	WC 77 A04S01 (WC76 UNIT)	LA	OFFSHORE	0.40000000		0.33333333		0.33333333
19424	WEGU19423	MP 222 #A2S01	LA	OFFSHORE	0.50000000		0.36666600		0.36666600
19618	WE0669	SS 246 #A05S02	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
19624	WEGU19623	EC 331/332 A2S01	LA	OFFSHORE			0.02150000		0.02150000
19626	WEGU19625	EC 331/332 A5D01	LA	OFFSHORE			0.02150000		0.02150000
19627	WEGU19625	EC 331/332 A5D02	LA	OFFSHORE			0.02150000		0.02150000
19629	WEGU19628	EC 331/332 A6D01	LA	OFFSHORE			0.02150000		0.02150000
19630	WEGU19628	EC 331/332 A6D02	LA	OFFSHORE			0.02150000		0.02150000
19632	WEGU19631	EC 331 A10S01	LA	OFFSHORE			0.01800000		0.01800000
19697	WE0715	SS 246 #A09S03	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
2019	WE0575	VR 267 #C07S02 (268)	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
2025	WE0547	VR 267 #C03S02	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
20834	WE0692	SS 246 #A06S05	LA	OFFSHORE	0.94771793	0.79500770	0.77552989	0.66799981	0.77552989	0.66799981
20843	GU04983	VR 313 #C02D02	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
20870	WE2484	VR 268 #G03D04	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
20871	WE2484	VR 268 #G03D05	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
20872	GU04986	VR 313 #C01 D03	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
20873	WEGU19382	WC 77 A04S02 (WC76 UNIT)	LA	OFFSHORE	0.40000000		0.33333333		0.33333333
20895	GU04984	VR 313 #C03D02	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
20896	WE2390	VR 268 #G02D02	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
20897	WE2390	VR 268 #G02D03	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
21280	WE2504	VR 268 #G04D01	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
21281	WE2504	VR 268 #G04D02	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
21321	WEGU21320	MP 249 A3S01 (225 UNIT)	LA	OFFSHORE	0.35176400		0.29313600		0.29313600
21480	WEGU21479	WC 130 A1S01	LA	OFFSHORE	1.00000000		0.71583330		0.71583330
21556	WE0872	SS 249 #D08S05 (248)	LA	OFFSHORE	0.49571460		0.40795780		0.40795780
22149	WE0605	SS 246 #A01S05	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
22489	GU04751	VR 255 H01D03	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
22611	WEGU21559	SS 249 H2 ST00BP00 S02	LA	OFFSHORE	0.96513160		0.71437395		0.71437395
22632	WEGU22631	MP 223 #A4S01	LA	OFFSHORE	0.50000000		0.36666600		0.36666600
22852	WEGU22851	SM 142 C01S01 (NON-UNIT)	LA	OFFSHORE	0.25000000		0.41666660		0.41666660
23049	WEGU19382	WC 77 A04S03 (WC76 UNIT)	LA	OFFSHORE	0.40000000		0.33333333		0.33333333
2320	WE1002	SS 247 #F14ST1S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
23236	GU04984	VR 313 #C03D03	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
23273	WEGU23272	MP 223 #A6S01	LA	OFFSHORE	0.50000000		0.36666600		0.36666600
23275	WEGU23274	MP 223 #A5S01	LA	OFFSHORE	0.50000000		0.36666600		0.36666600
23614	WEGU23613	MP 280 A-2S01 (#1)	LA	OFFSHORE	0.68500000		0.57083333		0.57083333
23651	GU04652	VR 256 #D05S02	LA	OFFSHORE	0.25000000		0.20833333		0.20833333

Exhibit A-2, Part 1-5

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
23732	WEGU23731	MP 250 #A3ST01 (223 SUR	LA	OFFSHORE	0.51390000		0.37269000		0.37269000
24673	WEGU24672	WC 60 #B1S01 (WC76 UNIT)	LA	OFFSHORE	0.00000000	0.40000000	0.00000000	0.33333333	0.00000000	0.33333333
24675	WEGU24674	WC 76 B2S01 (WC76 UNIT)	LA	OFFSHORE	0.00000000	0.40000000	0.00000000	0.33333333	0.00000000	0.33333333
2474	WE2620	SS 246 #H1S01 (WAS #6	LA	OFFSHORE	0.80691980		0.66699791		0.66699791
26652	WEGU26651	MP 281 A-3(#3)	LA	OFFSHORE	0.68500000		0.57083333		0.57083333
27338	WEGU27337	SM 142 C2 ST01BP00 D01	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
27792	WEGU27791	MP 280 C1 (#3)	LA	OFFSHORE	0.75000000		0.62500000		0.62500000
2785	WE0829	SM 142 #A06D05 SH(UNIT)	LA	OFFSHORE	0.19843400		0.16536160		0.16536160
2795	WE4630	SM 142 #A10D01 LO(NON-UNIT)	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
279678	WEGU279677	WC 100 A2 ST00BP02 S01	LA	OFFSHORE	1.00000000		0.83333333		0.83333333
279986	WEGU48541	VR 255 H5 ST00BP00 S05	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
280590	WGU280589	MP 270 A2 ST00BP00	LA	OFFSHORE	0.75000000		0.62500000		0.62500000
280654	WGU280653	MP 164 A2 ST00BP00 S01	LA	OFFSHORE	0.00000000	0.08333333	0.03333333	0.06944441	0.03333333	0.06944441
280655	GU04986	VR 313 #C01 D04	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
280657	WGU280656	MP 178 A2	LA	OFFSHORE			0.03333333		0.03333333
28113	WEGU28112	MP 280 C-2 (#4)	LA	OFFSHORE	0.75000000		0.62500000		0.62500000
28152	WEGU28151	MP 223 #A7S01	LA	OFFSHORE	0.50000000		0.36666600		0.36666600
283189	WGU283188	VR 313 D5 ST01BP00 (#15)	LA	OFFSHORE	0.50000000		0.40104166		0.40104166
283447	WGU283446	VR 276 F11	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
283615	WGU283614	WC 72 #1 ST00BP00	LA	OFFSHORE	0.75000000		0.62500000		0.62500000
28772	WEGU28771	MP 223 #A8S01	LA	OFFSHORE	0.50000000		0.36666600		0.36666600
28812	WEGU28811	WC 76 B3S01 (WC76 UNIT)	LA	OFFSHORE	0.40000000		0.33333333		0.33333333
29292	WEGU29291	VR 160 AJ-3 (143)	LA	OFFSHORE			0.00194430		0.00194430
29293	WEGU29291	VR 160 AJ-3D (143)	LA	OFFSHORE			0.00194430		0.00194430
29295	WEGU29294	VR 160 AJ-5 (143)	LA	OFFSHORE			0.00194430		0.00194430
29296	WEGU29294	VR 160 AJ-5D (143)	LA	OFFSHORE			0.00194430		0.00194430
29298	WEGU29297	VR 160 AJ-6 (143)	LA	OFFSHORE			0.00194430		0.00194430
29299	WEGU29297	VR 160 AJ-6D (143)	LA	OFFSHORE			0.00194430		0.00194430
29588	WEGU29587	MP 250 #A9	LA	OFFSHORE	0.51390000		0.37269000		0.37269000
29832	WEGU29831	VR 255 #A6 D01	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
309	WE0997	SS 247 #F10S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
324	WE1026	SS 247 #F17S02	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
324827	WEGU27339	SM 142 C03D03	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
328041	WGU328040	EI 39 A3 ST00BP00 S01	LA	OFFSHORE	0.50000000		0.40416667		0.40416667
328347	WEGU51118	VR 268 G5 ST00BP00 S02	LA	OFFSHORE	0.33333334		0.27777778		0.27777778
329528	WGU329526	EI 39 A4 ST00BP00	LA	OFFSHORE	0.50000000		0.35416667		0.35416667
329545	WGU329544	EI 39 #2 ST01BP00	LA	OFFSHORE	0.50000000		0.40416667		0.40416667
330	WE0742	SS 249 #D02S01 (248)	LA	OFFSHORE	0.39571460		0.32517994		0.32517994
330544	WGU330543	WC 130 #2 ST01BP00	LA	OFFSHORE	0.75000000		0.53687500		0.53687500
330723	WGU330722	SM 142 A11 ST00BP00 D01	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
330765	WEGU53496	SS 246 J1 D04 (#7)	LA	OFFSHORE	0.97302630		1.57914468		1.57914468

Exhibit A-2, Part 1-6

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
330766	WEGU53496	SS 246 J1 D05	LA	OFFSHORE	0.97302630	0.79500770	0.79328861	0.66799984	0.79328861	0.66799984
330843	WEGU19860	WC 225 C1 D03 (#5)	LA	OFFSHORE	0.73330000		0.60205604		0.60205604
331686	WGU331685	VR 267 J3 ST02BP00	LA	OFFSHORE	0.00000000	0.16667000	0.00000000	0.13889166	0.00000000	0.13889166
332146	WE0925	SS 249 D11 ST00BP00 S05 (248)	LA	OFFSHORE	0.39571460		0.32517994		0.32517994
334032	WGU334031	ST 72 #21	LA	OFFSHORE	0.25000000		0.20000000		0.20000000
334305	WEGU29297	VR 160 AJ6 S05	LA	OFFSHORE			0.00194430		0.00194430
336412	WEGU27341	SM 142 C4 ST00BP00 S02	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
337508	WE0871	SS 246 A19 ST00BP01 D08	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
338	WE0817	SS 249 #D05S02 (248)	LA	OFFSHORE	0.55757560	0.39571460	0.45494461	0.32517994	0.45494461	0.32517994
339043	WGU339042	WC 112 #1 ST00BP00 S01	LA	OFFSHORE	0.45000000		0.36000000		0.36000000
339085	WGU339084	GI 110 A5 S01	LA	OFFSHORE			0.00250000		0.00250000
339089	WGU339088	GI 116 A6 ST00BP01 S01	LA	OFFSHORE			0.00750000		0.00750000
339144	WEGU19860	WC 225 C1 ST00BP00 D04	LA	OFFSHORE	0.73330000		0.60205604		0.60205604
340302	WGU340301	WC 100 A4	LA	OFFSHORE	1.00000000		0.83333333		0.83333333
341269	WEGU58093	VR 268 J4 ST00BP00 S02	LA	OFFSHORE	0.33330000		0.27777778		0.27777778
342	WE0862	SS 247/248 #D07S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
347221	WGU330722	SM 142 A11 ST00BP00 D02	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
347381	WGU279935	VR 313 D4 ST00BP01 S02 (#14)	LA	OFFSHORE	0.50000000		0.40104166		0.40104166
347612	WGU347611	MP 270 A3	LA	OFFSHORE	0.75000000		0.62500000		0.62500000
347821	WEGU55398	VR 268 J2 ST00BP00 S03	LA	OFFSHORE	0.33330000		0.27777778		0.27777778
347822	GU04850	VR 255 H2 ST00BP00 D07	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
348048	WGU348047	WC 72 #2 ST00BP00	LA	OFFSHORE	0.75000000		0.61000000		0.61000000
348182	WGU348181	ST 185 C1	LA	OFFSHORE			0.04118420		0.04118420
348184	WGU348183	ST 185 C2 ST00BP01	LA	OFFSHORE			0.04118420		0.04118420
349	WE0889	SS 247 #D09S03 (248)	LA	OFFSHORE	0.28833340		0.20833333		0.20833333
353299	WEGU49347	VR 267 I1 S03	LA	OFFSHORE	0.16667000		0.13889166		0.13889166
353964	WGU353963	MP 280 SS6 ST00BP00	LA	OFFSHORE	0.83536590	0.68500000	0.69613825	0.57083333	0.69613825	0.57083333
355710	WGU355709	MP 223 A10	LA	OFFSHORE	0.00000000	0.50000000	0.00000000	0.36666600	0.00000000	0.36666600
355914	WGU355913	ST 72 G22 ST00BP01	LA	OFFSHORE	0.25000000		0.20000000		0.20000000
356786	WGU356785	VR 256 E10 ST00BP00	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
358868	WGU358867	WC 202 #1 ST00BP00	LA	OFFSHORE	0.50000000		0.41666666		0.41666666
359109	WEGU51312	EC 332 A17 S02	LA	OFFSHORE			0.02150000		0.02150000
360	WE0957	SS 248 #D15S01	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
360437	WGU360436	WC 202 #1 ST01BP00	LA	OFFSHORE	0.50000000		0.41666666		0.41666666
360554	WEGU59986	VR 268 C9 ST01BP00 S03	LA	OFFSHORE	0.16666667		0.13888889		0.13888889
361013	WGU361012	WC 130 #3 ST00BP01	LA	OFFSHORE	0.50000000		0.35791500		0.35791500
361654	WE0871	SS 246 A19 ST00BP01 D09	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
361895	WGU353579	WC 77 #2 ST01BP00	LA	OFFSHORE	0.22400000		0.18666700		0.18666700
362	WE0965	SS 248 #D16S01	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
364	WE0961	SS 249 #D17S01 (248)	LA	OFFSHORE	0.50657571		0.41325253		0.41325253
364275	WEGU57100	EC 332 A16 ST01BP00 S03	LA	OFFSHORE			0.02150000		0.02150000

Exhibit A-2, Part 1-7

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
364396	WGU364395	MP 264 A4 ST00BP00 S01	LA	OFFSHORE	0.00000000	0.08300000	0.03333330	0.06916667	0.03333330	0.06916667
364475	WGU364474	WC 100 A3 ST02BP00	LA	OFFSHORE	1.00000000		0.83333333		0.83333333
364555	WGU364554	WC 72 #3 ST00BP01 S01	LA	OFFSHORE	0.75000000		0.62500000		0.62500000
364557	WGU364556	WC 153 #2 ST03BP02	LA	OFFSHORE			0.83333333		0.83333333
364654	WEGU59677	WC 100 A1 ST00BP00 S02	LA	OFFSHORE	1.00000000		0.83333333		0.83333333
365455	WGU365454	MP 264 A5 ST00BP00 S01	LA	OFFSHORE	0.00000000	0.08300000	0.03333330	0.06916667	0.03333330	0.06916667
365663	WGU365662	WC 132 #1 ST00BP00	LA	OFFSHORE	0.75000000		0.62500000		0.62500000
366	WE0967	SS 248 #D18S01	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
366657	WGU366656	MP 178 A1 ST01BP00 S01	LA	OFFSHORE			0.03333333		0.03333333
367132	WE0988	SS 248 D20 S08	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
370191	WGU370190	AT 140 #1 ST01BP00	LA	OFFSHORE	0.31500000		0.26145000		0.26145000
370193	WGU370192	SS 138 #1 ST00BP01	LA	OFFSHORE	1.00000000		0.83333333		0.83333333
371171	WGU371170	GC 679 A1 ST03BP00	LA	OFFSHORE			0.01687500		0.01687500
371191	WGU371190	GC 679 A2 ST01BP00	LA	OFFSHORE			0.01687500		0.01687500
371193	WGU371192	GC 679 A3 ST00BP00	LA	OFFSHORE			0.01687500		0.01687500
371431	WGU371430	WC 130 #4 ST00BP01	LA	OFFSHORE	0.50000000		0.35791500		0.35791500
372171	WGU372170	AT 140 #1 ST02BP00	LA	OFFSHORE	0.31500000		0.26145000		0.26145000
373310	WGU280569	VR 313 D2 ST01BP00 S04 (#12)	LA	OFFSHORE	0.50000000		0.40104166		0.40104166
378130	WEGU19621	EC 331 A1 ST00BP00 S02	LA	OFFSHORE			0.02150000		0.02150000
379410	WGU279855	VR 313 D3 ST00BP00 S02 (#13)	LA	OFFSHORE	0.50000000		0.40104166		0.40104166
423	WE0641	SS 246 #A02S02	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
426	WE0656	SS 246 #A03S02	LA	OFFSHORE	0.80572030		0.67600232		0.67600232
448	WE0669	SS 246 #A05S01	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
46042	WEGU46041	WC 76 B4 (WC76 UNIT)	LA	OFFSHORE	0.40000000		0.33333330		0.33333330
46050	WE0695	SS 246 #A07S06	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
46309	WEGU27337	SM 142 C2 ST01BP00 D02	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
476	WE0710	SS 246 #A08S07	LA	OFFSHORE	0.80691980		0.66699791		0.66699791
47810	WEGU27339	SM 142 C03D02	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
47812	GU04850	VR 255 H2D ST00BP00 D06	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
47896	WEGU47895	VR 255 H04S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
47978	WEGU29831	VR 255 #A6 D02	LA	OFFSHORE	0.25000000		0.20833330		0.20833330
48031	GU04751	VR 255 H01D04	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
48032	GU04751	VR 255 H01D05	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
481	WE0726	SS 246 #A10D01	LA	OFFSHORE	0.80691980		0.66699791		0.66699791
482	WE0726	SS 246 #A10D02	LA	OFFSHORE	0.80691980		0.66699791		0.66699791
484	WE0743	SS 246 #A11S01	LA	OFFSHORE	0.76764389		0.63970325		0.63970325
48737	WEGU48736	WC 77 B5 ST01BP00 S01 (UNIT)	LA	OFFSHORE	0.40000000		0.33333330		0.33333330
49027	WEGU27132	MP 281 A4ST00 S02	LA	OFFSHORE	0.68500000		0.57083333		0.57083333
49032	WEGU49031	VR 256 #D03WB1	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
49049	WE0965	SS 248 #D16S02	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
49082	WE0669	SS 246 #A05S03	LA	OFFSHORE	0.76764389		0.63970325		0.63970325

Exhibit A-2, Part 1-8

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
49097	WE0832	SS 246 #A14S08	LA	OFFSHORE	0.76764380		0.63970325		0.63970325
49273	WEGU49272	SM 17 B1 ST00BP00 S01	LA	OFFSHORE			0.02083330		0.02083330
494	WE0753	SS 246 #A12S07	LA	OFFSHORE	0.80691980		0.66699791		0.66699791
49819	WEGU49818	EI 39 A1 ST00BP00 S01	LA	OFFSHORE	0.50000000		0.40416667		0.40416667
507	WE0799	SS 246 #A15S04	LA	OFFSHORE	0.76764380		0.63970325		0.63970325
512	WE0774	SS 246 #A16S04	LA	OFFSHORE	0.80691980		0.66699791		0.66699791
52092	WE0973	SS 249 #D19S05 (248)	LA	OFFSHORE	0.52294730		0.42720613		0.42720613
522	WE0858	SS 246 #A20S01	LA	OFFSHORE	0.80691980		0.66699791		0.66699791
53314	WEGU53313	MP 264 A1 ST02BP00	LA	OFFSHORE	0.00000000	0.08300000	0.03333330	0.06916667	0.03333330	0.06916667
53316	WEGU53315	MP 264 A2 S01	LA	OFFSHORE	0.00000000	0.08300000	0.03333330	0.06916667	0.03333330	0.06916667
53672	WEGU23593	MP 281 A01S03 (#2)	LA	OFFSHORE	0.68500000		0.57083333		0.57083333
54213	WEGU54212	WC 225 #6	LA	OFFSHORE	0.73332500		0.60086666		0.60086666
54873	WEGU54872	SS 247 #F2WB02	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
55178	WEGU18816	SS 248 G3D01	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
55179	WEGU18816	SS 248 G3D02	LA	OFFSHORE	0.30777170		0.25587270		0.25587270
56307	WEGU56306	SS 247 #D12WB03S01	LA	OFFSHORE	0.30847950	0.25000000	0.24792883	0.20833333	0.24792883	0.20833333
56895	WEGU56894	MP 20 #1	LA	OFFSHORE			0.02500000		0.02500000
569	WE0840	VR 313 #B03S04	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
57432	GU04985	VR 313 #C04S02	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
575	WE0929	VR 313 #B06S03	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
57716	WEGU57715	MP 281 A5ST00BP00 S01	LA	OFFSHORE	0.68500000		0.57083333		0.57083333
57843	WEGU57842	MP 164 A1 (#1)	LA	OFFSHORE	0.00000000	0.08333333	0.03333333	0.06944441	0.03333333	0.06944441
57929	WEGU22991	VR 78 A3 ST#1 S02	LA	OFFSHORE	0.37500000		0.31250000		0.31250000
57930	WE1140	VR 78 #A02S03	LA	OFFSHORE	0.37500000		0.31250000		0.31250000
58014	WEGU58013	MP 281 A6ST00BP00 S01	LA	OFFSHORE	0.68500000		0.57083333		0.57083333
58026	WEGU58025	GI 116 A1 S01	LA	OFFSHORE			0.00250000		0.00250000
58853	WEGU58852	MP 264 A3 ST00BP01 S02	LA	OFFSHORE	0.00000000	0.08300000	0.03333330	0.06916667	0.03333330	0.06916667
58913	WEGU58912	GI 116 A3 ST00BP00 S01	LA	OFFSHORE			0.00250000		0.00250000
58915	WEGU58914	GI 116 A4 ST01BP00 S01	LA	OFFSHORE			0.00250000		0.00250000
58918	WEGU58917	GI 110 A2	LA	OFFSHORE			0.00250000		0.00250000
58924	WEGU58923	VR 267 J5 ST00BP00 S01	LA	OFFSHORE	0.16667000		0.13889166		0.13889166
59092	WE0973	SS 249 #D019S06(248)	LA	OFFSHORE	0.52294730		0.42720613		0.42720613
59095	WE0985	VR 313 #B11S05	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
591	WE0974	VR 313 #B12D01	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
592	WE0974	VR 313 #B12D02	LA	OFFSHORE	1.00000000		0.80208332		0.80208332
59293	WEGU59292	WC 77 A5 ST00BP00 (UNIT)	LA	OFFSHORE	0.40000000		0.33333333		0.33333333
59474	GU04751	VR 255 H01D06	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
59493	WEGU47895	VR 255 H04S04	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
59552	WEGU17762	SS 247 #F19S02	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
59553	WE0832	SS 246 A14S09 (SHALLOW)	LA	OFFSHORE	0.80691980		0.66699791		0.66699791
REQUESTED	WE0833	SS 246 A14S09 (DEEP)	LA	OFFSHORE	0.76764380		0.63970325		0.63970325

Exhibit A-2, Part 1-9

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
59623	WEGU59622	VR 256 H6ST00BP00 S01	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
59921	WEGU59920	SS 247 F18 ST01BP00 S01	LA	OFFSHORE	0.45801527		0.35963740		0.35963740
59985	WEGU59984	EI 39 A2 ST00BP00	LA	OFFSHORE	0.50000000		0.40416667		0.40416667
60288	WEGU21479	WC 130 A1 S02	LA	OFFSHORE	1.00000000		0.71583330		0.71583330
60359	WEGU60358	VR 313 D1 ST00BP00 (#11)	LA	OFFSHORE	0.50000000		0.80208332		0.80208332
60489	WEGU60488	MP 270 A1 ST00BP00	LA	OFFSHORE	0.75000000		0.62500000		0.62500000
60497	WEGU60496	MP 223 A11 ST02BP00	LA	OFFSHORE	0.50000000		0.36666600		0.36666600
6476	WE0510	VR 267 #C01S03	LA	OFFSHORE	0.25000000		0.20833333		0.20833333
6519	WE2667	WC 76 #A01S01 (WC76 UNIT)	LA	OFFSHORE	0.40000000		0.33333333		0.33333333
6521	GU04607	WC 60 #A02S01 (WC76)UNIT	LA	OFFSHORE	0.40000000		0.33333333		0.33333333
L348061001S1	L348061001	ST 185 A2 ST01BP00	LA	OFFSHORE	0.03084830	0.02897730	0.06415420	0.06262853	0.06415420	0.06262853
L348403001S1	L348403001	ST 185 A8 ST00BP00	LA	OFFSHORE	0.03155040	0.02897730	0.06473850	0.00534880	0.06473850	0.00534880
L357131000S1	L357131000	ST 185 A6 ST01BP00	LA	OFFSHORE	0.02897730		0.06262853		0.06262853
L891638001S1	L891638001	ST 185 B1	LA	OFFSHORE	0.03848673		0.02959194		0.02959194
L891638002S1	L891638002	ST 185 B1D	LA	OFFSHORE	0.03848673		0.02959194		0.02959194
L891638003S1	L891638003	ST 185 B2	LA	OFFSHORE	0.03848673		0.02959194		0.02959194
L891638004S1	L891638004	ST 185 B3	LA	OFFSHORE	0.03848673		0.02959194		0.02959194
L891638005S1	L891638005	ST 185 B5	LA	OFFSHORE	0.03848673		0.02959194		0.02959194
L891638006S1	L891638006	ST 185 B6	LA	OFFSHORE	0.03848673		0.02959194		0.02959194
L891638007S1	L891638007	ST 185 B7	LA	OFFSHORE	0.03848673		0.02959194		0.02959194
L891640001S1	L891640001	ST 185 A1 D01	LA	OFFSHORE	0.02897280		0.02227970		0.02227970
L891640004S1	L891640004	ST 185 A4 S01	LA	OFFSHORE	0.02897280		0.02227970		0.02227970
343374	WGU343373	DC621 SS1 ST01BP00	LA	OFFSHORE	0.36666670		0.32083336		0.32083336
347027	WGU347026	DC 618 #1	LA	OFFSHORE	0.53333333		0.46666667		0.46666667
349920	WGU349919	MC 734 #1 ST01BP00	LA	OFFSHORE	0.25000000		0.21875000		0.21875000
350520	WGU350519	GC 338 #9 ST00BP00	LA	OFFSHORE	0.37500000		0.32812500		0.32812500
352725	WGU352724	DC 618 #2 ST00BP00	LA	OFFSHORE	0.53333330		0.46666667		0.46666667
354960	WGU354959	GC 385 #1 ST00BP01	LA	OFFSHORE	0.58000000		0.50750000		0.50750000
279963	WGU279962	MC 772 A7 ST00BP00 (#3)	LA	OFFSHORE	0.75000000	0.75000000	0.75000000	0.65625000	0.75000000	0.65625000
280030	WGU280029	GC 382 A5 ST00BP01 (#1)	LA	OFFSHORE	0.37500000	0.37500000	0.37500000	0.32812500	0.37500000	0.32812500
280529	WGU280528	MC 772 SS4 ST00BP00 S01	LA	OFFSHORE	0.75000000	0.75000000	0.75000000	0.65625000	0.75000000	0.65625000
280846	WGU280845	VK 872 #1 ST01BP00 S01	LA	OFFSHORE	0.50000000	0.50000000	0.50000000	0.43750000	0.50000000	0.43750000
332949	WGU332948	MC 296 SS001 ST00BP01	LA	OFFSHORE	0.52500000	0.52500000	0.52500000	0.45937500	0.52500000	0.45937500
348451	WGU348450	MC 771 SS5 ST02BP00	LA	OFFSHORE	0.75000000	0.75000000	0.75000000	0.65625000	0.75000000	0.65625000
352141	WGU352140	MC 299 SS1 ST02BP00 S01	LA	OFFSHORE	0.37500000	0.37500000	0.37500000	0.32812500	0.37500000	0.32812500
352723	WGU352722	MC 728 SS1 ST01BP00 S01	LA	OFFSHORE	0.75000000	0.75000000	0.75000000	0.65625000	0.75000000	0.65625000
358770	WGU358769	DC 621 #2 ST00BP00	LA	OFFSHORE	0.36666667	0.36666667	0.36666667	0.32083336	0.36666667	0.32083336
360274	WGU360273	MC 961 #1 ST01BP00	LA	OFFSHORE	0.50000000	0.50000000	0.50000000	0.43750000	0.50000000	0.43750000
364557	WGU364556	WC 153 #2 ST03BP02	LA	OFFSHORE	1.00000000	1.00000000	0.83000000	0.83333333	1.00000000	0.83333333
366496	WEGU57772	MC 773 A3 ST00BP00 S02(#4)	LA	OFFSHORE	0.75000000	0.75000000	0.72464804	0.72464807	0.72464804	0.72464807
366497	WEGU53692	MC 773 A2 ST00BP00 (#2)S02	LA	OFFSHORE	0.75000000	0.75000000	0.72464804	0.72464807	0.72464804	0.72464807

Exhibit A-2, Part 1-10

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2

WELLS AND UNITS

USER KEY	FILE NUMBER	WELL NAME	STATE	COUNTY	WORKING INTEREST	WORKING INTEREST AFTER PAYOUT	OIL NET REVENUE INTEREST	OIL NET REVENUE INTEREST AFTER PAYOUT	GAS NET REVENUE INTEREST	GAS NET REVENUE INTEREST AFTER PAYOUT
369070	WEGU60155	MC 773 A6 ST00BP01 (#7)S02	LA	OFFSHORE	0.75000000	0.75000000	0.72464804	0.72464807	0.72464807	0.72464807
369192	WEGU59062	MC 773 A5 ST01BP00 (#5)S02	LA	OFFSHORE	0.75000000	0.75000000	0.72464804	0.72464807	0.72464807	0.72464807
370193	WGU370192	SS 138 #1 ST00BP01	LA	OFFSHORE	1.00000000	1.00000000	0.83333333	0.83333333	1.00000000	0.83333333
373331	WGU373330	GC 338 A6 ST01BP00 S01	LA	OFFSHORE	0.37500000	0.37500000	0.37500000	0.32812500	0.37500000	0.32812500
375296	WGU279052	MC 773 A4 ST00BP00 S03 (#9)	LA	OFFSHORE	0.75000000	0.75000000	0.74454476	0.72464807	0.74454476	0.72464807
54974	WEGU54973	MC 773 #3 ST01BP00	LA	OFFSHORE	0.75000000	0.75000000	0.74454476	0.72464807	0.74454476	0.72464807
59991	WEGU59990	GC 338 A2 ST02BP00 S01 (#2)	LA	OFFSHORE	0.37500000	0.37500000	0.37500000	0.32812500	0.37500000	0.32812500
60154	WEGU60153	MC 773 A1 ST00BP00 S01 (#6)	LA	OFFSHORE	0.75000000	0.75000000	0.74454476	0.72464807	0.74454476	0.72464807
60275	WEGU60274	MC 772 A8 ST00BP00 (#2)	LA	OFFSHORE	0.75000000	0.75000000	0.75000000	0.65625000	0.75000000	0.65625000
1326	WE0860	HI 350 #A13S01	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
1372	WE0882	HI 350 #A19S01	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
1378	WE0801	HI 350 #A05S01 T&A	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
1412	WE0782	HI 350 #A01S01	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
1460	WE0873	HI 350 #A20S01	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
16876	WE0783	HI 350 #A02S03	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
17378	WE0838	HI 350 #A09S02 WC633	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
17425	WE0880	HI 350 #A18 ST00BP00 S02	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
17426	WE0791	HI 350 A3 ST00BP00 S02	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
17428	RN0014	HI A-574 #E2	TX	OFFSHORE			0.04715000		0.04715000
2026	WE0849	HI 350 #A12S03	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
24152	WE0845	HI 350 #A11 ST00BP00 S02	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
281220	WGU281219	HI 350 A6 ST01BP00	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
349443	WGU349442	HI 350 A21 ST00BP00 S01	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
350922	WGU350921	HI 350 A22 ST00BP01	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
352340	WGU352339	HI 350 A23	TX	OFFSHORE	0.00000000	0.43750000	0.00000000	0.36458333	0.00000000	0.36458333
354146	WGU354145	HI A-1 #1 ST00BP00 S01	TX	OFFSHORE	0.75000000		0.62500000		0.62500000
354148	WGU354147	HI 350 A24	TX	OFFSHORE	0.00000000	0.43750000	0.00000000	0.36458333	0.00000000	0.36458333
6240	WE0855	WC 633 A7 S01	TX	OFFSHORE	0.43750000		0.36458330		0.36458330
12882	RT5565	STATE TRACT 157 #1	TX	CALHOUN			0.01000000		0.01000000
49537	WETX49536	ST 150 #1 MATAGORDA BAY (AQUAMARINE)	TX	CALHOUN			0.04000000	0.04750000	0.04000000	0.04750000
54865	WETX54864	ST 154 #2 MATAGORDA BAY (AQUAMARINE)	TX	CALHOUN	0.50000000		0.37500000		0.37500000
58031	WEGU58030	MU 861 STATE UNIT #1	TX	KLEBERG	0.33330000	0.33330000	0.26873250	0.26040000	0.26873250	0.26040000
59578	WEGU59577	MU 861 STATE UNIT #2	TX	KLEBERG	0.00000000	0.33330000	0.01042500	0.24997500	0.01042500	0.24997500
60258	WEGU60257	MU 862 STATE UNIT #3	TX	KLEBERG	0.33330000	0.33330000	0.26873250	0.26040000	0.26873250	0.26040000
12866	RT5557	STATE TRACT 158 #1-A	TX	MATAGORDA			0.01000000		0.01000000
12880	RT5564	STATE TRACT 178 #1-A	TX	MATAGORDA			0.01500000		0.01500000
56653	WEGU56652	STATE TRACT 774-L SW/4 #2 (MUSTANG ISLND	TX	NUECES			0.02500000		0.02500000

Exhibit A-2, Part 1-11

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-2, PART 2

LEASES COVERING PUDs

NOTE: The working interest and net revenue interest identified for each lease below correspond to Seller’s interest in the PUDs contained in such lease, and do not necessarily correspond to Seller’s interest in the entirety of such lease.

Basin	Field	Leases	DEPI PUD Working Interest (%)	DEPI PUD Net Revenue Interest (%)
Deepwater	Atwater Valley 96/140/141 (Claymore)	Atwater Valley 140	31.50	27.56

Deepwater	Desoto Canyon 618 (San Jacinto)	Desoto Canyon 618	53.33	46.67

Deepwater	Desoto Canyon 620/621 (Spiderman)	Desoto Canyon 620/621	36.67	32.08

Deepwater	Green Canyon 116 (Popeye)	Green Canyon 117	50.00	40.00

Deepwater	Green Canyon 338 (Front Runner)	Green Canyon 338 & 382	37.50	32.81

Deepwater	Green Canyon 679 (Constitution)	Green Canyon 679	0.00	2.81

Deepwater	Mississippi Canyon 771 (Goldfinger)	Mississippi Canyon 771	75.00	65.63

Deepwater	Mississippi Canyon 961 (Q)	Mississippi Canyon 961	50.00	43.75

Shelf	Eugene Island 39	Eugene Island 39	50.00	40.42

Shelf	Main Pass 281 A	Main Pass 281	68.50	57.08

Shelf	Vermilion 268 G	Vermilion 268	33.33	27.78

Exhibit A-2, Part 2-1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-3

MIDSTREAM ASSETS

Major Facilities

	Type	Operator	Dominion Entity	WI% (rounded to two decimal places)
Blue Water	Gas Processing Plant	Crosstex	DEPI	3.42%
N. Terrebonne	Gas Processing Plant	Enterprise	DEPI	5.83%
Yscloskey	Gas Processing Plant	Targa	DEPI	0.45%
Grand Chenier*	Separation Facilities	Hilcorp	DEPI	1.43%
Cameron	Separation Facilities	Targa	DEPI	0.85%

*	Note: The Grand Chenier Separation Facility is in the process of being rebuilt due to damage from Hurricane Rita.

Exhibit A-3-1

Pipelines- US (Offshore)

PIPE SIZE		LOCATION	OPERATOR	PIPE FOOTAGE	5,200 Mileage	Net Miles
1”		MC 728/772 Triton/Goldfinger Umbilicals, jumpers, UTA’s	DEPI	45,000	9	6
4”(2)		Main Pass 280 #6 to MP 281A (dual lines) inc pig loop, risers	DEPI	21,000	4	3
4”		Main Pass 280 C to MP 281A	DEPI	10,612	2	2
4”		Main Pass 280 C to MP 281A	DEPI	10,612	2	2
4”		MC 299 (17 Hands) Umb to Rigel (MC 292) and Gemini ( MC 252)	DEPI	121,440	23	11
4”	WNR	Ship Shoal 225 K to SS246E	DEPI	10,000	2	1
4”		Ship Shoal 246 A to SS 248 D	DEPI	4,000	1	0
4”	WNR	Ship Shoal 246 H to SS 246 A	DEPI	8,000	2	1
4”	WNR	Ship Shoal 246 J to SS 246 A	DEPI	9,750	2	1
4”	WNR	Ship Shoal 247 F to SS 248 D	DEPI	9,674	2	0
4”	WNR	Ship Shoal 248 D to Shell	DEPI	14,000	3	1
4”		South Marsh Island 142 C to SMI 142 A	Aviara	4,500	1	0
4”		Vermilion 256 E	Stone	6,000	1	0
4”		Vermilion 267 I	Stone	18,000	3	1
4”		Vermilion 267 I	Stone	18,000	3	1
4”		West Cameron 153 #2 to WC 130 B	DEPI	36,000	7	7
4”		West Cameron 130 #2	DEPI	2,500	0	0
4”		West Cameron 225 #6	DEPI	8,967	2	1
4”		West Cameron 72	DEPI	7,000	1	1
6”(2)		Green Canyon 116 (Popeye)	Shell	264,000	51	19
6”		High Island A1 to High Island 73 A	DEPI	26000	5	4
6”		MC 728 - MC 771 Triton/Goldfinger pigging line	DEPI	12,000	2	2

Exhibit A-3-2

PIPE SIZE		LOCATION	OPERATOR	PIPE FOOTAGE	5,200 Mileage	Net Miles
6”		MC 728 (Triton) - MC 773	DEPI	23,300	4	3
6”		MC 772 (Goldfinger) to MC 773	DEPI	22,400	4	3
6”		MP 270A to MP 133C	DEPI	36,000	7	5
6”	WNR	Ship Shoal 248 G to SS248 D	DEPI	9,000	2	1
6”		South Marsh Island 142 A	Aviara	3,078	1	0
6”		South Marsh Island 142 C to SMI 142 A	Aviara	4,500	1	0
6”		South Timbalier 72 #21 to ST 72 B Platform	Forest	2,500	0	0
6”	WNR	Vermilion 255 B	Stone	4,696	1	0
6”		Vermilion 268 G	Stone	14,000	3	1
6”		Vermilion 313 A @ V 313 A to Shell (oil)	DEPI	1,796	0	0
6”		Vermilion 313 B P/L to Shell Equilion 6” P/L	DEPI	2,600	1	1
6”		Vermilion 313 C to V 313 B	DEPI	14,000	3	3
6”		Vermilion 313 D to V 313 B	DEPI	7,000	1	1
6”	WNR	Vermilion 78 A	Anadarko	4,095	1	0
6”(2)		Viosca Knoll 872 (Einset)	Shell	63,360	12	6
6”		West Cameron 130 A	DEPI	22,000	4	4
6”		West Cameron 225 C	DEPI	3,000	1	0
6”		West Cameron 72 (#2)	DEPI	15,000	3	2
6”		West Cameron 77 to Stingray	BHP	5,280	1	0
8”		MC 299 (17 Hands ) to MC 296 (Rigel)	DEPI	121,440	23	11
8”		West Cameron 100 A P/L #2	DEPI	33,000	6	6
8”		West Cameron 100 A to El Paso	DEPI	33,000	6	6
8”		West Cameron 112 to WC 110	Forest	28,000	5	2
10”		Mustang Island 861	Spinnaker	7,000	1	0
10”		South Marsh Island 142 A	Total Minatome	13,971	3	1
10”	WNR	South Marsh Island 143 A	Total Minatome	11,028	2	1

Exhibit A-3-3

PIPE SIZE		LOCATION	OPERATOR	PIPE FOOTAGE	5,200 Mileage	Net Miles
10”		Vermilion 268 G	Stone	14,000	3	1
10”		Vermilion 313 B (Gas)	DEPI	2,600	1	1
10”		West Cameron 130 B to UTOS (WC 116)	DEPI	22,000	4	4
12”		GC 338 to GC 294 (Front Runner Oil)	DEPI	26,400	5	2
12”	WNR	Ship Shoal 248 D	DEPI	11,627	2	2
12”		West Cameron 61 A to WC 56 UTOS	BHP	79,200	15	6
16”	WNR	Ship Shoal 247 F	DEPI	15,687	3	1
20”		High Island 350 A	Shell	378	0.07	0.03
24”		High Island 330 A	El Paso	31,857	6	1

Exhibit A-3-4

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-4

OFFICE LEASES

All of Seller’s interest in and to the following:

Leased Space

Location	Expiration Date of Current Term
1250 Poydras Street Office, New Orleans, LA	10/31/2011

Shore Facilities

Location
Pascagoula, MS
Cameron, LA
Fourchon Port

Exhibit A-4-1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-5

INVENTORY

All materials and equipment inventory held by or for the account of Seller at each of the following locations shall be deemed to be described on this Exhibit A-5, provided that:

(a)	in the case of those locations that are underlined below, only materials and equipment inventory held by or for the account of Seller for the joint account under operating agreements or other agreements that pertain to exploration, development and production activities with respect to the Outer Continental Shelf or the state waters of Texas, Louisiana, Mississippi or Alabama in the Gulf of Mexico (the “Offshore”) shall be deemed to be described on this Exhibit A-5; and

(b)	in the case of those locations identified in italics below, all materials and equipment inventory that is held by or for the account of Seller for the joint account under operating agreements or other agreements that pertain to exploration, development and production activities with respect to areas other than the Offshore shall not be deemed to be described on this Exhibit A-5.

COMPANY NAME	SAP PLANT NAME	ACTUAL NAME	STREET ADDRESS	ZIP CODE	CITY	STATE
DEPI	CAMR	Cameron	585 Hwy 90 East	70302	PATTERSON	LA

DEPI	DELT	Delta Tubulars, Inc.	9518 E. Mount Houston St.	77050	HOUSTON	TX

DEPI	DRIL	Dril-Quip, Inc.	13550 Hempstead Highway	77040	HOUSTON	TX

DEPI	EXCL	Excell Crane & Hydraulics	3274 West Main St	70359	GRAY	LA

DEPI	FMC1	FMC (Broussard, La)	130 St. Nazaire Road	70518	BROUSSARD	LA

DEPI	GRNT	Grant Prideco	1914 Grand Caillou Road	70363	HOUMA	LA

DEPI	ICO2	Tuboscope	9015 Sheldon Rd.	77049	HOUSTON	TX

DEPI	MAGN	Magnum Construction	100 Industrial Drive	70460	SLIDELL	LA

DEPI	PTL1	Patterson Tubular Services	7056 S. Railroad Street	70380	MORGAN CITY	LA

DEPI	REAG	Reagan Equipment	9580 HWY 182 E.	70380	MORGAN CITY	LA

Exhibit A-5-1

COMPANY NAME	SAP PLANT NAME	ACTUAL NAME	STREET ADDRESS	ZIP CODE	CITY	STATE
DEPI	STAR	Star Tubular	2552 FM 250	75668	LONESTAR	TX

DEPI	TUBN	Tuboscope - TX	10220 Sheldon Road	77049	HOUSTON	TX

DEPI	TUBO	Tuboscope Vetco Intl-LA	Hwy 662	70340	AMELIA	LA

DEPI	UNIF	Dynamic Industries	5007 Port Rd.	70560	NEW IBERIA	LA

DEPI	UNIV	Universal Compression	401 Commercial Parkway	70518	BROUSSARD	LA

DEPI	VETC	ABB Vetco	10777 NW Freeway	77040	HOUSTON	TX

DEPI	WEAT	Weatherford	202 Industrial Blvd.	70361	HOUMA	LA

DEPI	XLSY	XL Systems, L.P.	5780 Hagner Road	77705	BEAUMONT	TX

Exhibit A-5-2

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-6

RADIO LICENSES

CALL SIGN	COMPANY NAME	LOCATION	FREQUENCIES	EXPIRATION DATE
KWR492	Dominion E&P	Cameron, LA	153.635, 158.145	4/3/2015

WNEH930	Dominion E&P	Offshore Platform - LA	2184.0	5/4/2010

WNEH931	Dominion E&P	Offshore Platform - LA	2134.0	5/4/2010

WPKJ981	Dominion E&P	Houma, LA-Offshore	490.8, 493.8	3/18/2012

451.3125, 456.3125,

452.4625, 457.4625,

451.9625, 456.9625,

WPWT355	Dominion E&P	Devil’s Tower - Offshore Platform - LA	156.5, 156.8, 156.45	1/16/2013

WPYR292	Dominion E&P	Devil’s Tower - Offshore Platform - LA -Aeronautical	122.15, 123.15	10/3/2008

WSZ965	Dominion E&P	Intracoastal City, LA (Broussard Brothers Dock)	464.9, 469.9	4/3/2015

Exhibit A-6-1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT A-7

SOFTWARE

Non-Proprietary Software

Application	Profile
OSI PI Software	Real time production data
Autocad LT and Map 2004	Drafting
MicroStation	Offshore Mapping.
ER Mapper	Mapping
oil wat/gaswat	G&G application
CNGPLOT/Quickplot	Inhouse
DrillWorks	Drilling Engineering application
DrillWorks/Predict	Drilling Engineering application
OWL	Well & Lease data Management
SDL	Seismic Data Loader
VoxelGeo/Explorer SGMV	G&G application
Eclipse	G&G application
Petrel	G&G application
Imoss	G&G application
WellCat	Engineering application
ScreenSeis, Screen Weid, Screen Vela, Screen Shot	G&G application - Seismic Processing
Kirchoff, Tomography, AMO, AIM	G&G application - Seismic Processing
LAS Tools	G&G application
Spatial Layers and Enhanced Spacial Layets	G&G application

Proprietary Software

Application	Application Description
Base Map	Base Map
Exploration Information Systems (EIS)	Exploration Information Systems (EIS)
Quick Map	Quick Map
Well Header	Well Header

Exhibit A-7-1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT B

CONVEYANCE

                     County/Parish

This Conveyance (the “Conveyance”) from Dominion Exploration & Production, Inc, a Delaware corporation, whose address is [full address] (“Grantor”), to [company name], a [state] corporation, whose address is [full address] (“Grantee”), is executed on the date set forth on the signature page hereof (the “Execution Date”).

WHEN RECORDED, RETURN TO:

[Name]

[Address]

[Telephone]

ARTICLE 1.

Conveyance of Oil and Gas Interests

Section 1.1 Conveyance: Grantor, for and in consideration of the sum of Ten Dollars ($10) cash and other good and valuable consideration, in hand paid, the receipt and sufficiency of which is hereby acknowledged, hereby grants, bargains, sells, and conveys unto Grantee the following property of Grantor (collectively the “Assets”):

(a) The oil and gas leases, oil, gas and mineral leases and subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests, and other rights to oil and gas in place, and mineral servitudes, that are described on Exhibit A-1 (collectively, the “Leases”), and any and all oil, gas, water, CO2 or injection wells thereon or on the pooled, communitized or unitized acreage that includes all or any part of the Leases, including the interests in the wells shown on Exhibit A-2, Part 1 attached hereto (the “Wells”);

(b) All pooled, communitized or unitized acreage which includes all or part of any Leases (the “Units”), and all tenements, hereditaments and appurtenances belonging to the Leases and Units;

(c) The gas processing plants, gas gathering systems, pipelines, and other mid-stream equipment described on Exhibit A-3 (the “Midstream Assets” and, together with the Leases, Wells and Units, the “Properties”);

(d) All of Grantor’s right, title and interest in and to the Material Contracts listed in Schedule 4.9 of that certain Offshore Package Purchase Agreement between Grantor and Grantee dated             , 2007 (the “Purchase Agreement”) and all other currently existing contracts, agreements and instruments with respect to the Properties, to the extent applicable to the Properties, including operating agreements, unitization, pooling, and communitization agreements, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, transportation agreements, agreements for the sale and purchase of oil and gas and processing agreements, but excluding any contracts, agreements and instruments included within the definition of “Excluded Assets,” and provided that the defined term “Contracts” shall not include the Leases and other instruments constituting Seller’s chain of title to the Leases (subject to such exclusion and proviso, the “Contracts”);

(e) All of Grantor’s right, title and interest in surface fee interests, easements, permits, licenses, servitudes, rights-of-way, surface leases and other rights to use the surface or seabed appurtenant to, and used or held for use primarily in connection with, the Properties, but excluding any permits and other appurtenances included within the definition of “Excluded Assets;”

Exhibit B- 1

(f) All of Grantor’s right, title and interest in equipment, machinery, facilities, fixtures and other tangible personal property and improvements, including pipelines, platforms and Well equipment (both surface and subsurface) located on the Properties or used or held for use in connection with the operation of the Properties or the production, transportation or processing of oil and gas from the Properties, but excluding (i) office furniture, fixtures and equipment except as described in Section 1.1(g), (ii) materials and equipment inventory except as described in Section 1.1(h), (iii) vehicles except as described in Section 1.1(i) and (iv) any such items included within the definition of “Excluded Assets” (subject to such exclusions, the “Equipment”);

(g) The offices leases or buildings, if any, described on Exhibit A-4 and the furniture, fixtures and equipment located in those offices and buildings, but excluding any such items included within the definition of “Excluded Assets;”

(h) The materials and equipment inventory, if any, described on Exhibit A-5;

(i) The vehicles, if any, described in Exhibit A-8;

(j) All oil and gas produced from or attributable to the Leases, Units or Wells after the Closing Date, all oil, condensate and scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline inventories of Grantor from the Properties in storage as of the end of the Closing Date, and all production, plant and transportation imbalances as of the end of the Closing Date;

(k) The data and records of Grantor and its Affiliates, to the extent relating primarily to the Properties or other Assets (and the software set forth on Exhibit A-7), excluding, however, in each case:

(i) all corporate, financial, Tax and legal data and records of Grantor that relate primarily to Grantor’s business generally (whether or not relating to the Assets), to Grantor’s business and operations in Virginia, West Virginia, Ohio, Pennsylvania, New York, Kentucky, and Maryland (the “Appalachian Business”), or to Grantor’s business elsewhere in the onshore United States (except those onshore Midstream Assets identified on Exhibit A-3 and those office leases and buildings identified on Exhibit A-4) or in Canada, or to businesses of Grantor and its Affiliates other than the exploration and production of oil and gas;

(ii) any data, software and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee or other consideration by any license agreement or other agreement with a person other than Affiliates of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee (subject to Section 6.11 of the Purchase Agreement) has not agreed in writing to pay the fee or other consideration, as applicable;

(iii) all legal records and legal files of Grantor including all work product of and attorney-client communications with any of Grantor’s legal counsel (other than Leases, title opinions, Contracts and Grantor’s working files for litigation of Grantor listed on Schedule 4.5 to the Purchase Agreement, which is assumed by Grantee);

(iv) data and records relating to the sale of the Assets, including bids received from and records of negotiations with third persons;

(v) any data and records relating primarily to the other Excluded Assets;

(vi) those original data, software and records retained by Grantor pursuant to Section 13.6 of the Purchase Agreement; and

Exhibit B- 2

(vii) originals of well files and division order files with respect to Wells and Units for which Grantor is operator but for which Grantee does not become operator (provided that copies of such files will be included in the Records).

(Clauses (i) through (vii) shall hereinafter be referred to as the “Excluded Records” and subject to such exclusions, the data, software and records described in this Section 1.1(k) shall hereinafter be referred to as the “Records”);

(l) The radio licenses described on Exhibit A-6 except those for which a transfer is prohibited or subject to payment of a fee or other consideration and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable; and

(m) All (i) accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of Texas) attributable to the Assets at the Closing Date (other than the Excluded Assets and the amounts to which Grantor is entitled pursuant to Section 2.3 of the Purchase Agreement and Section 2.4 of the Purchase Agreement); and (ii) liens and security interests and collateral in favor of Grantor that exist as of the Closing Date, whether choate or inchoate, under any law, rule or regulation or under any of the Contracts (x) arising from the ownership, operation or sale or other disposition of any of the Assets or (y) arising in favor of Grantor as the operator of certain of the Assets, but only to the extent Grantee is appointed successor operator.

EXCEPTING AND RESERVING to Grantor, however, the Excluded Assets (as defined below).

TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns, forever, subject, however, to the terms and conditions of this Conveyance.

Section 1.2 Excluded Assets: Notwithstanding anything to the contrary in Section 1.1 or elsewhere in this Conveyance, the “Assets” shall not include any rights with respect to the Excluded Assets. “Excluded Assets” shall mean the following:

(a) the Excluded Records;

(b) copies of other Records retained by Grantor pursuant to Section 13.6 of the Purchase Agreement;

(c) contracts, agreements and instruments, whose transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a person other than an Affiliate of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable;

(d) permits and other appurtenances for which transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a person other than an Affiliate of Grantor, or by applicable law, and for which no consent to transfer has been received or for which Grantee has not agreed in writing to pay the fee or other consideration, as applicable;

(e) all claims against insurers and other third parties pending on or before June 30, 2007 (the “Effective Date”);

(f) assets of or which relate to Grantor’s and its Affiliates’ Employee Plans (as that term is defined in the Purchase Agreement) or worker’s compensation insurance and programs;

(g) all trademarks and trade names containing “Dominion” or any variant thereof;

(h) all futures, options, swaps and other derivatives except the Transferred Derivatives (as that term is defined in the Purchase Agreement), and all software used for trading, hedging and credit analysis;

Exhibit B- 3

(i) the Clearinghouse and Castlewood Road records storage facilities located in Richmond, Virginia;

(j) all of Grantor’s interests in office leases, buildings and other onshore real property other than those expressly identified on Exhibit A-3 or Exhibit A-4;

(k) any leased equipment or other leased personal property which has not been purchased prior to the date hereof (except to the extent the lease is transferable without payment of a fee or other consideration which Grantee has not agreed in writing to pay);

(l) all office equipment, computers, cell phones, pagers and other hardware, personal property and equipment that (i) relate to Grantor’s business generally, or to the Appalachian Business or to Grantor’s business elsewhere in the onshore United States (except those onshore Midstream Assets identified on Exhibit A-3 and those office leases and buildings identified on Exhibit A-4) or in Canada, or to any other business of Grantor and its Affiliates other than the exploration and production of oil and gas or (ii) are set forth on Exhibit A-9 (even if relating to the onshore Midstream Assets identified on Exhibit A-3 or the office leases or buildings identified on Exhibit A-4);

(m) the contracts and software used for both the Assets and other assets of Grantor and its Affiliates described on Schedule 1.3 to the Purchase Agreement;

(n) any tax refund (whether by payment, credit, offset or otherwise, and together with any interest thereon) in respect of any taxes for which Grantor is liable for payment or required to indemnify Grantee under Section 9.1 of the Purchase Agreement;

(o) refunds relating from severance tax abatements with respect to all taxable periods or portions thereof ending on or prior to the Effective Date;

(p) all indemnities and other claims against persons (other than Grantor and/or its Affiliates) for taxes for which Consolidated Natural Gas Company, an Affiliate of Grantor, is liable for payment or required to indemnify Grantee under Section 9.1 of the Purchase Agreement;

(q) claims against insurers under policies held by Grantor or its Affiliates;

(r) Property Costs (as defined in the Purchase Agreement) and revenues associated with all joint interest audits and other audits of Property Costs covering periods for which Grantor is in whole or in part responsible for the Assets, which audit adjustments are paid or received prior to the Cut-Off Date (as defined in the Purchase Agreement);

(s) any other assets, contracts or rights described on Schedule 1.3 to the Purchase Agreement.

Section 1.3 “Affiliate:” For purposes of this Conveyance, the term “Affiliate” means, with respect to a person, a person that directly or indirectly controls, is controlled by or is under common control with such person, with control in such context meaning the ability to direct the management or policies of a person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

Section 1.4 “Permitted Encumbrances:” For purposes of this Conveyance, the term “Permitted Encumbrances” means any or all of the following:

(a) lessors’ royalties and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, reduce Grantor’s net revenue interests below that shown in Exhibit A-2 or increase Grantor’s working interests above that shown in Exhibit A-1 or Exhibit A-2 without a corresponding increase in the net revenue interest;

Exhibit B- 4

(b) all leases, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets, including provisions for penalties, suspensions or forfeitures contained therein, to the extent that they do not, individually or in the aggregate, reduce Grantor’s net revenue interests below that shown in Exhibit A-2 or increase Grantor’s working interests above that shown in Exhibit A-1 or Exhibit A-2 without a corresponding increase in the net revenue interest;

(c) rights of first refusal, preferential purchase rights and similar rights with respect to the Assets;

(d) third-party consent requirements and similar restrictions which are not applicable to the sale of the Assets contemplated by this Conveyance or with respect to which waivers or consents were obtained from the appropriate persons prior to the date hereof or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

(e) liens for taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(f) materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, being contested in good faith by appropriate actions;

(g) all rights to consent, by required notices to, filings with, or other actions by Governmental Authorities (as defined in the Purchase Agreement) in connection with the sale or conveyance of oil and gas leases or rights or interests therein if they are customarily obtained subsequent to the sale or conveyance;

(h) rights of reassignment arising upon final intention to abandon or release the Assets, or any of them;

(i) easements, rights-of-way, covenants, servitudes, permits, surface leases and other rights in respect of surface operations to the extent they do not, individually or in the aggregate, reduce Grantor’s net revenue interest below that shown on Exhibit A-2 or increase Grantor’s working interest beyond that shown on Exhibit A-1 or Exhibit A-2 without a corresponding increase in net revenue interest;

(j) calls on production under existing Contracts; provided that the holder of such right must pay an index-based price for any production purchased by virtue of such call on production;

(k) any termination of Grantor’s title to any mineral servitude or any Property held by production as a consequence of the failure to conduct operations, cessation of production or insufficient production over any period, except to the extent Grantor has knowledge thereof as of the date hereof;

(l) all rights reserved to or vested in any Governmental Authorities to control or regulate any of the Assets in any manner or to assess tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, and all obligations and duties under all applicable laws of any such Governmental Authority or under any franchise, grant, license or permit issued by any Governmental Authority;

(m) any lien, charge or other encumbrance on or affecting the Assets which is expressly waived, assumed, bonded or paid by Grantee at or prior to Closing or which is discharged by Grantor at or prior to Closing;

(n) any lien or trust arising in connection with workers’ compensation, unemployment insurance, pension or employment laws or regulations;

(o) The matters described in Schedule 4.5 to the Purchase Agreement;

Exhibit B- 5

(p) Any matters shown on Exhibit A-2; and

(q) Any other liens, charges, encumbrances, defects or irregularities which do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned) and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties, including, without limitation, the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any leasehold interest, royalty interest or mineral interest and the failure of Exhibits A-1 and A-2 to reflect any lease or any unleased mineral interest where the owner thereof was treated as a non-participating co-tenant during the drilling of any well.

ARTICLE 2.

Disclaimer of Warranty

Section 2.1 Special Warranty: Grantor warrants title to the Assets, subject to the Permitted Encumbrances, unto Grantee, its successors and assigns, against all persons claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise. EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE, GRANTOR MAKES NO, AND EXPRESSLY DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO TITLE TO ANY OF THE ASSETS. Grantor hereby assigns to Grantee all rights, claims, and causes of action on title warranties given or made by Grantor’s predecessors (other than Affiliates of Grantor), and Grantee is specifically subrogated to all rights which Grantor may have against its predecessors (other than Affiliates of Grantor), to the extent Grantor may legally transfer such rights and grant such subrogation.

Section 2.2 Disclaimer of other warranties: Except as specifically represented otherwise in Article 4 of the Purchase Agreement or in the certificate of Grantor to be delivered pursuant to Section 8.2(f) of the Purchase Agreement, the Equipment and other personal property included in the Assets are assigned AS IS, WITH ALL FAULTS, and GRANTOR MAKES NO, AND EXPRESSLY DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (a) MERCHANTABILITY OF SUCH PERSONAL PROPERTY, (b) FITNESS OF SUCH PERSONAL PROPERTY FOR ANY PARTICULAR PURPOSE, (c) CONDITION OF SUCH PERSONAL PROPERTY, (d) INFRINGEMENTS BY SUCH PERSONAL PROPERTY OF INTELLECTUAL PROPERTY RIGHTS AND (e) CONFORMITY OF SUCH PERSONAL PROPERTY TO MODELS OR SAMPLES OF MATERIALS. GRANTEE EXPRESSLY WAIVES ANY GUARANTEE AGAINST HIDDEN OR LATENT REDHIBITORY VICES, INCLUDING LOUISIANA CIVIL CODE ARTICLES 2520 THROUGH 2548, AND THE WARRANTY IMPOSED BY LOUISIANA CIVIL CODE ARTICLE 2476.

Section 2.3 UTPCPL Waiver: TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, GRANTEE HEREBY WAIVES THE PROVISIONS OF THE LOUISIANA UNFAIR TRADE PRACTICES AND CONSUMER PROTECTION LAW (La. R.S. 51:1402 et. seq.). GRANTEE REPRESENTS AND CONSENTS THAT IT IS (OR ITS ADVISORS ARE) EXPERIENCED AND KNOWLEDGEABLE IN THE OIL AND GAS BUSINESS GENERALLY AND WITH TRANSACTIONS OF THIS TYPE SPECIFICALLY, THAT IT (OR THEY) POSSESS AMPLE KNOWLEDGE, EXPERIENCE AND EXPERTISE TO EVALUATE INDEPENDENTLY THE MERITS AND RISKS OF THE TRANSACTIONS DESCRIBED HEREIN AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

ARTICLE 3.

Assumption of Obligations

Section 3.1 Assumed Grantor Obligations: Effective on the Execution Date, Grantee assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the Assumed Seller Obligations (as defined in the Purchase Agreement).

Exhibit B- 6

Section 3.2 Subject to Contracts: Grantee is taking the Assets subject to the terms of the Contracts, including without limitation, those contracts described on Exhibit A-10, to the extent the Contracts are valid, binding and enforceable on the date of this Conveyance, and hereby assumes and agrees to fulfill, perform, pay and discharge Grantor’s obligations under such Contracts from and after the Execution Date.

ARTICLE 4.

Miscellaneous

Section 4.1 Further Assurances: After the Execution Date, Grantor, without further consideration, will use its reasonable good faith efforts to execute, deliver and (if applicable) file or record or cause to be executed, delivered and filed or recorded such good and sufficient instruments of conveyance and transfer, and take such other action as may be reasonably required of Grantor to effectively vest in Grantee beneficial and record title to the Assets conveyed pursuant hereto and, if applicable, to put Grantee in actual possession of such Assets. After the date of this Conveyance, Grantee shall, without further consideration, execute, deliver and (if applicable) file or record, or cause to be executed, delivered and filed or recorded, all instruments, and take such actions, as may be reasonably required of Grantee to accomplish the conveyance and transfer of the Assets, any change in operator, and otherwise consummate the transactions contemplated by this Conveyance and the Purchase Agreement, and shall send all required notices with respect to the Assets. With respect to interests in federal, state or Indian leases that are included among the Assets and that require filings with governmental or tribal agencies before they may be assigned, Grantor and Grantee will each use its reasonable good faith efforts to file the appropriate documents and take any other steps necessary to obtain official approval of the assignments. No federal, state or Indian lease requiring consent of a governmental authority for transfer shall be considered transferred by virtue of this Conveyance, even if specifically described herein, unless and until that consent is obtained, and once that consent is obtained, the transfer shall occur, effective as of the Execution Date.

Section 4.2 Conveyance Subject to Purchase Agreement: This Conveyance is expressly subject to the terms and conditions of the Purchase Agreement.

Section 4.3 Successors and Assigns: This Conveyance shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.4 Titles and Captions: All article or section titles or captions in this Conveyance are for convenience only, shall not be deemed part of this Conveyance and in no way define, limit, extend, or describe the scope or intent of any provisions hereof. Except to the extent otherwise stated in this Conveyance, references to “Articles” and “Sections” are to Articles and Sections of this Conveyance, and references to “Exhibits” are to Exhibits attached to this Conveyance, which are made parts hereof for all purposes.

Section 4.5 Governing Law: Except to the extent the laws of another jurisdiction will, under conflict of law principles, govern transfers of Assets located in such other jurisdiction, this Conveyance and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the state of Texas.

Section 4.6 Counterparts:

(a) This Conveyance may be executed in any number of counterparts, and by different parties in separate counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

(b) To facilitate recordation, there are omitted from the Exhibits to this Conveyance in certain counterparts descriptions of property located in recording jurisdictions other than the jurisdiction (county, parish, state, Indian or federal agency) in which the particular counterpart is to be filed or recorded.

Exhibit B- 7

EXECUTED in the presence of the undersigned competent witnesses on the      day of             , 2007.

Grantor: [Dominion party]

[SEAL]
[NOTE: For Louisiana Conveyances only.]
By:
[Printed name]
[Title]
[Date]

Grantee:

[SEAL]
[NOTE: For Louisiana Conveyances only.]
By:
[Printed name]
[Title]
[Date]

WITNESSES

[NOTE: For Louisiana Conveyances only.]

Printed name:	Printed name	:

Exhibit B- 8

GRANTOR:

STATE OF	§
§
COUNTY OF	§

BE IT REMEMBERED, that I,                     , a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this      day of             , 2007, there appeared before me [signor’s name], [title] of [company], a [State] Corporation.

(Alabama)	On such date, [signor’s name], whose name as officer of said corporation is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he, as such officer and with full authority, executed the same voluntarily or and as the act of said corporation.

(Louisiana)	On such date, before me appeared [signor’s name], to me personally known, who, being by me duly sworn did say that he is the designated officer of said corporation, and that the seal affixed to the aforesaid instrument is the corporate seal of said corporation and that the instrument was signed and sealed in behalf of the corporation by authority of its Board of Directors and that [signor’s name] acknowledged the instrument to be the free act and deed of the corporation.

(Mississippi)	Personally appeared before me, the undersigned authority, on such date, within my jurisdiction, the within named [signor’s name], who acknowledged that he is the designated officer of said corporation, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation to do so.

(Texas)	This instrument was acknowledged before me on such date by [signor’s name], on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, in the City of [city], County of [county], State of [state], this      day of             , 2007.

[SEAL]	Notary Public for the State of , County of

Name as appears on notarial commission:
[NOTE: Louisiana conveyances only]

My commission expires:	Notarial Identification Number:
[NOTE: Louisiana conveyances only]

Exhibit B- 9

GRANTEE:

STATE OF	§
§
COUNTY OF	§

BE IT REMEMBERED, that I,                     , a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this      day of             , 2007, there appeared before me [signor’s name], [title] of [company], a [State] Corporation.

(Alabama)	On such date, [signor’s name], whose name as officer of said corporation is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he, as such officer and with full authority, executed the same voluntarily or and as the act of said corporation.

(Louisiana)	On such date, before me appeared [signor’s name], to me personally known, who, being by me duly sworn did say that he is the designated officer of said corporation, and that the seal affixed to the aforesaid instrument is the corporate seal of said corporation and that the instrument was signed and sealed in behalf of the corporation by authority of its Board of Directors and that [signor’s name] acknowledged the instrument to be the free act and deed of the corporation.

(Mississippi)	Personally appeared before me, the undersigned authority, on such date, within my jurisdiction, the within named [signor’s name], who acknowledged that he is the designated officer of said corporation, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation to do so.

(Texas)	This instrument was acknowledged before me on such date by [signor’s name], on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, in the City of [city], County of [county], State of [state], this      day of             , 2007.

[SEAL]	Notary Public for the State of , County of

Name as appears on notarial commission:
[NOTE: Louisiana conveyances only]

My commission expires:	Notarial Identification Number:
[NOTE: Louisiana conveyances only]

Exhibit B- 10

GRANTOR’S ADDRESS & TELEPHONE NUMBER:	GRANTEE’S ADDRESS & TELEPHONE NUMBER:

Employer Identification Number:	Employer Identification Number:

THIS INSTRUMENT PREPARED BY:

David F. Asmus

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, TX 77002

713.229.1234

[NOTE: Add indexing instructions for Mississippi filings if required.]

Exhibit B- 11

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BYANDBETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT C

FORM OF DEPI/OFFSHORE TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT

This DEPI/Offshore Transition Services Agreement (this “Agreement”), is dated as of                     , 2007, by and between Dominion Exploration & Production, Inc., a corporation organized under the Laws of Delaware (“DEPI”), and Eni Petroleum Co. Inc., a company organized under the Laws of Delaware (“Purchaser”). DEPI and Purchaser are sometimes referred to collectively as the “Parties” and individually as a “Party.”

The definitions of capitalized terms used but not defined in this Agreement are set forth in the Offshore Package Purchase Agreement dated as of                     , 2007, (the “Purchase Agreement”) by and between DEPI (“Seller”) and Purchaser.

RECITALS:

In connection with the purchase and sale of the Assets in accordance with the Purchase Agreement, DEPI has agreed to assist Purchaser by providing certain transition services with respect to the E&P Business and Purchaser has agreed to assist DEPI and its Affiliates by providing certain transition services with respect to the remaining business of DEPI and its Affiliates, including the Appalachian Business (the “Retained Businesses”), each for a limited time period following Closing, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.

DEPI SERVICES

Section 1.1 Services. Purchaser has requested that DEPI provide, following the Closing, certain transition services relating to the E&P Business. The parties hereby agree that, as of the date hereof, DEPI will provide or cause to be provided the transition services described on Schedule 1.1 in accordance with the standard of performance set forth in Section 1.3 below (collectively, the “DEPI Services”) for the period with respect to each such DEPI Service (the “DEPI Service Term”) set forth on Schedule 1.1, subject to the provisions of Article 5. DEPI shall have no obligation to materially alter the DEPI Services to accommodate changes in the commercial or physical operation of the E&P Business.

Section 1.2 Employees. At all times during the performance of DEPI Services by DEPI, all persons performing such DEPI Services who shall be in the employ and/or under the control of DEPI or its Affiliates (including agents, contractors, temporary employees and consultants) shall be independent from Purchaser and not employees of Purchaser and shall not be entitled to any payment, benefit or perquisite directly from Purchaser on account of such DEPI Services, including, but not limited to, group insurance and participation in any employee benefit and pension plans maintained by Purchaser. DEPI will not be required to provide any DEPI Services the provision of which would violate any applicable Laws or contract. DEPI will use its commercially reasonable efforts as necessary to secure consents and/or approvals of vendors, lessors and licensors relating to the DEPI Services provided by DEPI or its Affiliates. Purchaser acknowledges that the employees of DEPI and its Affiliates are not professional providers of the types of services included in the DEPI Services and that the personnel providing such Services have other responsibilities and will not be dedicated full time to performing the DEPI Services.

Exhibit C-1

Section 1.3 Standard of Performance. DEPI shall perform or cause to be performed the DEPI Services with the same degree of care, skill and prudence as such Services have been provided by DEPI with respect to the E&P Business during the six (6) month period immediately preceding the date of this Agreement, and in compliance with Laws, and shall (i) keep the equipment and facilities that are necessary or useful to the provision of the DEPI Services in good working condition and repair, and (ii) use commercially reasonable efforts to assist Purchaser in maintaining in full force and effect all material governmental permits and Leases that are capable of producing in paying quantities. DEPI shall perform its obligations under this Agreement without undue delay.

Section 1.4 Records. DEPI shall maintain or cause to be maintained true and correct records of all receipts, invoices, reports and such other documents as are customarily maintained by DEPI for its own operations relating to the DEPI Services rendered hereunder. Purchaser shall have the right to inspect such records during regular office hours following reasonable prior written notice of any such inspection.

Section 1.5 Representatives of DEPI. DEPI will, at all times during the DEPI Services Term, keep representatives of DEPI available either by telephone, pager or in person, to receive communications from Purchaser regarding the DEPI Services and to respond to inquiries concerning the performance of the DEPI Services, as well as any other information pertaining to this Agreement. The DEPI representatives are designated in Schedule 1.5.

Section 1.6 Limitation of DEPI Services. Except as expressly agreed herein, in connection with the performance of its obligations under this Agreement, in no event shall DEPI be obligated to: (a) make modifications to its existing systems; (b) acquire additional assets, equipment, rights or properties (including computer equipment, software, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) that are not in the ordinary course of operations of DEPI; (c) hire additional employees; or (d) pay any costs related to the transfer or conversion of data from DEPI or its Affiliates to Purchaser.

ARTICLE 2.

PURCHASER SERVICES

Section 2.1 Services. DEPI has requested that Purchaser provide, following the Closing, certain transition services to DEPI and its Affiliates relating to the Retained Businesses, including for the benefit of any purchaser of any portion of the Retained Business. The parties hereby agree that, as of the date hereof, Purchaser will provide or cause to be provided the transition services described on Schedule 2.1 in accordance with the standard of performance set forth in Section 2.3 below (collectively, the “Purchaser Services” and together with the DEPI Services, the “Services”) for the period with respect to each such Purchaser Service (the “Purchaser Services Term”) set forth on Schedule 2.1, subject to the provisions of Article 5. Purchaser shall have no obligation to materially alter the Purchaser Services to accommodate changes in the commercial or physical operation of the Retained Businesses.

Section 2.2 Employees. At all times during the performance of Purchaser Services by Purchaser, all persons performing such Purchaser Services who shall be in the employ and/or under the control of Purchaser or its Affiliates (including agents, contractors, temporary employees and consultants) shall be independent from DEPI and not employees of DEPI and shall not be entitled to any payment, benefit or perquisite directly from DEPI on account of such Purchaser Services, including, but not limited to, group insurance and participation in any employee benefit and pension plans maintained by DEPI or its Affiliates. Purchaser will not be required to provide any Purchaser Services the provision of which would violate any applicable Laws or contract. Purchaser will use its commercially reasonable efforts as necessary to secure consents and/or approvals of vendors, lessors and licensors relating to the Purchaser Services provided by it or its Affiliates. DEPI acknowledges that Purchaser is not a professional provider of the type of services included in the Purchaser Services and that the personnel providing such Services have other responsibilities and will not be dedicated full time to providing the Purchaser Services

Section 2.3 Standard of Performance. Purchaser shall perform or cause to be performed the Purchaser Services with the same degree of care, skill and prudence it customarily exercises for its own operations, and in compliance with Laws, and shall (i) keep the equipment and facilities that are necessary or useful to the provision of the Purchaser Services in good working condition and repair, and (ii) use commercially reasonable efforts to assist DEPI and its Affiliates in maintaining in full force and effect all material governmental permits and oil and gas properties constituting the Retained Business that are capable of producing in paying quantities.

Exhibit C - 2

Section 2.4 Records. Purchaser shall maintain true and correct records of all receipts, invoices, reports and such other documents as are customarily maintained by Purchaser for its own operations relating to the Purchaser Services rendered hereunder. DEPI and its Affiliates shall have the right to inspect such records during regular office hours following reasonable prior written notice of any such inspection.

Section 2.5 Representatives of Purchaser. Purchaser will, at all times during the Purchaser Services Term, keep representatives of Purchaser available either by telephone, pager or in person, to receive communications from DEPI regarding the Purchaser Services and to respond to inquiries concerning the performance of the Purchaser Services, as well as any other information pertaining to this Agreement. The Purchaser representatives are designated in Schedule 2.5.

Section 2.6 Limitation of Purchaser Services. Except as expressly agreed herein, in connection with the performance of its obligations under this Agreement, in no event shall Purchaser be obligated to: (a) make modifications to its existing systems; (b) acquire additional assets, equipment, rights or properties (including computer equipment, software, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) that are not in the ordinary course of operations of Purchaser; or (c) hire additional employees; (d) pay any costs related to the transfer or conversion of data from Purchaser to DEPI or its Affiliates.

ARTICLE 3.

COMPENSATION

Section 3.1 Compensation for DEPI Services. During the period starting from the Closing Date and ending on the End Date set forth on Schedule 1.1 for such DEPI Service (unless earlier terminated in accordance with Article 6), Purchaser shall pay to DEPI the amount set forth on Schedule 1.1 for the provision of such DEPI Service.

Section 3.2 Compensation for Purchaser Services. During the period starting from the Closing Date and ending on the End Date set forth on Schedule 2.1 for such Purchaser Service (unless earlier terminated in accordance with Article 6), DEPI shall pay to Purchaser the amount set forth on Schedule 2.1 for the provision of such Purchaser Service.

ARTICLE 4.

PAYMENT AND DEFAULT

Section 4.1 Submission of Invoice. Each Party (the “Service Provider”) shall submit an invoice (the “Invoice”) to the other Party (the “Service Recipient”) on or before the tenth Business Day of each month setting forth the charges for the Services for the preceding month.

Section 4.2 Payment of Invoices. Absent manifest error in calculations contained in an Invoice (if there is a manifest error, the Service Recipient will correct such error and show such recalculation), the Service Recipient shall pay on or before the last Business Day of each month in which it receives an Invoice the amounts invoiced to such Service Recipient by wire transfer of immediately available funds to the bank account designated on the Invoice by the Service Provider. Adjustment credits or debits shall be shown on the Invoice next succeeding the Invoice in which the adjustment is made. Interest will accrue on any unpaid invoiced amounts at the Agreed Rate from the date due, compounded quarterly, until such amounts, together with all accrued and unpaid interest thereon, are paid in full. Any preexisting obligation to make payment for the Services provided hereunder shall survive the termination of a Service and this Agreement.

Section 4.3 Payment Disputes. Service Recipient may object to any invoiced amounts for any Service at any time before, at the time of or after payment is made, provided such objection is made in writing to

Exhibit C - 3

Service Provider no later than 30 days after receipt of such Invoice. Payment of any amount set forth in an Invoice shall not constitute approval thereof. The Parties shall meet as expeditiously as possible to resolve any dispute. Any dispute that is not resolved between the parties shall be resolved in accordance with the dispute resolution procedures set forth in Section 9.4.

Section 4.4 Default.

(a) Service Recipient Default.

(i) It shall constitute a default on behalf of Service Recipient (a “Service Recipient Default”) if Service Recipient or its Affiliate fails to timely pay any invoiced amount for Services provided pursuant to this Agreement in accordance with the provisions of this Article 4, which failure continues for at least 30 days following receipt of written notice to Service Recipient that such invoiced amount is past due.

(ii) Upon the occurrence of a Service Recipient Default, Service Provider may, at its option and as its sole remedy (other than its right to receive payment in full for all amounts due, together with interest thereon), suspend all or any portion of the provision of Services hereunder, including Services for which payment is outstanding, until such time as Service Recipient Default is cured and all indebtedness to Service Provider under this Agreement for such suspended Services is paid in full.

(b) Service Provider Default.

(i) Subject to Section 4.4(a)(ii) above, it shall constitute a default on behalf of Service Provider (a “Service Provider Default”) if Service Provider fails to provide a Service to Service Recipient in accordance with the terms and conditions of this Agreement, which failure continues for at least 30 day following receipt of written notice to Service Provider; provided, however, that if Service Provider cannot reasonably cure such failure within such 30 day period, no Service Provider Default shall be deemed to occur provided Service Provider demonstrates that it has taken steps to cure such failure within such 30 day period and diligently prosecutes such cure to completion.

(ii) Upon the occurrence of a Service Provider Default, Service Recipient may, at its option and as its sole remedy, (A) secure such Service from any Person (other than Service Provider or its Affiliates) qualified to provide such Service (a “Third Party Provider”) and (B) for the minimum remaining term Service Provider is obligated to provide such Service under the terms of this Agreement, receive from Service Provider concurrently on the date payment is due to a Third Party Provider, payment of the positive difference, if any, between the cost of purchasing such substitute Service and the amount that would have been paid to Service Provider under the terms of this Agreement for such Service if no Service Provider Default with respect to such Service had occurred.

Section 4.5 Sales Taxes. Any sales taxes paid hereunder for Services which Service Provider is required to pay or incur shall be passed on to Service Recipient as an explicit surcharge and shall be paid by Service Recipient in addition to any Service fee payment, whether included in the applicable Invoice, or added retroactively. If Service Recipient submits to Service Provider a timely and valid resale or other exemption certificate acceptable to Service Provider and sufficient to support the exemption from sales taxes, then such taxes will not be added to the Service fee payable pursuant to this Article 4; provided, however, that if Service Provider is ever required to pay such taxes, Service Recipient will promptly reimburse Service Provider for such tax, including any interest, penalties and attorney’s fees related thereto. The Parties will cooperate to minimize the imposition of any sales taxes.

Exhibit C - 4

ARTICLE 5.

TERM OF AGREEMENT

No Service shall be provided after the expiration or earlier termination of the DEPI Services Term or Purchaser Services Term with respect to such Service, except by the mutual agreement of Parties; provided, however, a Service Recipient may request a thirty (30) day extension of the “End Date” noted on the Schedules hereto for a particular Service by delivering to the Service Provider a written request for such extension no later than thirty (30) days prior to such End Date. Any Service may be terminated prior to the expiration of the DEPI Services Term or Purchaser Services Term by following the procedures set forth in Article 6. A Service Recipient shall use its reasonable best efforts to provide for itself the Services that the Service Recipient is receiving from the Service Provider at the earliest practicable time such that it no longer has a need for the Service Provider to provide such Services.

ARTICLE 6.

CESSATION OF SERVICES

Section 6.1 Discontinuation of Services. After the date hereof, Service Recipient may, without cause and in accordance with the terms and conditions hereunder, request the discontinuation of a Service or all of the Services by giving Service Provider at least thirty (30) days prior written notice; provided, however, that: (i) Service Recipient shall be liable to Service Provider for all costs and expenses Service Provider remains obligated to pay under any existing contract related to such Service and (ii) Service Provider shall use commercially reasonable efforts to minimize all such costs and expenses. Service Recipient may request partial discontinuation of a Service and Service Provider shall use commercially reasonable efforts to accommodate such request. Upon a request for partial discontinuation of a Service, the Parties shall attempt to mutually agree to partial discontinuation of such Service and a corresponding reduction in consideration payable therefor pursuant to Article 4. The Parties shall cooperate as reasonably required to effectuate an orderly and systematic transfer to Service Recipient of all of the duties and obligations previously performed by Service Provider under this Agreement.

Section 6.2 Procedures Upon Discontinuation or Termination of Services. Upon the discontinuation or termination of a Service hereunder, this Agreement shall be of no further force and effect with respect to such Service, except as to obligations accrued prior to the date of discontinuation or termination; provided, however, that Article 1, Article 2, Article 7, Article 8 and Sections 9.2, 9.3, 9.4 and 9.13 of this Agreement shall survive such discontinuation or termination as it relates to the discontinued or terminated Service(s). Service Provider shall, within 60 days after discontinuation or termination of a Service, deliver to Service Recipient all property in its possession, including all books, records, contracts, receipts for deposits and all other papers or documents maintained by Service Provider and which pertain exclusively to such Service; provided that Service Provider may retain archival copies of material provided to Service Recipient pursuant to this Section 6.2.

ARTICLE 7.

ARTICLE 14.CONFIDENTIALITY

Section 7.1 Generally. Each Party agrees: (i) to hold in trust and maintain confidential; (ii) not to disclose to others without prior written approval from the providing Party; (iii) not to use for any purpose, other than such purpose as may be authorized in writing by the providing Party; and (iv) to prevent duplication of and disclosure to any other party, any information received from the providing Party or developed, presently held or continued to be held, or otherwise obtained by the receiving Party under this Agreement. Such information includes all results of any Services provided hereunder, information disclosed by either Party orally, visually, in writing or in other tangible form, and includes all nonpublic or proprietary information of any nature (including prices, trade secrets, technological know-how, data and all other nonpublic or proprietary concepts, methods of doing business, ideas, materials or information), and all information derived from any nonpublic or proprietary information.

Section 7.2 Exceptions. The foregoing obligations of confidence, nondisclosure and nonuse shall not apply to any information that: (i) was in the public domain at the time of disclosure by one Party to the other;

Exhibit C - 5

(ii) enters the public domain through no fault of the disclosing Party; (iii) was communicated to one Party by a third party free of any obligation of confidence known to the recipient; or (iv) was developed by officers, employees or agents of or consultants to one Party independently of and without reference to the proprietary information of another Party, and, in the case of the disclosing Party, was not developed while performing under this Agreement. Specific information shall not be deemed to come under the above exceptions merely because it is embraced by more general information that is or becomes public knowledge.

Section 7.3 Required Disclosure. The receiving Party may disclose the providing Party’s information to the extent necessary or convenient and appropriate to attorneys of litigants or to Governmental Authorities to comply with any obligation imposed on the receiving Party in connection with a proceeding in a court or other Governmental Authority of competent jurisdiction, provided that the receiving Party gives reasonably prompt notice to the providing Party of the need for such disclosure, together with such other information about the proceeding as will enable the providing Party to evaluate the obligation and the need and to elect either to intervene or otherwise appear or act in the proceeding to protect directly the providing Party’s information at the expense of the providing Party. Alternatively, the providing Party may request the receiving Party to, and if so requested, the receiving Party shall, make a reasonable and diligent effort at the expense of the providing Party to obtain a protective order or otherwise to protect the confidentiality of information sought to be obtained in said proceeding.

Section 7.4 Length of Confidentiality Obligation. Each Party agrees to maintain and protect the confidentiality of the information of the providing Party as set forth in this Article 7 for a period of five years from the date of termination of this Agreement.

ARTICLE 8.

INDEMNITY

Section 8.1 Service Recipient’s Indemnification for Third Party Claims.

(a) Service Recipient agrees, to the fullest extent permitted by Laws, to indemnify, defend and hold harmless the Service Provider and its Affiliates against and from all Damages caused by or arising out of or resulting from the provision of Services pursuant to this Agreement, but only to the extent such Damages are not attributable to (i) any breach of this Agreement by the Service Provider or (ii) the gross negligence or willful misconduct of the Service Provider. Service Recipient shall periodically reimburse any Person entitled to indemnity under this Article VIII for its legal and other expenses incurred in connection with defending any claim with respect to such Damages.

(b) The indemnification procedures applicable to this Agreement shall be the same indemnification procedures set forth in Section 12.3 of the Purchase Agreement except that all references to Section 12.2, 12.2(e) or Article 12 in Section 12.3 of the Purchase Agreement shall, solely for the purposes of this Agreement, be deemed as references to Section 8.1(a) of this Agreement.

ARTICLE 9.

MISCELLANEOUS

Section 9.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Exhibit C - 6

Section 9.2 Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and delivered personally, by telecopy or by recognized courier service, as follows:

If to DEPI:	Consolidated Natural Gas Company
120 Tredegar Street
Richmond, Virginia 23219
Attention: Christine M. Schwab
Telephone: (804) 819-2142
Facsimile: (804) 819-2214

With a copy to:	Dominion Resources, Inc.
120 Tredegar Street
Richmond, Virginia 23219
Attention: Mark O. Webb
Telephone: (804) 819-2140
Telecopy: (804) 819-2202

and with a copy to:	Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: David F. Asmus
Telephone: (713) 229-1539
Telecopy: (713) 229-2839

If to Purchaser:
Eni Petroleum Co. Inc.
1201 Louisiana Street, Suite 3500
Houston, Texas 77002
Attention: Roberto Dall’Omo
Telephone: (713) 393-6111
Telecopy: (713) 393-6212

With a copy to:	Eni Petroleum Co. Inc.
1201 Louisiana Street, Suite 3500
Houston, Texas 77002
Attention: Susan Lindberg
Telephone: (713) 393-6146
Telecopy: (713) 393-6203

and with a copy to:	Bracewell & Giuliani LLP
711 Louisiana Street
Houston, Texas 77002
Attention: James McAnelly III
Telephone: (713) 221-1194
Telecopy: (713) 222-3241

Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

Section 9.3 Governing Law and Venue. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

Section 9.4 Dispute Resolution. Each Party to this Agreement agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any Federal or state court in the State of New York and solely in connection with claims arising under such agreement or instrument or the transactions contained in or contemplated by such agreement or instrument, (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iv) agrees that service of process upon it may be effected by mailing a

Exhibit C - 7

copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 9.2. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the parties to this Agreement. Each of the Parties to this Agreement hereby knowingly and intentionally, irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

Section 9.5 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 9.6 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 9.7 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void; provided, however, Purchaser acknowledges that certain Services required to be provided by DEPI may be provided by third Persons and certain Services required to be provided by Purchaser to DEPI may be for the benefit of one or more third Persons. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 9.8 Entire Agreement. This Agreement and the Schedules attached hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 9.9 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by DEPI and Purchaser and expressly identified as an amendment or modification.

Section 9.10 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Purchaser and DEPI to any claim, cause of action, remedy or right of any kind.

Section 9.11 References.

In this Agreement:

(a) References to any gender includes a reference to all other genders;

(b) References to the singular includes the plural, and vice versa;

(c) Reference to any Article or Section means an Article or Section of this Agreement;

(d) Reference to any Schedule means a Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e) Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement;

(f) References to “$” or “dollars” means United States dollars; and

Exhibit C - 8

(g) “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term.

Section 9.12 Construction. Each of DEPI and Purchaser has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof.

Section 9.13 Limitation on Damages. Notwithstanding anything to the contrary contained herein, none of Purchaser, DEPI or any of their respective Affiliates shall be entitled to consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special or punitive damages suffered by third Persons for which responsibility is allocated between the Parties) and each of Purchaser and DEPI, for itself and on behalf of its Affiliates, hereby expressly waives any right to consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby; provided, however, the foregoing limitation shall not apply to any consequential, special or punitive damages asserted by or awarded to a third party for which a Party to this Agreement would have an indemnity, defense, or hold harmless obligation under Section 8.1.

Section 9.14 Relationship of the Parties. Nothing stated in this Agreement shall be construed to make any Service Provider an agent (except with respect to the handling of cash by a Service Provider on behalf of a Service Recipient), partner, or joint-venturer of or with a Service Recipient. No employee, contractor or agent of a Service Provider shall represent itself to third persons to be other than an independent contractor of the Service Recipient, nor shall a Service Provider permit himself to offer or agree to incur or assume any obligations or commitments in the name of Service Recipient or for Service Recipient without the prior consent and authorization of the Service Recipient.

Section 9.15 No Fiduciary Duty. It is expressly understood and agreed that this Agreement is a purely commercial transaction between the Parties and that nothing stated herein shall operate to create any fiduciary duty which a Party shall owe to the other Party, except with respect to the handling of cash by a Service Provider on behalf of a Service Recipient.

Exhibit C - 9

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

DEPI:	DOMINION EXPLORATION & PRODUCTION, INC.

Name:
Title:

PURCHASER:	ENI PETROLEUM CO. INC.

Name:
Title:

Exhibit C - 10

SCHEDULE 1.1 TO EXHIBIT C

DEPI SERVICES

1.	Accounting, Finance, Marketing and Administrative Matters

1.1	Accounting, Finance, Marketing and Administrative Services

(a)	Start Date. Closing Date.

(b)	End Date. One hundred and fifty (150) days following the Closing Date.

(c)	Services. The following services with respect to the E&P Business:

1.	Revenue Accounting Services;

2.	Production Administration Services;

3.	Marketing and Marketing Administration Services;

4.	Land Administration Services;

5.	Joint Interest Accounting and Audit Services;

6.	Property Accounting Services;

7.	Accounts Payable Services;

8.	Financial and General Accounting Services;

9.	Supply Chain Management Services; and

10.	Planning and Budgeting Services.

(d)	Compensation. 1.5 multiplied by the Hourly Labor Cost of the personnel providing the service multiplied by the number of hours in a relevant month such personnel spent providing such services, plus all actual out-of-pocket, third party or AFE costs incurred by DEPI or its Affiliates in such month in providing such services. “Hourly Labor Cost” means (i) for salaried personnel, the annual base salary of the personnel providing the service, divided by 2080 hours, and (ii) for hourly personnel, the hourly base pay of the personnel providing the service.

2.	Information Technology Matters

2.1	Transferred IT System Services

(e)	Start Date. On or prior to the Closing Date.

(f)	End Date. The earlier to occur of (i) the successful test of each Transferred IT System, or (ii) one hundred and fifty (150) days following the Closing Date.

(g)	Services. The following services with respect to the E&P Business:

1.	Cooperate with and assist in efforts to segregate, install, implement and provide consulting services for the software and applications set forth on Schedule A (including the hardware, software and applications, each a “Transferred IT System”); and

Exhibit C - 11

2.	Test each Transferred IT System for successful functionality and demonstrate functionality consistent with historical functionality.

(h)	Compensation. All actual out-of-pocket, third party or AFE costs incurred by DEPI or its Affiliates in providing such services.

2.2	Transition IT System Services

(a)	Start Date. On or prior to the Closing Date.

(b)	End Date. The earlier to occur of (i) Purchaser’s acquisition of a separate license (or an adequate replacement system) with respect to such Transition IT System, or (ii) one hundred and fifty (150) days following the Closing Date.

(c)	Services. The following services with respect to the E&P Business:

1.	Cooperate with and assist in Purchaser’s efforts to obtain a separate license (or an adequate replacement system) for each of the software and applications set forth on Schedule B (each a “Transition IT System”). Purchaser acknowledges that in the case of each Transition IT System licensed to DEPI or its Affiliates, the consent of the licensor of such Transition IT System may be required to provide Purchaser any use or access to such Transition IT System and DEPI’s obligations under this Agreement are limited to using commercially reasonable efforts to obtain such consent. The failure to obtain such consent shall not be a breach of this Agreement. Any costs or fees to obtain such consent shall be borne by Purchaser.

(d)	Compensation. All actual out-of-pocket, third party or AFE costs incurred by DEPI or its Affiliates in providing such services.

2.3	Other IT-Related Services

(a)	Start Date. On or prior to the Closing Date provided Purchaser’s notice of its desire for such services to be performed was given to DEPI with adequate time for DEPI to prepare for the performance of such services.

(b)	End Date. One hundred and fifty (150) days following the Closing Date.

(c)	Services. The following services with respect to the E&P Business:

1.	Other IT-related services required by Purchaser that have been negotiated and agreed to by DEPI and Purchaser prior to the Closing Date.

(d)	Compensation. 1.5 multiplied by the Hourly Labor Cost of the personnel providing the service multiplied by the number of hours in a relevant month such personnel spent providing such services, plus all actual out-of-pocket, third party or AFE costs incurred by DEPI or its Affiliates in such month in providing such services.

3.	Miscellaneous Matters

3.1	Litigation Services

(a)	Start Date. Closing Date.

Exhibit C - 12

(b)	End Date. Ninety (90) days following the Closing Date; provided, however, if the litigation existing as of the Closing Date remains ongoing, DEPI shall extend such services until the conclusion of such litigation.

(c)	Services. The following services with respect to the E&P Business:

1.	Make available (A) personnel for consultation on, and (B) historical records that are not otherwise included in the Assets transferred to Purchaser regarding, ongoing litigation matters relating to or affecting Purchaser, its Affiliates or the E&P Business on which such personnel have relevant familiarity and experience.

(d)	Compensation. 1.5 multiplied by the Hourly Labor Cost of the personnel providing the service multiplied by the number of hours in a relevant month such personnel spent providing such services, plus all actual out-of-pocket, third party or AFE costs incurred by DEPI or its Affiliates in such month in providing such services.

3.2	Master Service Contract Services

(a)	Start Date. Closing Date.

(b)	End Date. Ninety (90) days following the Closing Date.

(c)	Services. The following services with respect to the E&P Business:

1.	Cooperate with and assist in Purchaser’s efforts to obtain replacement master service contracts and/or split master service contracts currently being used in the E&P Business that are not being conveyed to Purchaser. Purchaser acknowledges that in the case of each master service contract to which DEPI or its Affiliates is a party, the consent of the counterparty to such master service contract may be required to replace or split such master service contract and DEPI’s obligations under this Agreement are limited to using commercially reasonable efforts to obtain such consent. The failure to obtain such consent shall not be a breach of this Agreement. Any costs or fees to obtain such consent shall be borne by Purchaser.

(d)	Compensation. All actual out-of-pocket, third party or AFE costs incurred by DEPI or its Affiliates in providing such services.

3.3	Dual Contracts Services

(a)	Start Date. Closing Date.

(b)	End Date. The earlier to occur of (i) the successful segregation, split, division or other allocation of each Dual Contract, or (ii) ninety (90) days following the Closing Date.

(c)	Services. The following services with respect to the E&P Business:

1.

Cooperate with and assist in efforts to segregate, split, divide or otherwise allocate contracts that apply to both the E&P Business and the Retained Businesses (the “Dual Contracts”) between the E&P Business and the Retained Businesses. Purchaser acknowledges that in the case of each Dual Contract, the consent of the counterparty to such Dual Contract may be required to segregate,

Exhibit C - 13

split, divide or otherwise allocate such Dual Contract and DEPI’s obligations under this Agreement are limited to using commercially reasonable efforts to obtain such consent. The failure to obtain such consent shall not be a breach of this Agreement. Any costs or fees to obtain such consent shall be borne by Purchaser.

(d)	Compensation. All actual out-of-pocket, third party or AFE costs incurred by DEPI or its Affiliates in providing such services.

Exhibit C - 14

SCHEDULE A TO SCHEDULE 1.1 TO EXHIBIT C

TRANSFERRED SOFTWARE

Non-Proprietary Software

Application	Profile
OSI PI Software	Real time production data
EasyCopy on PC	Screen Capture
EasyCopy on Unix	Screen Capture
Autocad LT and Map 2004	Drafting
MicroStation	Offshore Mapping.
Intellex	Offshore Mapping.
ER Mapper	Mapping
Earthwave	G&G application
oil wat/gaswat	G&G application
CNGPLOT/Quickplot	Inhouse
DrillWorks	Drilling Engineering application
DrillWorks/Predict	Drilling Engineering application
Plotshop	plotting
OWL	Well & Lease data Management
SDL	Seismic Data Loader
VoxelGeo/Explorer SGMV	G&G application
Eclipse	G&G application
Petrel	G&G application
Imoss	G&G application
Insight2000	Screen Capture
Mapscript	Drafting
Mathematica	Engineering application
Resolve	Drafting
WellCat	Engineering application

Proprietary Software

Application	Application Description
Base Map	Base Map
Exploration Information Systems (EIS)	Exploration Information Systems (EIS)
Quick Map	Quick Map
Well Header	Well Header

Exhibit C - 15

SCHEDULE B TO SCHEDULE 1.1 TO EXHIBIT C

TRANSITION SOFTWARE

1) Primary Administrative Applications used by the E&P Business and the Retained Businesses:

Source	Profile Summary
E&P Business Intelligence Data	• Cognos / Business Objects databases in Houston

E&P Portal	• Business Unit Web Portal (Proprietary)

Paybase [Bottomline]	• Check printing

Tracker	• Escheat processing

Business Objects	• Used by Appalachia and by the new E&P

2) Primary Nonproprietary Operations Applications used by the E&P Business and the Retained Businesses:

Source	Profile Summary
Bengal	• Consists of the following components: • AFE • PERC • Rig Scheduler
Data Marts	• Consists of the following components: • Tobin • P2 Production • Operations Data Store (Proprietary)
ESRI	• Consists of the following components: • ArcGIS • ArcSDE
Filenet	• Consists of the following components: • Imaging • BPM • E-Forms
Landmark	• Consists of the following components: • G&G Flagship • Data Management • DecisionSpace • GeoGraphix • Economics • Production Engineering • Drilling Engineering • OpenWells
OpenLink Marketing	• Tracks marketing contracts and pricing

Exhibit C - 16

Source	Profile Summary
P2 Enterprise Upstream	• Consists of the following components: • Revenue Accounting • Production Management • Field Operations • Dominoe • Market Accounting • Regulatory Reporting
P2 Tobin Land	• Consists of the following components: • Lease Data • Domain • Contracts • Well Info • Directory • Lease Cost • Dominoe
Petra	• Geological & Engineering tool

PGAS	• Captures gas measurement SCADA data

SAP	• Consists of the following components: • Finance • Supply • HR
SCADA	• Consists of the following components: • Ferguson-Beauregard • Total Flow • Costal Flow • Wonderware • PI
Well Data Management	• Consists of the following components: • PIDM • Interlogix • LogArc

3) Various secondary applications from various vendors used by the E&P Business and the Retained Businesses.

4) Various proprietary software of Sellers and their Affiliates used by the E&P Business and the Retained Businesses.

Exhibit C - 17

SCHEDULE 1.5 TO EXHIBIT C

DEPI REPRESENTATIVES

[to come]

Exhibit C - 18

SCHEDULE 2.1 TO EXHIBIT C

PURCHASER SERVICES

1.	Accounting, Finance, Marketing and Administrative Matters

1.1	Accounting, Finance, Marketing and Administrative Services

(a)	Start Date. Closing Date.

(b)	End Date. One hundred and fifty (150) days following the Closing Date.

(c)	Services. The following services with respect to the Retained Businesses:

1.	Revenue Accounting Services;

2.	Production Administration Services;

3.	Marketing and Marketing Administration Services;

4.	Land Administration Services;

5.	Accounts Payable Services; and

6.	Supply Chain Management Services.

(d)	Compensation. 1.5 multiplied by the Hourly Labor Cost of the personnel providing the service multiplied by the number of hours in a relevant month such personnel spent providing such services, plus all actual out-of-pocket, third party or AFE costs incurred by Purchaser or its Affiliates in such month in providing such services.

2.	Information Technology Matters

2.1	Other IT-Related Services

(a)	Start Date. On or prior to the Closing Date, provided DEPI’s notice of its desire for such services to be performed was given to Purchaser with adequate time for Purchaser to prepare for the performance of such services.

(b)	End Date. One hundred and fifty (150) days following the Closing Date.

(c)	Services. The following services with respect to the Retained Businesses:

1.	Other IT-related services required by DEPI or its Affiliates that have been negotiated and agreed to by DEPI and Purchaser prior to the Closing Date.

(d)	Compensation. 1.5 multiplied by the Hourly Labor Cost of the personnel providing the service multiplied by the number of hours in a relevant month such personnel spent providing such services, plus all actual out-of-pocket, third party or AFE costs incurred by Purchaser or its Affiliates in such month in providing such services.

3.	Miscellaneous Matters

3.1	Litigation Services

(a)	Start Date. Closing Date.

Exhibit C - 19

(b)	End Date. Ninety (90) days following the Closing Date; provided, however, if the litigation existing as of the Closing Date remains ongoing, Purchaser shall extend such services until the conclusion of such litigation.

(c)	Services. The following services with respect to the Retained Businesses:

1.	Make available (A) personnel for consultation on, and (B) historical records that were transferred to Purchaser regarding, ongoing litigation matters relating to or affecting DEPI, its Affiliates or the Retained Businesses on which such personnel have relevant familiarity and experience.

(d)	Compensation. 1.5 multiplied by the Hourly Labor Cost of the personnel providing the service multiplied by the number of hours in a relevant month such personnel spent providing such services, plus all actual out-of-pocket, third party or AFE costs incurred by Purchaser or its Affiliates in such month in providing such services.

3.2	Office Space and Services

(a)	Start Date. Closing Date.

(b)	End Date. The earlier to occur of (i) the date that the Retained Businesses employees have been permanently relocated by DEPI, or (ii) one hundred and fifty (150) days following the Closing Date.

(c)	Services. The following services with respect to the Retained Businesses:

1.	Sublease, or enter into a use agreement for, approximately 14,500 square feet of office space for the Retained Businesses employees that are located in the New Orleans office space of the E&P Business as of the Closing Date.

2.	Provide the Retained Businesses employees that are located in the New Orleans office space of the E&P Business as of the Closing Date with basic office services including, but not limited to computer equipment, supplies, phone and internet service.

(d)	Compensation. $15.50 per square foot of office space, plus 1.5 multiplied by the Hourly Labor Cost of the personnel providing the service multiplied by the number of hours in a relevant month such personnel spent providing such services, plus all actual out-of-pocket, third party or AFE costs incurred by Purchaser or its Affiliates in such month in providing such services.

3.3	Management and Sale Services Regarding Excluded GOM Interests

(a)	Start Date. Closing Date.

(b)	End Date. The earlier to occur of (i) the closing of the sale of the interest of Dominion Oklahoma Texas Exploration & Production, Inc. and Dominion Natural Gas I, L.P. in and to those Gulf of Mexico Leases described on Schedule A, and the Company Contracts, Company Equipment, Company Records and other Company Assets used or held for use in connection therewith (the “Excluded GOM Interests”), or (ii) ninety (90) days following the Closing Date.

(c)	Services. The following services with respect to the Excluded GOM Interests:

1.	Operate, manage and administer the Excluded GOM Interests in substantially the same manner as such interests were managed prior to the Closing Date by the E&P Business on behalf of, for the benefit of, and at the cost of, DEPI, recognizing that DEPI is acting on behalf of Consolidated Natural Gas Company (“CNG”).

Exhibit C - 20

2.	Cooperate with and assist CNG in the sale of the Excluded GOM Interests, including, without limitation, (A) taking direction from CNG with respect thereto, (B) cooperating and assisting with due diligence, (C) permitting CNG, DEPI, their respective representatives and potential transferees access to the Excluded GOM Interests, and (D) executing instruments as requested to effect such sale.

(d)	Compensation. 1.5 multiplied by the Hourly Labor Cost of the personnel providing the service multiplied by the number of hours in a relevant month such personnel spent providing such services, plus all actual out-of-pocket, third party or AFE costs incurred by Purchaser or its Affiliates in providing such services.

3.4	Dual Contracts Services

(a)	Start Date. Closing Date.

(b)	End Date. The earlier to occur of (i) the successful segregation, split, division or other allocation of each Dual Contract, or (ii) ninety (90) days following the Closing Date.

(c)	Services. The following services with respect to the Retained Businesses:

1.	Cooperate with and assist in efforts to segregate, split, divide or otherwise allocate the Dual Contracts between the E&P Business and the Retained Businesses.

(d)	Compensation. Not applicable.

Exhibit C - 21

SCHEDULE A TO SCHEDULE 2.1 TO EXHIBIT C

EXCLUDED GOM INTERESTS

All right, title and interest of Dominion Oklahoma Texas Exploration and Production, Inc. (“DOTEPI”) and Dominion Natural Gas I, L.P. (“DNGI”) to their businesses in the Outer Continental Shelf and the state waters of Texas, Louisiana, Mississippi and Alabama in the Gulf of Mexico, including the interests of DOTEPI and DNGI in and to the leases described below and all interests of DOTEPI and DNGI associated with such leases:

Lease Number	Lessor Description	Prospect Name	Prospect Code
LA5005002318	State of Louisana 4865	Brenton Snd Blk 31	PR500500

TX9039070001	State of Texas 33100	Encinal Channel	PR903907

TX9039070002	State of Texas 33105	Encinal Channel	PR903907

TX9039050001	State of Texas M-33106	Corpus Christi, East	PR903905

TX9039280001	State of Texas 32973	Corpus Christi, West	PR903928

TX9038310001	OCS-G 12564	High Island Block 45	PR903831

TX9038350001	State of Texas M-96904	High Island Tract 98-L	PR903835

TX9038350002	State of Texas M-96905	High Island Tract 98-L	PR903835

TX9010470001	OCS-G 2739	High Island 339-340	PR901047

TX9010460004	OCS-G- 2705	High Island 545-548	PR901046

LA4036002628	OCS-G 10988	West Delta Offshore Field	PR403600

LA5019002319	OCS-G 1269	Timbalier, S. Hi Blk 203	PR501900

LA4036000617	OCS-G 1604	West Delta Offshore Field	PR403600

EXPIRED	State of Texas M-96457*	Brazos 404-L	EXPIRED

EXPIRED	OCS-G 2426*	High Island 340	EXPIRED

EXPIRED	OCS-G 2706*	High Island 548	EXPIRED

EXPIRED	State of Texas M99202*	GA SL-183 L, SE/4	EXPIRED

EXPIRED	State of Texas M101018*	GA SL-186 L, SE/4	EXPIRED

EXPIRED	State of Texas M-68922*	State Tract 367	EXPIRED

EXPIRED	OCS-G 5668*	West Delta 17	EXPIRED

*	Leases noted with an asterisk have expired, but DOTEPI and DNGI retain certain plugging and abandonment obligations with respect thereto.

Exhibit C - 22

SCHEDULE 2.5 TO EXHIBIT C

PURCHASER REPRESENTATIVES

[to come]

Exhibit C - 23

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT D

[RESERVED]

Exhibit D - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT E

FORM OF DOMINION RESOURCES, INC. GUARANTEE

GUARANTEE

This Guarantee (this “Guarantee”) is made and entered into this     day of             by and between Dominion Resources, Inc., a Virginia corporation (the “Guarantor”) and Eni Petroleum Co. Inc., a Delaware corporation, (the “Purchaser”).

1. Guarantee. Guarantor hereby unconditionally and irrevocably guarantees to Purchaser the prompt payment and punctual performance of the obligations of Dominion Exploration & Production, Inc., a Delaware corporation (the “Seller”), under that certain Offshore Package Purchase Agreement dated             , 2007 by and between Seller and Purchaser including, without limitation, the exhibits thereto and all other agreements to be expressly executed under the terms thereof (collectively, the “Agreement”) in accordance with the terms and conditions thereof (the “Obligations”). This Guarantee shall remain in full force and effect until Seller has fully discharged all of the Obligations, and for four months thereafter, subject to the provisions of Section 3 hereof. For purposes of this Guarantee, “Purchaser” shall also include any Affiliate designated by Purchaser pursuant to Section 8.2 of the Agreement.

2. Enforcement. Guarantor’s obligations are primary obligations and not those of a mere surety. Upon default by Seller with respect to any of the Obligations, Purchaser shall have no obligation to proceed against Seller, and may proceed directly against Guarantor without proceeding against Seller or any other person or pursuing any other remedy. Guarantor agrees to reimburse Purchaser for all costs and expenses (including without limitation court and arbitration costs and reasonable attorneys’ fees) incurred by Purchaser in connection with the enforcement of Purchaser’s rights under this Guarantee.

3. Invalidation of Payments. As a separate, independent and alternative stipulation, Guarantor irrevocably and unconditionally agrees as a primary obligation to indemnify Purchaser from time to time on demand from and against any loss incurred by Purchaser as a result of any of the Obligations not being paid or performed in the manner required under the Agreement by the date due or being or becoming void, voidable or unenforceable for any reason whatsoever, whether known or unknown to Purchaser or Seller, the amount of such loss being the amount which Purchaser would otherwise be entitled to recover from Seller under the Agreement with respect to such Obligations and provided that recovery shall be without duplication to recovery under other provisions of this Guarantee. Guarantor’s obligations hereunder shall not be affected by the commencement of any proceedings by or against Seller under the Bankruptcy, Code (U.S.C. Title 11) or any other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally, any stay or ruling thereunder, or the disallowance of any claim thereunder. If all or any part of any payment to or for the benefit of Purchaser in respect of the Obligations shall be invalidated, declared to be fraudulent or preferential, set aside or required for any reason to be repaid or paid to a trustee, receiver or other third party, then Obligations which otherwise would have been satisfied by that payment or partial payment shall be revived and continue in full force and effect as if that payment had not been made. Guarantor shall be fully and primarily liable for such Obligations and indemnifies Purchaser accordingly.

4. Waiver of Defenses. Purchaser may, without notice to or consent of Guarantor (a) extend or alter, together with Seller, the time, manner, place or terms of payment or performance of the Obligations, (b) waive, or, together with Seller, amend any terms of the Agreement, (c) release Seller from any or all Obligations, or (d) release any other guarantee or security for the Obligations, without in any way changing, releasing or discharging Guarantor from liability hereunder. Guarantor hereby waives any defenses which Seller or any other person liable for the Obligations may have or assert regarding (i) the insolvency, bankruptcy, liquidation or dissolution of Seller or such other person or (ii) the invalidity, illegality, voidability or unenforceability of all or any

Exhibit E- 1

portion of the Obligations as a result of ultra vires or other lack of authority, defective incorporation or other organizational deficiencies or similar types of defenses. Guarantor further waives notice of the acceptance of this Guarantee, presentment, demand, protest, and notices of protest, nonpayment, default or dishonor of the Obligations, and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, as well as the benefits of Chapter 34 of the Texas Business and Commerce Code and Rule 31 of the Texas Rules of Civil Procedures, and of any similar statutes. Nothing in this Guarantee shall limit or otherwise affect the rights of Seller under the terms of the Agreement.

5. Representation and Warranties. Guarantor represents and warrants to Purchaser that (a) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guarantee; (b) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (c) Guarantor has the requisite corporate power to enter into this Guarantee and to perform its obligations hereunder; (d) the execution, delivery and performance of this Guarantee have been duly and validly authorized by all necessary corporate action on the part of the Guarantee; (e) this Guarantee has been duly executed and delivered by Guarantor and constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or similar laws affecting the rights and remedies of creditors generally as well as the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (f) the execution, delivery and performance of this Guarantee will not (i) violate any provision of the certificate of incorporation or bylaws (or other governing instruments) of the Guarantor or (ii) violate any judgment, order, ruling, or regulation applicable to Guarantor, except it will not constitute a misrepresentation or breach of warranty hereunder for any matters described in clause (ii) or clause (g) below to the extent they do not have a material adverse effect on the Guarantor’s ability to fulfill its obligations hereunder; and (g) the execution delivery and performance of this Guarantee by Guarantor will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person.

6. Assignment. This Guarantee and the rights and obligations hereunder shall not be assignable or transferable by Guarantor or Purchaser except with the prior written consent of Purchaser (in the case of an assignment by Guarantor) or Guarantor (in the case of an assignment by Purchaser).

7. Amendments and Waivers. No amendment, modification or waiver in respect of this Guarantee shall be effective unless, in the case of an amendment or modification, such amendment or modification shall be in writing and signed by Guarantor and Purchaser, and, in the case of a waiver, such waiver shall be in writing, specifically refer to this Guarantee and be signed by the person against which such waiver is sought to be enforced.

8. Notices. All notices and other communications shall be in writing and shall be delivered by hand or reputable overnight courier service to the address for Purchaser as set forth in Section 13.2 of the Agreement or, in the case of Guarantor, to the following address:

Dominion Resources, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Attention: Mark O. Webb

Facsimile: (804) 819-2202

Each party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

9. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws that would direct the application of laws of another jurisdiction.

10. Dispute Resolution. Each of Guarantor and Purchaser agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any Federal or state court in the State of New York and solely in connection with claims

Exhibit E- 2

arising under such agreement or instrument or the transactions contained in or contemplated by such agreement or instrument, (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iv) agrees that service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in paragraph 8. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided herein and shall not be deemed to confer rights on any person other than the parties to this Guarantee. Each of Guarantor and Purchaser hereby knowingly and intentionally, irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Guarantee and for any counterclaim therein.

Exhibit E- 3

EXECUTED on the     day of             , 2007.

DOMINION RESOURCES, INC.

By:
Name:
Title:

ENI PETROLEUM CO. INC.

By:
Name:
Title:

Exhibit E- 4

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

EXHIBIT F

FORM OF Eni S.p.A. GUARANTEE

DEED OF GUARANTEE

This Deed of Guarantee (this “Deed”) is made and entered into this      day of              by and between Eni S.p.A., a company organized under the laws of Italy (the “Guarantor”) and Dominion Exploration & Production, Inc., a Delaware corporation (the “Seller”).

1. Guarantee. Guarantor hereby unconditionally and irrevocably guarantees to Seller the prompt payment and punctual performance of the obligations of Eni Petroleum Co. Inc., a Delaware corporation (the “Purchaser”), under that certain Offshore Package Purchase Agreement dated             , 2007 by and between Seller and Purchaser including, without limitation, the exhibits thereto and all other agreements to be expressly executed under the terms thereof (collectively, the “Agreement”) in accordance with the terms and conditions thereof (the “Obligations”). This Deed shall remain in full force and effect until Purchaser has fully discharged all of the Obligations, and for four months thereafter, subject to the provisions of Section 3 hereof. For purposes of this Deed, “Purchaser” shall also include any Affiliate designated by Purchaser pursuant to Section 8.2 of the Agreement.

2. Enforcement. Guarantor’s obligations are primary obligations and not those of a mere surety. Upon default by Purchaser with respect to any of the Obligations, Seller shall have no obligation to proceed against Purchaser, and may proceed directly against Guarantor without proceeding against Purchaser or any other person or pursuing any other remedy. Guarantor agrees to reimburse Seller for all reasonable costs and expenses (including without limitation court and arbitration costs and reasonable attorneys’ fees) directly incurred by Seller in connection with the enforcement of Seller’s rights under this Deed. For the sake of clarity this provision will not cover indirect, punitive or consequential damages suffered by the Seller as a result of any such enforcement.

3. Invalidation of Payments. As a separate, independent and alternative stipulation, Guarantor irrevocably and unconditionally agrees as a primary obligation to indemnify Seller from time to time on demand from and against any loss incurred by Seller as a result of any of the Obligations not being paid or performed in the manner required under the Agreement by the date due or being or becoming void, voidable or unenforceable for any reason whatsoever, whether known or unknown to Seller or Purchaser, the amount of such loss being the amount which Seller would otherwise be entitled to recover from Purchaser under the Agreement with respect to such Obligations and provided that recovery shall be without duplication to recovery under other provisions of this Deed. Guarantor’s obligations hereunder shall not be affected by the commencement of any bankruptcy proceedings by or against Purchaser or any other liquidation, conservatorship, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally, any stay or ruling thereunder, or the disallowance of any claim thereunder. If all or any part of any payment to or for the benefit of Seller in respect of the Obligations shall be invalidated, declared to be fraudulent or preferential, set aside or required for any reason to be repaid or paid to a trustee, receiver or other third party, then Obligations which otherwise would have been satisfied by that payment or partial payment shall be revived and continue in full force and effect as if that payment had not been made.

4. Waiver of Defenses. Seller may, without notice to or consent of Guarantor (a) extend or , with the express written agreement of the Purchaser, alter the time, manner, place or terms of payment or performance of the Obligations, (b) waive, or, with the express written agreement of the Purchaser, amend any terms of the Agreement, (c) release Purchaser from any or all Obligations, or (d) release any other guarantee or security for the Obligations, without in any way changing, releasing or discharging Guarantor from liability hereunder. Guarantor hereby waives any defenses which Purchaser or any other person liable for the Obligations may have or assert regarding (i) the insolvency, bankruptcy, liquidation or dissolution of Purchaser or such other person or (ii)

Exhibit F- 1

the invalidity, illegality, voidability or unenforceability of all or any portion of the Obligations as a result of ultra vires or other lack of authority, defective incorporation or other organizational deficiencies or similar types of defenses. Guarantor waives any statutory or common law rights to require Seller to proceed against Purchaser prior to proceeding against Guarantor under this Guarantee. Guarantor waives notice of the acceptance of this Deed, presentment and protest, and notices of protest, nonpayment, default or dishonor of the Obligations, and all other notices or demands of any kind or nature whatsoever with respect to the Obligations other than that with respect to any demand made by Seller under this Deed, Seller makes such demand upon Guarantor in writing and stating the Obligations to which such demand relates. Nothing in this Deed shall limit or otherwise affect the rights of Purchaser under the terms of the Agreement.

5. Representation and Warranties. Guarantor represents and warrants to Seller that (a) Guarantor has received, or will receive, direct or indirect benefit from the making of this Deed; (b) Guarantor is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (c) Guarantor has the requisite corporate power to enter into this Deed and to perform its obligations hereunder; (d) the execution, delivery and performance of this Deed have been duly and validly authorized by all necessary corporate action on the part of the Guarantor; (e) this Deed has been duly executed and delivered by Guarantor and constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or similar laws affecting the rights and remedies of creditors generally as well as the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (f) the execution, delivery and performance of this Deed will not (i) violate any provision of the certificate of incorporation or bylaws (or other governing instruments) of the Guarantor or (ii) violate any judgment, order, ruling, or regulation applicable to Guarantor, except it will not constitute a misrepresentation or breach of warranty hereunder for any matters described in clause (ii) or clause (g) below to the extent they do not have a material adverse effect on the Guarantor’s ability to fulfill its obligations hereunder; and (g) the execution delivery and performance of this Deed by Guarantor will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person.

6. Assignment. This Deed and the rights and obligations hereunder shall not be assignable or transferable by Guarantor or Seller except with the prior written consent of Seller (in the case of an assignment by Guarantor) or Guarantor (in the case of an assignment by Seller).

7. Amendments and Waivers. No amendment, modification or waiver in respect of this Deed shall be effective unless, in the case of an amendment or modification, such amendment or modification shall be in writing and signed by Guarantor and Seller, and, in the case of a waiver, such waiver shall be in writing, specifically refer to this Deed and be signed by the person against which such waiver is sought to be enforced.

8. Notices. All notices and other communications shall be in writing and shall be delivered by hand or reputable overnight courier service or by facsimile to the address for Seller as set forth in Section 13.2 of the Agreement or, in the case of Guarantor, to the following address:

Eni S.p.A

Piazzale Enrico Mattei 1

00144 Rome, Italy

Attention: Dott. Marco Mangiagalli, Chief Financial Officer

Facsimile: +39 06 5982 2264/+39 02 520 41765

With a copy by facsimile to:

Attention: Dott. Stefano Cao, Chief Operating Officer, Eni S.p.A. – Exploration & Production Division

Facsimile: +39 02 520 61813

Each party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

Exhibit F- 2

9. Governing Law. This Deed shall be governed by and construed in accordance with English law, without regard to principles of conflicts of laws that would direct the application of laws of another jurisdiction. The English Contracts (Rights of Third Parties) Act 1999 is hereby excluded and shall not apply to this Deed.

10. Dispute Resolution. The parties agree to refer any disputes under this Deed for final resolution by arbitration under the Rules of the London Court of International Arbitration (“LCIA”) (the “Rules”), which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three (3), one of whom shall be nominated by the claimant in the request and one of whom shall be nominated by the respondent in the response (provided, however, that in the event of failure to appoint as provided in this Deed, the appointing authority shall be the LCIA Court in accordance with the Rules). The two arbitrators so nominated shall nominate a third arbitrator (provided, however, that in the event the arbitrators cannot so agree within thirty (30) days, the third arbitrator shall be appointed by the LCIA Court in accordance with the Rules). The seat of the arbitration shall be London, England, and the language to be used in the arbitral proceedings shall be English. The arbitrators’ decision shall be final and binding upon Guarantor and Seller, and Guarantor and Seller waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, or appeal a point of law to, the English courts. The parties further waive the application of (A) Article 22.1(g) of the Rules (regarding the power of the arbitral tribunal to order correction of a contract), (B) Article 25.1(a) of the Rules (regarding the power of the arbitral tribunal to order respondent parties to provide security for claims), and (C) Article 25.1(c) of the Rules, but only to the extent that that Article would allow the arbitral tribunal to order a provisional payment of money by one party to the other prior to the award.

Exhibit F - 3

IN WITNESS WHEREOF, this Deed has been executed and delivered as a deed by Guarantor to Seller on the date indicated above.

Executed as a deed by Eni S.p.A.
acting by :

By:
Name:
Title:

Executed as a deed by DOMINION EXPLORATION & PRODUCTION, INC.
acting by :

By:
Name:
Title:

Exhibit F - 4

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 1.2

EXECUTIVES

Richard L. Fowler

Schedule 1.2 - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 1.3

CERTAIN EXCLUDED ASSETS

All of the following shall be Excluded Assets:

1.	All software owned by or licensed to Seller and its Affiliates, other than those software systems described on Exhibit A-7.

2.	Letter agreement by and between K. E. Andrews & Company and Seller dated August 8, 2005 regarding the administration of ad valorem taxes for tax year 2006.

3.	Agreement by and between DuCharme, McMillen & Associates and Dominion Oklahoma Texas Exploration and Production, Inc. (“DOTEPI”) and Seller dated December 27, 2006 regarding sales/use tax managed audit services.

4.	All master service contracts to which Seller is a party other than those master service contracts identified on Schedule 1.3(a) (subject to such exclusion, the “Excluded Master Service Contracts”), and all purchase orders issued pursuant to the Excluded Master Service Contracts, other than those purchase orders issued by Seller prior to the Closing pursuant to any Excluded Master Service Contract for services or materials that are to be utilized primarily with respect to the Assets that have not been completed at the time of the Closing.

5.	All training materials related to the Six Sigma program of Seller and its Affiliates.

6.	For the avoidance of doubt, and with the exception of any item set forth on Exhibit A-1, A-2, A-3, A-4, A-5, A-6 or A-7 hereof, all right, title and interest of DOTEPI and Dominion Natural Gas I, L.P. (“DNGI”) to their businesses in the Outer Continental Shelf and the state waters of Texas, Louisiana, Mississippi and Alabama in the Gulf of Mexico, including the interests of DOTEPI and DNGI in and to the leases described below and all interests of DOTEPI and DNGI associated with such leases:

Lease Number	Lessor Description	Prospect Name	Prospect Code
LA5005002318	State of Louisana 4865	Brenton Snd Blk 31	PR500500

TX9039070001	State of Texas 33100	Encinal Channel	PR903907

TX9039070002	State of Texas 33105	Encinal Channel	PR903907

TX9039050001	State of Texas M-33106	Corpus Christi, East	PR903905

TX9039280001	State of Texas 32973	Corpus Christi, West	PR903928

TX9038310001	OCS-G 12564	High Island Block 45	PR903831

TX9038350001	State of Texas M-96904	High Island Tract 98-L	PR903835

TX9038350002	State of Texas M-96905	High Island Tract 98-L	PR903835

TX9010470001	OCS-G 2739	High Island 339-340	PR901047

Schedule 1.3 - 1

Lease Number	Lessor Description	Prospect Name	Prospect Code
TX9010460004	OCS-G- 2705	High Island 545-548	PR901046

LA4036002628	OCS-G 10988	West Delta Offshore Field	PR403600

LA5019002319	OCS-G 1269	Timbalier, S. Hi Blk 203	PR501900

LA4036000617	OCS-G 1604	West Delta Offshore Field	PR403600

EXPIRED	State of Texas M-96457*	Brazos 404-L	EXPIRED

EXPIRED	OCS-G 2426*	High Island 340	EXPIRED

EXPIRED	OCS-G 2706*	High Island 548	EXPIRED

EXPIRED	State of Texas M99202*	GA SL-183 L, SE/4	EXPIRED

EXPIRED	State of Texas M101018*	GA SL-186 L, SE/4	EXPIRED

EXPIRED	State of Texas M-68922*	State Tract 367	EXPIRED

EXPIRED	OCS-G 5668*	West Delta 17	EXPIRED

*	Leases noted with an asterisk have expired, but DOTEPI and DNGI retain certain plugging and abandonment obligations with respect thereto.

7.	All proceeds received by DOTEPI and DNGI with respect to the sale of the interests described in item 6 above.

8.	All indemnities and other claims against Persons with respect to any Retained Seller Obligations.

Schedule 1.3 - 2

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 1.3(a)

MASTER SERVICE CONTRACTS

Vendor Name	MSC No
GLOBAL INDUSTRIES LTD	900000468
OFFSHORE SPECIALTY FABRICATORS INC	900000844
RIGDON MARINE CORP	900004561
KIM SUSAN INC	900001476
GRAHAM GULF INC	900000480
SEACOR MARINE INC	900001036
DELMAR SYSTEMS INC	900000305
B & J MARTIN INC	900000094
FAIRFIELD INDUSTRIES INC	900000404
DIAMOND SERVICES CORP	900000313
TRICO MARINE OPERATORS INC	900001194
TIDEWATER MARINE LLC	900001165
ODYSSEA MARINE INC	900000721
CHET MORRISON CONTRACTORS INC	900000217
DIVCON LLC	900004416
FUGRO CHANCE INC	900000635
HERCULES LIFTBOAT CO LLC	900004347
CAL DIVE INTERNATIONAL INC	900000177
HORNBECK OFFSHORE SERVICES LLC	900000551
ENVENTURE GLOBAL TECHNOLOGY INC	900001862
G & J LAND & MARINE FOOD	900001761
C & G BOATS INC	900000173
APPLIED COATING SERVICES	900004866
SOLAR TURBINES INC	900001069
HORIZON OFFSHORE CONTRACTORS INC	900000548
C & C TECHNOLOGIES INC	900001778
OTTO CANDIES LLC	900000864
EDISON CHOUEST OFFSHORE LLC	900000362
ABDON CALLAIS OFFSHORE	900000013
CANDY FLEET CORP	900000184
DRIL QUIP INC	900000338
OFFSHORE TOWING INC	900000845
MANSON GULF LLC	900001568
OFFSHORE PROCESS SERVICES INC	900000843
PHOENIX INTERNATIONAL INC	900004431
CENTURY TECHNICAL SERVICES LLC	900002805
COCHRANE TECHNOLOGIES INC	900000235
WOOD GROUP PRESSURE CONTROL INC	900000063
HARVEY GULF INTERNATIONAL MARINE	900000529

Schedule 1.3(a) - 1

Vendor Name	MSC No
GULF OFFSHORE LOGISTICS LLC	900004151
SHELL GLOBAL SOLUTIONS US INC	900003636
DOLPHIN SERVICES LLC	900000326
EDG CONSULTING ENGINEERS	900003901
FUGRO MCCLELLAND MARINE GEOSCIENCES	900000434
MAC NETT ENVIRONMENTAL SERVICES LLC	900000727
ANDERGAUGE USA INC	900000059
MARTIN TERMINAL	900000741
CENERGY CORP	900001501
JERRYS WELDING SERVICE INC	900001602
JAMBON BOAT RENTALS LLC	900004796
FUGRO GEOSERVICES INC	900001756
TOTAL OPERATING SERVICES INC	900001184
RETIF OIL & FUEL	900000990
CASBARIAN ENGINEERING ASSOCIATES	900000890
WESTERN WELL TOOL INC	900001539
MOODY PRICE LLC	900000794
THRU TUBING SYSTEMS INC	900003476
WINK INC	900001293
SEATRAX INC	900001402
WESTERN WIRELINE SERVICES INC	900001279
WET TECH ENERGY INC	900005130
DRILLING SERVICES OF AMERICA INC	900004937
AGGREKO LLC	900000025
REAMCO INC	900000979
OBJECT RESERVOIR INC	900002990
IMPACT SELECTOR INC	900001646
STARFLEET MARINE TRANSPORTATION INC	900001089
TECHNIP OFFSHORE INC	900003587
GENERAL MARINE LEASING INC	900000456
KNOWLEDGE SYSTEMS INC	900000673
TRI DRILL INC	900004528
DEEP SEA DEVELOPMENT SERVICES INC	900004152
INTERMOOR INC	900000036
VERSABAR INC	900001242
MATTHEWS DANIEL CO	900000748
EXCELL CRANE & HYDRAULICS INC	900000398
SUPERIOR SUPPLY & STEEL	900001120
OSERS INC	900000863
SHARP E & P SOLUTIONS LLC	900004126
HYDRAULIC WELL CONTROL LLC	900000567
OCEAN MARINE CONTRACTORS INC	900004202
SOLA COMMUNICATIONS INC	900001068

Schedule 1.3(a) - 2

Vendor Name	MSC No
DOWNHOLE DEVICES LLC	900002820
CONCENTRIC PIPE RENTAL INC	900000245
SOTEC LLC	900001074
A & H ARMATURE WORKS INC	900000006
DOCO INDUSTRIAL INSULATORS INC	900000323
WISCO INC	900001296
CENTRAL BOAT RENTALS INC	900000197
CAJUN CUTTERS INC	900000174
STOKES & SPIEHLER OFFSHORE	900001097
ARDENT SERVICES LLC	900001973
PALEO DATA INC	900000870
CONTROLWORX LLC	900001872
SIGMA SOLUTIONS INC	900001408
DEEPSEA QUALITY CONSULTING INC	900003473
LOUISIANA MACHINERY CO INC	900000715
ABITA SPRINGS WATER INC	900003464
ROBERT BERNING PRODUCTIONS INC	900001936
INTEC ENGINEERING PARTNERSHIP LTD	900002845
ERA HELICOPTERS LLC	900000391
PETRON INDUSTRIES INC	900001941
TRIPLE H CHEMICALS INC	900001196
WASTEWATER SPECIALTIES INC	900005127
UMOE SCHAT HARDING INC	900000131
PROCESS PIPING MATERIALS INC	900005011
WHITETAIL EQUIPMENT RENTALS INC	900002222
BILCO TOOLS INC	900000127
J RAY MCDERMOTT INC	900000606
DYNAMIC INDUSTRIES INC	900000347
A & E ENGINE & COMPRESSION INC	900001488
CAVINS CORP	900000194
PROJECT ASSOCIATES INC	900000941
GULF COAST BASKET RENTALS INC	900002686
FREDS RADIATOR SERVICE	900000431
NEFF RENTAL INC	900000164
CETCO OILFIELD SERVICES CO	900000204
DIESEL TECH OF LOUISIANA LLC	900004376
JOHN W STONE OIL DISTRIBUTOR LLC	900000639
MCDONALD BOTTOM HOLE PRESSURE	900004520
GATOR SUPPLY CO INC	900000451
PRO VALVE SERVICES INC	900005132
ZENTECH INC	900002799
RESOURCE TRANSPORTATION OF AMERICA	900004797
PRO T CO INC	900000931
MAGNUM CONSTRUCTION SERVICES INC	900000731

Schedule 1.3(a) - 3

Vendor Name	MSC No
WASTE AUDITORS INC	900001559
SHAW GLOBAL ENERGY SERVICES	900001050
SURVIVAL SYSTEMS INTERNATIONAL	900001125
ROGERS OIL TOOL SERVICES INC	900003912
CLEAN TANK LLC	900001781
OMEGA NATCHIQ INC	900002606
AIRDYNE INC	900000034
BMT SCIENTIFIC MARINE SERVICES INC	900003825
AIR & PROCESS SYSTEMS INC	900000029
OFFSHORE CLEANING SYSTEMS	900004673
WELCH SALES & SERVICE INC	900001265
INTERNATIONAL BOAT RENTALS INC	900000583
SOUTHERN TANK SPECIALIST INC	900004367
ALFA LAVAL INC	900004766
SAFEPLEX SYSTEMS INC	900003395
TUBULAR MAKEUP TECHNOLOGY INC	900001206
SIGMA COATINGS	900001755
POINT EIGHT POWER INC	900000909
DANOS & CUROLE MARINE CONT INC	900000288
NU TEC INC	900000835
EDO SPECIALTY PLASTICS INC	900004134
GRAND ISLE SHIPYARD INC	900000482
PETRO TOOL & SUPPLY	900000891
SEVERN TRENT DENORA LLC	900001644
CAMERON	900000181
GULF ISLAND LLC	900000503
AMERICAN WARRIOR INC	900004242
LOUISIANA ENVIRONMENTAL MONITORING	900002763
CROSSTEX ENERGY SERVICES LP	900003787
GE ENERGY	900004384
ANGEL AIR REPAIR & SPECIALTY CO INC	900000060
AARON OIL CO INC	900001403
BRADY DIESEL LLC	900000151
GAMMALOY	900000441
MEASUREMENT TECHNOLOGIES INC	900003826
FCI ENVIRONMENTAL INC	900000408
TALENS MARINE & FUEL INC	900002424
AUTOMATIC POWER INC	900000086
PELLERINS TUBULAR SERVICE INC	900002791
WILSON MOHR INC	900002211
EVANS RENTALS INC	900001746
ORKIN EXTERMINATING CO INC	900000861
MAGELLAN MARINE INTERNATIONAL LLC	900000729
BAGWELL ENERGY SERVICES INC	900002664

Schedule 1.3(a) - 4

Vendor Name	MSC No
MAJOR EQUIPMENT & REMEDIATION SVCS	900000733
TECHNICAL INDUSTRIES INC	900001148
SECON INC	900001040
BELL OFFICE MACHINES INC	900000118
SWDI LLC	900001128
CAMERON INTERNATIONAL CORPORATION	900005381
COMPLIANCE TECHNOLOGY GROUP	900005351
VEOLIA ES SPECIAL SERVICES, INC.	900005256

Schedule 1.3(a) - 5

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 1.4

ASSETS NOT OWNED BY SELLER

All vehicles, computers and software leased by Dominion Resources Services, Inc. that are to be purchased by or on behalf of Seller pursuant to Section 6.10.

Schedule 1.4 - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 2.3(e)

IMBALANCES

Gas Balancing Database for Offshore Properties

December 31, 2006

Company	Report Center	Report Center Name	Date of imbalance info	Imbalance volume over/ (under) GWI	Estimated NRI/GWI	Imbalance volume over/ (under) NRI	UOM - Mcf, Mmbtu	Operator	State	County	Index	Transport	Fuel
DEPI		BRAZOS 504	Dec-06	42,267	0.83000000	35,082	Mcf	Dominion	OFFSHORE GOM		Transco Zone 1	0.2200	0
DEPI		EI 39	Nov-06	306	1.00000000	306	Mcf	Unocal	OFFSHORE GOM		Trunkline-LA	0.1053	0
DEPI		GC 338	Nov-06	18	0.87500000	15	Mcf	Murphy	OFFSHORE GOM		Transco Zone 3	0.4949	0
DEPI		HI 350 /WC 633	Nov-06	(3,098)	1.00000000	(3,098)	Mcf	Apache	OFFSHORE GOM		Tenn 800 Leg	0.1016	1.30%
DEPI		HI 570 D	Dec-06	(26,967)	0.83000000	(22,383)	Mcf	Dominion	OFFSHORE GOM		Tenn 800 Leg	0.1414	1.00%
DEPI		HI A-1	Nov-06	423	1.00000000	423	Mcf	LLOG	OFFSHORE GOM		Transco Zone 2	0.1675	0.42%
DEPI		MC 773/772/728	Nov-06	2,758	0.96619700	2,665	Mcf	Dominion	OFFSHORE GOM		Transco Zone 4	0.7100	0.69%
DEPI		MP 223/225/250	Nov-06	49,396	0.73333200	36,224	Mcf	El Paso	OFFSHORE GOM		Tetco-ELA	0.1918	0
DEPI		SMI 142A	Nov-06	(69,214)	1.00000000	(69,214)	Mcf	Hunt Petroleum	OFFSHORE GOM		Columbia Gulf-LA	0.0894	0.65%
DEPI		SS 246A/H/J/K	Nov-06	(20,271)	1.00000000	(20,271)	Mcf	Dominion	OFFSHORE GOM		Transco Zone 3	0.0784	0.38%
DEPI		SS 247F	Nov-06	(38,813)	0.83333200	(32,344)	Mcf	Dominion	OFFSHORE GOM		Tenn 500 Leg	0.0000	0
DEPI		SS 248D	Nov-06	12,255	1.00000000	12,255	Mcf	Dominion	OFFSHORE GOM		Tenn 500 Leg	0.0000	0
DEPI		ST 72	Oct-06	(596)	0.80000000	(477)	Mcf	Mariner	OFFSHORE GOM		Trunkline-LA	0.1053	0
DEPI		ST 72 #21	Oct-06	1,232	0.80000000	986	Mcf	Mariner	OFFSHORE GOM		Trunkline-LA	0.1053	0
DEPI		VK 826	Nov-06	24,432	1.00000000	24,432	Mcf	KerrMcGee	OFFSHORE GOM		FGT Zone 3	0.2018	0
DEPI		VK 873	Nov-06	44,259	0.83000000	36,735	Mcf	Shell Offshore	OFFSHORE GOM		FGT Zone 3	0.2578	1.60%
DEPI		VM 255	Nov-06	(15,159)	0.83000000	(12,582)	Mcf	Stone Energy	OFFSHORE GOM		Columbia Gulf-LA	0.0169	0.33%
DEPI		VM 256	Nov-06	(163)	0.83000000	(135)	Mcf	Stone Energy	OFFSHORE GOM		Columbia Gulf-LA	0.0169	0.33%
DEPI		VM 267	Nov-06	706	0.83000000	586	Mcf	Stone Energy	OFFSHORE GOM		Columbia Gulf-LA	0.0169	0.33%
DEPI		VM 267F	Nov-06	12,739	0.83000000	10,573	Mcf	Stone Energy	OFFSHORE GOM		Columbia Gulf-LA	0.0169	0.33%
DEPI		VM 268	Nov-06	(2,146)	0.83000000	(1,781)	Mcf	Stone Energy	OFFSHORE GOM		Columbia Gulf-LA	0.0169	0.33%
DEPI		VM 313D	Nov-06	(17,979)	1.00000000	(17,979)	Mcf	Dominion	OFFSHORE GOM		Transco Zone 3	0.0784	0.38%
DEPI		VM 78	Oct-06	(12,462)	0.83000000	(10,343)	Mcf	Apache	OFFSHORE GOM		Transco Zone 3	0.1062	0.38%
DEPI		VM 78 (Flash)	Oct-06	(8,945)	0.83000000	(7,424)	Mcf	Apache	OFFSHORE GOM		Transco Zone 3	0.1062	0.38%
DEPI		WC 100	Nov-06	30,692	1.00000000	30,692	Mcf	Dominion	OFFSHORE GOM		ANR-LA	0.0000	0
DEPI		WC 112	Oct-06	(837)	0.80000000	(670)	Mcf	Mariner	OFFSHORE GOM		Columbia Gulf-LA	0.0900	0
DEPI		WC 130	Nov-06	(1,323)	1.00000000	(1,323)	Mcf	Dominion	OFFSHORE GOM		Tenn 800 Leg	0.0170	0.020%
DEPI		WC 225	Nov-06	(30,155)	0.82108300	(24,760)	Mcf	Dominion	OFFSHORE GOM		Tenn 800 Leg	0.1000	0.60%
DEPI		WC 537	Dec-06	(58,764)	0.83000000	(48,774)	Mcf	ChevronTexaco	OFFSHORE GOM		Tenn 800 Leg	0.1016	1.30%
DEPI		WC 61/76	Nov-06	10,538	1.00000000	10,538	Mcf	BHPB Petroleum	OFFSHORE GOM		Tenn 800 Leg	0.0170	0.020%
DEPI		WC 77	Oct-06	7,573	1.00000000	7,573	Mcf	BHPB Petroleum	OFFSHORE GOM		Tenn 800 Leg	0.1016	1.30%

Offshore total				(67,298)		(64,473)

Schedule 2.3(e) - 1

Pipeline and Facility Imbalances for Offshore Properties

December 31, 2006

Company	Report Center	Report Center Name	Date of imbalance info	Imbalance volume receivable / (payable)	UOM - Mcf, MMbtu	State	Index	Less T-port	Less Fuel
DEPI		WC 72 #1	Oct-06	61,536	MMBtu	Offshore	Tenn 800 Leg	0.07	1.01%
DEPI		SS 248D	Nov-06	46,239	MMBtu	Offshore	Tenn 500 Leg	0	0%
DEPI		MP 223/225/250	Nov-06	12,010	MMBtu	Offshore	Tetco ELA	0.1918	0%
DEPI		MP 280C	Nov-06	8,326	MMBtu	Offshore	Transco Zone 3	0.2268	0.30%
DEPI		VM 313B	Nov-06	2,830	MMBtu	Offshore	Transco Zone 3	0.0784	0.38%
DEPI		MP 281A	Nov-06	1,007	MMBtu	Offshore	Transco Zone 3	0.2268	0.30%
DEPI		MC 296	Oct-06	226	MMBtu	Offshore	Transco Zone 3	0.1816	0.30%
DEPI		MC 299	Oct-06	124	MMBtu	Offshore	Transco Zone 3	0.1816	0.30%
DEPI		SS 246A/H/J/K	Nov-06	(2,984)	MMBtu	Offshore	Transco Zone 3	0.0784	0.38%
DEPI		WC 72 #2	Oct-06	(5,316)	MMBtu	Offshore	Tenn 800 Leg	0.07	1.01%
DEPI		MP 279 *	Dec-04	(16,444)	MMBtu	Offshore	Transco Zone 3	0.2268	0.30%
DEPI		MP 270	Nov-06	(26,669)	MMBtu	Offshore	Sonat	0	0.00%
DEPI		GC 116 **	Nov-06	(186,869)	MMBtu	Offshore	Transco Zone 3	0.0784	0.38%
DEPI		Transco **	Oct-06	647,194	MMBtu	Offshore	Transco Zone 3	0.0784	0.38%
DEPI		Tennessee Gas PL	Oct-06	(5,924)	MMBtu	Offshore	Tenn 800 Leg	0.16	1.01%
DEPI		P/L Col Gulf	Oct-06	(14,112)	MMBtu	Offshore	CGT-LA	0.0169	0.33%
DEPI		TA-Dynegy	Oct-06	(36,680)	MMBtu	Offshore	CGT-LA	0.09	0.00%
DEPI		P/L PIGS	Oct-06	8,533	MMBtu	Offshore	Tenn 800 Leg	0.10	0.55%
DEPI		TA-UTOS-100	Oct-06	16,528	MMBtu	Offshore	Tenn 800 Leg

		Offshore total		509,555

*	The MP 279 imbalance is anticipated to be paid prior to execution of the Agreement.
**	The GC 116 and Transco imbalances are anticipated to be resolved prior to the Effective Time.

Schedule 2.3(e) - 2

OFFSHORE OIL INVENTORIES- NET

DECEMBER 31, 2006

Property	Balance (bbls)	Published price	Grade Differential	Premium	Transport/QB	PLA
Devil’s Tower @ Empire	-588	Nymex Settles (Exc Wkd)	Platts HLS/WTI Differential -0.06 - 0.25 - SLI Deduct	Nymex Cal 2/3: 1/3 Roll	—	—
Front Runner on Poseidon	-5,618	NYMEX (Inc. Wkd & Hol)	Platts POS/WTI Differential	Platts WTI Delta	$0.1000	0.15%
SMI142 on Eugene Island	500	SLA SOUR - STUSCO	—	—	$(0.2189)	0.20%
Total	-5,706

BUY/SELL IMBALANCES

DECEMBER 31, 2006

Property	Balance (bbls)	Published Price	Premium
VK826, MP 280/281	-61,621	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
SMI142	-1,350	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
MP270	-1,597	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
ST72	-1,955	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
SS248	920	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
MC773	77,820	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
GC338	-61,905	Nymex (Inc Wkd & Hol)	Platts WTI Delta
Total	-49,687

Schedule 2.3(e) - 3

Offshore Oil Inventories - Net
December 31, 2006
Platform	Prop No	Company	District	Date	Net Stock	Published Price	Grade Differential	Premium/Deduct	Transport	Quality Bank	PLA
GREEN CANYON 116		DEPI	OFFSHORE	10/31/2006	—
GREEN CANYON 338/339/382		DEPI	OFFSHORE	10/31/2006	—
HIGH ISLAND A-1		DEPI	OFFSHORE	10/31/2006	23.58	Nymex Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal 2/3:1/3 Roll	$(0.6500)		-0.15%
DEVILS TOWER (MC773)		DEPI	OFFSHORE	10/31/2006	—
MAIN PASS 270		DEPI	OFFSHORE	10/31/2006	—
MAIN PASS 279		DEPI	OFFSHORE	10/31/2006	—
MAIN PASS 280		DEPI	OFFSHORE	10/31/2006	224.75	Nymex Settles (Exc Wkd)	Platts HLS/WTI Differential-$0.08-$0.25	Nymex Cal 2/3:1/3 Roll	$(1.2934)	MP69 gravity adj	-0.2%
MAIN PASS 281		DEPI	OFFSHORE	10/31/2006	64.03	Nymex Settles (Exc Wkd)	Platts HLS/WTI Differential-$0.08-$0.25	Nymex Cal 2/3:1/3 Roll	$(1.2934)	MP69 gravity adj	-0.2%
MAIN PASS 223		DEPI	OFFSHORE	10/31/2006	142.36	Nymex Settles (Exc Wkd)	Platts HLS/WTI Differential-$0.08-$0.25	Nymex Cal 2/3:1/3 Roll	$(1.3150)	MP69 gravity adj	-0.2%
MAIN PASS 225		DEPI	OFFSHORE	10/31/2006	—
MISSISSIPPI CANYON 296		DEPI	OFFSHORE	10/31/2006	—
MISSISSIPPI CANYON 299		DEPI	OFFSHORE	10/31/2006	—
MUSTAND ISLAND I 861		DEPI	OFFSHORE	10/31/2006	601.38	WTI - CONOCOPHILLIPS		WTI - Platts P-Plus	$(1.3500)
SHIP SHOAL 246A		DEPI	OFFSHORE	10/31/2006	250.68	Nymex Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal 2/3:1/3 Roll	$(2.5700)		-0.3%
SHIP SHOAL 247F		DEPI	OFFSHORE	10/31/2006	385.00	Nymex Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal 2/3:1/3 Roll	$(2.5700)		-0.3%
SHIP SHOAL 248D		DEPI	OFFSHORE	10/31/2006	219.50	Nymex Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal 2/3:1/3 Roll	$(2.5700)		-0.3%
SOUTH MARSH ISLAND 142 A		DEPI	OFFSHORE	10/31/2006	—
SOUTH MARSH ISLAND 143 B		DEPI	OFFSHORE	10/31/2006	—
SOUTH TIMBALIER 72		DEPI	OFFSHORE	10/31/2006	—
VERMILION 78		DEPI	OFFSHORE	10/31/2006	—
VERMILION 255A/B/J		DEPI	OFFSHORE	10/31/2006	—
VERMILION 256D/H		DEPI	OFFSHORE	10/31/2006	—
VERMILION 267C		DEPI	OFFSHORE	10/31/2006	—
VERMILION 267F		DEPI	OFFSHORE	10/31/2006	—
VERMILION 268G(256E)		DEPI	OFFSHORE	10/31/2006	—
VERMILION 313B/C/D		DEPI	OFFSHORE	10/31/2006	74.01	Nymex Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal 2/3:1/3 Roll	$(2.4900)		-0.3%
VIOSCA KNOLL 826		DEPI	OFFSHORE	10/31/2006	—
VIOSCA KNOLL 872—EINSET		DEPI	OFFSHORE	10/31/2006	—
WEST CAMERON 61/76		DEPI	OFFSHORE	10/31/2006	—
WEST CAMERON 72 #1/2		DEPI	OFFSHORE	10/31/2006	—
WEST CAMERON 77		DEPI	OFFSHORE	10/31/2006	—
WEST CAMERON 100		DEPI	OFFSHORE	10/31/2006	3,628.20	Nymex Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal Roll	$(0.6000)
WEST CAMERON 112		DEPI	OFFSHORE	10/31/2006	—
WEST CAMERON 130 #1/2		DEPI	OFFSHORE	10/31/2006	608.03	Nymex Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal Roll	$(0.6500)
WEST CAMERON 153		DEPI	OFFSHORE	10/31/2006	—
WEST CAMERON 225/229		DEPI	OFFSHORE	10/31/2006	—
EUGENE ISLAND 039		DEPI	OFFSHORE	10/31/2006	363.09	Nymex Settles (Exc Wkd)	Platts LLS/WTI Differential-$0.53	Nymex Cal Roll	$(1.0250)

6,584.60

Schedule 2.3(e) - 4

Offshore NGL Inventories / Imbalances - Net
December 31, 2006

				Volumes in Gallons
Plant	Company	District	Date	Ethane	Propane	Isobutane	Normal Butane	Gasoline	Scrubber	Total
BARRACUDA GAS PLANT	DEPI	OFFSHORE	10/31/2006	(1)	—	(1)	1	(1)		(2)
BLUEWATER PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(130,212)	(40,787)	(3,930)	(5,345)	(50,181)	294	(230,161)
CAMERON MEADOWS PLANT	DEPI	OFFSHORE	10/31/2006	21,394	10,828	5,041	3,290	7,529		48,082
ENTERPRISE PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(122,373)	(68,898)	(17,803)	(21,957)	(17,256)	13,815	(234,472)
EUNICE PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(29,499)	(32,790)	(8,395)	(10,369)	(19,676)		(100,729)
GRAND CHENIER	DEPI	OFFSHORE	10/31/2006	-	—	—	—	—		—
LAROSE GAS PLANT	DEPI	OFFSHORE	10/31/2006	(3)	2	1	(4)	(1)		(5)
LOWRY GAS PLANT	DEPI	OFFSHORE	10/31/2006	16,330	10,643	4,640	2,333	6,617		40,563
MOBILE BAY GAS PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	101,986	(29,449)	(7,022)	(13,933)	(23,489)		28,093
NORTH TERREBONE/TEBONE PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(142,757)	(347,665)	(73,731)	(94,280)	591,143	1,087	(66,203)
PASCAGOULA GAS PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(1,834)	(1,306)	(402)	(618)	(1,088)	(181,085)	(186,333)
SABINE GAS PLANT	DEPI	OFFSHORE	10/31/2006	5,070	3,850	1,141	1,196	1,965		13,222
ST 72	DEPI	OFFSHORE	10/31/2006						(1,705)	(1,705)
YSCLOSKEY PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(15,443)	(9,042)	2,149	(9,952)	(13,295)	254	(45,329)

				(297,342)	(504,614)	(98,312)	(149,638)	482,267	(167,340)	(734,979)

				OPIS MONTHLY AVERAGE:
				Ethane	Propane	Isobutane	Normal Butane	Gasoline
BARRACUDA GAS PLANT				E/P Mix Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu
BLUEWATER PROCESSING PLANT				Ethane Napoleonville	Propane (Non-TET) Mt. Belvieu	Isobutane Napoleonville	Butane Napoleonville	Natural Gasoline Napoleonville
CAMERON MEADOWS PLANT				E/P Mix Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu
ENTERPRISE PROCESSING PLANT				Ethane Napoleonville	Propane (Non-TET) Mt. Belvieu less $0.01	Isobutane Napoleonville	Butane Napoleonville less $0.0075	Natural Gasoline Napoleonville
EUNICE PROCESSING PLANT				Purity Ethane Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu
GRAND CHENIER				Purity Ethane Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu
LAROSE GAS PLANT				Ethane Napoleonville less $0.0075	Propane (Non-TET) Mt. Belvieu less $0.0075	Isobutane (Non-TET) Mt. Belvieu less $0.0025	Butane Napoleonville less $0.0025	Natural Gasoline (River) Mt. Belvieu less $0.005
LOWRY GAS PLANT				E/P Mix Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu
MOBILE BAY GAS PROCESSING PLANT				Purity Ethane Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu
NORTH TERREBONE/TEBONE PROCESSING PLANT				Ethane Napoleonville	Propane (Non-TET) Mt. Belvieu	Isobutane Napoleonville	Butane Napoleonville	Natural Gasoline (Non-TET) Mt. Belvieu +$0.04
PASCAGOULA GAS PROCESSING PLANT				Purity Ethane Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu
SABINE GAS PLANT				Purity Ethane Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu

Schedule 2.3(e) - 5

Offshore NGL Inventories / Imbalances - Net
December 31, 2006

				Volumes in Gallons
Plant	Company	District	Date	Ethane	Propane	Isobutane	Normal Butane	Gasoline	Scrubber	Total
ST 72				Purity Ethane Mt. Belvieu	Propane (Non-TET) Mt. Belvieu	Isobutane (Non-TET) Mt. Belvieu	Normal Butane (Non-TET) Mt. Belvieu	Natural Gasoline (Non-TET) Mt. Belvieu
YSCLOSKEY PROCESSING PLANT				Ethane Napoleonville	Propane (Non-TET) Mt. Belvieu-$.01	Isobutane Napoleonville	Butane Napoleonville- $0.0075	Natural Gasoline Napoleonville
	T & F Rates
	(cents/gal)	Comment
BARRACUDA GAS PLANT	0.0466
BLUEWATER PROCESSING PLANT	0.052
CAMERON MEADOWS PLANT	0.04
ENTERPRISE PROCESSING PLANT—Toca Plant	NA, see comment	T&F is absorbed by plant via their “keep %” of our liquids
EUNICE PROCESSING PLANT	0.055
GRAND CHENIER	0.046
LAROSE GAS PLANT	0.051
LOWRY GAS PLANT	0.0485
MOBILE BAY GAS PROCESSING PLANT	0.055
NORTH TERREBONE/TEBONE PROCESSING PLANT	0.0452
PASCAGOULA GAS PROCESSING PLANT	0.0663
SABINE GAS PLANT	0.0391
ST 72 - Patterson Plant	0.046
YSCLOSKEY PROCESSING PLANT	NA, see comment	Norco frac charge is approx 9.5% of C3+ liquids produced at Yscloskey, I.e., no frac charge per gallon, per se

Retrograde/Scrubber	Published Price	Grade Differential	Premium/Deduct	Transport/QB
BARRACUDA GAS PLANT	N/A
BLUEWATER PROCESSING PLANT	WTI - NYMEX Settles (Exc Wkd)	Platts LLS/WTI Differential - $0.16	Platts WTI Delta	-1.965
CAMERON MEADOWS PLANT	N/A
ENTERPRISE PROCESSING PLANT	N/A
EUNICE PROCESSING PLANT	N/A
GRAND CHENIER	WTI - NYMEX Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal 2/3:1/3 Roll	0.25
LAROSE GAS PLANT	N/A
LOWRY GAS PLANT	N/A
MOBILE BAY GAS PROCESSING PLANT	N/A
NORTH TERREBONE/TEBONE PROCESSING PLANT	N/A
PASCAGOULA GAS PROCESSING PLANT	N/A
SABINE GAS PLANT	N/A
ST 72	WTI - NYMEX Settles (Exc Wkd)	Platts LLS/WTI Differential	Nymex Cal Roll	-1.2849
YSCLOSKEY PROCESSING PLANT	N/A

Schedule 2.3(e) - 6

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 3.4

ALLOCATION OF UNADJUSTED PURCHASE PRICE

Field	Well Name (1)	Well Name (2)	Aries Property Number	Final FMV Allocation, K$
CLAYMORE DOMINION PROSPECT	Atwater Valley140		H9LLFTIFDK	55,037	*
CLAYMORE DOMINION PROSPECT Total				55,037
San Jacinto	DC 618 SS 2		G5HKBT1E2M	176,556
San Jacinto	DC 618 SS 1		G5HKH7T8VF	149,819
San Jacinto	DC 618 #3		G5HKNNHB88	7,885
San Jacinto Total				334,260
BUDGET: DC 620 / 621 SPIDERMAN	Spiderman #1 7 Sand	DC 620 #1	G5HJRMRAF0	170,514
BUDGET: DC 620 / 621 SPIDERMAN	Spiderman #1 9 Sand		FCLJF2R7QL	36,950
BUDGET: DC 620 / 621 SPIDERMAN	DC 621 #1 ST01	Spiderman #1 MM7 Sand	G5HIN89E66	167,697
BUDGET: DC 620 / 621 SPIDERMAN	Spiderman #1 9 Sand		G5HJ9S38C5	35,103
BUDGET: DC 620 / 621 SPIDERMAN	DC #2 BP03		G5HJDJ4CJ8	35,229
BUDGET: DC 620 / 621 SPIDERMAN	DC 621 Spiderman #3 MM7 Sand		G69IHRVC8I	5,034
BUDGET: DC 620 / 621 SPIDERMAN	DC 621 Spiderman #3 MM9 Sand		G69IJCCDB1	4,629
BUDGET: DC 620 /621 SPIDERMAN Total				455,156
BUDGET: GREEN CANYON 116 POPEYE	FIELD: GREEN CANYON 116	WELL: GC116 A3	B8N8O4ID00	2,507
BUDGET: GREEN CANYON 116 POPEYE	FIELD: GREEN CANYON 116	WELL: GC72 A1 WB01	B8N8O4MD00	78,077
BUDGET: GREEN CANYON 116 POPEYE	GREEN CANYON 116 GC116 A4 ST01 1		B8N8O4KD00	41,920
BUDGET: GREEN CANYON 116 POPEYE	GREEN CANYON 116 2PB PUD F SEG		H6NEBQ9F1R	41,277

*	Within three (3) Business Days after the date hereof, Purchaser may make a reasonable reallocation of value from Claymore #140 to the properties marked with an asterisk (*) on Exhibit A-1.

Schedule 3.4 - 1

BUDGET: GREEN CANYON 116 POPEYE	GREEN CANYON 116 3PS PUD H SEG		HBRLKKWDBR	22,342
BUDGET: GREEN CANYON 116 POPEYE Total				186,122
BUDGET: GREEN CANYON 338 FRONTRU	GREEN CANYON 338 GC338 A2 ST02 (		C6TDHECD84	—
BUDGET: GREEN CANYON 338 FRONTRU	GREEN CANYON 338 GC338 A4 1PV DE		C6TD5DOAMY	—
BUDGET: GREEN CANYON 338 FRONTRU	GREEN CANYON 338 GC338 A7 1PV DE		D65J2DXBUS	—
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A6 S04 FR-50ABC-6	F4ELCLGB26	1,046
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A1 S04 FR-42B	EB7JT45C1Z	—
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A7 S03 FR-47BC-7	D65J3ONDVS	741
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A4 S05 FR-44GL	D48FJ7K734	388
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A3 S03 FR-46D	CCLIBCE732	5,381
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A1 S03 FR-46A	D44IO4MB8W	5,741
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A8 S03 FR-51C	CCLIAEC712	19,247
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A3 S04 FR-45E	CCLIA9VAA2	446
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A6 S02 FR-53A-6	CCLI9KGBV2	—
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A3 S02 FR-47B	C6TDPG6DBU	0
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A1 S02 FR-46C	C6TDHEWC14	10,414
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A4 S03 FR-46D	C6TDGP19KY	130,178
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A8 S02 FR-51D	C6TDCJPDZB	6,704
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A6 S03 FR-51B-6	C6TD7K2DFY	585

Schedule 3.4 - 2

BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A4 S04 FR-45ACDE	D44IKQPB7W	3,149
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A-8 S04 FR-51B	H1BGEE1D5K	3,961
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: GC338 A7	EBBKDRBA4K	1,811
BUDGET: GREEN CANYON 338 FRONTRU	GREEN CANYON BLOCK 339 GC382 A5		D1TJE24922	50,889
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A3 S01 FR-47B/F	C6TDLFMDPU	20,864
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: GC338 A4	HBAJE5FB8B	—
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: GC338 A8	C6TD96ADRY	31,678
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: GC338 A6	C6TDI3K7VY	84,518
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON BLOCK 339	WELL: GC339 A1 ST02BP01	C6TDG51CT4	31,684
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A2ST S01 FR-54A-E	EBBF0E8A2R	58,820
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A2ST S04 FR-48	EBBF39MB47	778
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A2ST S03 FR-50ABC	EBBF2IOA35	—
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A7ST S01 FR-48LM	EBBKFMOA54	33,890
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON 338	WELL: A2ST S02 FR-51AB	GBUMON4B3W	28,601
BUDGET: GREEN CANYON 338 FRONTRU	FIELD: GREEN CANYON BLOCK 339	WELL:	HBRJNH0A44	14,160
BUDGET: GREEN CANYON 338 FRONTRU Total				545,676
BUDGET: GREEN CANYON 679 CONSTIT	FIELD: GC 679/680 FIELD	WELL: GC 679#2 S01	F6MHCT2D18	479
BUDGET: GREEN CANYON 679 CONSTIT	FIELD: GC 679/680 FIELD	WELL: GC 679#3 S01	F3AIS6MC1M	3,549
BUDGET: GREEN CANYON 679 CONSTIT	FIELD: GC 679/680 FIELD	WELL: GC 679#1st3 S01	F3AM0GOB8Q	4,425

Schedule 3.4 - 3

BUDGET: GREEN CANYON 679 CONSTIT Total				8,453
Rigel	FIELD: MISSISSIPPI CANYON 252	WELL: MC296 SS1 BP01	F78ELF6F5M	140,739
Rigel Total				140,739
17 Hands	FIELD: MISSISSIPPI CANYON 299	WELL: MC299 SS1 ST02	F71CN40B6Y	37,457
17 Hands Total				37,457
MISSISSIPPI CANYON 734 THUNDERHAWK	FIELD: MC 734 THWK ATL #2ST2 S1	WELL: MC734 #2 ST02	H6FEFEU756	58,218
MISSISSIPPI CANYON 734 THUNDERHAWK	FIELD: MC 734 THWK ATL #5ST S2 P	WELL:	H6GF0O9F5R	9,704
MISSISSIPPI CANYON 734 THUNDERHAWK	FIELD: MC 734 THWK ATL #4 S3 PEA	WELL:	H6GERKBE1O	828
MISSISSIPPI CANYON 734 THUNDERHAWK	FIELD: MC 734 THWK ATL #4 S2 PIN	WELL:	H6GD3MAE3H	3,489
MISSISSIPPI CANYON 734 THUNDERHAWK	FIELD: MC 734 THWK ATL #5ST S1 B	WELL:	H6GFJN1B3H	21,533
MISSISSIPPI CANYON 734 THUNDERHAWK	FIELD: MC 734 THWK ATL #4 S1 BRO	WELL: MC734 #4	H6GDO8HB1P	37,287
MISSISSIPPI CANYON 734 THUNDERHAWK	MC 734 THWK ATL #5 S1 BROWN 2PB		H6JCC38E19	35
MISSISSIPPI CANYON 734 THUNDERHAWK	MC 734 THWK ATL #5 S2 PINK 2PB		H6JCNAXC3N	18,276
MISSISSIPPI CANYON 734 THUNDERHAWK	MC 734 THWK ATL #6 S1 BROWN 2PB		H6JCS98E5B	8,786
MISSISSIPPI CANYON 734 THUNDERHAWK	MC 734 THWK ATL #6 S2 PINK 2PB		H6JD3F6B7E	14,074
MISSISSIPPI CANYON 734 THUNDERHAWK	MC 734 THWK ATL #7 S1 PEACH 3PS		H6JDA7699E	7,394
BUDGET: MISSISSIPPI CANYON 734 T Total				179,623
BUDGET: MISS CANYON 771 GOLDFINGER	FIELD: MISSISSIPPI CANYON 773	WELL: MC771 SS5 ST02	G4IH4NLA2X	48,215
BUDGET: MISS CANYON 771 GOLDFINGER	FIELD: MISSISSIPPI CANYON 772	WELL:	G4IHJPCB5W	3,705
BUDGET: MISS CANYON 771 GOLDFINGER Total				51,919

Schedule 3.4 - 4

Triton	FIELD: MISSISSIPPI CANYON 728	WELL:	G4JE39TF8G	1,325
Triton	Field: MISSISSIPPI CANYON 773	Well/Sand : MC728#1 ST1 S1 RED/S	G4JEONN75F	199,538
Triton	Field: MISSISSIPPI CANYON 773	Well/Sand : MC 772 #4 S1 SB2/MID	G4JEHLU92D	205,133
Triton Total				405,996
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 MC773 A2		G4CDGO7D8B	—
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 MC773 A3		G4DF9R38DZ	—
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 MC773 A4		G4DI49B7T8	—
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 MC773 A4		G4DIAGI9WY	—
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 MC773 A5		G4DJDDRA3Q	—
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 MC773 A6		G4DKMPXAIP	—
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	SAND: A-2 S2 BLUE FB A	G4CERMKFHN	35,869
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	SAND: A-2 S3 ORANGE FB A	G4CF6TSAK3	17,281
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	SAND: A-5 S4 ORANGE FB A’	G4DJ5GXEFP	879
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	SAND: A-5 S3 SB2 FB A	G4DJQNJA9G	7,618
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	SAND: A-5 S3A U/L BLUE A	G5VL4DG8K4	19,693
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	WELL: MC 773 A-3 S3 ORANGE FB C	G5QFO7N91Z	1,930
MISS CANYON 773 Devil’s Tower	Well/Sand : A-7 S1 DKB/RED/PUR/S		G4ECLFO92T	88,794
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	WELL: MC772 A8 (#2)	G4EEB1OCVM	40,198
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	WELL: MC773 A1 (#6)	G4CD0ASD43	101,725
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	WELL: MC773 A2 (#2)	G4CE8D8EBT	6,429

Schedule 3.4 - 5

MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	WELL: MC773 A3 (#4)	G4DFHC58GA	34,814
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	WELL: MC773 A4 (#9)	G4DIEF4BZU	25,367
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	WELL: MC773 A6 BP01 (#7)	G4DKQ9Q9LK	76,815
MISS CANYON 773 Devil’s Tower	FIELD: MISSISSIPPI CANYON 773	WELL: MC773 A5 ST01 (#5)	G4DJK9096F	51,511
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 2PB DNP	A-6ST S1 GREEN FB A	G4DK454EOU	1,077
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 2PB X A-	A-7 S2 BLUE L FB A	H1UH9M786F	1,769
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 3PS X A-	A-1ST1 S1 BLUE FB B’	G4CKOTNC3G	2,264
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 3PS X A-	A-7ST1 S2 ORANGE FB WF	G4EDR8J9I5	479
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 3PS X A-	A-8ST1 S1A PURPLE FB D’	G4EG1JBAA4	1,047
MISS CANYON 773 Devil’s Tower	MISSISSIPPI CANYON 773 3PS X A-	A-7ST1 S1 L BLUE FB WF	G4EDERD9FU	235
MISS CANYON 773 Devil’s Tower Total				515,795
Thunderbird	MC 819 820 Thunderbird to DT 2P		G5RJCP0B4I	27,820
Thunderbird Total				27,820
Q Field	MISSISSIPPI CANYON 961		GAOKSN8843	237,773
Q Field Total				237,773
Neptune/Nile	VIOSCA KNOLL 826 VK826 A1 ST01 1		B8N8OK2D00	—
Neptune/Nile	VIOSCA KNOLL 826 VK825 #5 1PV DE		B8N8OJVE00	—
Neptune/Nile	VIOSCA KNOLL 826 VK825 #4 ST01 1		B8N8OJRE00	—
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A14	B8N8OJME00	1,396
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A10	B8N8OJJE00	5,221
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A1ST (#5ST1)	B8N8OK3D00	5,709
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A3 (#8)	B8N8OJ8D00	1,202
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 #12	B8N8OKFD00	10,710

Schedule 3.4 - 6

Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A12	C89CDETEK0	6,506
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A12 BP01	B8N8OJ0D00	18,457
Neptune/Nile	FIELD: VIOSCA KNOLL 825	WELL: VK869 SS1	B8N8OJXE00	6,153
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A5 (#9)	B8N8OJAD00	3,254
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A4 (#6)	B8N8OJ9D00	6,740
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A6 (#10)	B8N8OJBD00	3,737
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A7 (#11)	B8N8OJDD00	1,612
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A9 ST01	B8N8OJHE00	1,240
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A13	BAQCEDP928	9,788
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A8	B8N8OJFD00	8
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 #12	B8N8OKCD00	4
Neptune/Nile	FIELD: VIOSCA KNOLL 825	WELL: VK869 SS2	F56CKJMC41	9,135
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A2 (#7)	B8N8OJ2D00	—
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A3 (#8)	B8N8OJ5D00	1,625
Neptune/Nile	FIELD: VIOSCA KNOLL 826	WELL: VK826 A10 ST01	B8N8OJIE00	13,888
Neptune/Nile Total				106,386
BUDGET: VIOSCA KNOLL 872 EINSET	FIELD: VK872/873 FIELD	WELL: VK873 SS1 ST01	B8N8OKNE00	—
BUDGET: VIOSCA KNOLL 872 EINSET Total				—
FldAlias:EC331 EAST CAMERON BLOC	OCS G08658	Well:EC331 A1 ROYALTY	DCKL3JH9DB	—
FldAlias:EC331 EAST CAMERON BLOC		Well:EC332 A17 EC332A17S2	G52DF6NF4L	—
FldAlias:EC331 EAST CAMERON BLOC	OCS G09478	Well:EC332 A2 A002-S02	DCKL3LIAER	—
FldAlias:EC331 EAST CAMERON BLOC Total				—
FldAlias:EI39 EUGENE ISLAND BLOC	BLK:39 OCS G15239	Well:EI39 A3 A003-S02	F3E16AOC1E	—
FldAlias:EI39 EUGENE ISLAND BLOC	BLK:39 OCS G15239	Well:EI39 #2 ST01 0002-S01	B8N8O49C00	—
FldAlias:EI39 EUGENE ISLAND BLOC		Well:EI39 A2 A002-S02	G2MLKFOBNT	—
FldAlias:EI39 EUGENE ISLAND BLOC	FldAlias:EI39 EUGENE ISLAND BLOC	Seqnum:18412 Sand:CIB CARST 2C,D	H6RBHOVCNX	14,378
FldAlias:EI39 EUGENE ISLAND BLOC	BLK:39 OCS G15239	Well:EI39 A5 A005-S01	F41JR99921	—
FldAlias:EI39 EUGENE ISLAND BLOC Total				14,378
GAS PLANT Total				—

Schedule 3.4 - 7

FldAlias:HI350 HIGH ISLAND BLOCK	BLK 350: OCS G02428	Well:HI350 A22 BP01 A22-S1	F45E0SQCZK	1,104
FldAlias:HI350 HIGH ISLAND BLOCK	BLK 350: OCS G02428	Well:HI350 A21 A21-S1	F4RJP748XW	236
FldAlias:HI350 HIGH ISLAND BLOCK	BLK 350: OCS G02428	Well:HI350 A24 A-24	F45E3PGE4K	—
FldAlias:HI350 HIGH ISLAND BLOCK	BLK 350: OCS G02428	Well:HI350 A20 ST01 A020-S01	B8N8O5SD00	49
FldAlias:HI350 HIGH ISLAND BLOCK	BLK 350: OCS G02428	Well:HI350 A23 A-23(A3ST)	F45E3LQE3K	—
FldAlias:HI350 HIGH ISLAND BLOCK	BLK 350: OCS G02428	Well:HI350 A19 A019-S01	B8N8O5RD00	—
FldAlias:HI350 HIGH ISLAND BLOCK	BLK 350: OCS G02428	Well:HI350 A13 A013-S01	B8N8O5MD00	569
FldAlias:HI350 HIGH ISLAND BLOCK	BLK 350: OCS G02428	Well:HI350 A1 A001-S01	B8N8O54C00	819
FldAlias:HI350 HIGH ISLAND BLOCK Total				2,778
FldAlias:HI A1 HIGH ISLAND A1	25566	Well:HIA1 #1 HI 169 #1	F92EONWCIZ	28,331
FldAlias:HI A1 HIGH ISLAND A1 Total				28,331
FldAlias:MP223 MAIN PASS BLOCK 2	FIELD: MAIN PASS 222/223	Well:MP250 A9 A009-S01	B8N8O8IE00	—
FldAlias:MP223 MAIN PASS BLOCK 2	FIELD: MAIN PASS 222/223	Well:MP223 A11 ST02 A011-S01	C28IOTXB6G	—
FldAlias:MP223 MAIN PASS BLOCK 2	FIELD: MAIN PASS 222/223	Well:MP223 A7 A007-S01	B8N8O8ED00	—
FldAlias:MP223 MAIN PASS BLOCK 2	FIELD: MAIN PASS 222/223	Well:MP223 A4 A004-S01	B8N8O8BD00	—
FldAlias:MP223 MAIN PASS BLOCK 2	FIELD: MAIN PASS 222/223	Well:MP223 A6 A006-S01	B8N8O8DD00	—
FldAlias:MP223 MAIN PASS BLOCK 2 Total				—
FldAlias:MP225 MAIN PASS BLOCK 2	BLK 225: OCS G13034	Well:MP249 A3 A003-S01	B8N8OPPD00	—
FldAlias:MP225 MAIN PASS BLOCK 2 Total				—
Well:MP270 A2 BP01 A002-S01	FldAlias:MP270 MAIN PASS BLOCK 2	MAIN PASS BLOCK 270 Risk = 63%	D65I2MX9PW	8,349
Well:MP270 A2 BP01 A002-S01 Total				8,349
FldAlias:MP270 MAIN PASS BLOCK 2	BLK 270: OCS G22812	Well:MP270 A1 A001-S01	D65H5K2EJV	6,192

Schedule 3.4 - 8

FldAlias:MP270 MAIN PASS BLOCK 2	BLK 270: OCS G22812	Well:MP270 A3 A3-S01	D65IE7F9QV	11,371
FldAlias:MP270 MAIN PASS BLOCK 2 Total				17,563
FldAlias:MP280 MAIN PASS BLOCK 2		Seqnum:17746 Sand:CRIS I	FADFOHS9GC	63,346
FldAlias:MP280 MAIN PASS BLOCK 2	BLK 280: OCS G16515	Well:MP280 C1 C001-S01	B8N8OPUD00	16,646
FldAlias:MP280 MAIN PASS BLOCK 2	BLK 280: OCS G16515	Well:MP280 C2 C002-S01	B8N8OPVD00	25,042
FldAlias:MP280 MAIN PASS BLOCK 2		Well:MP280 #6 MP280 #6	FCKLQFECZC	—
FldAlias:MP280 MAIN PASS BLOCK 2 Total				105,035
FldAlias:MP281 MAIN PASS BLOCK 2	BLK 281:OCS G10	Well:MP281 A1S4 (#2) A001-S04	CBKFM0MF73	63,960
FldAlias:MP281 MAIN PASS BLOCK 2	BLK 281: OCS G10910	Well:MP281 A4 (#4) A004-S02	B8N8ORQD00	1,023
FldAlias:MP281 MAIN PASS BLOCK 2	BLK 281: OCS G10910	Well:MP281 A3 A003-S01	B8N8OQ0C00	145
FldAlias:MP281 MAIN PASS BLOCK 2	BLK 281:OCS G10910	Well:MP281 A5 A005-S01	BCIG5PQEXK	—
FldAlias:MP281 MAIN PASS BLOCK 2	BLK 281: OCS G10910	Well:MP281 A1 (#2) A001-S03	B8N8OP1D00	2,440
FldAlias:MP281 MAIN PASS BLOCK 2	BLK 281:OCS G10910	Well:MP281 A6 A006-S01	C29KRPEDJ8	—
FldAlias:MP281 MAIN PASS BLOCK 2	BLK 281:OCS G10910	Seqnum:1188 Sand:13,300’	C73HL5QC2V	27,142
FldAlias:MP281 MAIN PASS BLOCK 2 Total				94,709
MAIN PASS 279 PLATFORM 1PV PLAT			B8N8OPSD00	—
MAIN PASS 279 PLATFORM 1PV PLAT Total				—
FldAlias:MUI861 MUSTANG ISLAND 8	MF-00924	Well:MU861 STATE UNIT #1 #1-S01	CBLGD64952	1,031
FldAlias:MUI861 MUSTANG ISLAND 8 Total				1,031
ROYALTY DOTEPI OFFSHORE ROYALTIE			DOTEPI07940	—

Schedule 3.4 - 9

ROYALTY DOTEPI OFFSHORE ROYALTIE Total				—
MAIN PASS 178 MP178 A1 ST01 1PV			H4CD0M47B9	—
MAIN PASS 178 MP178 A1 ST01 1PV Total				—
SMI133 FIELD ABANDONMENT COSTS S			DOTEPI07176	—
SMI133 FIELD ABANDONMENT COSTS S Total				—
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C3 C003W/O	B8N8O9VE00	—
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C2 C002-X03	B8N8O9QE00	739
SOUTH MARSH ISLA 142	Lease: FIELD: SOUTH MARSH 142 A/	Well Name: SMI142 A11 A11-S02	EBBFHLU9U3	70
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C3 C003-D01	B8N8O9RE00	117
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C3 C005	B8N8O9WE00	664
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C4 C004-S03	B8N8OA0D00	343
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C3 C003	B8N8O9XE00	59
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C4 C004-S02	B8N8O91E00	—
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C2 ST01 C002-D01	B8N8O9OE00	—
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C5 BP01 C5-D02	E6QFLI69C5	—
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C3 C003-DD02	B8N8O9SE00	—
SOUTH MARSH ISLA 142	Lease: FIELD: SOUTH MARSH 142 A/	Well Name: SMI142 A11 A11-D02	EBBFHH07T3	—
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C5 BP01 C5-D01	B8N8O9UE00	—
SOUTH MARSH ISLA 142	Lease: FIELD: SOUTH MARSH 142 A/	Well Name: SMI142 A11 A11-D01	B8N8OA1D00	—
SOUTH MARSH ISLA 142	FIELD: SOUTH MARSH 142 RESERVOIR	Well:SMI142 C3 C003D03	B8N8O9TE00	674

Schedule 3.4 - 10

SOUTH MARSH ISLA 142 Total				2,665
SOUTH MARSH ISLAND 261 SMI260A P			B8N8OAME00	—
SOUTH MARSH ISLAND 261 SMI260A P Total				—
FldAlias: SHIP SHOAL 138	Well: SS138 #1	Seqnum:18503 Sand:R-3	HA9JDQMDLO	56,140
FldAlias: SHIP SHOAL 138	Well: SS138 #1	Seqnum:18499 Sand:Q	HA9JTPI8AM	905
FldAlias: SHIP SHOAL 138	Well: SS138 #1	Seqnum:18500 Sand:R-O	HA9JAGHEHR	794
FldAlias: SHIP SHOAL 138	Well: SS138 #1	Seqnum:18501 Sand:R-1	HA9JBETDJP	18,390
FldAlias: SHIP SHOAL 138	Well: SS138 #1	Seqnum:18502 Sand:R-2	HA9JC90EKP	1,119
FldAlias: SHIP SHOAL 138	Well:SS138 #1 BP01 SS138 #1	Seqnum:18504 Sand:X	HA9JE30BMN	33,770
FldAlias: SHIP SHOAL 138 Total				111,118
SHIP SHOAL BLOCK 225	OCS-G-21657	FldAlias:SS225K SHIP SHOAL BLOCK	CCHFGQD8AY	—
SHIP SHOAL BLOCK 225 Total				—
SHIP SHOAL 246	BLK 246: OCS G01027	Well:SS246 A7 A007-S08	B8N8OC6D00	598
SHIP SHOAL 246		Well:SS246 A7 A007-S09	H6JIIGGAGR	22,643
SHIP SHOAL 246	A-5 DE SD SEG 2 (PVDN)	Well:SS246 A5 A005-S04	B8N8OB5D00	818
SHIP SHOAL 246	BLK 246: OCS G01027	Well:SS246 A20 ST01 A020-S01	B8N8OEED00	1,016
SHIP SHOAL 246	A-19 DU SD SEG 2 (PVDN)	Well:SS246 A19 BP01 A019-D08	B8N8OA0E00	66
SHIP SHOAL 246	BLK 246: OCS G01027	Well:SS246 A4 A004-S02	B8N8OB1D00	9
SHIP SHOAL 246	Lease: BLK 246: OCS G01027	Well Name: SS246 A6 A006-S05	B8N8OBAD00	757
SHIP SHOAL 246	BLK 246: OCS G01027	Well:SS246 A7 A007-S06	B8N8OBGD00	510
SHIP SHOAL 246	A-19 10100` SD SEG 2 (PVDN)	Well:SS246 A19 BP01 A019-D09	B8N8OCFD00	610
SHIP SHOAL 246	BLK 246: OCS G01027	Well:SS246 A5 A005-S03	B8N8OB4D00	161
SHIP SHOAL 246	BLK 246: OCS G01027	Well:SS246 A14 A014-S08	B8N8ODOE00	603
SHIP SHOAL 246	BLK 246: OCS G01027	Well:SS246 A11 A011-S01	B8N8OD7D00	641
SHIP SHOAL 246	A-14 9000` SD SEG 2 (PVDN)	SHIP SHOAL BLOCK 246-A,E	B8N8OBHE00	—
SHIP SHOAL 246		Well:SS249 H2 H002-S02	B8N8OEUE00	111
SHIP SHOAL 246	SS246 J-1(1500)	Well:SS246 J1 J1-D05	BARGAIE92U	120

Schedule 3.4 - 11

SHIP SHOAL 246	FIELD : SHIP SHOAL 247 F19	Seqnum:1177 Sand:3200’	C6TF4RW8PK	4
SHIP SHOAL 246	FIELD : SHIP SHOAL 247 F18	Seqnum:1176 Sand:3300’	C6TF4NW8MK	49
SHIP SHOAL 246	FIELD : SHIP SHOAL 247 F18ST1	Seqnum:1112 Sand:4300’	C3CL7S88R3	352
SHIP SHOAL 246	FIELD : SHIP SHOAL 247 F18	Seqnum:1113 Sand:4000’	C3CL8RO9W3	603
SHIP SHOAL 246	BLK 247: OCS G01028	Well:SS247 F17 ST01 F017-S02	B8N8OFKE00	77
SHIP SHOAL 246		Well:SS247 F2 ST02 F002ST-S01	B8N8OF4D00	187
SHIP SHOAL 246	BLK 247: OCS G01028	Well:SS247 F14 ST01 F014-S01	B8N8OFGD00	58
SHIP SHOAL 246	FIELD : SHIP SHOAL 247 F18	Well:SS247 F18 ST01 F18-STK	C3CL5F49L3	51
SHIP SHOAL 246		Seqnum:603 Sand:EP-D SEG 2	B8N8OFVE00	4,736
SHIP SHOAL 246		Seqnum:645 Sand:1500’	B8N8OH1D00	248
SHIP SHOAL 246	D-20 1ST STRAY SD (PVDN)	Well:SS248 D20 D020-S08	B8N8OGTE00	940
SHIP SHOAL 246	BLK 248: OCS G01029	Well:SS248 G1 G001-S01	B8N8OGXE00	117
SHIP SHOAL 246	D11	Seqnum:1115 Sand:DY SEG 3	C3FFEC1E7B	1,872
SHIP SHOAL 246	BLK 248: OCS G01030	Well:SS249 D5 D005-S02	B8N8OFUE00	284
SHIP SHOAL 246	G-3 1200` SD (PVDP)	Well:SS248 G3 G003-D02	B8N8OG0E00	—
SHIP SHOAL 246	BLK 248: OCS G01029	Well:SS248 G2 G002-S01	B8N8OG1E00	—
SHIP SHOAL 246 Total				38,240
FldAlias:SM17 SOUTH MARSH ISLAND	OCS G12886	Well:SMI17 B1 B001S01	DCKLP1D87N	13
FldAlias:SM17 SOUTH MARSH ISLAND Total				13
FldAlias:ST72		Well: G22-S02	G7LHPAD9FL	—
FldAlias:ST72	BLK: 72 OCSG 1244	Well:ST72 #21 ST72 #21	E42IN13E6W	—
FldAlias:ST72		Well:ST72 G22 BP02 G22-S01	F4UIK7UBZP	—

Schedule 3.4 - 12

FldAlias:ST72 Total				—
VERMILION 160	OCS G03128	Well:VR159 AJ6 AJ6S05	DCKL5OOCK0	—
VERMILION 160 Total				—
VERMILION 255	0	Well:VR255 A7 ST02 A7STK-S06	F3HGNIRC1Y	—
VERMILION 255		Well:VR255 A7 ST02 A7STK-S0	B8N8OMTE00	—
VERMILION 255	BLK 255: OCS G01152	Well:VR255 A6 (WB01) A006-STD01	B8N8OKWE00	—
VERMILION 255		Well:VR255 A3 A003AS02	B8N8OKPE00	—
VERMILION 255	BLK 255: OCS G01152	Well:VR256 A4 A004-D02	B8N8OKRE00	—
VERMILION 255	FIELD: VERMILION 255H RESERVOIR:	Well:VR255 H1 H001-D09	B8N8OMNE00	789
VERMILION 255	FIELD: VERMILION 255H RESERVOIR:	Well:VR255 H2 H002-D08	B8N8OMME00	606
VERMILION 255	FIELD: VERMILION 255H RESERVOIR:	Well:VR255 H1 H001-D07	B8N8OMCD00	1,099
VERMILION 255	BLK 267: OCS	Well:VR256 H6 H006-S02	CA8JAN1AKC	93
VERMILION 255	FIELD: VERMILION 255H RESERVOIR:	Well:VR255 H2 H002-D07	B8N8OMLE00	—
VERMILION 255	BLK 267: OCS	Well:VR256 H6 H006-S01	C7QJ7KMC1B	108
VERMILION 255	FIELD: VERMILION 255H RESERVOIR:	Well:VR255 H5 H005-S05	B8N8ON6E00	—
VERMILION 255	FIELD: VERMILION 255H RESERVOIR:	Well:VR255 H2 H002-D06	B8N8OMKE00	—
VERMILION 255	FIELD: VERMILION 2000 PROGRAM RE	Well:VR256 C9STK C9ST04	CBLGBMDC32	214
VERMILION 255	BLK 267: OCS G02082	Well:VR268 C11 C0011-S01	B8N8ONTF00	—
VERMILION 255	FIELD: VERMILION 2000 PROGRAM RE	Well:VR268 C9 ST01 C9ST05	CBLGM3ODE2	10
VERMILION 255	BLK 256: OCS G01153	Well:VR256 D5 D005-S02	B8N8ONGE00	71
VERMILION 255	FIELD: VERMILION 256 D RESERVOIR	Well:VR256 D3 WB01 D3STK-WB01	B8N8ONIF00	—

Schedule 3.4 - 13

VERMILION 255		Well:VR256 E10 E10-S	G76E7FFD6B	—
VERMILION 255		Well:VR256 E10 E10-S1	G1VE58T91O	—
VERMILION 255	BLK 268:OCS-G-02082	Well:VR268 J4 J4-S05	C6DDCRF91R	900
VERMILION 255	BLK 268:OCS-G-02082	Well:VR268 J4 J4-S06	E5UIAFEFLK	—
VERMILION 255	BLK 268:OCS-G-02082	Well:VM267 J5 J5-S02	C4JJRK67A1	99
VERMILION 255	BLK 268:OCS-G-02082	Well:VR268 J4 J4-S03	C6DD88UBMR	651
VERMILION 255	BLK 268:OCS-G-02082	Well:VR268 J4 J4-S04	C6DDC67BWR	581
VERMILION 255	BLK 268:OCS-G-02082	Well:VR268 J4 J4-S02	C6DDJ5F9NR	696
VERMILION 255	BLK 268:OCS-G-02082	Well:VR268 J2 J2-S03	C3UIS8SBBJ	249
VERMILION 255	BLK 268:OCS-G-02082	Well:VR267 J5 J5-S01	B8N8O86D00	—
VERMILION 255	BLK 268:OCS-G-02082	Well:VR267 J3 ST01 J3-S01	B8N8OSSD00	—
VERMILION 255	FIELD: VERMILION 267 F RESERVOI:	Well:VR276 F11 F11-S01	DBREG9A91Z	—
VERMILION 255	FIELD: VERMILION 267 F RESERVOI:	Well:VR267 I1 I1-S03	B8N8OO1E00	—
VERMILION 255	BLK 268: OCS G02082	Well:VR268 G5 G5-S02	DAHJCQVDCI	18
VERMILION 255	BLK 268: OCS G02082	Well:VR268 G1 G001-D01	B8N8OO3E00	—
VERMILION 255	BLK 268: OCS G02082	Well:VR268 G6 G006	CBELMCU9XT	—
VERMILION 255	FIELD: VERMILION 268 RESERVOI: K	Well:VR268 G6 G006	B8N8OOBE00	1,047
VERMILION 255	FIELD: VERMILION 268 RESERVOI: K	Well:VR268 G6 G006	B8N8OOAE00	536
VERMILION 255 Total				7,767
VERMILION 313	FIELD: VERMILION 313 B RESERVOIR	Well:VR313 B12 B012-S03	B8N8OQ5E00	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 B3 B003-S04	B8N8OPIF00	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 B5 B005-S04	B8N8OPMF00	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 B10 B010-S04	B8N8OPXF00	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 B12 B012-D02	B8N8OQ4E00	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 B12 B012-D01	B8N8OQ3E00	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 C4 C004-S01	B8N8OR4E00	—

Schedule 3.4 - 14

VERMILION 313	BLK 313: OCS G01172	Well:VR313 C1 C001-X05	B8N8ORXF00	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 C1 C001-D04	B8N8OR0F00	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 C1 OFFSET X001-D02	D7CEQ3C9II	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D1 D001-S0?	D48E09HF1A	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D2 D002-S05	D4IFD9UDSX	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D5 D005-S02	D4IG30MB8U	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D3 D003-S01	D4IFNR4FZV	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D5 ST01 D005-S01	D9AFED17FJ	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D3 D003-S02	D4IG79JB7U	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D1 D001-S02	D9RE610C34	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D2 ST01 D002-S03	D4IFDPSDUX	—
VERMILION 313	BLK 313: OCS G01172	Well:VR313 D2 ST01 D002-S04	D4IFDE1DTX	—
VERMILION 313 Total				—
FldAlias:VM78 VERMILION BLOCK 78		Well:VR78 A3 ST#1 A003ST1S2	C4UF021EKY	808
FldAlias:VM78 VERMILION BLOCK 78 Total				808
FldAlias:WC100 WEST CAMERON BLOC	FIELD : WEST CAMERON 100	Well:WC100 A3 ST0 A3STK-S0	DCILECP92A	21,192
FldAlias:WC100 WEST CAMERON BLOC	FIELD : WEST CAMERON 100	Well:WC100 A3 ST02 A3STK-S02	F48EET6ALU	—
FldAlias:WC100 WEST CAMERON BLOC	FIELD : WEST CAMERON 100	Well:WC100 A4 A004-S01	DCILAMJB14	584
FldAlias:WC100 WEST CAMERON BLOC	FIELD : WEST CAMERON 100	Seqnum:14810 Sand:MA1	E62JRS0CF2	43,262
FldAlias:WC100 WEST CAMERON BLOC	FIELD : WEST CAMERON 100	Well:WC100 A2 BP02 A002-S01	D38JE6V8FF	4,696

Schedule 3.4 - 15

FldAlias:WC100 WEST CAMERON BLOC	FldAlias:WC100	Seqnum:17454 Sand:	F7MJM2WBBX	—
FldAlias:WC100 WEST CAMERON BLOC Total				69,734
FIELD : WEST CAMERON 112	FIELD : WEST CAMERON 112	Well:WC112 A1 A1-S01	EC8JGFNB1Q	23,328
FIELD : WEST CAMERON 112 Total				23,328
FldAlias:WC130 WEST CAMERON		Well:WC130 #3 #3 - MA2	HB3F4F4DDP	59
FldAlias:WC130 WEST CAMERON		Well:WC130 #3 BP01 #3	F4UJMR8C9X	36,328
FldAlias:WC130 WEST CAMERON		Well:WC130 VPP2 WC130 VPP2	F7MJM8CCDX	—
FldAlias:WC130 WEST CAMERON	FIELD : WEST CAMERON 130 RESERVO	Well:WC130 A1 A001-S02	B8N8OS2E00	26,950
FldAlias:WC130 WEST CAMERON		Well:WC130 #2 ST01 A002-S01	E4ODTEUBHF	3,256
FldAlias:WC130 WEST CAMERON Total				66,593
FIELD : WEST CAMERON 153	FIELD : WEST CAMERON 153	Well:WC153 #2 ST01 #2 ST-1	EBEF9LIC3A	—
FIELD : WEST CAMERON 153	FldAlias:WC153 WEST CAMERON BLOC	Seqnum:18441 Sand:	H81CQMUB29	—
FIELD : WEST CAMERON 153		Well:WC153 #2 ST02 #2 ST-2	G6NE35SD75	—
FIELD : WEST CAMERON 153 Total				—
FldAlias:WC225 WEST CAMERON	4650` NO. 6 (PVDN)	Well:WC225 NO. 6 NO. 6-S02	BAAK44UF18	—
FldAlias:WC225 WEST CAMERON	4900` NO. 6 (PVDN)	Well:WC225 #6 NO. 6-S01	BAAKEB0AV8	—
FldAlias:WC225 WEST CAMERON	C-1 4800` SD	Well:WC225 C1 C001-D04	B8N8OSAE00	266
FldAlias:WC225 WEST CAMERON	C-1 4200’ SD (PVDN)	Well:WC225 C1 C001-D03	B8N8OS9E00	5,728
FldAlias:WC225 WEST CAMERON Total				5,993
FIELD: WEST CAMERON 570 A & B PL	WEST CAMERON 565 WC566 C PLATFOR		B8N8OTTF00	—
FIELD: WEST CAMERON 570 A & B PL Total				—
FldAlias:WC72 WEST CAMERON BLOCK		Seqnum:18449 Sand:MA-2	H87D5419MD	7,883
FldAlias:WC72 WEST CAMERON BLOCK		Seqnum:18450 Sand:CA-6	H87DJ5D8OG	3,937

Schedule 3.4 - 16

FldAlias:WC72 WEST CAMERON BLOCK		Well:WC72 #2	F1MHBC0942	—
FldAlias:WC72 WEST CAMERON BLOCK		Seqnum:17354 Sand:MA-3	F4UISI97JO	80,951
FldAlias:WC72 WEST CAMERON BLOCK	BLK72: OCS G23735	Well:WC72 #1 #1-S01	E9NDGTSAMY	24
FldAlias:WC72 WEST CAMERON BLOCK Total				92,795
WEST CAMERON 76/61	A-1 MA-1 SD SEG 1 (PVDN)	Well:WC76 A1 A001-D03	B8N8P0CA00	606
WEST CAMERON 76/61	A-1 MA-2 SD SEG 1 (PVDN)	Well:WC76 A1 A001-D02	B8N8P0BA00	2,431
WEST CAMERON 76/61	A-3 CRIS A SD (PVDN)	Well:WC61 A3 A003-S03	B8N8P0IB00	6,534
WEST CAMERON 76/61	A-5 MA-3 SD (PBUD)	Well:WC77 A5 A005-S01	C6CDLH29IR	21,495
WEST CAMERON 76/61	A-3 MA-1 SD SEG 3 (PVDN)	Well:WC61 A3 A003-S02	B8N8P0HB00	12,990
WEST CAMERON 76/61	BLK 61: OCS G09386	Well:WC76 A1 A001-S01	B8N8P0DA00	3,983
WEST CAMERON 76/61	B-3 MA-2/MA-3 SDS SEG 5 (PVDP)	Well:WC76 B3 ST01 B003-S01	B8N8P0QB00	—
WEST CAMERON 76/61	B-4 MA-1 SD SEG 6 (PVDN)	Well:WC76 B4 B004-S02	B8N8P0SB00	12,193
WEST CAMERON 76/61	B-5 MA-2/MA-3 SDS (PVDP)	Well:WC77 B5 ST01 B005-S01	B8N8P0TB00	18,416
WEST CAMERON 76/61	BLK 61: OCS G09383	Well:WC60 A2 A002-S01	B8N8P0FA00	5,240
WEST CAMERON 76/61		Well:WC77 #2 ST01 WC77#2ST01	G8HCADS91O	11,698
WEST CAMERON 76/61		Well:WC77 #2 ST01 WC77#2ST01	G9SL47N99Y	1,873
WEST CAMERON 76/61		Well:WC77 #2 ST01 WC77#2ST01	G9SKTNOC8W	101
WEST CAMERON 76/61 Total				97,561
Grand Total				4,077,000

Schedule 1.2 - 17

Project	Category	Location	Block #	Lease	Assigned Exploration Value (k$ /block)
DEVILS TOWER (MC 773)	Deepwater Developed	Mississipi Canyon	773	L018726
EINSET (VK 873)	Deepwater Developed	Viosca Knoll	873	L015533
FRONT RUNNER (GC 338)	Deepwater Developed	Green Canyon	338	L020029
FRONT RUNNER (GC 339)	Deepwater Developed	Green Canyon	339	L020030
GOLDFINGER (MC 771)	Deepwater Developed	Mississipi Canyon	771	L022222
HURRICANE (EW 966)	Deepwater Developed	Ewing Bank	966	L021216	500
MEDINAH (GC 679) “Constitution”	Deepwater Developed	Green Canyon	679	L020383
MEDINAH (GC 679) “Constitution”	Deepwater Developed	Green Canyon	679	L020383
NAUTILUS (VK 734)	Deepwater Developed	Viosca Knoll	734	L013638
NEPTUNE (VK 825)	Deepwater Developed	Viosca Knoll	825	L011436
NEPTUNE (VK 826)	Deepwater Developed	Viosca Knoll	826	L011325
NEPTUNE (VK 869)	Deepwater Developed	Viosca Knoll	869	L011326
POPEYE (GC 116)	Deepwater Developed	Green Canyon	116	L010895 / 00
POPEYE (GC 117)	Deepwater Developed	Green Canyon	117	L010896 / 00
POPEYE (GC 72)	Deepwater Developed	Green Canyon	72	L018945
QUATRAIN (GC 382)	Deepwater Developed	Green Canyon	382	L021710	30,081
RIGEL (MC 296)	Deepwater Developed	Mississipi Canyon	296	L018615
SEVENTEEN HANDS (MC 299)	Deepwater Developed	Mississipi Canyon	299	L020371
TRITON SHALLOW (MC728)	Deepwater Developed	Mississipi Canyon	728	L021892
TRITON SHALLOW (MC772)	Deepwater Developed	Mississipi Canyon	772	L021873
TRITON SHALLOW (MC772)	Deepwater Developed	Mississipi Canyon	772	L021873
007 (MC 125)	Deepwater Undeveloped	Mississipi Canyon	125	L022363	3,264
ARAPAHO (MC 595)	Deepwater Undeveloped	Mississipi Canyon	595	L016620
ARAPAHO (MC 639)	Deepwater Undeveloped	Mississipi Canyon	639	L016621
BADGERS (GC 425)	Deepwater Undeveloped	Green Canyon	425	L021749	22,724
BONANZA (KC 672)	Deepwater Undeveloped	Keathley Canyon	672	L024578
BOX CARS (MC 955)	Deepwater Undeveloped	Mississipi Canyon	955	L021401	3,927
CALISTO (GC 443)	Deepwater Undeveloped	Green Canyon	443	L013290	1,084
CANASTA (MC 36)	Deepwater Undeveloped	Mississipi Canyon	36	L022371
CASINO ROYALE (AT 68)	Deepwater Undeveloped	Atwater Valley	68	L022350	2,193
CHILKOOT (GC 232)	Deepwater Undeveloped	Green Canyon	232	L026770
CHILKOOT (GC 276)	Deepwater Undeveloped	Green Canyon	276	L026771
CHILKOOT (GC 319)	Deepwater Undeveloped	Green Canyon	319	L026772
CHILKOOT (GC 320)	Deepwater Undeveloped	Green Canyon	320	L026773
CHILKOOT (GC 364)	Deepwater Undeveloped	Green Canyon	364	L026774
CHILKOOT (GC 408)	Deepwater Undeveloped	Green Canyon	408	L026775
CHILKOOT NORTH (GC 277)	Deepwater Undeveloped	Green Canyon	277	L027215
CLARK FORK (DC 311)	Deepwater Undeveloped	Desoto Canyon	311	L021967	1,020
CLAYMORE (AT 140)	Deepwater Undeveloped	Atwater Valley	140	L028431
CLAYMORE (AT 141)	Deepwater Undeveloped	Atwater Valley	141	L028433

Schedule 3.4 - 18

CLAYMORE (AT 96)	Deepwater Undeveloped	Atwater Valley	96	L025782
CLOSER (GC 337)	Deepwater Undeveloped	Green Canyon	337	L021290
CLOSER (GC 381)	Deepwater Undeveloped	Green Canyon	381	L021748
COOL PAPA (GC 380)	Deepwater Undeveloped	Green Canyon	380	L021642
COOTER BROWN (MC 828)	Deepwater Undeveloped	Mississippi Canyon	828	L027062	5,141
COUGAR (EB 875)	Deepwater Undeveloped	East Breaks	875	L015368
COUGAR (EB 876)	Deepwater Undeveloped	East Breaks	876	L015369
CROWN & ANCHOR (VK 1004)	Deepwater Undeveloped	Viosca Knoll	1004	L027220	2,401
CROWN & ANCHOR (VK 959)	Deepwater Undeveloped	Viosca Knoll	959	L028366	15,263
CROWN & ANCHOR (VK 960)	Deepwater Undeveloped	Viosca Knoll	960	L027219	17,664
DERBIGNY (GB 713)	Deepwater Undeveloped	Garden Banks	713	L013544
DERBIGNY (GB 714)	Deepwater Undeveloped	Garden Banks	714	L013545
DOUBLOON (MC 641)	Deepwater Undeveloped	Mississippi Canyon	641	L023622	778
DOUBLOON (MC 685)	Deepwater Undeveloped	Mississippi Canyon	685	L023623	778
EAGLE (GB 780)	Deepwater Undeveloped	Garden Banks	780	L013538	1,043
EAGLE (GB 781)	Deepwater Undeveloped	Garden Banks	781	L013539	1,043
EAGLE (GB 825)	Deepwater Undeveloped	Garden Banks	825	L013540	1,043
EINSET (VK 872)	Deepwater Undeveloped	Viosca Knoll	872	L015536
EXACTA BOX (GC 426)	Deepwater Undeveloped	Green Canyon	426	L021711	4,000
EXACTA BOX (GC 427 W2)	Deepwater Undeveloped	Green Canyon	427 W2	L021292	781
LECOMTE (GC 427 E2)	Deepwater Undeveloped	Green Canyon	427 E2	L021292
EXTRAVAGANZA (MC 690)	Deepwater Undeveloped	Mississippi Canyon	690	L023625	5,678
FOUR WINDS (MC 435)	Deepwater Undeveloped	Mississippi Canyon	435	L028383	4,378
FULL ODDS (AT 112)	Deepwater Undeveloped	Atwater Valley	112	L021393	850
GOLD RUSH (GB 292)	Deepwater Undeveloped	Garden Banks	292	L024730
GOLD RUSH (GB 293)	Deepwater Undeveloped	Garden Banks	293	L023039
GOLD RUSH (GB 337)	Deepwater Undeveloped	Garden Banks	337	L023040
GOLDENEYE (AT 26)	Deepwater Undeveloped	Atwater Valley	26	L022360
GOLDENEYE (AT 70)	Deepwater Undeveloped	Atwater Valley	70	L022361
GREEN CANYON 336	Deepwater Undeveloped	Green Canyon	336	L021289
GRETCHEN (GC 114)	Deepwater Undeveloped	Green Canyon	114	L018946
HALF MOON (MC 670)	Deepwater Undeveloped	Mississippi Canyon	670	L027094	29,759
HAWK (GB 839)	Deepwater Undeveloped	Garden Banks	839	L013542
HURRICANE (GC 40)	Deepwater Undeveloped	Green Canyon	40	L021214
KARA (GC 183)	Deepwater Undeveloped	Green Canyon	183	L022203	2,890
DRACO (KC 204	Deepwater Undeveloped	Keathley Canyon	204	L028435	27,071
DRACO (KC 205)	Deepwater Undeveloped	Keathley Canyon	205	L028436	24,776
DRACO (KC 206)	Deepwater Undeveloped	Keathley Canyon	206	L028437	16,233
LECOMTE (GC 428)	Deepwater Undeveloped	Green Canyon	428	L021400	3,000
LECOMTE (GC 471)	Deepwater Undeveloped	Green Canyon	471	L021293	2,020
LEXINGTON (GC 383 N2;SE4)	Deepwater Undeveloped	Green Canyon	383 N2, SE4	L021291
EXACTA BOX (GC 383 SW4)	Deepwater Undeveloped	Green Canyon	383 N2, SE4	L021291
MANISTEE (DC 309)	Deepwater Undeveloped	Desoto Canyon	309	L021966	1,360
MARANON NORTH (DC 707)	Deepwater Undeveloped	Desoto Canyon	707	L024992	1,275
MARANON SOUTH (DC751)	Deepwater Undeveloped	Desoto Canyon	751	L024993	1,530

Schedule 3.4 - 19

MARICHAL (GC 648)	Deepwater Undeveloped	Green Canyon	648	L028434	16,691
MARICHAL (GC 691)	Deepwater Undeveloped	Green Canyon	691	L016674	21,868
MARICHAL (GC 692)	Deepwater Undeveloped	Green Canyon	692	L016675	4,956
MASK (MC 824)	Deepwater Undeveloped	Mississippi Canyon	824	L023624
MERMAID (MC 997)	Deepwater Undeveloped	Mississippi Canyon	997	L027061	4,930
MIGHTY JOE YOUNG (GC 737)	Deepwater Undeveloped	Green Canyon	737	L020682
MONEY PENNY (MC 906)	Deepwater Undeveloped	Mississippi Canyon	906	L022268	638
MONEY PENNY (MC 907)	Deepwater Undeveloped	Mississippi Canyon	907	L022267	638
MR OCTOBER (MC 515)	Deepwater Undeveloped	Mississippi Canyon	515	L022538	2,295
NIOBRARA (DC 577)	Deepwater Undeveloped	Desoto Canyon	577	L021968	2,426
NOT STIRRED (MC 210)	Deepwater Undeveloped	Mississippi Canyon	210	L022540
ODD JOB (MC 213)	Deepwater Undeveloped	Mississippi Canyon	213	L022373	707
ODD JOB (MC 214)	Deepwater Undeveloped	Mississippi Canyon	214	L022374	1,893
ODD JOB (MC 215)	Deepwater Undeveloped	Mississippi Canyon	215	L022221	715
OSPREY (GB 931)	Deepwater Undeveloped	Garden Banks	931	L013541
PALMER (GC 603)	Deepwater Undeveloped	Green Canyon	603	L020375	25,228
PALMER (GC 604)	Deepwater Undeveloped	Green Canyon	604	L021786	29,282
PALOMINO (AT 428)	Deepwater Undeveloped	Atwater Valley	428	L028385	37,806
PALOMINO (AT 429)	Deepwater Undeveloped	Atwater Valley	429	L028386	9,344
PARLAY (GC 750)	Deepwater Undeveloped	Green Canyon	750	L021287	5,100
THUNDERBALL (GC 342)	Deepwater Undeveloped	Green Canyon	342	L013272	5,452
THUNDERBALL (GC 341)	Deepwater Undeveloped	Green Canyon	341	L024019	4,602
PEGASUS (GC 386)	Deepwater Undeveloped	Green Canyon	386	L013273	27,841
PEGASUS (GC 385)	Deepwater Undeveloped	Green Canyon	385	L024020	35,706
POPEYE, WEST (GC 115)	Deepwater Undeveloped	Green Canyon	115	L015040
POPEYE, WEST (GC 115)	Deepwater Undeveloped	Green Canyon	115	L015040
POPEYE, WEST (GC 115)	Deepwater Undeveloped	Green Canyon	115	L015040
PROWLER (MC 1001)	Deepwater Undeveloped	Mississippi Canyon	1001	L028368	2,165
PROWLER (MC 957)	Deepwater Undeveloped	Mississippi Canyon	957	L028367	4,329
Q (MC 1004)	Deepwater Undeveloped	Mississippi Canyon	1004	L022524
Q (MC 1005)	Deepwater Undeveloped	Mississippi Canyon	1005	L022525
Q (MC 960)	Deepwater Undeveloped	Mississippi Canyon	960	L022523
Q (MC 961)	Deepwater Undeveloped	Mississippi Canyon	961	L025725
RAINMAKER (GC 958)	Deepwater Undeveloped	Green Canyon	958	L020351	3,453
RIGEL (MC 208)	Deepwater Undeveloped	Mississippi Canyon	208	L018733
RIGEL (MC 252)	Deepwater Undeveloped	Mississippi Canyon	252	L018734
SAN JACINTO (DC 618)	Deepwater Undeveloped	Desoto Canyon	618	L022014
SAN JACINTO (DC 619)	Deepwater Undeveloped	Desoto Canyon	619	L025426
SAZERAC (WR 287)	Deepwater Undeveloped	WR	287	L027095	19,064
SAZERAC (WR 288)	Deepwater Undeveloped	WR	288	L027096	49,640
SAZERAC (WR 332)	Deepwater Undeveloped	WR	332	L027097	19,064

Schedule 3.4 - 20

SEVENTEEN HANDS SOUTH (MC 343)	Deepwater Undeveloped	Mississippi Canyon	343	L022284
SHAKEN (MC 209)	Deepwater Undeveloped	Mississippi Canyon	209	L022539
SHINER (GB 657)	Deepwater Undeveloped	Garden Banks	657	L013535	1,127
SHINER (GB 657)	Deepwater Undeveloped	Garden Banks	657	L013535
SHINER (GB 700)	Deepwater Undeveloped	Garden Banks	700	L013536	4,133
SHINER (GB 700)	Deepwater Undeveloped	Garden Banks	700	L013536
SHINER (GB 701)	Deepwater Undeveloped	Garden Banks	701	L013537	4,133
SHINER (GB 701)	Deepwater Undeveloped	Garden Banks	701	L013537
SILVERADO (MC 945)	Deepwater Undeveloped	Mississippi Canyon	945	L028392	6,698
SLAM WEST (MC 892)	Deepwater Undeveloped	Mississippi Canyon	892	L023629	1,663
SLAMMER (MC 849)	Deepwater Undeveloped	Mississippi Canyon	849	L022285	3,325
SOONER (GC 208)	Deepwater Undeveloped	Green Canyon	208	L025723	1,253
SOONER (GC 209)	Deepwater Undeveloped	Green Canyon	209	L025724	1,532
SPIDERMAN (DC 620)	Deepwater Undeveloped	Desoto Canyon	620	L021969
SPIDERMAN (DC 621)	Deepwater Undeveloped	Desoto Canyon	621	L024570
TAYLOR (DC 797)	Deepwater Undeveloped	Desoto Canyon	797	L027050	1,700
THUNDER HAWK (MC 734)	Deepwater Undeveloped	Mississippi Canyon	734	L020372
THUNDER RIDGE (MC 648)	Deepwater Undeveloped	Mississippi Canyon	648	L027090
THUNDER RIDGE (MC 692)	Deepwater Undeveloped	Mississippi Canyon	692	L028341
THUNDER RIDGE (MC 693)	Deepwater Undeveloped	Mississippi Canyon	693	L028384
THUNDER RIDGE (MC 693)	Deepwater Undeveloped	Mississippi Canyon	693	L028384
THUNDER RIDGE (MC 693)	Deepwater Undeveloped	Mississippi Canyon	693	L028384
THUNDER RIDGE (MC 736)	Deepwater Undeveloped	Mississippi Canyon	736	L027091
THUNDER RIDGE (MC 737)	Deepwater Undeveloped	Mississippi Canyon	737	L028342
THUNDER RIDGE (MC 737)	Deepwater Undeveloped	Mississippi Canyon	737	L028342
THUNDER RIDGE (MC 737)	Deepwater Undeveloped	Mississippi Canyon	737	L028342
THUNDER RIDGE (MC 780)	Deepwater Undeveloped	Mississippi Canyon	780	L027059
THUNDER RIDGE (MC 781)	Deepwater Undeveloped	Mississippi Canyon	781	L027092
THUNDERBIRD (MC 819)	Deepwater Undeveloped	Mississippi Canyon	819	L027093
TROGG (KC 7)	Deepwater Undeveloped	Keathley Canyon	7	L018865
TRITON SHALLOW (MC 729)	Deepwater Undeveloped	Mississippi Canyon	729	L021872
TURNBERRY (AT 91)	Deepwater Undeveloped	Atwater Valley	91	L020352	5,588
TURNBERRY (AT 92)	Deepwater Undeveloped	Atwater Valley	92	L020353
TURNBERRY S (AT 136)	Deepwater Undeveloped	Atwater Valley	136	L021288
URUBAMBA (DC 663)	Deepwater Undeveloped	Desoto Canyon	663	L024991	1,984
VESPER (AT 113)	Deepwater Undeveloped	Atwater Valley	113	L022351	213
VESPER (AT 114)	Deepwater Undeveloped	Atwater Valley	114	L022352	213
VESPER (AT 157)	Deepwater Undeveloped	Atwater Valley	157	L022353	213
VESPER (AT 158)	Deepwater Undeveloped	Atwater Valley	158	L025546	213
WEST RAPTOR (DC 401)	Deepwater Undeveloped	Desoto Canyon	401	L026407

Schedule 3.4 - 21

WEST RAPTOR (DC 445)	Deepwater Undeveloped	Desoto Canyon	445	L026408
WEST RAPTOR (DC 489)	Deepwater Undeveloped	Desoto Canyon	489	L026409
WILD THING (GB 841)	Deepwater Undeveloped	Garden Banks	841	L015377
WINTER PARK (GC 583)	Deepwater Undeveloped	Green Canyon	583	L026776
WINTER PARK (GC 627)	Deepwater Undeveloped	Green Canyon	627	L026777
WINTER PARK (GC 628)	Deepwater Undeveloped	Green Canyon	628	L026778
YANKEE CLIPPER (GC 513)	Deepwater Undeveloped	Green Canyon	513	L021402
YANKEE CLIPPER (GC 557)	Deepwater Undeveloped	Green Canyon	557	L021403
ZEPPELIN (GC 489)	Deepwater Undeveloped	Green Canyon	489	L027216	2,550
Zorin (MC 124)	Deepwater Undeveloped	Mississippi Canyon	124	L022362

Project	Category	Block #	Lease	Assigned Exploration Value (k$ /block)
BONDI BEACH (EI144)	Shelf Undeveloped	144	L027065	789
BONDI BEACH (EI145)	Shelf Undeveloped	145	L027064	789
BONDI BEACH (EI146)	Shelf Undeveloped	146	L027063	789
CAMERON, E 102	Shelf Undeveloped	102	L022411
CAMERON, E 11	Shelf Undeveloped	11	L022521
CAMERON, E 99	Shelf Undeveloped	99	L023620
CAMERON, W 129	Shelf Undeveloped	129	L023619
CAMERON, W 133	Shelf Undeveloped	133	L025935
CAMERON, W 151	Shelf Undeveloped	151	L028450
CAMERON, W 199	Shelf Undeveloped	199	L025545
CAMERON, W 202	Shelf Undeveloped	202	L024021	1,875
CAMERON, W 216	Shelf Undeveloped	216	L028393	2,848
CAMERON, W 222	Shelf Undeveloped	222	L028388	1,417
CAMERON, W 304 W-ADD	Shelf Undeveloped	304	L028389	2,931
CAMERON, W 313 W-ADD	Shelf Undeveloped	313	L028390
CAMERON, W 37	Shelf Undeveloped	37	L022173
CAMERON, W 38	Shelf Undeveloped	38	L022172
CAMERON, W 40	Shelf Undeveloped	40	L024018
CAMERON, W 69	Shelf Undeveloped	69	L022522
CARMEL (SS138)	Shelf Undeveloped	138	L027217	1,633
COOGEE (WC114)	Shelf Undeveloped	114	L027218	1,100
CROCKETT (MI663)	Shelf Undeveloped	663	L023689

Schedule 3.4 - 22

DIAMONDHEAD (EC78)	Shelf Undeveloped	78	L027303
DIAMONDHEAD (EC79)	Shelf Undeveloped	79	L027227
DIAMONDHEAD (EC86)	Shelf Undeveloped	86	L027228
DIAMONDHEAD (EC87)	Shelf Undeveloped	87	L025781	2,367
EUGENE ISL 101	Shelf Undeveloped	101	L022168
EUGENE ISL 138	Shelf Undeveloped	138	L022169
EUGENE ISL 66	Shelf Undeveloped	66	L023621
EUGENE ISL 81	Shelf Undeveloped	81	L022166
EUGENE ISL 82	Shelf Undeveloped	82	L022167
EUGENE ISL 84	Shelf Undeveloped	84	L028387	1,501
IPANEMA (WC160)	Shelf Undeveloped	160	L027047	4,302
JABBERWOK (WC132)	Shelf Undeveloped	132	L027048	2,280
KORN (ST98)	Shelf Undeveloped	98	L027230
MATAGORDA ISL 689	Shelf Undeveloped	689	L024728
PUERTO VALLARTA (ST104)	Shelf Undeveloped	104	L026972	1,467
PUERTO VALLARTA (ST140)	Shelf Undeveloped	140	L026973	734
SABINE PASS 14	Shelf Undeveloped	14	L022541
TIMBALIER, S 208	Shelf Undeveloped	208	L028391	1,297
TIMBALIER, S 234 S-ADD	Shelf Undeveloped	234	L028394	1,016
TIMBALIER, S 268 S-ADD	Shelf Undeveloped	268	L028381	1,561
TIMBALIER, S 298 S-ADD	Shelf Undeveloped	298	L028380	1,026
VERMILION 108	Shelf Undeveloped	108	L022370
VERMILION 154	Shelf Undeveloped	154	L025936	7,843
CHINA BEACH (VR155)	Shelf Undeveloped	155	L026974	3,921
VERMILION 167	Shelf Undeveloped	167	L028382	4,801
VERMILION 333	Shelf Undeveloped	333	L022204
VERMILION 47	Shelf Undeveloped	47	L022170
HARLEQUIN (MU748)	Shelf Undeveloped	748	L022586
PILSNER (MI661-L)	Shelf Undeveloped	661	L024352
PILSNER (MI804-L)	Shelf Undeveloped	804	L024353
REDHEAD EAST	Shelf Undeveloped		L024177
REDHEAD EAST	Shelf Undeveloped		L024178
REDHEAD NORTH	Shelf Undeveloped		L023471
REDHEAD NORTH	Shelf Undeveloped		L024174

Schedule 3.4 - 23

REDHEAD NORTH	Shelf Undeveloped		L024175
REDHEAD NORTH	Shelf Undeveloped		L024176
BULL WEST (EI 39)	Shelf Developed	39	L018747
CAMERON, E 331 S-ADD	Shelf Developed	331	L010356 / 00
CAMERON, E 332 S-ADD	Shelf Developed	332	L010139 / 00
CAMERON, W 100	Shelf Developed	100	L021602
CAMERON, W 112	Shelf Developed	112	L024958
CAMERON, W 130	Shelf Developed	130	L013119	510
CAMERON, W 130	Shelf Developed	130	L013119
CAMERON, W 225	Shelf Developed	225	L003328 / 00
CAMERON, W 225	Shelf Developed	225	L003328 / 00
CAMERON, W 293 W-ADD	Shelf Developed	293	L011142
CAMERON, W 60	Shelf Developed	60	L010183 / 00
CAMERON, W 60	Shelf Developed	60	L010183 / 00
CAMERON, W 60	Shelf Developed	60	L010183 / 00
CAMERON, W 60	Shelf Developed	60	L010183 / 00
CAMERON, W 60	Shelf Developed	60	L010183 / 00
CAMERON, W 61	Shelf Developed	61	L010184 / 00
CAMERON, W 61	Shelf Developed	61	L010184 / 00
CAMERON, W 61	Shelf Developed	61	L010184 / 00
CAMERON, W 61	Shelf Developed	61	L010184 / 00
CAMERON, W 61	Shelf Developed	61	L010184 / 00
CAMERON, W 76	Shelf Developed	76	L010763 / 00
CAMERON, W 76	Shelf Developed	76	L010763 / 00
CAMERON, W 633 S-ADD	Shelf Developed	633	L003350 / 00
CAMERON, W 72	Shelf Developed	72	L022372
CAMERON, W 72	Shelf Developed	72	L022372
CAMERON, W 73	Shelf Developed	73	L027201
CAMERON, W 77	Shelf Developed	77	L010764 / 00
CAMERON, W 77	Shelf Developed	77	L010764 / 00
CARAVEL (WC 194)	Shelf Developed	194	L020354
EUGENE ISL 272 S-ADD	Shelf Developed	272	L003128 / 00
EUGENE ISL 272 S-ADD	Shelf Developed	272	L003128 / 00
EUGENE ISL 272 S-ADD	Shelf Developed	272	L003128 / 00
EUGENE ISL 284 S-ADD	Shelf Developed	284	L003130 / 00
EUGENE ISL 284 S-ADD	Shelf Developed	284	L003130 / 00

Schedule 3.4 - 24

EUGENE ISL 284 S-ADD	Shelf Developed	284	L003130 / 00
EUGENE ISL 286 S-ADD	Shelf Developed	286	L003131 / 00
EUGENE ISL 286 S-ADD	Shelf Developed	286	L003131 / 00
EUGENE ISL 286 S-ADD	Shelf Developed	286	L003131 / 00
EUGENE ISL 286 S-ADD	Shelf Developed	286	L003131 / 00
EUGENE ISL 287 S/2, S/2N/2	Shelf Developed	287	L003132 / 00
EUGENE ISL 292 S-ADD	Shelf Developed	292	L003133 / 00
EUGENE ISL 292 S-ADD	Shelf Developed	292	L003133 / 00
EUGENE ISL 293 S-ADD	Shelf Developed	293	L003134 / 00
EUGENE ISL 293 S-ADD	Shelf Developed	293	L003134 / 00
EUGENE ISL 293 S-ADD	Shelf Developed	293	L003134 / 00
EUGENE ISL 293 S-ADD	Shelf Developed	293	L003134 / 00
EUGENE ISL 293 S-ADD	Shelf Developed	293	L003134 / 00
EUGENE ISL 293 S-ADD	Shelf Developed	293	L003134 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 308 S-ADD	Shelf Developed	308	L003136 / 00
EUGENE ISL 309 S-ADD	Shelf Developed	309	L003137 / 00
EUGENE ISL 309 S-ADD	Shelf Developed	309	L003137 / 00
EUGENE ISL 309 S-ADD	Shelf Developed	309	L003137 / 00
EUGENE ISL 309 S-ADD	Shelf Developed	309	L003137 / 00
EUGENE ISL 309 S-ADD	Shelf Developed	309	L003137 / 00
EUGENE ISL 309 S-ADD	Shelf Developed	309	L003137 / 00
EUGENE ISL 309 S-ADD	Shelf Developed	309	L003137 / 00
EUGENE ISL 309 S-ADD	Shelf Developed	309	L003137 / 00
EUGENE ISL 314 N/2 S-ADD	Shelf Developed	314	L003138 / 00
EUGENE ISL 314 N/2 S-ADD	Shelf Developed	314	L003138 / 00
EUGENE ISL 314 N/2 S-ADD	Shelf Developed	314	L003138 / 00

Schedule 3.4 - 25

EUGENE ISL 314 N/2 S-ADD	Shelf Developed	314	L003138 / 00
GRAND ISLE 110 S-ADD	Shelf Developed	110	L010918	1,047
GRAND ISLE 110 S-ADD	Shelf Developed	110	L010918
GRAND ISLE 111S-ADD	Shelf Developed	111	L015555
GRAND ISLE 111S-ADD	Shelf Developed	111	L015555
GRAND ISLE 116 S-ADD	Shelf Developed	116	L015556
GRAND ISLE 116 S-ADD	Shelf Developed	116	L015556
HIGH ISL A-1	Shelf Developed	1	L024729
HIGH ISL A-350 E-ADD, S-EXT	Shelf Developed	350	L003438 / 00
HIGH ISL A-350 E-ADD, S-EXT	Shelf Developed	350	L003438 / 00
MAIN PASS 138	Shelf Developed	138	L018618
MAIN PASS 164	Shelf Developed	164	L018617
MAIN PASS 178 S/E-ADD	Shelf Developed	178	L013635
MAIN PASS 223 S/E-ADD	Shelf Developed	223	L011791
MAIN PASS 250 S/E-ADD	Shelf Developed	250	L011755
MAIN PASS 270 S/E-ADD	Shelf Developed	270	L021706
MARSH ISL, S 142 S-ADD	Shelf Developed	142	L003386 / 00
MARSH ISL, S 17 N-ADD	Shelf Developed	17	L011136
MARSH ISL, S 17 N-ADD	Shelf Developed	17	L011136
MARSH ISL, S 17 N-ADD	Shelf Developed	17	L011136
MARSH ISL, S 17 N-ADD	Shelf Developed	17	L011136
NAUTILUS (MP281)	Shelf Developed	281	L013636
NAUTILUS/ATLANTIS (MP280)	Shelf Developed	280	L012965
NAUTILUS/ATLANTIS (MP280)	Shelf Developed	280	L012965
NAUTILUS/ATLANTIS (MP280)	Shelf Developed	280	L012965
SHIP SHOAL 246 S-ADD	Shelf Developed	246	L003197 / 00
SHIP SHOAL 246 S-ADD	Shelf Developed	246	L003197 / 00
SHIP SHOAL 246 S-ADD	Shelf Developed	246	L003197 / 00
SHIP SHOAL 247 S-ADD	Shelf Developed	247	L003198 / 00
SHIP SHOAL 247 S-ADD	Shelf Developed	247	L003198 / 00
SHIP SHOAL 247 S-ADD	Shelf Developed	247	L003198 / 00
SHIP SHOAL 247 S-ADD	Shelf Developed	247	L003198 / 00
SHIP SHOAL 248 S-ADD	Shelf Developed	248	L005165 / 00
SHIP SHOAL 248 S-ADD	Shelf Developed	248	L005165 / 00
SHIP SHOAL 248 S-ADD	Shelf Developed	248	L005165 / 00
SHIP SHOAL 248 S-ADD	Shelf Developed	248	L005165 / 00
SHIP SHOAL 249 S-ADD	Shelf Developed	249	L003199 / 00
SHIP SHOAL 249 S-ADD	Shelf Developed	249	L003199 / 00
SHIP SHOAL 249 S-ADD	Shelf Developed	249	L003199 / 00
SHIP SHOAL 249 S-ADD	Shelf Developed	249	L003199 / 00

Schedule 3.4 - 26

SHIP SHOAL 270 S-ADD	Shelf Developed	270	L003201 / 00
SHIP SHOAL 270 S-ADD	Shelf Developed	270	L003201 / 00
SHIP SHOAL 271 S-ADD	Shelf Developed	271	L003202 / 00
SHIP SHOAL 271 S-ADD	Shelf Developed	271	L003202 / 00
SHIP SHOAL 271 S-ADD	Shelf Developed	271	L003202 / 00
SHIP SHOAL 271 S-ADD	Shelf Developed	271	L003202 / 00
MUSTANG ISLAND 861	Shelf Developed	861	L015098
MUSTANG ISLAND 861	Shelf Developed	861	L015099
MUSTANG ISLAND 861	Shelf Developed	861	L015100
MUSTANG ISLAND 861	Shelf Developed	861	L015104
MUSTANG ISLAND 861	Shelf Developed	861	L015105
MUSTANG ISLAND 861	Shelf Developed	861	L015106
SOUTH TIMBALIER 184	Shelf Developed	184	L003394 / 00
SOUTH TIMBALIER 184	Shelf Developed	184	L003394 / 00
SOUTH TIMBALIER 184	Shelf Developed	184	L003394 / 00
SOUTH TIMBALIER 184	Shelf Developed	184	L003394 / 00
SOUTH TIMBALIER 184	Shelf Developed	184	L003394 / 00
SOUTH TIMBALIER 184	Shelf Developed	184	L003394 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 185	Shelf Developed	185	L003981 / 00
SOUTH TIMBALIER 276	Shelf Developed	276	L010730 / 00
SOUTH TIMBALIER 72	Shelf Developed	72	L024597
SOUTH TIMBALIER 72	Shelf Developed	72	L024597
SOUTH TIMBALIER 72	Shelf Developed	72	L024597
SOUTH PASS 24	Shelf Developed	24	L018881
SOUTH PASS 24	Shelf Developed	24	L018882
VERMILION 255 S-ADD	Shelf Developed	255	L003413 / 00
VERMILION 255 S-ADD	Shelf Developed	255	L003413 / 00
VERMILION 255 S-ADD	Shelf Developed	255	L003413 / 00

Schedule 3.4 - 27

VERMILION 256 S-ADD	Shelf Developed	256	L003414 / 00
VERMILION 256 S-ADD	Shelf Developed	256	L003414 / 00
VERMILION 267 S/2 S-ADD	Shelf Developed	267	L003415 / 00
VERMILION 268 S-ADD	Shelf Developed	268	L003417 / 00
VERMILION 268 S-ADD	Shelf Developed	268	L003417 / 00
VERMILION 276	Shelf Developed	276	L022878
VERMILION 313 S-ADD	Shelf Developed	313	L003420 / 00
VERMILION 313 S-ADD	Shelf Developed	313	L003420 / 00
VERMILION 313 S-ADD	Shelf Developed	313	L003420 / 00
VERMILION 313 S-ADD	Shelf Developed	313	L003420 / 00
VERMILION 78	Shelf Developed	78	L003409 / 00

Schedule 3.4 - 28

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND

BETWEEN DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.2

CERTAIN LIABILITIES

NOTES

(1)	The Offshore Schedule of Liabilities presented is unaudited and could be subject to adjustments required when audit or review procedures are applied, including but not limited to period-end adjustments for subsequent events or adjustments/ allocations to conform to the requirements of carve-out financial statements.

(2)	Certain amounts incurred on behalf of the Offshore business by affiliates have been allocated to the Offshore business and included in the Schedule of Liabilities. Notable items include amounts related to Dominion’s centralized service company (DRS) employees that are embedded in the Offshore business and Offshore executive amounts.

(3)	The effects of the Offshore properties have been allocated to this Schedule from Dominion’s E&P business as a whole, which includes Onshore, Offshore, Appalachian, and Canadian operations. These amounts were primarily allocated by reviewing the accounting records and identifying the specific property locations.

(4)	The following liabilities related to the Offshore E&P business have been excluded from the accompanying Schedule:

a.	Affiliate accounts payable;

b.	Affiliate and non-affiliate debt and accrued interest;

c.	Derivative liabilities;

d.	Margin deposit liabilities;

e.	Current and deferred income taxes;

f.	Employee benefit obligations; and

g.	Volumetric production payments.

(5)	Asset retirement obligations (AROs) are allocated to the Offshore Schedule of Liabilities based upon the location of the specific properties and the specific ARO balance for that fixed asset.

(6)	The Schedule of Liabilities includes the effect of liabilities related to DOTEPI’s offshore leases that have been excluded from the Offshore Package sale. These amounts are not considered significant to this Schedule of Liabilities.

Schedule 4.2 - 1

Offshore

Section 4.2 Schedule of Liabilities

Detail Listing as of 12/31/2006

Schedule A

Current Liabilities:
Trade A/P	58,500,411
Cash Discounts Clearing	(52,144)
Procurement Card Clearing	37,106
A/P—Rev—transport	(822,156)
A/P—Rev—partner pay est	769,414
A/P—Rev—est revenue	(7,213,037)
A/P—Rev—MMS Deposit	(1,861,267)
A/P—Rev—MMS Royalty	(61,082)
A/P—Rev—MMS Royalty Est	13,866,444
A/P—Rev—Liberty	2,191,328
A/P—Rev—Oil purchases	53,925,810
A/P—Rev—Gas purchases	281,513
A/P—Rev related Royalty Partner	115,927
A/P—Rev related Royalty Partner	137,097
A/P—Misc Estimated Liabilities	103,764,699

Total Accounts Payable	223,580,063

Payroll Clearing	234,032
Accr Vacation	1,807,277
Accr Success Sharing Pay	4,068,741
Accr Incentive Pay	2,587,964

Total Accrued Payroll	8,698,014

Withholding Taxes Payable	66,913
Capital Lease Obligation—current	(52,872)
Partners/Deposit/ Joint Storage	28,689,890
Current Reserve Imbalance	615,214
Exchange Gas—Facility	8,031
Exchange Gas—Downstream	(2,256,024)
Misc Current Accrued Liabilities	705,133

Total Other Current Liabilities	27,776,285

Total Current Liabilities	260,054,362

Deferred Credits and Liabilities:
Asset Retirement Obligations	151,412,825
Deferred Revenues—(JIB Netting)	(144,828)
Capital Lease Obligation—Non Current	283,528
Other Non Current Liabilities	2,378,324

Total Deferred Credits and Liabilities	153,929,849

Total Liabilities	413,984,211

Schedule 4.2 - 2

Offshore

Section 4.2 Schedule of Liabilities

Estimated Abandonment Costs for Projects

	ARIES - Abandonment estimate	136,702,000

Less:
	HI 340 A	400,000

	HI 45	500,000

	HI 98 L	138,000

	WD 152 / MC 357	2,654,000

	Costs included in ARIES for DOTEPI Properties not included in Package	3,692,000

Plus:
	Oil and Gas Pipelines	11,000,000	*

	VM 255 A & B Hurricane Damage (This is excess costs over the normal abandoment costs in Aries)	10,756,000

	VM 313 A Hurricane Damage	7,000,000

	WC 570 A & B	4,719,000

	SS 249 #1	500,000

	WC 566 1, 2, 3	700,000

	MC 252 #1	1,000,000

	MC 773 #1	1,000,000

	GC 380 #2 - Cool Papa	1,000,000

	Abandonment Costs for Projects without Reserves	37,675,000

	Total Abandonment Costs	170,685,000

*	This item was included in the ARO set forth on the preceding detail listing page.

Schedule 4.2 - 3

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.2(b)

CERTAIN FINANCIAL DATA

Dominion E&P

Historic Capital by Category

		2004	2005	2006
Shelf	Exploration	39,205	68,200	133,679
	Development	39,136	47,777	9,822
	Production	19,087	7,543	13,410
	Seismic	10,704	10,160	17,865
	Lease Acq	3,561	35,694	22,927
	Delay Rentals	241	1,250	853
	Capitalized G&A	7,623	8,972	9,465
	Acquisitions	2,571	(2,474)	0
	Facilities/Workovers	3,333	16,715	7,809

	Total	125,461	193,837	215,831

Deepwater	Exploration	49,468	38,488	84,469
	Development	97,144	142,016	71,223
	Production	53,177	104,749	77,371
	Seismic	17,619	21,428	32,993
	Lease Acq	5,829	13,487	23,282
	Delay Rentals	2,151	2,875	2,650
	Capitalized G&A	7,714	11,249	11,602
	Acquisitions	0	0	0
	Facilities/Workovers	0	11,906	18,890

	Total	233,102	346,198	322,481

Offshore	Exploration	88,673	106,688	218,148
Total	Development	136,280	189,793	81,045
	Production	72,264	112,292	90,781
	Seismic	28,323	31,588	50,859
	Lease Acq	9,390	49,181	46,209
	Delay Rentals	2,392	4,125	3,503
	Capitalized G&A	15,337	20,221	21,067
	Acquisitions	2,571	(2,474)	0
	Facilities/Workovers	3,333	28,621	26,699

	Total	358,563	540,035	538,312

Schedule 4.2(b) - 1

NOTES ABOUT THE FOLLOWING CHART

(1)	The Operating Cash Flow - OBU is unaudited and not presented in accordance with GAAP, but the information is generally consistent with GAAP, excluding certain items, including, but not limited to period-end adjustment, hedging, VPP deferred revenue and allocations of expenses noted below.

(2)	The effects of the Offshore properties have been allocated to Operating Cash Flow - OBU from Dominion’s E&P business as a whole, which includes Onshore, Offshore, Appalachian, and Canadian operations. These amounts were primarily allocated by reviewing the accounting records and identifying the specific property locations.

(3)	Certain amounts incurred on behalf of the Offshore business by affiliates have been allocated to the Offshore business and included in the Operating Cash Flow - OBU. Notable items include amounts related to Dominion’s centralized service company (DRS) employees that are embedded in the Offshore business and Offshore executive amounts, insurance and E&P corporate staff.

(4)	The Operating Cash Flow - OBU includes the effect of DOTEPI’s offshore leases that have been excluded from the Offshore Package sale.

Schedule 4.2(b) - 2

DOMINION E & P
Operating Cash Flow - OFFSHORE BU
2004-2006 Actual
(Dollars and Volumes are in Thousands)

2004/2005/2006	2004			2005			2006
	Shelf	Deepwater	Offshore	Shelf	Deepwater	Offshore	Shelf	Deepwater	Offshore
Gas Production (Mcf)	59,294	19,660	78,955	35,646	21,212	56,858	41,316	41,916	83,232
Less: Lease Fuel	(677)	(440)	(1,117)	(587)	(889)	(1,476)	(618)	(1,306)	(1,925)
Gas Sales (Mcf)	58,618	19,220	77,838	35,059	20,323	55,383	40,697	40,610	81,307
BTU Factor	1,031	1,079	1,043	1,064	1,122	1,085	1,032	1,046	1,039
Gas Sales (mmbtu)	60,423	20,733	81,156	37,289	22,799	60,088	41,992	42,478	84,470
Liquid Production (Bbl)	1,720	4,145	5,864	1,458	7,828	9,286	1,786	13,122	14,908
NGL Production (Bbl)	1,160	376	1,536	857	511	1,368	1,168	668	1,835
Equivalents (Mcf)	76,574	46,783	123,356	49,533	71,249	120,782	59,038	124,657	183,695

PRICES							(2,786)

NYMEX ($/MMBTU)	$6.14	$6.14	$6.14	$8.62	$8.62	$8.62	$7.23	$7.23	$7.23
Basis	(0.03)	(0.03)	(0.03)	(0.02)	(0.02)	(0.02)	(0.03)	(0.03)	(0.03)
Other	(0.15)	0.02	(0.11)	(1.07)	(0.09)	(0.71)	(0.23)	0.03	(0.10)
Transportation /mmbtu	(0.05)	(0.21)	(0.09)	(0.15)	(0.31)	(0.21)	(0.07)	(0.30)	(0.19)
Average Realized Gas Price ($/Mmbtu)	$5.91	$5.92	$5.91	$7.37	$8.19	$7.67	$6.90	$6.92	$6.91
Average Realized Gas Price ($/Mcf)	$6.09	$6.39	$6.16	$7.84	$9.19	$8.33	$7.12	$7.24	$7.18

WTI ($/Bbl)	$41.52	$41.52	$41.52	$55.34	$55.34	$55.34	$65.35	$65.35	$65.35
Differential ($/Bbl)	(5.83)	(3.94)	(4.50)	(3.88)	(4.22)	(4.17)
Transportation /Bbl	(0.58)	(1.27)	(1.07)	(0.79)	(1.31)	(1.22)	(0.97)	(1.48)	(1.23)
Basin Average Liquid Price ($/Bbl)	$35.11	$36.31	$35.96	$50.67	$49.81	$49.94	$62.90	$58.04	$58.81

NGL ($/Bbl)	$28.95	$30.49	$24.91	$35.71	$39.63	$33.20	$40.22	$42.34	$40.99
% of Liquid Price	70%	73%	72%	65%	72%	71%	62%	65%	63%

CALCULATED NET REVENUES

Gas	356,802	122,763	479,565	274,744	186,747	461,490	289,731	293,980	583,711
Liquids	60,383	150,495	210,877	73,857	389,902	463,759	112,348	761,622	873,970
NGLs	33,575	11,461	45,036	30,608	20,251	50,859	46,958	28,273	75,230
Total	450,760	284,719	735,478	379,209	596,899	976,108	449,037	1,083,874	1,532,911
Average Realized Price ($/Mcfe)	$5.94	$6.14	$6.02	$7.75	$8.48	$8.18	$7.61	$8.69	$8.34

LIFTING COST

Severance Taxes	84	—	84	(241)	—	(241)	47	—	47
Property Taxes	31	—	31	26	—	26	95	—	95
Property Insurance	500	4,504	5,004	2,848	25,629	28,477	6,277	19,656	25,933
Gas Well-Maintenance	43,271	25,628	68,898	37,070	38,162	75,233	39,967	97,172	137,139
Total O&M	43,886	30,132	74,017	39,703	63,791	103,495	46,385	116,829	163,214

Schedule 4.2(b) - 3

DOMINION E & P
Operating Cash Flow - OFFSHORE BU
2004-2006 Actual
(Dollars and Volumes are in Thousands)

2004/2005/2006	2004			2005			2006
	Shelf	Deepwater	Offshore	Shelf	Deepwater	Offshore	Shelf	Deepwater	Offshore
Administrative & General	7,872	7,982	15,854	9,044	11,585	20,629	9,795	12,328	22,124
Service Company	5,190	5,262	10,452	5,920	7,584	13,505	5,012	6,308	11,321
Total A&G	13,062	13,244	26,306	14,964	19,170	34,134	14,808	18,636	33,444
Capitalized A&G	(7,623)	(7,714)	(15,337)	(8,972)	(11,249)	(20,221)	(9,465)	(11,602)	(21,067)
Total A&G Expensed	5,439	5,530	10,969	5,992	7,921	13,913	5,343	7,034	12,377

Payroll & Other Taxes	1,158	1,175	2,333	1,037	1,329	2,366	846	1,064	1,910

Operating Cash flows	400,277	247,882	648,159	332,476	523,858	856,335	396,463	958,947	1,355,410

VPP CONTRACTS

Production (Mmbtu)	7,896		7,896	6,542		6,542	2,819		2,819
Production (Mcf)	7,620		7,620	6,336		6,336	2,743		2,743
VPP-related revenue excluded above	46,627	—	46,627	48,203	—	48,203	19,452	—	19,452
Operating Cash flows with VPP volumes	446,904	247,882	694,786	380,679	523,858	904,537	415,915	958,947	1,374,862

VPP Deferred Revenue Amortization	48,137		48,137	35,758		35,758	13,010		13,010
VPP Exchange Fees	628		628	569		569	272		272

Price Footnote Explanation

(1)	January 1, 2004 – December 31, 2006: price components presented to arrive at average gas, oil and ngl price are estimated. The average realized price is the actual per Dominion’s books. Dominion does not track adjustments to price (basis, premiums/deducts, % index, differentials, etc.) in separate accounts in its accounting system. Dominion utilized simple average Nymex, WTI and basis and backed into other deducts to reconcile the average realized price presented in this historical Operating Cash Flow by Basin analysis. Dominion’s offshore production was not ratable during 2004 & 2005 due to Hurricanes Ivan, Katrina & Rita. This results in distortions to the “other” deduct line from the NYMEX/WTI simple average. The gas transportation rates for 01/01/2004 – 09/30/06 include the value of fuel retained by the pipeline.

Schedule 4.2(b) - 4

BASIN	CATEGORY_DESCRIPTION	PROJ MASTER	AFE_OBJECTIVE	SumOf BENGAL NET AMOUNT	SumOfITD AMOUNT	SumOfYTD AMT	Expenditure Type	ITD AFE OVERSPENT	ITD AFE UNDERSPENT	Status
A&G ONLY	Administrative	A0600419	ENSCO 8500 NEW BUILD DP SEMISBUMERSIBLE	9,930,250.00	16,133.96	16,133.96	Capital	AFE-UNDERSPENT	9,914,116.04	Minimum Remaining Spending or inactive in 2007
DEEP	Development Complete-Non Op	DC0603513	GC 338 A-2/A-5ST (FRONT RUN) LONG LEAD COMPL EQUIP	1,629,375.00	626,252.92	626,252.92	Capital	AFE-UNDERSPENT	1,003,122.08	Active
DEEP	Exploratory Drill & Compl	DC0604846	VK 959 (LOC G) LONG LEAD ITEM AFE	4,867,305.00	2,943,239.02	2,943,239.02	Capital	AFE-UNDERSPENT	1,924,065.98	Active
DEEP	Construction-Facilities	F0502161	REVISED - DC618 SS FACILITIES	11,360,302.49	9,638,870.03	7,277,465.34	Capital	AFE-UNDERSPENT	1,721,432.46	Active
DEEP	Construction-Facilities-Non Op	F0603710	MC 734 (THUNDER HAWK) SUBSEA IPT	5,659,087.50	799,499.99	799,499.99	Capital	AFE-UNDERSPENT	4,859,587.51	Active
DEEP	Construction-Facilities-Non Op	F0604575	MC 920 INDEPENDENCE HUB FACILITY	3,202,218.95	24,183.37	24,183.37	Capital	AFE-UNDERSPENT	3,178,035.58	Active
DEEP	Construction-Facilities	F0604731	GC385 - PEGASUS LONG LEAD EQUIPMENT	4,800,000.00	3,094,828.00	3,094,828.00	Capital	AFE-UNDERSPENT	1,705,172.00	Active
DEEP	Construction-Pipelines-Non Op	G0603712	MC 734 (THUNDER HAWK) PROJECT PLN	36,953,960.75	1,897,500.00	1,897,500.00	Capital	AFE-UNDERSPENT	35,056,460.75	Active
DEEP	Development Complete	DC0500683	DC 618, SS1, ST00BP00 COMPLETION	12,444,265.89	4,410,512.65	3,155,367.50	Capital	AFE-UNDERSPENT	8,033,753.24	Minimum Remaining Spending or inactive in 2008
DEEP	Development Complete	DC0500684	DC 618, SS2, ST00BP00 COMPLETION	13,494,399.16	5,039,396.35	3,787,013.52	Capital	AFE-UNDERSPENT	8,455,002.81	Minimum Remaining Spending or inactive in 2009
DEEP	Development Complete-Non Op	DC0502903	MC 734 (THUNDER HAWK) PROCURE LONG LEAD ITEMS &	8,525,000.00	5,937,411.14	5,937,411.14	Capital	AFE-UNDERSPENT	2,587,588.86	Minimum Remaining Spending or inactive in 2010
DEEP	Exploratory Drill & Compl-Non Op	DC0503475	MC 819 #1 (THUNDER BIRD) LONG LEAD TUBULARS	1,480,000.00	0.02	217.96	Capital	AFE-UNDERSPENT	1,479,999.98	Minimum Remaining Spending or inactive in 2011
DEEP	Exploratory Drill & Compl-Non Op	DC0504292	MC 734 #4 THUNDERHAWK BATCH SET CSG STRINGS	2,586,750.00	660,162.39	300,559.39	Capital	AFE-UNDERSPENT	1,926,587.61	Minimum Remaining Spending or inactive in 2012
DEEP	Exploratory Drill & Compl-Non Op	DC0504600	MC 734 #3 THUNDERHAWK DRILL DIRECTIONAL WELL	11,895,750.00	2,069,745.19	351,212.19	Capital	AFE-UNDERSPENT	9,826,004.81	Minimum Remaining Spending or inactive in 2013
DEEP	Exploratory Drill & Compl-Non Op	DC0504613	MC 819 #1 THUNDER BIRD DRILL	15,802,250.00	14,782,773.40	14,782,773.40	Capital	AFE-UNDERSPENT	1,019,476.60	Minimum Remaining Spending or inactive in 2014
DEEP	Exploratory Complete-Non Op	DC0600802	MC 961 #1 ST 1 Q PROSPECT COMPLETE	18,114,786.00	128,256.15	128,256.15	Capital	AFE-UNDERSPENT	17,986,529.85	Minimum Remaining Spending or inactive in 2015
DEEP	Development Complete-Non Op	DC0601110	SPIDERMAN DC 620 #1 COMPLETION	9,180,679.30	6,047,439.76	6,047,439.76	Capital	AFE-UNDERSPENT	3,133,239.54	Minimum Remaining Spending or inactive in 2016
DEEP	Development Complete-Non Op	DC0601112	SPIDERMAN DC 621 #2 COMPLETION	9,180,679.30	325,762.81	325,762.81	Capital	AFE-UNDERSPENT	8,854,916.49	Minimum Remaining Spending or inactive in 2017
DEEP	Development Complete-Non Op	DC0602245	GC 338/339 (FRONT RUNNER) STANDBY COSTS	7,125,750.00	(0.01)	(0.01)	Capital	AFE-UNDERSPENT	7,125,750.01	Minimum Remaining Spending or inactive in 2018
DEEP	Development Drill & Compl-Non Op	DC0602697	MC 734 (THUNDER HAWK) LONG LEAD ITEMS-DEVELOPMENT	7,888,700.00	6,310,960.00	6,310,960.00	Capital	AFE-UNDERSPENT	1,577,740.00	Minimum Remaining Spending or inactive in 2019
DEEP	Development Complete-Non Op	DC0604063	MC819, THUNDER BIRD LONG LEAD ITEMS	2,597,371.25	169,085.80	169,085.80	Capital	AFE-UNDERSPENT	2,428,285.45	Minimum Remaining Spending or inactive in 2020
DEEP	Construction-Facilities-Non Op	F0302665	FRONT RUNNER - 8 WELLS - GC 338, 339 & 382	2,641,125.00	388,049.70	(1,027,915.50)	Capital	AFE-UNDERSPENT	2,253,075.30	Minimum Remaining Spending or inactive in 2021
DEEP	Construction-Facilities-Non Op	F0503952	DC 620/621 SPIDERMAN SUBSEA WELL DEVELOPMENT	16,111,721.26	10,420,025.10	4,677,318.10	Capital	AFE-UNDERSPENT	5,691,696.16	Minimum Remaining Spending or inactive in 2022
DEEP	Construction-Facilities-Non Op	F0503954	DC 620/621 SPIDERMAN & DC 618/619 SAN JACINTO	58,286,464.31	43,236,890.00	26,703,220.00	Capital	AFE-UNDERSPENT	15,049,574.31	Minimum Remaining Spending or inactive in 2023
DEEP	Construction-Facilities-Non Op	F0503957	DC 618/619 SAN JACINTO WELL DEVELOPMENT IPT	1,559,984.40	495,498.84	495,498.84	Capital	AFE-UNDERSPENT	1,064,485.56	Minimum Remaining Spending or inactive in 2024
DEEP	Construction-Pipelines-Non Op	G0503938	MC 961 (Q PROSPECT) GATHERING SYSTEM	28,647,876.50	26,100,000.00	26,100,000.00	Capital	AFE-UNDERSPENT	2,547,876.50	Minimum Remaining Spending or inactive in 2025
DEEP	Expense-Platform-Non Op	M0403689	VK 826 PLATFORM - HURRICANE IVAN DAMAGE	1,500,000.00	76.85	(10,325.92)	Expense	AFE-UNDERSPENT	1,499,923.15	Minimum Remaining Spending or inactive in 2026
DEEP	Expense-Platform	M0403900	DEVILS TOWER-HURRICANE IVAN-NABORS RIG MODIFICATN	765,000.00	—	(528.83)	Expense	AFE-UNDERSPENT	765,000.00	Minimum Remaining Spending or inactive in 2027
DEEP	Capital Workovers	W0604066	DEVILS TOWER RIG STANDBY -- NABORS P140	3,375,000.00	2,310,244.21	2,310,244.21	Capital	AFE-UNDERSPENT	1,064,755.79	Minimum Remaining Spending or inactive in 2028

Schedule 4.2(b) - 5

BASIN	CATEGORY_DESCRIPTION	PROJ MASTER	AFE_OBJECTIVE	SumOf BENGAL NET AMOUNT	SumOfITD AMOUNT	SumOfYTD AMT	Expenditure Type	ITD AFE OVERSPENT	ITD AFE UNDERSPENT	Status
DEEP	Capital Workovers	W0604352	MC 299, SS1 ST02BP00 WORKOVER TO REPAIR SCSSV	5,643,750.00	261,421.48	261,421.48	Capital	AFE-UNDERSPENT	5,382,328.52	Minimum Remaining Spending or inactive in 2029
DOTEPI SHELF	Expense-Platform-Non Op	M0601542	WD 152 A PLATFORM HURRICANE KATRINA DAMAGE	1,925,625.00	1,237,485.96	1,237,485.96	Expense	AFE-UNDERSPENT	688,139.04	Minimum Remaining Spending or inactive in 2030
DOTEPI SHELF	Retirement Wells-Non Op	R0302157	HI A-548 A-1,2,3,5,6,7,8,9 & 10 & “A” PLATFORM	981,953.65	116,120.01	2,486.12	Retirement	AFE-UNDERSPENT	865,833.64	Minimum Remaining Spending or inactive in 2031
SHELF	Exploratory Drill & Compl	DC0603884	WC 132 #2 DRILL AND P&A	36,849,235.50	1,364,240.00	1,364,240.00	Capital	AFE-UNDERSPENT	35,484,995.50	Active
SHELF	Development Drill & Compl	DC0604289	MP 280 A-2 ST01 DEVELOPM. WELL TO REC. RSRVS.	8,324,648.82	181,319.84	181,319.84	Capital	AFE-UNDERSPENT	8,143,328.98	Active
SHELF	Exploratory Complete	DC0604747	WC132 #2: LONG LEAD TIME EQUIP FOR COMPLETION	3,120,750.00	881,706.00	881,706.00	Capital	AFE-UNDERSPENT	2,239,044.00	Active
SHELF	Construction-Pipelines	G0604363	SS138 #1-6 IN F/L INSTALL TO BOIS D’ARC SS138 PTFM	2,500,000.00	690,720.21	690,720.21	Capital	AFE-UNDERSPENT	1,809,279.79	Active
SHELF	Expense-Platform	M0504026	SS246 A/E PLATFORM - HURRICANE RITA DAMAGE	935,037.22	277,449.91	188,393.70	Expense	AFE-UNDERSPENT	657,587.31	Active
SHELF	Expense-Platform	M0504307	WC225”C” HURRICANE RITA PLATFORM DAMAGE	879,999.96	153,414.70	63,694.86	Expense	AFE-UNDERSPENT	726,585.26	Active
SHELF	Exploratory Drill & Compl-Non Op	DC0501952	ST 71 WELL NO. 3 DRILLING	1,980,203.00	559.35	559.35	Capital	AFE-UNDERSPENT	1,979,643.65	Minimum Remaining Spending or inactive in 2032
SHELF	Exploratory Complete	DC0503918	WC130 #3: LONG LEAD TIME EQUIP FOR COMPLETION	2,570,000.00	169,607.27	169,607.27	Capital	AFE-UNDERSPENT	2,400,392.73	Minimum Remaining Spending or inactive in 2033
SHELF	Exploratory Drill & Compl	DC0504072	MP270 #A2 ST01BP00 HURRICANE KATRINA DAMAGE	1,500,000.00	487,034.67	(1,746,930.27)	Capital	AFE-UNDERSPENT	1,012,965.33	Minimum Remaining Spending or inactive in 2034
SHELF	Development Drill & Compl	DC0504308	WC225#6 HURRICANE RITA WELL REPLACEMENT	3,666,625.00	282,298.96	244,787.70	Capital	AFE-UNDERSPENT	3,384,326.04	Minimum Remaining Spending or inactive in 2035
SHELF	Exploratory Drill & Compl	DC0602552	WC 130 #4 DRILL AND P&A	36,765,849.50	27,968,569.06	27,968,569.06	Capital	AFE-UNDERSPENT	8,797,280.44	Minimum Remaining Spending or inactive in 2036
SHELF	Construction-Facilities-Non Op	F0601425	WD 152 A PLATFORM UPGRADE	1,460,329.62	28,912.97	28,912.97	Capital	AFE-UNDERSPENT	1,431,416.65	Minimum Remaining Spending or inactive in 2037
SHELF	Expense Workovers	M0304067	MP280 WELL C-2 TT WORKOVER & ACID STIMULATION	1,350,000.00	493,588.23	39,123.00	Expense	AFE-UNDERSPENT	856,411.77	Minimum Remaining Spending or inactive in 2038
SHELF	Expense-Platform	M0403482	MP281A PLATFORM - HURRICANE IVAN DAMAGE	4,452,500.00	28,104.22	(2,089,956.80)	Expense	AFE-UNDERSPENT	4,424,395.78	Minimum Remaining Spending or inactive in 2039
SHELF	Expense-Platform	M0504018	MP270A PLATFORM - HURRICANE KATRINA DAMAGE	3,750,000.00	940,774.30	(565,130.73)	Expense	AFE-UNDERSPENT	2,809,225.70	Minimum Remaining Spending or inactive in 2040
SHELF	Expense-Platform	M0504022	MP280C PLATFORM - HURRICANE KATRINA DAMAGE	825,000.00	176,961.99	(101,345.88)	Expense	AFE-UNDERSPENT	648,038.01	Minimum Remaining Spending or inactive in 2041
SHELF	Expense-Platform	M0504023	MP281A PLATFORM - HURRICANE KATRINA DAMAGE	2,568,750.00	537,391.28	42,819.27	Expense	AFE-UNDERSPENT	2,031,358.72	Minimum Remaining Spending or inactive in 2042
SHELF	Expense-Platform	M0504305	WC72#2 HURRICANE RITA PLATFORM DAMAGE	637,500.00	43,148.63	(7,674.93)	Expense	AFE-UNDERSPENT	594,351.37	Minimum Remaining Spending or inactive in 2043
SHELF	Retirement Pltfm Removal	R0501929	WC566 PLATFORM REMOVAL	996,000.00	449,971.01	91,188.71	Retirement	AFE-UNDERSPENT	546,028.99	Minimum Remaining Spending or inactive in 2044
SHELF	Retirement Pltfm Removal	R0501930	WC 570 A PLATFORM REMOVAL	1,300,000.00	83,349.14	(79,521.75)	Retirement	AFE-UNDERSPENT	1,216,650.86	Minimum Remaining Spending or inactive in 2045
SHELF	Retirement Pltfm Removal	R0501932	WC 570 B PLATFORM REMOVAL	1,396,000.00	261,947.46	43,258.62	Retirement	AFE-UNDERSPENT	1,134,052.54	Minimum Remaining Spending or inactive in 2046
SHELF	Retirement Pltfm Removal	R0501933	VERMILION 313 A PLATFORM REMOVAL	1,927,000.00	57,799.43	(144,897.18)	Retirement	AFE-UNDERSPENT	1,869,200.57	Minimum Remaining Spending or inactive in 2047
SHELF	Retirement Pltfm Removal	R0504309	VR313A HURRICANE RITA PLATFORM REMOVAL	3,000,000.00	292,973.43	91,651.33	Retirement	AFE-UNDERSPENT	2,707,026.57	Minimum Remaining Spending or inactive in 2048

Schedule 4.2(b) - 6

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.2(4)(f)

EMPLOYMENT AGREEMENTS

Employment Continuity Agreement (Executives)*

Employment Continuity Agreement (Managing Directors)*

Special Package Letter dated as of September 27, 2006 (Executives – see Schedule 10.2(d)).

Special Package Letters dated as of September 27, 2006 (Managing Directors – see Schedule 10.2(c)(ii)).

*	Not triggered by transaction – no obligation for Purchaser and its Affiliates.

Schedule 4.2(4)(f) - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.4(b)(i)

EMPLOYEE BENEFITS AND COMPENSATION PROGRAMS LIST

Employee Benefits and Programs

Medical Plan

Dental Plan

Vision Plan

Long-Term Disability Plan

Basic Life Plan

Supplemental Life Plan

Dependent Life Plan

Healthcare Flexible Spending Account Plan

Dependent Care Flexible Spending Account Plan

Health Savings Account Plan

Salaried Employees’ Pension Plan

Salaried Employees’ Savings Plan

Retiree Medical Plan

Retiree Life Insurance Plan

Employee Assistance Program

Auto/Home Insurance (access only)

Long-Term Care Insurance (access only)

Education Assistance Program

Adoption Assistance Program

Business Travel Accident Insurance

Vacation and other Time-Off Programs

Industry Credit Vacation Policy (Exempt Employees)

Holidays

Military Leave

Personal Leave of Absence

Sickness/Disability Program

Dependent Care Leave (included in Sickness/Disability Policy)

LifeCare Discount Program

PC Loan Program

Gas Appliance Discount Program

Service Award Program

Relocation Policy

Severance Program

Special Severance Program for Dominion E&P

Condition Management Program

Dominion Foundation Matching Gifts Program

Parking Badges (free parking in certain locations)

Bus Passes (certain locations)

Flex Schedules

II.	Compensation Programs

Merit Program

Annual Incentive Plan

Spot Cash Award Program

Dominion Retention Program

Six Sigma Green Belt Incentive Program

Schedule 4.2(b)(i) - 1

Six Sigma Black Belt Incentive Program

Highly compensated employees were also eligible to participate in the following two plans that were frozen in December of 2004, but continue to be maintained by Dominion:

Dominion Deferred Compensation Plan

Dominion Security Option Plan

III.	Equity-Based Programs

Dominion Stock Award Program under the terms of the 2005 Incentive Compensation Plan.

The 2006 and 2007 programs for U.S. employees consist of two equally valued grants:

Restricted Stock

Goal-Based Stock

Dominion continues to administer outstanding restricted stock and option awards for employees under two previous plans – the Incentive Compensation Plan and the Leadership Stock Option Plan – but no grants have been made under such plans since the adoption of the 2005 Incentive Compensation Plan.

IV.	Deal Specific Retention and Severance Plan

DEPI 2007 Transition Plan

V.	Success Pool

The Success Pool is an incentive compensation program maintained by Seller or its Affiliates in connection with the disposition of the Assets pursuant to which awards may be made to certain employees who are providing services with respect to the marketing of the Assets.

Schedule 4.2(b)(i) - 2

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.5

LITIGATION

Item	Category	Claim	Dominion Party
1	Personal Injury/Death	Ompy Lee Hudson	DEPI

2	Personal Injury/Death	Ralph Otis Jackson v. DEPI, et al.	DEPI

3	Personal Injury/Death	Rawls, Jason M. v. Nabors, et al.	DEPI

4	Personal Injury/Death	Winstead, Francis Gary v. Rowan Companies, Inc.	DEPI

5	Royalty	MMS claims regarding 1998 and 1999 Deep Water Royalty Relief Act leases	DEPI

6	Royalty	MMS Inquiry re Royalties paid by Burlington Resources	DEPI

7	Contract, Lease and Title	Comar Marine Corporation v. Mariner Energy, Inc.	DEPI

8	Contract, Lease and Title	DEPI and Pioneer Natural Resources USA v. Ameron International Corporation	DEPI

9	Contract, Lease and Title	Gene Wright Lease Cancellation Claim	DEPI

10	Miscellaneous	“Grynberg” Styled as In Re: Natural Gas Royalties Qui Tam Litigation (False Claims Act Claim)	CNG, CNG Producing (DEPI), CNG Energy Services, East Ohio Gas Co. (Dominion East Ohio), CNG Transmission (Dominion Transmission)

11	Miscellaneous	“Wright” Styled as United States of America, ex rel. Harrold E. (Gene) Wright vs. Chevron USA, Inc., et al. (False Claims Act Claim)	DEPI

12	Miscellaneous	U.S.A. ex rel. Little, et al. v. ENI Petroleum Co., Inc., et al. (False Claims Act)	DEPI

Unless otherwise noted, the Dominion Party is a defendant or is a Person against whom the relevant claim was made

Schedule 4.5 - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.6

TAX DISCLOSURES

Section 4.6(a)

No partnership income tax returns have been filed for Devils Tower Prospect. Dominion is unable to confirm whether an election to be excluded from Subchapter K has been made. Dominion Exploration & Production, Inc. reported income, deductions, and credits related to Devils Tower in its corporate income tax return in proportion to its ownership percentage in the tax partnership. Although statute of limitations related to these returns will remain open indefinitely, amount of exposure is immaterial.

Section 4.6(b)

The U.S. Corporate Income Tax Returns, Forms 1120, for years 2002 and 2003 for Dominion Resources, Inc. and its subsidiaries are currently under audit by the Internal Revenue Service. The audit is scheduled to be completed and a final revenue agent’s report issued by May 15, 2007.

For years 1996 and 1997, the statute of limitations for the U.S. Corporate Income Tax Return, Form 1120, for Consolidated Natural Gas Company and its subsidiaries was extended until December 31, 2006 and was limited to include only IRC Section 29 Credits. A claim for credit or refund can be filed within 6 months after this agreement ends. The statute of limitations for the U.S. Corporate Income Tax Return, Form 1120, for Consolidated Natural Gas Company and its subsidiaries has been extended until September 30, 2007 for the tax year 1998. Tax years ending December 31, 1999 and January 28, 2000 for Consolidated Natural Gas Company and its subsidiaries are closed.

The statute of limitations for the U.S. Corporate Income Tax Return, Form 1120, for Dominion Resources, Inc. and its subsidiaries has been extended for the 1999 through 2001 tax years until November 30, 2007. The statute of limitations for the U.S. Corporate Income Tax Return, Form 1120, for Dominion Resources, Inc. and its subsidiaries for tax year 2002 and 2003 has been extended until September 15, 2008.

The statute of limitations has been extended for state purposes to the extent that a federal extension automatically extends a state statute of limitations.

Schedule 4.6 - 1

Section 4.6(c)

The definition of assets includes interests in a number of wells operated pursuant to joint operating agreements whereby the owners have treated the ownership arrangement as a partnership for tax purposes. Offshore prospects listed below are currently treated as partnerships for tax purposes.

1	Casino Royale Prospect

2	Goldeneye Prospect

3	Money Penny Prospect

4	Odd Job Prospect

5	Vesper Prospect

6	Devils Tower

7	West Raptor Prospect

8	Box Cars Prospect

9	Full Odds Prospect

10	Garden Banks 701

11	Mighty Joe Young Prospect

12	Einset Prospect - Viosca Knoll Blocks 872 & 873

13	Blackbeard West Prospect

14	Chilkoot Prospect

15	Popeye Prospect

Schedule 4.6 - 2

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.7

ENVIRONMENTAL DISCLOSURES

1.	Pending Administrative Orders. Dominion Exploration & Production, Inc. (“DEPI”) has a pending Administrative Order from the U.S. Environmental Protection Agency (“EPA”) Region 6 regarding alleged Clean Water Act violations at their offshore facilities located in the Gulf of Mexico. A fine is expected for the Administrative Order, however, the fine is not expected to exceed $32,500.

2.	Non-compliance with Clean Water Act Requirements. In 2006, DEPI submitted a self-disclosure notification to EPA Region 6 regarding wastewater discharges from lift boat operations in the Gulf of Mexico that occurred prior to Clean Water Act permit authorization. At this time, EPA Region 6 has not taken action in response to the self-disclosure notification.

3.	Internal Environmental Audit Findings. DEPI periodically conducts internal audits of their operations for compliance with applicable environmental laws. Audits conducted in 2006 identified findings relating to NPDES reporting requirements. All of the findings identified in the 2006 audits have been resolved, other than the finding identified in 2. of this Schedule.

4.	Additional claims which may relate to compliance with Environmental Laws and/or required remediation are listed in “Schedule 4.5, Litigation.”

Schedule 4.7 - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.8

VIOLATION OF LAWS (NON-ENVIRONMENTAL)

NONE

Schedule 4.8 -1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.9

CONTRACT SCHEDULES

Material Contracts

(A)	Contracts for the purchase, sale or exchange of oil, gas or other hydrocarbons which (i) can reasonably be expected to generate gross revenue per year in excess of $20 million, or (ii) are not terminable by either party at will (without penalty) on 90 days notice or less:

(1)	K # 358C between DEPI and Poseidon Oil Pipeline Company, LLC dated July 23, 2003 (Offshore oil sales)

(2)	K # 304C between DEPI and Shell Trading (US) Company dated January 20, 2004 (Offshore oil sales)

(3)	K # 3108G between DEPI and Williams Power Company, Inc. dated August 15, 2001(Offshore gas sales)

(4)	K # 344S between DEPI and Florida Power & Light Co. dated November 1, 1998 (Offshore spot gas sales)

(5)	K # 431S between DEPI and Total Gas & Power North America, Inc. dated November 1, 2002 (Offshore spot gas sales)

(6)	K # 419S between DEPI and Fortis Energy Marketing & Trading, GP dated March 1, 2005 (Offshore spot gas sales)

(7)	K # 414S between DEPI and ConocoPhillips Co. dated January 1, 2003 (Offshore spot gas sales)

(8)	K # 406S between DEPI and Sempra Energy Trading Corp. dated November 1, 2002 (Offshore spot gas sales)

(9)	Those contracts listed on pages 4.9-10 and 11 of Schedule 4.9 which are identified as sales contracts in the “Base K Type” field.

Schedule 4.9 - 1

(B)	Contracts for (i) the gathering, treatment, processing, handling, storage or transportation of oil, gas or other hydrocarbons and (ii) platform use, access or sharing agreements, that are not terminable by either party at will (without penalty) on 90 days notice or less:

Dominion Contract #		Counterparty	Dominion Entity	Dedication	Contract Date	Base K Type	Expiration Date	Product
367	PR	Apache Corporation	DEPI	Yes	6/6/2003	Production Handling	End of Lease	Production
364	PR	BP Energy Company	DEPI	Yes	9/1/1999	Processing	End of Lease	NGL’s
338	PR	BP America Production Co.	DEPI	No	4/16/2001	Production Handling	End of Lease	Production
339	PR	BP America Production Co.	DEPI	No	4/13/2001	Production Handling	End of Lease	Production
355	PR	BP America Production Co.	DEPI	No	1/17/2000	Production Handling	End of Lease	Production
413	PR	BP America Production Co.	DEPI	Yes	1/1/2005	Processing	End of Lease	Natural Gas
447	PR	BP America Production Co.	DEPI	Yes	12/5/2006	Processing	End of Lease	Natural Gas
313	PR	BP Energy Company	DEPI	Yes	3/1/1998	Processing	2/28/2018	Natural Gas
405	FC	Cameron Highway Oil Pipeline Co.	DEPI	No	7/14/2006	Interconnect Funding	Abandonment of facilities	Crude Oil
428	PR	CDM Max, LLC	DEPI	Yes	1/1/2006	Processing	12/31/2007	Natural Gas
418	PR	Chevron U.S.A. Inc.	DEPI	Yes	7/9/2004	Production Handling	End of Lease	Production
306	PR	Crosstex Energy Services, L.P.	DEPI	Yes	8/1/2002	Processing	7/31/2007	Natural Gas
315	PR	Crosstex Energy Services, L.P.	DEPI	Yes	3/1/2003	Processing	2/29/2008	Natural Gas

Schedule 4.9 - 2

Dominion Contract #		Counterparty	Dominion Entity	Dedication	Contract Date	Base K Type	Expiration Date	Product
305	PR	Crosstex Processing Services, LLC	DEPI	Yes	10/1/1993	Processing	9/30/2007	Natural Gas
301	GG	Dauphin Island Gathering System, LLC	DEPI	Yes	6/1/96	Firm Gathering	End of Lease	Natural Gas
304	GG	Dauphin Island Gathering System, LLC	DEPI	Yes	12/1/1996	Firm Gathering	End of Lease	Natural Gas
310	T	Destin Pipeline Co., L.L.C.	DEPI	Yes	2/2/1998	FT-2 Transportation	End of Lease	Natural Gas
314	T	Destin Pipeline Co., L.L.C.	DEPI	Yes	2/2/1998	IT Transportation	End of Lease	Natural Gas
359	T	Destin Pipeline Co., L.L.C.	DEPI	Yes	2/2/1998	FT-2 Transportation & Reserve Commitment	End of Lease	Natural Gas
306	T	Discovery Gas Transmission LLC	DEPI	Yes	5/26/2004	Reserve Dedication & FT Discount	End of Lease	Natural Gas
449	T	Discovery Gas Transmission LLC	DEPI	Yes	5/26/2004	FT-2 Transportation	End of Lease	Natural Gas
498	T	Discovery Gas Transmission LLC	DEPI	Yes	5/26/2004	Retrograde Transportation	End of Lease	Condensate
323	GG	Discovery Producer Services, LLC	DEPI	Yes	5/26/2004	Gas Dedication & Gathering	End of Lease	Natural Gas
499	T	Discovery Producer Services, LLC	DEPI	Yes	5/26/2004	Condensate Separation, Handling, Stabilization & Redeivery	End of Lease	Condensate

Schedule 4.9 - 3

Dominion Contract #		Counterparty	Dominion Entity	Dedication	Contract Date	Base K Type	Expiration Date	Product
385	PR	Discovery Producer Services, LLC	DEPI	Yes	5/26/2004	Processing	End of Lease	Natural Gas
374	PR	Dominion Exploration & Production, Inc. & Spinnaker	DEPI	Yes	10/1/2003	Production Handling	End of Lease	Production
362	PR	Dominion Exploration & Production, Inc. et al	DEPI	Yes	3/25/2004	Production Handling	End of Lease	Production
337	T	Enbridge Offshore Pipelines (UTOS) LLC	DEPI	Yes	7/1/1990	IT Transportation	6/30/2008	Natural Gas
417	FC	Endymion Oil Pipeline Co., LLC	DEPI	Yes	12/4/2006	Crude Oil Transportation	End of Lease	Crude Oil
322	GG	Enterprise Field Services LLC	DEPI	Yes	12/1/2001	Gathering	End of Lease	Natural Gas
351	GG	Enterprise Field Services LLC	DEPI	Yes	11/9/2004	Gas/Condensate Transportation	Until terminated with cause	Natural Gas / Condensate
322	PR	Enterprise Products Operating, L.P.	DEPI	Yes	7/30/1968	Processing	7/31/2023	NGL`s
302	PR	ExxonMobil Production Co.	DEPI	Yes	10/1/2001	Processing	9/30/2011	Natural Gas
353	PR	ExxonMobil Production Co.	DEPI	No	11/19/1998	Production Handling	End of Lease	Production
407	PR	Hess Corporation	DEPI	Yes	11/8/2004	Processing	End of Lease	Natural Gas
302	T	High Island Offshore System, L.L.C.	DEPI	No	5/1/1999	IT Transportation	4/30/2008	Natural Gas
444	PR	Hunt Petroluem (AEC) Inc.	DEPI	No	1/1/2007	Production Handling	End of Lease	Production

Schedule 4.9 - 4

Dominion Contract #		Counterparty	Dominion Entity	Dedication	Contract Date	Base K Type	Expiration Date	Product
448	PR	Hunt Petroluem (AEC) Inc.	DEPI	No	11/1/2001	Production Handling	End of Lease	Production
389	FC	Independence Hub, LLC	DEPI	Yes	11/9/2004	Construction, Operating & Maintenance	End of Lease	Natural Gas & Crude Oil
350	PR	K/D/S Promix, L.L.C.	DEPI	Yes	11/4/1998	Processing	3/1/2008	NGL’s
394	PR	LLOG Exploration Offshore, Inc.	DEPI	Yes	1/30/2006	Production Handling	End of Lease	Production
409	PR	Mariner Energy Resources, Inc.	DEPI	Yes	12/1/2003	Production Handling	11/30/2008	Production
337	PR	Maritech Resources, Inc.	DEPI	Yes	12/20/2000	Production Handling	End of Lease	Production
408	FC	Murphy Exploration & Production Company - USA	DEPI	Yes	9/29/2006	Production Handling	End of Lease	Production
448	PR	Hunt Petroluem (AEC) Inc.	DEPI	No	11/1/2001	Production Handling	End of Lease	Production
378	PR	Noble Energy, Inc.	DEPI	No	1/31/2005	Production Handling	End of Lease	Production
341	PR	Ocean Energy, Inc.	DEPI	No	5/1/2001	Production Handling	End of Lease	Production
442	PR	Offshore Energy II LLC	DEPI	Yes	7/1/2000	Production Handling	End of Lease	Production
312	PR	PanEnergy Mobile Bay Processing, LLC	DEPI	Yes	10/31/1997	Processing	10/31/2012	Natural Gas

Schedule 4.9 - 5

Dominion Contract #		Counterparty	Dominion Entity	Dedication	Contract Date	Base K Type	Expiration Date	Product
101	PR	Petro Ventures, Inc.	DEPI	Yes	2/26/2003	Production Handling	End of Lease	Production
419	PR	PetroQuest Energy L.L.C. etal	DEPI	No	5/1/2005	Production Handling	4/30/2008	Production
416	FC	Proteus Oil Pipeline Co., LLC	DEPI	Yes	12/4/2006	Crude Oil Transportation	End of Lease	Crude Oil
354	PR	Shell Offshore Inc.	DEPI	Yes	10/1/2001	Production Handling	End of Lease	Production
363	PR	Shell Offshore Inc.	DEPI	Yes	11/1/1994	Production Handling	End of Lease	Production
341	T	Stingray Pipeline Company	DEPI	Yes	1/1/2000	IT Transportation	End of Lease	Natural Gas
304	PR	Targa Midstream Services LP	DEPI	Yes	1/1/1999	Processing	End of Lease	Natural Gas
414	PR	Targa Midstream Services LP	DEPI	Yes	2/1/2005	Processing	1/31/2010	Natural Gas
443	PR	Targa Midstream Services LP	DEPI	Yes	9/1/2006	Processing	8/31/2009	Natural Gas
349	T	Targa Midstream Services LP	DEPI	Yes	12/1/1992	Gathering	End of Lease	Natural Gas
342	T	Tennessee Gas Pipeline Co.	DEPI	Yes	11/9/2004	Facilities Reimbursement	End of Lease or respayment	Natural Gas
384	PR	Trunkline Gas Company, LLC	DEPI	Yes	1/1/1994	Transportation & Processing	12/31/2007	Natural Gas
354	T	Trunkline Gas Company, LLC	DEPI	No	5/1/2000	IT Transportation	4/30/2008	Natural Gas
391	PR	WFS - Liquids Company	DEPI	Yes	5/11/2005	Processing	10/31/2007	Natural Gas

Schedule 4.9 - 6

Dominion Contract #		Counterparty	Dominion Entity	Dedication	Contract Date	Base K Type	Expiration Date	Product
372	PR	William G. Hellis Company etal	DEPI	No	2/27/2002	Production Handling	End of Lease	Production
375	PR	William G. Hellis Company etal	DEPI	No	9/1/2003	Production Handling	End of Lease	Production
315	GG	Williams Field Services Gulf Coast Co., LP	DEPI	Yes	12/11/1999	Transportation & Processing	End of Lease	Natural Gas
437	PR	Williams Field Services Gulf Coast Co., LP	DEPI	Yes	3/1/2006	Processing	End of Lease	Natural Gas
382	PR	Williams Field Services Gulf Coast Co., LP	DEPI	Yes	8/15/2001	Production Handling	End of Lease	Production
357	FC	Williams Field Services Gulf Coast Co., LP	DEPI	No	8/15/2001	Spar Use & Access	End of Lease	Production
358	FC	Williams Field Services Gulf Coast Co., LP	DEPI	No	8/15/2001	Spar Operating	End of Lease	Production
383	PR	Williams Mobile Bay Producer Services, LLC	DEPI	Yes	8/15/2001	Processing	End of Lease	Natural Gas
451	PR	Crosstex Energy Services, L.P.	DEPI	Yes	1/1/2007	Processing	12/31/2009	NGLs
452	PR	CDM MAX, LLC	DEPI	Yes	2/1/2007	Processing	1/31/2012	Natural Gas & NGLs

Schedule 4.9 - 7

(C)	Contracts for the use or sharing of drilling rigs or drill ships that are not terminable by either party at will (without penalty) on 90 days notice or less:

(1)	Offshore Daywork Drilling Contract between Anadarko Petroleum Corporation, Dominion Exploration & Production, Inc. and Kerr-McGee Oil & Gas Corporation, and ENSCO Offshore Company dated September 19, 2005

(2)	Workover Daywork Contract between Dominion Exploration & Production, Inc. and Nabors Offshore Corporation, dated December 10, 2004

(3)	Rig Slot Use Letter Agreement by and between Dominion Exploration & Production, Inc., Anadarko Petroleum Corporation and Noble Drilling (U.S.) Inc., dated February 28, 2007 (for use of Noble Amos Runner for sole purpose of drilling two wells on Desoto Canyon 618- maximum duration of Dominion’s use of the rig is 95 days, commencing from approximately Mar. 1, 2007)

(D)	Purchase agreements, farmin and farmout agreements, exploration agreements, participation agreements and similar agreements providing for the earning of an equity interest which can reasonably be expected to require expenditures per year in excess of $20 million:

None

(E)	Partnership agreements, joint venture agreements, and similar agreements which can reasonably be expected to require expenditures per year in excess of $20 million:

None

(F)	Operating agreements, unit agreements and unit operating agreements (based on JIBs, not revenues) which can reasonably be expected to require expenditures per year in excess of $20 million:

(1)	Joint Operating Agreement by and between Dominion Exploration & Production, Inc., dated effective December 20, 2002 (West Cameron Block 130)

(2)	Offshore Operating Agreement by and between Pioneer Natural Resources USA, Inc., Dominion Exploration & Production, Inc. et al., dated November 1, 1999 (Mississippi Canyon 773)

(3)	Joint Operating Agreement for the San Jacinto Prospect, De Soto Canyon Block 618 between Amerada Hess Corporation, Dominion Exploration & Production, Inc. and Spinnaker Exploration Company, L.L.C., dated effective February 1, 2002

(4)	Joint Operating Agreement dated August 23, 2002 by and between Dominion Exploration & Production, Inc. and Spinnaker Exploration Company, L.L.C. (West Cameron 72)

(5)	Joint Operating Agreement dated May 1, 2005 by and between Dominion Exploration & Production, Inc. and Stone Energy Corporation (West Cameron 132)

(G)	Seismic licenses and contracts that (i) are not terminable by either party at will (without penalty) on 90 days notice or less, or (ii) can reasonably be expected to require expenditures per year in excess of $20 million:

(1)	Those contracts listed on pages 4.12-8 and 9 of Schedule 4.12 which are identified as seismic licenses

(2)	Schedule 1, Supplemental Agreement to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and CNG Producing Company, dated December 31, 1998

Schedule 4.9 - 8

(3)	Schedule 1, Supplemental Agreement to a 3D Seismic Data Acquisition to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Dominion Exploration & Production, Inc., dated August 6, 2000

(H)	Contracts for the construction and installation of Equipment with guaranteed production throughput requirements where amounts owed if the guaranteed throughput is not delivered exceed $10 million that are not terminable by either party at will (without penalty) on 90 days notice or less.

(1)	Spar Use and Access Agreement between Williams Field Services- Gulf Coast Company, L.P. and Dominion Exploration & Production, Inc., and Pioneer Natural Resources USA, Inc., dated August 15, 2001 (Mississippi Canyon 773)

(2)	Thunder Hawk Production Handling Agreement dated September 29, 2006 among SBM Gulf Production, LLC, Murphy Exploration & Production Company—USA, Marubeni Offshore Production (USA) Inc., Dominion Exploration & Production, Inc. and Hydro Gulf of Mexico, L.L.C.

(3)	Independence Hub Agreement dated November 9, 2004 among Independence Hub, LLC, Anadarko Petroleum Corporation, Kerr-McGee Oil & Gas Corporation, Devon Louisiana Corporation, Spinnaker Exploration Company, BHP Billiton Petroleum (Deepwater) Inc. and Dominion Exploration & Production, Inc. for the Independence Hub

Defaults under Material Contracts

NONE

Affiliate Contracts Binding on any Company or Subsidiary or the Assets after Closing

NONE

Physical Derivative Contracts

Crude Sale Agreement between Morgan Stanley Capital Group, Inc. and Dominion Exploration & Production, Inc., dated August 9, 2006

Schedule 4.9 - 9

Purchase, Sale or Exchange Contracts for Oil, Gas or other Hydrocarbons not terminable on 90 days notice or less

Dominion Contract #		Counterparty	Dominion Entity	Contract Date	Base K Type	Expiration Date	Product
364	PR	BP Energy Company	DEPI	9/1/1999	Processing	End of Lease	NGL`s
413	PR	BP America Production Co.	DEPI	1/1/2005	Processing	End of Lease	Natural Gas
447	PR	BP America Production Co.	DEPI	12/5/2006	Processing	End of Lease	Natural Gas
313	PR	BP Energy Company	DEPI	3/1/1998	Processing	2/28/2018	Natural Gas
428	PR	CDM Max, LLC	DEPI	1/1/2006	Processing	12/31/2007	Natural Gas
414	S	ConocoPhillips Company	DEPI	1/1/2003	Sales- Index Based Pricing	10/31/2007	Natural Gas
514	S	Coral Energy Resources, LP [NOTE: This sales contract applies to both onshore and offshore gas.]	DEPI	9/1/2005	Sales- Index Based Pricing	10/31/2007	Natural Gas
517	S	Coral Energy Resources, LP [NOTE: This sales contract applies to both onshore and offshore gas.]	DEPI	9/1/2005	Sales- Index Based Pricing	10/31/2007	Natural Gas
306	PR	Crosstex Energy Services, L.P.	DEPI	8/1/2002	Processing	7/31/2007	Natural Gas
315	PR	Crosstex Energy Services, L.P.	DEPI	3/1/2003	Processing	2/29/2008	Natural Gas
305	PR	Crosstex Processing Services, LLC	DEPI	10/1/1993	Processing	9/30/2007	Natural Gas
383	S	Cypress Gas Pipeline, LLC	DEPI	1/1/2003	Sales- Index Based Pricing	10/31/2007	Natural Gas
385	PR	Discovery Producer Services, LLC	DEPI	5/26/2004	Processing	End of Lease	Natural Gas
443	S	Eagle Energy Partners I, L.P.	DEPI	6/1/2003	Sales- Index Based Pricing	10/31/2007	Natural Gas
322	PR	Enterprise Products Operating, L.P.	DEPI	7/30/1968	Processing	7/31/2023	NGL`s
302	PR	ExxonMobil Production Co.	DEPI	10/1/2001	Processing	9/30/2011	Natural Gas
332	C	Flint Hills Resources, LP	DEPI	3/1/2003	Sales- Index Based Pricing	2/29/2008	Crude Oil
344	S	Florida Power & Light Co.	DEPI	11/1/1998	Sales- Index Based Pricing	10/31/2007	Natural Gas
419	S	Fortis Energy Marketing & Trading, GP	DEPI	3/1/1998	Sales- Index Based Pricing	10/31/2007	Natural Gas
407	PR	Hess Corporation	DEPI	11/8/2004	Processing	End of Lease	Natural Gas
472	S	Hess Corporation	DEPI	4/1/2006	Sales- Index Based Pricing	10/31/2007	Natural Gas
2008	G	Houston Pipe Line Company LP	DEPI	3/18/2002	Sales- Index Based Pricing	End of Lease	Natural Gas
350	PR	K/D/S Promix, L.L.C.	DEPI	11/4/1998	Processing	3/1/2008	NGL`s

Schedule 4.9 - 10

Dominion Contract #		Counterparty	Dominion Entity	Contract Date	Base K Type	Expiration Date	Product
374	C	Morgan Stanley Capital Group, Inc.	DEPI	8/9/2006	Sales- Fixed Price	12/31/2009	Crude Oil
312	PR	PanEnergy Mobile Bay Processing, LLC	DEPI	10/31/1997	Processing	10/31/2012	Natural Gas
358	C	Poseidon Oil Pipeline Company, LLC	DEPI	7/23/2003	Sales- Index Based Pricing	End of Lease	Crude Oil
406	S	Sempra Energy Trading Corp. [NOTE: This sales contract applies to both onshore and offshore gas.]	DEPI	11/1/2002	Sales- % of Index Pricing	3/31/2008	Natural Gas
304	C	Shell Trading (US) Company	DEPI	1/20/2004	Sales- Index Based Pricing	12/31/2007	Crude Oil
448	S	Tampa Electric Company	DEPI	2/1/2006	Sales- % of Index Pricing	10/31/2007	Natural Gas
304	PR	Targa Midstream Services LP	DEPI	1/1/1999	Processing	End of Lease	Natural Gas
414	PR	Targa Midstream Services LP	DEPI	2/1/2005	Processing	1/31/2010	Natural Gas
443	PR	Targa Midstream Services LP	DEPI	9/1/2006	Processing	8/31/2009	Natural Gas
431	S	Total Gas & Power North America, Inc. [NOTE: This sales contract applies to both onshore and offshore gas.]	DEPI	11/1/2002	Sales- Index Based Pricing	10/31/2007	Natural Gas
384	PR	Trunkline Gas Company, LLC	DEPI	1/1/1994	Transportation & Processing	12/31/2007	Natural Gas
391	PR	WFS - Liquids Company	DEPI	5/11/2005	Processing	10/31/2007	Natural Gas
303	C	Williams Oil Gathering, L.L.C.	DEPI	8/15/2001	Sales- Index Based Pricing	End of Lease	Crude Oil
315	GG	Williams Field Services Gulf Coast Co., LP	DEPI	12/11/1999	Transportation & Processing	End of Lease	Natural Gas
437	PR	Williams Field Services Gulf Coast Co., LP	DEPI	3/1/2006	Processing	End of Lease	Natural Gas
383	PR	Williams Mobile Bay Producer Services, LLC	DEPI	8/15/2001	Processing	End of Lease	Natural Gas
3108	G	Williams Power Company, Inc.	DEPI	8/15/2001	Sales- Index Based Pricing	End of Lease	Natural Gas
3345	G	SemStream L.P.	DEPI	2/1/2007	Sales- Index Based Pricing	1/31/2008	NGLs
3346	G	SemStream L.P.	DEPI	2/1/2007	Sales- Index Based Pricing	1/31/2008	NGLs
3349	G	Chevron Products Co.	DEPI	3/19/2007	Sales- Index Based Pricing	3/31/2008	NGLs

Schedule 4.9 - 11

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.10

PRODUCTION PAYMENTS

[NOTE: The production payment identified below is to be terminated prior to the Effective Date.]

Production Payment Agreement among Dominion Oklahoma Texas Exploration & Production, Inc., Dominion Natural Gas I, L.P., Dominion Exploration & Production, Inc., Dominion Exploration & Production I, Inc. and Wells Fargo as trustee of American Gas Royalty Trust

Schedule 4.10 - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.11

PRODUCTION IMBALANCES

Producer Gas Imbalances as of December 31, 2006

Report Center Name	Date of imbalance info	Imbalance volume over/(under) GWI	Estimated NRI/GWI	Imbalance volume over/(under) NRI	UOM - Mcf, Mmbtu	Operator
BRAZOS 504	Dec-06	42,267	0.83000000	35,082	Mcf	Dominion
EI 39	Nov-06	306	1.00000000	306	Mcf	Unocal
GC 338	Nov-06	18	0.87500000	15	Mcf	Murphy
HI 350 / WC 633	Nov-06	(3,098)	1.00000000	(3,098)	Mcf	Apache
HI 570 D	Dec-06	(26,967)	0.83000000	(22,383)	Mcf	Dominion
HI A-1	Nov-06	423	1.00000000	423	Mcf	LLOG
MC 773/772/728	Nov-06	2,758	0.96619700	2,665	Mcf	Dominion
MP 223/225/250	Nov-06	49,396	0.73333200	36,224	Mcf	El Paso
SMI 142A	Nov-06	(69,214)	1.00000000	(69,214)	Mcf	Hunt Petroleum
SS 246A/H/J/K	Nov-06	(20,271)	1.00000000	(20,271)	Mcf	Dominion
SS 247F	Nov-06	(38,813)	0.83333200	(32,344)	Mcf	Dominion
SS 248D	Nov-06	12,255	1.00000000	12,255	Mcf	Dominion
ST 72	Oct-06	(596)	0.80000000	(477)	Mcf	Mariner
ST 72 #21	Oct-06	1,232	0.80000000	986	Mcf	Mariner
VK 826	Nov-06	24,432	1.00000000	24,432	Mcf	KerrMcGee
VK 873	Nov-06	44,259	0.83000000	36,735	Mcf	Shell Offshore
VM 255	Nov-06	(15,159)	0.83000000	(12,582)	Mcf	Stone Energy
VM 256	Nov-06	(163)	0.83000000	(135)	Mcf	Stone Energy
VM 267	Nov-06	706	0.83000000	586	Mcf	Stone Energy
VM 267F	Nov-06	12,739	0.83000000	10,573	Mcf	Stone Energy
VM 268	Nov-06	(2,146)	0.83000000	(1,781)	Mcf	Stone Energy
VM 313D	Nov-06	(17,979)	1.00000000	(17,979)	Mcf	Dominion

Schedule 4.11 - 1

Report Center Name	Date of imbalance info	Imbalance volume over/(under) GWI	Estimated NRI/GWI	Imbalance volume over/(under) NRI	UOM - Mcf, Mmbtu	Operator
VM 78	Oct-06	(12,462)	0.83000000	(10,343)	Mcf	Apache
VM 78 (Flash)	Oct-06	(8,945)	0.83000000	(7,424)	Mcf	Apache
WC 100	Nov-06	30,692	1.00000000	30,692	Mcf	Dominion
WC 112	Oct-06	(837)	0.80000000	(670)	Mcf	Mariner
WC 130	Nov-06	(1,323)	1.00000000	(1,323)	Mcf	Dominion
WC 225	Nov-06	(30,155)	0.82108300	(24,760)	Mcf	Dominion
WC 537	Dec-06	(58,764)	0.83000000	(48,774)	Mcf	ChevronTexaco
WC 61/76	Nov-06	10,538	1.00000000	10,538	Mcf	BHPB Petroleum
WC 77	Oct-06	7,573	1.00000000	7,573	Mcf	BHPB Petroleum

Offshore total		(67,298)		(64,473)

Schedule 4.11 - 2

Pipeline and Facility Imbalances as of December 31, 2006

Company	Report Center	Report Center Name	Date of imbalance info	Imbalance volume receivable / (payable)	UOM - Mcf, MMbtu	State
DEPI		WC 72 #1	Oct-06	61,536	MMBtu	Offshore
DEPI		SS 248D	Nov-06	46,239	MMBtu	Offshore
DEPI		MP 223/225/250	Nov-06	12,010	MMBtu	Offshore
DEPI		MP 280C	Nov-06	8,326	MMBtu	Offshore
DEPI		VM 313B	Nov-06	2,830	MMBtu	Offshore
DEPI		MP 281A	Nov-06	1,007	MMBtu	Offshore
DEPI		MC 296	Oct-06	226	MMBtu	Offshore
DEPI		MC 299	Oct-06	124	MMBtu	Offshore
DEPI		SS 246A/H/J/K	Nov-06	(2,984)	MMBtu	Offshore
DEPI		WC 72 #2	Oct-06	(5,316)	MMBtu	Offshore
DEPI		MP 279 *	Dec-04	(16,444)	MMBtu	Offshore
DEPI		MP 270	Nov-06	(26,669)	MMBtu	Offshore
DEPI		GC 116 **	Nov-06	(186,869)	MMBtu	Offshore
DEPI		Transco***	Oct-06	647,194	MMBtu	Offshore
DEPI		Tennessee Gas PL	Oct-06	(5,924)	MMBtu	Offshore
DEPI		P/L Col Gulf	Oct-06	(14,112)	MMBtu	Offshore
DEPI		TA-Dynegy	Oct-06	(36,680)	MMBtu	Offshore
DEPI		P/L PIGS	Oct-06	8,533	MMBtu	Offshore
DEPI		TA-UTOS-100	Oct-06	16,528	MMBtu	Offshore

Offshore total				509,555

*	The MP 279 imbalance is anticipated to be paid prior to execution of the Agreement.
**	The GC 116 imbalance is anticipated to be settled in April of 2007.
***	The Transco imbalance was settled March 31, 2007.

Schedule 4.11 - 3

OFFSHORE OIL INVENTORIES- NET

DECEMBER 31, 2006

Property	Balance (bbls)	Published price	Grade Differential	Premium	Transport/QB	PLA
Devil’s Tower @ Empire	-588	Nymex Settles (Exc Wkd)	Platts HLS/WTI Differential -0.06 - 0.25 - SLI Deduct	Nymex Cal 2/3: 1/3 Roll	—	—
Front Runner on Poseidon	-5,618	NYMEX (Inc. Wkd & Hol)	Platts POS/WTI Differential	Platts WTI Delta	$0.1000	0.15%
SMI142 on Eugene Island	500	SLA SOUR - STUSCO	—	—	$(0.2189)	0.20%
Total	-5,706

BUY/SELL IMBALANCES

DECEMBER 31, 2006

Property	Balance (bbls)	Published Price	Premium
VK826, MP 280/281	-61,621	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
SMI142	-1,350	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
MP270	-1,597	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
ST72	-1,955	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
SS248	920	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
MC773	77,820	Nymex Settles (Exc Wkd)	Nymex Cal 2/3:1/3 Roll
GC338	-61,905	Nymex (Inc Wkd & Hol)	Platts WTI Delta
Total	-49,687

Schedule 4.11 - 4

NGL Inventories / Imbalances – Net as of December 31, 2006

						Volumes in Gallons under/(over) lifted
Plant	Company	District	Date	Ethane	Propane	Isobutane	Normal Butane	Gasoline	Scrubber	Total
BARRACUDA GAS PLANT	DEPI	OFFSHORE	10/31/2006	(1)	—	(1)	1	(1)		(2)
BLUEWATER PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(130,212)	(40,787)	(3,930)	(5,345)	(50,181)	294	(230,161)
CAMERON MEADOWS PLANT	DEPI	OFFSHORE	10/31/2006	21,394	10,828	5,041	3,290	7,529		48,082
ENTERPRISE PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(122,373)	(68,898)	(17,803)	(21,957)	(17,256)	13,815	(234,472)
EUNICE PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(29,499)	(32,790)	(8,395)	(10,369)	(19,676)		(100,729)
GRAND CHENIER	DEPI	OFFSHORE	10/31/2006	—	—	—	—	—		—
LAROSE GAS PLANT	DEPI	OFFSHORE	10/31/2006	(3)	2	1	(4)	(1)		(5)
LOWRY GAS PLANT	DEPI	OFFSHORE	10/31/2006	16,330	10,643	4,640	2,333	6,617		40,563
MOBILE BAY GAS PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	101,986	(29,449)	(7,022)	(13,933)	(23,489)		28,093
NORTH TERREBONE/TEBONE PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(142,757)	(347,665)	(73,731)	(94,280)	591,143	1,087	(66,203)
PASCAGOULA GAS PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(1,834)	(1,306)	(402)	(618)	(1,088)	(181,085)	(186,333)
SABINE GAS PLANT	DEPI	OFFSHORE	10/31/2006	5,070	3,850	1,141	1,196	1,965		13,222
ST 72	DEPI	OFFSHORE	10/31/2006						(1,705)	(1,705)
YSCLOSKEY PROCESSING PLANT	DEPI	OFFSHORE	10/31/2006	(15,443)	(9,042)	2,149	(9,952)	(13,295)	254	(45,329)

				(297,342)	(504,614)	(98,312)	(149,638)	482,267	(167,340)	(734,979)

Schedule 4.11 - 5

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.12

CONSENTS AND PREFERENTIAL PURCHASE RIGHTS

Consents to Assign- Real Estate Contracts

Lease Agreement by and between DEPI and Poydras Properties, LLC, dated May 1, 2006 (Poydras Building, New Orleans, Louisiana)

Parking Agreement by and between DEPI and Poydras Properties, LLC, dated May 1, 2006 (Poydras Building, New Orleans, Louisiana)

Consents to Assign- Drilling Contracts

Offshore Daywork Drilling Contract between Anadarko Petroleum Corporation, DEPI, Kerr-McGee Oil and Gas Corporation and ENSCO Offshore Company, dated September 19, 2005

Consents to Assign- Confidentiality Agreements

Confidentiality Agreement by and between DEPI and Cairn Energy USA, Inc., dated August 1, 2006

Confidentiality Agreement by and between DEPI and Pioneer Natural Resources USA, Inc., dated June 20, 2005

Confidentiality Agreement by and between DEPI and Murphy Exploration & Production Company-USA, dated April 27, 2005

Consents to Assign- Software Licenses

All non-proprietary software licenses identified on Exhibit A-7.

Schedule 4.12 - 1

Consents to Assign- Master Service Contracts

Vendor Name	MSC No
SOLA COMMUNICATIONS INC	900001068
ABDON CALLAIS OFFSHORE	900000013
ALFA LAVAL INC	900004766
AMERICAN WARRIOR INC	900004242
C & G BOATS INC	900000173
CANDY FLEET CORP	900000184
CAVINS CORP	900000194
CENTRAL BOAT RENTALS INC	900000197
SHELL GLOBAL SOLUTIONS US INC	900003636
ROGERS OIL TOOL SERVICES INC	900003912
EDISON CHOUEST OFFSHORE LLC	900000362
GRAHAM GULF INC	900000480
GULF OFFSHORE LOGISTICS LLC	900004151
HARVEY GULF INTERNATIONAL MARINE	900000529
HERCULES LIFTBOAT CO LLC	900004347
HORNBECK OFFSHORE SERVICES LLC	900000551
INTERNATIONAL BOAT RENTALS INC	900000583
JAMBON BOAT RENTALS LLC	900004796
MCDONALD BOTTOM HOLE PRESSURE	900004520
OCEAN MARINE CONTRACTORS INC	900004202
ODYSSEA MARINE INC	900000721
OFFSHORE CLEANING SYSTEMS	900004673
OFFSHORE TOWING INC	900000845
ORKIN EXTERMINATING CO INC	900000861
PHOENIX INTERNATIONAL INC	900004431
RESOURCE TRANSPORTATION OF AMERICA	900004797
SOUTHERN TANK SPECIALIST INC	900004367
TECHNIP OFFSHORE INC	900003587
TIDEWATER MARINE LLC	900001165
TRI DRILL INC	900004528
TRICO MARINE OPERATORS INC	900001194
VERSABAR INC	900001242
WASTEWATER SPECIALTIES INC	900005127
WET TECH ENERGY INC	900005130
PROCESS PIPING MATERIALS INC	900005011
SURVIVAL SYSTEMS INTERNATIONAL	900001125
COMPLIANCE TECHNOLOGY GROUP	900005351
VEOLIA ES SPECIAL SERVICES, INC.	900005256

Schedule 4.12 - 2

Consents to Assign- Purchase Orders

PURCH.DOC.	PLNT	SUPPLIER’S NAME	SHORT TEXT
50024910	GOMX	RCS LLC	GOM-CLEANING SERVICES (OFFSHORE)
50024756	GOMX	MID FAB SERVICES LLC	GOM-PLATFORM/ SKID/ETC (STORAGE)
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- COMPLETION FLUIDS
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- GRAVEL PACK PACKERS
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- TUBING CONVEYED PERFORATING
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- LOGGING (OPEN HOLE)
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- MWD / LWD SERVICE
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- STIMULATION SERVICE
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- DIRECTIONAL DRILLING / MOTORS
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- LOGGING (CASED HOLE)
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- PIPE RECOVERY
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- DRILLING FLUIDS
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- DRILL BITS
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- CASING CUTTING (DOWNHOLE)
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- FISHING TOOLS
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- THRU TUBING SERVICES
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- SONDEX CALIPERS
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- WASTE MANAGEMENT SERVICES
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- SUB SURFACE SAFETY VALVES
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM- PACKERS (SQUEEZE/STORM)
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM-WELL BORE CLEANING
50004588	GOMX	BAKER HUGHES BUSINESS SUPPORT	GOM-MUD LOGGING SERVICE
50026608	GOMX	BAKER PETROLITE	GOM-PRODUCTION/CORROSION TREATING
50001080	GOMX	NATIONAL TANK CO	GOM-NATCO / INVALCO PRODUCTS
50027891	GOMX	W INDUSTRIES LP	GOM-HIMA SAFETY SYSTEMS
50007785	GOMX	SOLA COMMUNICATIONS INC	GOM-SPECTOR LUMENEX
50009782	GOMX	SOLA COMMUNICATIONS INC	GOM-NAVIGATION AIDS
50023999	GOMX	SMITH SERVICES	GOM-BHA/DRILL PIPE INSPECTION)
50026592	GOMX	SMITH SERVICES	GOM-CASING CUTTING (DOWNHOLE)
50026626	GOMX	SMITH SERVICES	GOM-TUBING TONG SERVICE
50030475	GOMX	SMITH SERVICES	GOM-HOLE OPENERS / UNDERREAMERS
50020074	GOMX	GLOBAL DIVERS & CONTRACTORS INC	GOM-DIVING SERVICES (CALL OUT)
50029478	GOMX	APPLIED COATING SERVICES	BLASTING & PAINTING - MC 773
50003677	GOMX	B & J MARTIN INC	EXTEND PO & INCR. RATES
50004589	GOMX	B & J MARTIN INC	EXTEND PO & INCR. RATES
50024974	GOMX	B & J MARTIN INC	GOM-LIVING QUARTERS (RENTAL)
50026513	GOMX	BAKER HUGHES INTEQ INC	GOM-GYRO /MAGNETIC MULTISHOT SERVICE
50004675	GOMX	BJ SERVICES CO	GOM - COMPLETION FLUIDS
50004675	GOMX	BJ SERVICES CO	GOM - STIMULATION SERVICE

Schedule 4.12-3

PURCH.DOC.	PLNT	SUPPLIER’S NAME	SHORT TEXT
50004675	GOMX	BJ SERVICES CO	GOM - CEMENT / CEMENTING SERVICES
50004675	GOMX	BJ SERVICES CO	GOM - CASING SCRAPERS
50004675	GOMX	BJ SERVICES CO	GOM - PACKERS (SQUEEZE / STORM)
50026587	GOMX	BJ SERVICES CO	GOM-COILED TUBING / NITROGEN
50026519	GOMX	BJ TUBULAR SERVICES	GOM-DRIVE HAMMER SERVICE
50030672	GOMX	BLR CONSTRUCTION COMPANIES LLC	GOM-LOCATION WORK (CALL-OUT)
50031789	GOMX	BLR CONSTRUCTION COMPANIES LLC	SITE PREPARATION SERVICE
50028367	GOMX	CAJUN CUTTERS INC	GOM-FABRICATION SERVICE
50020072	GOMX	CAL DIVE INTERNATIONAL INC	GOM-CALL-OUT DIVING SERVICE
50024371	GOMX	CCS ENERGY SERVICES LLC	GOM-OILFIELD WASTE DISPOSAL
50024181	GOMX	DEEPWATER CORROSION SERVICES INC	GOM-CORROSION CONTROL MATERIAL
50001657	GOMX	DELIGANS VALVES INC	GOM-COMPRESSOR VALVE REPAIRS...
50016271	GOMX	DESSELLE MAGGARD CORP	GOM-MASONEILAN CONTROL VALVES
50023668	GOMX	DEVIN RENTAL TOOLS INC	GOM-RENTAL (CT - LIFTFRAME)
50019868	GOMX	DIESEL TECH OF LOUISIANA LLC	GOM-DIESEL ENGINE REPAIRS / PARTS
50021468	GOMX	DIVCON LLC	GOM-CALL-OUT DIVING SERVICE
50029267	GOMX	DRILLING SERVICES OF AMERICA INC	GOM-THRU-TUBING DRILLING EQUIPMENT, ETC
50028973	GOMX	EXPRESS ENERGY SERVICES P & A LLC	P&A - WC 132 #1, WC 202 #1
50028973	GOMX	EXPRESS ENERGY SERVICES P & A LLC	P&A - WC 225 #6
50031306	GOMX	EXPRO AMERICAS INC	7.375” 10K SUBSEA AUXILIARY STRING, ETC.
50024752	GOMX	GREENES ENERGY GROUP LLC	GOM-SPECIALTY RENTAL EQUIPMENT
50032180	GOMX	HIMA AMERICAS INC	GOM-AUTOMATED SAFETY SYATEMS, ETC.
50030474	GOMX	HOLE OPENER CORP	GOM-HOLE OPENERS / UNDERREAMERS
50024968	GOMX	KMC OILTOOLS INC	GOM-SOLIDS CONTROL/ZERO DISCHARGE
50024756	GOMX	MID FAB SERVICES LLC	GOM-RELOCATE PRODUCTION SKID
50009901	GOMX	MIDSTREAM FUEL SERVICES LLC	GOM-DOCK SERVICES
50026269	GOMX	MIDSTREAM FUEL SERVICES LLC	DIESEL FUEL
50026520	GOMX	OFFSHORE ENERGY SERVICES INC	GOM-DRIVE HAMMER SERVICE
50028572	GOMX	OFFSHORE ENERGY SERVICES INC	GOM-CASING CREW SERVICE
50024971	GOMX	PANEL SPECIALISTS INC	GOM-PANEL FABRICATION / REPAIRS
50031404	GOMX	PARAGON INDUSTRIES INC	GOM-RENTAL (CARGO BOXES, MATERIAL BASKET
50024720	GOMX	PLANT PERFORMANCE SERVICES LLC	GOM-PANEL FABRICATION / REPAIRS
50027579	GOMX	PLANT PERFORMANCE SERVICES LLC	GOM-ELECTRICAL REPAIRS
50004677	GOMX	PRECISION ENERGY SERVICES INC	GOM-PIPE RECOVERY
50004677	GOMX	PRECISION ENERGY SERVICES INC	GOM-LOGGING (CASED HOLE)
50004677	GOMX	PRECISION ENERGY SERVICES INC	GOM-MULTI-ARM CALIPER
50029671	GOMX	PRO VALVE SERVICES INC	GOM-VALVE REPAIR SERVICE
50031289	GOMX	PROFESSIONAL FLUID SERVICES LLC	GOM-SPECIALTY CHEMICALS / SERVICE
50001000	GOMX	PROJECT ASSOCIATES INC	GOM-ENGINEERING / DRAFTING
50002858	GOMX	PSC INDUSTRIAL OUTSOURCING INC	GOM-SPILL RESPONSE SERVICE

Schedule 4.12 -4

PURCH.DOC.	PLNT	SUPPLIER’S NAME	SHORT TEXT
50024758	GOMX	PSC INDUSTRIAL OUTSOURCING INC	GOM-CLEANING SERVICES (DOCKSIDE)
50030680	GOMX	REAMCO INC	GOM-STABILIZERS / DRILL COLLARS
50031373	GOMX	REAMCO INC	GOM-JARS (DRILLING / FISHING)
50026709	GOMX	RIGDON MARINE CORP	GOM -210’ SUPPLY BOAT
50026522	GOMX	RUSTY CLARK SURVEY CO INC	GOM-GYRO /MAGNETIC MULTISHOT SERVICE
50006688	GOMX	STRIC LAN COMPANIES CORP	GOM-WELL TESTING SERVICE
50024197	GOMX	TRI DRILL INC	GOM-BHA/DRILL PIPE INSPECTION)
50026621	GOMX	UNIVERSAL COMPRESSION INC	GOM-CATERPILLAR (PARTS / REPAIRS)
50031310	GOMX	UNIVERSAL COMPRESSION INC	GOM-GAS COMPRESSOR (REPAIRS / PARTS)
50025371	GOMX	VAM PTS CO	GOM-TUBING. -THREADING/RUNNING/TOOLS
50026525	GOMX	VERSABAR INC	GOM-RIGGING EQUIPMENT
50031674	GOMX	WASTEWATER SPECIALTIES INC	GOM-CLEANING SERVICES
50031293	GOMX	WET TECH ENERGY INC	GOM-ANCHOR HANDLING SERVICES
50031699	GOMX	WOOD GROUP PRODUCTION SERVICES INC	GOM-GAS COMPRESSOR (REPAIRS / PARTS)
50002994	ICIT	BAKER HUGHES BUSINESS SUPPORT	COMPLETION SERVICES & EQUIPMENT
50008972	ICIT	OFFSHORE SERVICE VESSELS LLC	SUPPLY BOATS
50000277	ICIT	AMERICAN BUREAU OF SHIPPING	CERTIFY MMS & CVA
50003677	ICIT	B & J MARTIN INC	INCREASE DAYRATE
50026672	ICIT	HAMILTON ENGINEERING INC	2006 EXTENSION
50015668	ICIT	K & K ENTERPRISES INC	WATER TREATMENT SERVICES
50017869	ICIT	KNIGHT OIL TOOLS INC	RENTAL TOOLS
50023978	ICIT	MCDONALD BOTTOM HOLE PRESSURE	GOM-ELECTRONIC PRESSURE SURVEYS
50019770	ICIT	OILFIELD PRODUCTION CONTRACTORS INC	GOM-OFFSHORE PRODUCTION LABOR
50022567	ICIT	SOLA COMMUNICATIONS INC	GOM-COMMUNICATION SERVICES
50000277	NOGO	AMERICAN BUREAU OF SHIPPING	GOM -EXTEND ORDER
50007567	NOGO	DEEPTREND INC	SAN JACINTO
50007567	NOGO	DEEPTREND INC	2006 EXTENSION
50033480	GOMX	ALLIS CHALMERS RENTAL TOOLS INC	GOM-Rental Tools (Wireline)
50032403	GOMX	B & J MARTIN INC	GOM-Site Verification Services
50032090	GOMX	BLR CONSTRUCTION COMPANIES LLC	GOM-Trailer, etc. rentals...
50032679	GOMX	HERCULES LIFTBOAT CO LLC	LIFTBOAT - MORAY
50033687	GOMX	HERCULES LIFTBOAT CO LLC	LIFTBOAT - CARP
50032686	GOMX	HORNBECK OFFSHORE SERVICES INC	HOS SUPER H
50033383	GOMX	OCEAN MARINE CONTRACTORS INC	Seven (7) Walk Thru Loadspreaders
50032391	GOMX	OILFIELD PROFESSIONAL CONTRACTORS	GOM-Offshore Labor (Mechanic,etc.)
50033384	GOMX	PRO VALVE SERVICES INC	GOM-X-Mas Tree & Valve Repairs
50032411	GOMX	SEACOR MARINE INC	M/V CHARLES F MCCALL
50032575	GOMX	SEACOR MARINE INC	M/V CHARLES F MCCALL
50032676	GOMX	SEACOR MARINE INC	SEABULK CARMEN

Schedule 4.12-5

PURCH.DOC.	PLNT	SUPPLIER’S NAME	SHORT TEXT
50032869	GOMX	SEACOR MARINE INC	SEABULK NEBRASKA
50018775	GOMX	SUPERIOR PERFORMANCE INC	GOM-Third Party Inspection
50000573	GOMX	SURVIVAL SYSTEMS INTERNATIONAL	GOM-Survival Capsule (Repairs/Parts)
50032093	ICIT	TECHNIP OFFSHORE INC	PEGASUS FLEXIBLE RISER
50032399	GOMX	TESCO CORP	GOM-Drilling with Casing Program
50033371	GOMX	TRICO MARINE OPERATORS INC	BIG HORN RIVER
50032407	GOMX	YOUNGCO INC	GOM-Drilling Rig Inspections

Schedule 4.12 -6

Consents to Assign- Seismic Licenses

BB Contract No.	Agreement Name	Dominion Party (or predecessor in interest)	Counterparty	Date of Agreement
N/A	Non-Exclusive Data License Agreement	Mark Producing, Inc.	Digicon Geophysical Corp.	5/4/1984

N/A	General Non-Exclusive License Agreement	CNG Producing Company	Geco Geophysical Company, Inc.	11/7/1985

N/A	Data License Agreement	CNG Producing Company	GeoMap Company	10/7/1992

N/A	Time Imaging Geophysical Data Master License Agreement	CNG Producing Company	Diamond Geophysical Service Corporation	8/26/1996

N/A	Licensing of Non-Exclusive Seismic Data and Geological/Geophysical Reports	CNG Producing Company	Geco-Prakla, a division of Schlumberger Technology Corporation	1/23/1997

N/A	Master License Agreement for Geophysical Data	CNG Producing Company	TGS - Calibre Geophysical Company, a Delaware corporation	10/31/1997

N/A	Non-Exclusive Seismic Data Use License	CNG Producing Company	Gulfstar Energy	5/19/1998

N/A	Master License Agreement	CNG Producing Company	Fairfield Industries Incorp., a Delaware corporation	9/3/1998

N/A	Data License Agreement	CNG Producing Company	Energy Information, Inc.	5/19/1999

N/A	Data License Agreement	CNG Producing Company	Energy Information Partners, Inc.	5/19/1999

N/A	TGS-NOPEC Phase 45 Gravity Data License	CNG Producing Company	FUGRO-LCT, Inc.	8/4/1999

N/A	General License Agreement	CNG Producing Company	Geoterrex-Dighem, a division of CGG Canada Ltd.	10/27/1999

N/A	Transfer of Licensing Rights to Seismic Material, incorporating the terms of a Master Lease Agreement for Geophysical Data dated 10-31-97 between TGS and CNG	CNG Producing Company	TGS-NOPEC Geophysical Company	3/15/2000

N/A	Data License Agreement	DEPI	Stone Energy Corporation	3/23/2000

N/A	Master Geophysical Data-Use License Agreement	DEPI	JEBCO Seismic, L.P.	4/27/2000

N/A	2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement (Pertains to both offshore and onshore data)	DEPI	Seitel Data, Ltd.	8/3/2000

N/A	Data Use License	DEPI	Western Geophysical Company	9/11/2000

N/A	Master License Agreement	DEPI	Geophysical Pursuit, Inc.	9/13/2000

N/A	General Non-Exclusive License Agreement for the use of Proprietary Marine 3D Geophysical Data	DEPI	CGG Americas Inc.	5/22/2001

Schedule 4.12 - 7

BB Contract No.	Agreement Name	Dominion Party (or predecessor in interest)	Counterparty	Date of Agreement
N/A	Software Maintenance Agreement	DEPI	Earth Resource Mapping, Inc.	6/14/2001

N/A	Master Agreement for Geophysical Services, whereby Dominion is paying Veritas to conduct geophysical surveys	DEPI (as purchaser, but not a licensee of data)	Veritas DGC Land, Inc.	6/27/2001

N/A	Standard Data License Agreement for Seismic Data (Pertains to both offshore and onshore data)	DEPI	PAC Geophysical, Inc.; CONOCO INC.	8/10/2001

N/A	Master License Agreement for Multiclient Seismic Data	DEPI	WesternGeco LLC	12/30/2002

N/A	3D Seismic Data License Agreement (Pertains to both offshore and onshore data)	DEPI	SEI 3D, LLC	1/8/2004

N/A	Agreement for Marine Seismic Data Acquisition & Processing	DEPI	WesternGeco LLC	5/5/2004

N/A	Global Master Geophysical Data-Use License	DEPI	Fugro Multi Client Services, Inc.	9/23/2004

N/A	Master Geophysical Data-Use License	DEPI	Seismic Exchange, Inc.	10/1/2004

N/A	GOMOS-USA License Agreement and Exhibit for Report on Gulf of Mexico MetOcean Statistics	DEPI	Oceanweather, Inc.	7/28/2006

N/A	Letter Agreement re: Special License Agreement governed by the Master Geophysical Data-Use License between the parties (Pertains to both offshore and onshore data)	DEPI	Seismic Exchange, Inc.	10/4/2006

S-03-03	Non-Exclusive License Agreement	CNG Producing Company	Seismic Resources, Inc.	2/14/1994

S-01-16	Master Geophysical Data-use License	DEPI	Digicon Geophysical Corp.	1/28/2001

S-00-01	Master Geophysical Data-use License	DEPI	Digicon Geophysical Corp.	10/31/2000

N/A	Gulf of Mexico Green Canyon Multi-Client Proposal	DEPI	CGC Veritas	2/27/2007

N/A	Letter Agreement re: Atwater Valley 3	DEPI	WesternGeco	1/23/2007

Schedule 4.12 - 8

Consents to Assign- Marketing Contracts

Contract No.	Contract Name	Category

307FC	Amended and Restated Straddle & Processing Agreement by and between DEPI and Tennessee Gas Pipeline Company, dated April 1, 2003	Offshore

309FC	Connection Agreement by and between DEPI and ANR Pipeline Company, dated July 17, 2002	Offshore

318FC	Platform Use and Construction Agreement by and between CNG Producing Company and Coastal Oil & Gas USA, LP, dated June 1, 1996	Offshore

319FC	Platform Use and Construction Agreement by and between CNG Producing Company, Coastal Oil & Gas USA, LP and Chieftain International (U.S.) Inc. and Main Pass Oil Gathering Company, dated September 1, 1996	Offshore

335FC	Lateral Line Interconnect, Reimbursement, Platform Use and Operating Agreement by and between CNG Producing Company, Williams Field Services- Gulf Coast Company, LP, BHP Petroleum (Americas), Inc., The Houston Exploration Company, Ridgewood Energy Corporation and Cairn Energy USA, Inc., dated October 20, 1999	Offshore

339FC	Facilities Agreement by and between DEPI and ANR Pipeline Company, dated July 16, 2003	Offshore

349FC	Facilities Interconnect Agreement by and between DEPI and Enbridge Offshore Pipelines (UTOS) LLC, dated June 1, 2004	Offshore

357FC	Spar Use and Access Agreement by and between DEPI, Williams Field Services- Gulf Coast Company, LP and Pioneer Natural Resources USA, Inc., dated August 15, 2001	Offshore

358FC	Spar Operating Agreement by and between DEPI and Williams Field Services- Gulf Coast Company, LP, dated August 15, 2001	Offshore

359FC	Construction and Contribution Agreement by and between DEPI and Houston Pipe Line Company, dated March 18, 2002 (Front Runner)	Offshore

360FC	Assignment Coordination and Oversight Agreement by and between DEPI, Discovery Producer Services LLC, Discovery Gas Transmission, Murphy Exploration & Production Company- USA et. al., dated May 26, 2004 (Front Runner)	Offshore

360FC	Spar Use and Access Agreement by and between DEPI, Discovery Producer Services LLC, Discovery Gas Transmission, Murphy Exploration & Production Company- USA et. al., dated May 26, 2004 (Front Runner)	Offshore

389FC	Independence Hub Agreement by and between DEPI, Independence Hub, LLC and Anadarko Petroleum Corporation et al., dated November 9, 2004	Offshore

409FC	Operation and Maintenance Agreement by and between DEPI and Poseidon Oil Pipeline Company, LLC, dated June 1, 2004	Offshore

Schedule 4.12 - 9

Contract No.	Contract Name	Category

2008G	Gas Purchase Agreement by and between DEPI and Houston Pipe Line Company, dated March 18, 2002 (if transferee has a credit rating of BB+ or lower by S&P and Ba1 or lower by Moody’s)	Offshore

3108G	Natural Gas Sales and Purchase Agreement by and between DEPI and Williams Energy Marketing & Trading Company, as agent for Transco Energy Marketing Company, dated August 15, 2001	Offshore

3111G	NGL Sale- Paradis Fractionation Plant by and between DEPI and Texaco Natural Gas Liquids, dated August 31, 2005	Offshore

3270G	NGL Sales Agreement (Isobutane/Ethane) by and between DEPI and SemStream, LP, dated December 20, 2005	Offshore

3294G	NGL Sales Agreement (Ethane) by and between DEPI and SemStream, LP, dated April 28, 2006	Offshore

3295G	NGL Sales Agreement (Propane) by and between DEPI and SemStream, LP, dated April 28, 2006	Offshore

3296G	NGL Sales Agreement (Isobutane) by and between DEPI and SemStream, LP, dated April 28, 2006	Offshore

3297G	NGL Sales Agreement (Normal Butane) by and between DEPI and SemStream, LP, dated December 20, 2005	Offshore

3298G	NGL Sales Agreement (Natural Gasoline) by and between DEPI and SemStream, LP, dated April 28, 2006	Offshore

315GG	Gas Gathering, Separation and Dehydration Agreement by and between CNG Producing Company and Williams Field Services- Gulf Coast Company, LP, dated December 11, 1999	Offshore

318GG	Lateral Gathering Agreement by and between CNG Producing Company and Shell, dated August 1, 1995	Offshore

322GG	Gas Gathering Agreement by and between DEPI and VK Deepwater Gathering Company, LLC, dated December 1, 2002	Offshore

323GG	Gas Dedication and Gathering Agreement by and between DEPI, Murphy Exploration & Production Company- USA, Spinnaker Exploration Company and Discovery Producer Services, LLC, dated May 26, 2004	Offshore

343GG	Gas Gathering Agreement by and between DEPI and Targa Midstream Services, LP, dated February 1, 2005	Offshore

345GG	Gathering, Separation and Measurement Services Agreement by and between DEPI and Williams MobileBay Producer Services, LLC, dated April 11, 2005	Offshore

351GG	Gas Gathering Agreement by and between DEPI and Gulfterra Field Services LLC, Anadarko Petroleum Corporation, Kerr-McGee Oil & Gas Corporation, Devon Louisiana Corporation, Spinnaker Exploration Company, BHP Billiton Petroleum (Deepwater) Inc., dated November 9, 2004	Offshore

356GG	Gather Gathering System Gathering Agreement by and between DEPI and Targa Midstream Services, LP, dated November 11, 2005	Offshore

302PR	Gas Processing Agreement by and between ExxonMobil Gas Marketing Company and Houston Pipe Line Company LP, dated October 1, 2001	Offshore

304PR	Natural Gas Processing Agreement by and between CNG Producing Company and Targa Midstream Services, LP, dated January 1, 1999	Offshore

306PR	Gas Processing Agreement by and between DEPI and El Paso Field Operations Company, dated August 1, 2002	Offshore

Schedule 4.12 - 10

Contract No.	Contract Name	Category

323PR	Restated Hydrocarbon Fractionation Agreement by and between CNG Producing Company, Enterprise Gas Processing LLC/ YsCloskey Plant Owners; Warren Petroleum Co.; Western Gas Resources, Inc; Amoco Production Company; Arco oil and Gas Co.; Aviva America Inc; CXY Energy, Inc.; Conoco Inc.; Crystal Oil Co.; Energy Development Corp.; Exxon Co. USA; Fina Oil and Chemical Co.; Flores and Rucks, Inc.; Hunt Petroleum Co.; LLOG Exploration Co; The Louisiana Land and Exploration Co.; Mississippi Marketing; Mobil Exploration and Producing Southeast, Inc; Newfield Exploration Co; Oryx Energy Co; Panaco Inc; Placid Oil Inc; Shell Western E and P Inc; South Oak Production Co; Taylor Energy Co; Texaco Exploration and Production, Inc; Trident NGL, INC.; Unocal Exploration; Vantage Point Energy; Vintage Gas Inc, dated August 1, 2003	Offshore

337PR	Production Handling Agreement by and between DEPI, Coastal Oil & Gas USA, L.P.. and Chieftain International (US) Inc., dated December 20, 2000	Offshore

348PR	NGL Distribution Agreement by and between CNG Producing Company, K/D/X Promix LLC and Mobil Bay Processing Partners, dated September 17, 1999	Offshore

348PR	NGL Exchange Agreement by and between CNG Producing Company, K/D/X Promix LLC and Mobil Bay Processing Partners, dated September 17, 1999	Offshore

349PR	Storage & Terminal Loading Agreement by and between CNG Producing Company and PanEnergy Mobile Bay Processing LLC, dated March 12, 1999	Offshore

353PR	Production Handling Agreement by and between CNG Producing Company and ExxonMobil Production Company et al., dated November 19, 1998	Offshore

359PR	Production Scheduling Agreement by and between DEPI and ANR Pipeline Company, dated July 24, 2002	Offshore

367PR	Production Handling Agreement by and between DEPI, Spinnaker Exploration Company LLC and BP America Production Company, dated June 6, 2003	Offshore

374PR	Production Handling Agreement by and between DEPI, Spinnaker Exploration Company LLC and Hydro Gulf of Mexico, LLC, dated October 1, 2003	Offshore

382PR	Production Handling Agreement by and between DEPI and Williams Field Services - Gulf Coast Company, LP, dated August 15, 2001	Offshore

	Assignment, Coordination and Oversight Agreement by and between Williams Field Services - Gulf Coast Company, LP, dated August 15, 2001	Offshore

383PR	Mobile Bay Processing Agreement by and between DEPI and Williams Mobile Bay Producer Services, LLC, dated August 15, 2001	Offshore

384PR	Agreement regarding Processing Rights by and between CNG Producing Company and Trunkline Gas Company, dated January 1, 1994	Offshore

385PR	Gas Processing and Fractionation Agreement by and between DEPI and Discovery Producer Services, LLC, dated May 26, 2004	Offshore

394PR	Production Handling Agreement by and between DEPI and LLOG Exploration Offshore, Inc. , dated January 30, 2006	Offshore

Schedule 4.12 - 11

Contract No.	Contract Name	Category

410PR	Production Handling Agreement by and between DEPI and Newfield Exploration Company, dated October 1, 2004	Offshore

411PR	Production Handling Agreement by and between DEPI and Dauphin Island Gathering System LLC, dated December 14, 2004	Offshore

414PR	Gas Processing and Products Purchase Agreement by and between DEPI and Targa Midstream Services, LP, dated February 1, 2005	Offshore

417PR	Gas Processing and Conditioning Agreement- Mobile Bay by and between DEPI and Mobile Bay Processing Partners, dated April 1, 2005	Offshore

420PR	Independence Hub Agreement by and between Independence Hub, LLC, Anadarko Petroleum Corporation, BHP Billiton Petroleum (Deepwater) Inc., Spinnaker Exploration Company, Kerr-McGee Oil and Gas Corporation, Devon Louisiana Corporation, Hydro Gulf of Mexico, and DEPI, dated November 9, 2004	Offshore

423PR	Liquids Handling Agreement by and between DEPI and Tennessee Gas Pipeline Company, dated November 9, 2004	Offshore

427PR	Processing Agreement- Lowry Gas Plant by and between DEPI and Dynegy Midstream Services, LP, dated November 1, 2005	Offshore

428PR	Processing Agreement- Patterson II Gas Plant by and between DEPI and CDM Max, LLC, dated January 1, 2006	Offshore

443PR	Gas Processing Agreement- Barracuda Gas Plant by and between DEPI and Targa Midstream Services, LP, dated September 1, 2006	Offshore

306SP	Confidentiality Agreement by and between Cleopatra Gas Gathering Company, LLC., Mardi Gras Transportation System Inc., BHP Billiton Petroleum (Deepwater) Inc., Union Oil Company of California (Members), Murphy Exploration & Production Company, and Spinnaker Exploration Company, LLC, dated June 11, 2002	Offshore

347SP	Confidentiality Agreement by and between DEPI, Murphy Exploration & Production Company, Spinnaker Exploration Company, and Caesar Oil Pipeline Company, dated July 11, 2002	Offshore

323SV	Terminalling Agreement- Bayou Black by and between DEPI and WFS-Liquids Company, dated August 1, 2003	Offshore

302T	Gas Energy Management System Service Agreement by and between CNG Producing Company and High Island Offshore System, LLC, dated May 1, 1999	Offshore

302T	Interruptible Transportation Agreement by and between CNG Producing Company and High Island Offshore System, LLC, dated May 1, 1999	Offshore

304T	Amended and Restated Condensate Services Agreement by and between DEPI and Houston Pipe Line Company, dated March 21, 2002 (if transferee has a credit rating of BB+ or lower by S&P and Ba1 or lower by Moody’s)	Offshore

306T	Reserve Dedication Agreement by and between DEPI and Discovery Gas Transmission LLC, dated May 26, 2004	Offshore

Schedule 4.12 - 12

Contract No.	Contract Name	Category

310T	Gas Transportation Agreement- FTS 2 by and between CNG Producing Company and Destin Pipeline Company LLC, dated February 2, 1998	Offshore

314T	Service Agreement under Rate Schedule IT by and between CNG Producing Company and Destin Pipeline Company LLC, dated February 2, 1998	Offshore

328T	TABS Service Agreement by and between CNG Producing Company and Texas Eastern Transmission Corp., dated May 20, 1993	Offshore

337T	Transportation Agreement by and between CNG Producing Company and U-T Offshore System, dated July 1, 1990	Offshore

338T	Agreement to Discount Zone 2 Interruptible Transportation Rates by and between CNG Producing Company and Williams Field Services Company as agent for Transcontinental Pipeline Corp., dated November 1, 1999	Offshore

338T-2	Popeye Rate and Throughput Agreement by and among CNG Producing Company, Transcontinental Gas Pipeline Corporation and WFS Production Services Company, dated December 1, 1995	Offshore

338T	Popeye Rate Discount and Throughput Agreement by and between CNG Producing Company , WFS Production Services Company and Transcontinental Pipeline Corp., dated December 1, 1995	Offshore

340T	Gas Transportation Agreement by and between CNG Producing Company and Texas Gas Transmission Corporation, dated June 23, 1998	Offshore

341T	Gas Transportation Agreement by and between CNG Producing Company and Stingray Pipeline Company, dated January 1, 2000	Offshore

342T	Facilities Reimbursement Agreement by and between DEPI, Anadarko Petroleum Corporation, Kerr-McGee Oil and Gas Corp., Devon Louisiana Corp., Spinnaker Exploration Company and Tennessee Gas Pipeline Company, dated November 9, 2004	Offshore

353T	Supply Aggregation Service Agreement by and between DEPI and Tennessee Gas Pipeline Company, dated June 1, 1998	Offshore

359T	FT-2 Service Agreement by and between DEPI and Destin Pipeline Company, LLC, dated November 18, 2004	Offshore

405T	Precedent Agreement by and between DEPI and Tennessee Gas Pipeline Company, dated November 9, 2004	Offshore

447T	Liquefiables Transportation Agreement by and between DEPI and Southern Natural Gas Company, dated January 4, 2002	Offshore

454T	Liquid Hydrocarbon Transportation Agreement by and between DEPI and Destin Pipeline Company, LLC, dated February 1, 2006	Offshore

462T	Transportation, Separation and Handling of Liquids/Condensate Agreement by and between DEPI and Columbia Gas Transmission Company, dated April 1, 2001	Offshore

463T	Injected & Retrograde Condensate Transportation and BTU Make-up Agreement by and between DEPI and Transcontinental Gas Pipe Line Corporation, dated November 5, 2003	Offshore

Schedule 4.12 - 13

Contract No.	Contract Name	Category

464T	Agreement for Measurement & Allocation of Condensate for the Southeast Louisiana Gathering System by and between DEPI and Transcontinental Gas Pipe Line Corporation, dated June 11, 2003	Offshore

465T	Liquefiable Hydrocarbon Transportation Agreement by and between DEPI and Transcontinental Gas Pipe Line Corporation, dated June 11, 2003	Offshore

493T	Capacity Release Service Agreement by and between DEPI and Destin Pipeline Company, LLC, dated October 10, 2006	Offshore

499T	Condensate Separation, Handling, Stabilization and Redelivery Agreement by and between DEPI and Discovery Producer Services LLC, dated May 26, 2004	Offshore

322FC	Gas Gathering Agreement by and between CNG Main Pass Gathering Corporation, Dauphin Island Gathering Partners, MCNIC Mobile Bay Gathering Company et al, dated August 20, 1998	Offshore

301GG	Gas Gathering Agreement by and between CNG Producing Company and Dauphin Island Gathering Partners, dated June 1, 1996	Offshore

301GG	Commitment Agreement by and between CNG Producing Company and Dauphin Island Gathering Partners, dated June 1, 1996	Offshore

304GG	Gas Gathering Agreement by and between CNG Producing Company and Dauphin Island Gathering Partners, dated December 1, 1996	Offshore

304GG	Commitment Agreement by and between CNG Producing Company and Dauphin Island Gathering Partners, dated December 1, 1996	Offshore

326GG	Gas Gathering Agreement by and between Bechtel Energy Resources Corp. and Tenneco Gas Co., dated October 15, 1993	Offshore

327GG	Gas Gathering Agreement by and between Chevron USA Inc. and Tenneco Gas Inc., dated October 15, 1993	Offshore

328GG	Gas Gathering Agreement by and between Union Oil Company of California and Tenneco Gas Inc., dated October 15, 1993	Offshore

346GG	Interruptible Gas Gathering Agreement by and between DEPI and Dauphin Island Gathering Partners, dated April 1, 2005	Offshore

319C	Domestic Crude Oil Purchase Agreement by and between CNG Producing Company and Murphy Crude Oil Marketing, Inc., dated May 28, 1978	Offshore

303C	Crude Oil Exchange Agreement by and between DEPI and Williams Energy Marketing & Trading Company, dated August 15, 2001	Offshore

304C	DEPI Contract No. SHL-116-04 B/S by and between DEPI and Shell Trading (US) Company, dated January 20, 2004	Offshore

305C	DEPI Contract No. MAR-206-04S by and between DEPI and Marathon Petroleum Company, LLC, dated August 20, 2004	Offshore

311C	Purchase Agreement between DEPI and Shell Trading (US) Company, dated December 15, 2004	Offshore

315C	STUSCO Contract No. CPE057069-11 by and between DEPI and Shell Trading (US) Company, dated December 8, 1999	Offshore

Schedule 4.12 - 14

Contract No.	Contract Name	Category

317C	STUSCO Contract No. CBE084507-01 by and between DEPI and Shell Trading (US) Company, dated November 14, 2003	Offshore

320C	STUSCO Contract No. CPE93823-01 by and between DEPI and Shell Trading (US) Company, dated December 13, 2004	Offshore

321C	STUSCO Contract No. CBE033304.01 by and between DEPI and Shell Trading (US) Company, dated January 1, 1997	Offshore

322C	STUSCO Contract No. CPE071483-02 by and between DEPI and Shell Trading (US) Company, dated March 21, 2002	Offshore

327C	Contract No. 0882-1029 by and between CNG Producing Company and Plains Marketing, L.P., dated June 21, 2000	Offshore

328C	Crude Oil Purchase Contract (Conoco Contract No. CAN-05705-O/P) by and between CNG Producing Company and ConocoPhillips, dated January 1, 1985	Offshore

315CG	Oil Gathering Agreement by and between Coastal Oil & Gas USA, L.P. and Main Pass Oil Gathering Company, dated May 7, 1999	Offshore

368C	Letter Agreement to sell Crude Oil and Condensate by and between DEPI and Shell Trading (US) Company, dated June 1, 2006	Offshore

362C	Oil Purchase and Sale Contract by and between DEPI and Murphy Crude Oil Marketing, Inc., dated December 1, 2003	Offshore

361C	Crude Oil Purchase and Sale Contract by and between CNG Producing Company and Marathon Petroleum Company, dated October 31, 1989	Offshore

358C	Oil Purchase and Sale Agreement by and between Murphy E&P Co. USA, Spinnaker Exploration Company, LLC, DEPI and Poseidon Oil Pipeline Company, LLC, dated July 23, 2003	Offshore

356C	Crude Buy/Sell Agreement by and between DEPI and Shell Trading (US) Company, dated December 12, 2003	Offshore

352C	Oil Purchase and Sale Agreement by and between DEPI and Shell Trading (US) Company, dated January 8, 2004	Offshore

353C	Crude Oil Purchase Contract by and between DEPI and Plains Marketing, L.P., dated April 2, 2003	Offshore

354C	Oil Purchase and Sale Agreement by and between DEPI and ShellTrading (US) Company dated March 15, 2005	Offshore

307N	Netting Agreement by and between DEPI and Plains Marketing, L.P., dated May 30, 2003	Crude Oil Sales

306N	Crude Oil and Condensate Payment Netting Agreement by and between DEPI and Marathon Ashland Petroleum LLC, dated July 1, 2000	Crude Oil Sales

303N	Net Settling Agreement by and between DEPI and Chevron Texaco Products Company, dated September 24, 2004	Crude Oil Sales

302N	Master Net Settlement Agreement by and between DEPI and BP Oil Supply Company, dated March 1, 2003	Crude Oil Sales

Schedule 4.12 - 15

Contract No.	Contract Name	Category

483S	NAESB by and between DEPI and Alabama Electric Cooperative, Inc., dated November 1, 2004	GISBs/NAESBs

444S	NAESB by and between DEPI and Anadarko Energy Services Company, dated July 1, 2006	GISBs/NAESBs

301S	GISB by and between DEPI and Anadarko Energy Services Company, dated June 24, 1998	GISBs/NAESBs

312S	GISB by and between DEPI and Baltimore Gas & Electric Company, dated November 1, 1998	GISBs/NAESBs

310S	GISB by and between DEPI, Dominion Midwest Energy Inc. and BP Canada Energy Marketing Corp., dated September 1, 2001	GISBs/NAESBs

436S	NAESB by and between DEPI and Bridgeline Gas Marketing LLC, dated July 1, 2003	GISBs/NAESBs

434S	NAESB by and between DEPI and Chevron Natural Gas, a division of Chevron USA Inc., dated September 1, 2003	GISBs/NAESBs

455S	NAESB by and between DEPI and CIMA Energy, Ltd., dated September 1, 2003	GISBs/NAESBs

413S	NAESB by and between DEPI and City of Lakeland, Florida, dated April 1, 2004	GISBs/NAESBs

612S	NAESB by and between DEPI and Conectiv Energy Supply, Inc., dated October 1, 2006	GISBs/NAESBs

414S	NAESB by and between DEPI and ConocoPhillips Company, dated November 1, 2003 (s/b January 1, 2003)	GISBs/NAESBs

538S	NAESB by and between DEPI and Constellation Energy Commodities Group, Inc., dated August 1, 2006	GISBs/NAESBs

514S	NAESB by and between DEPI and Coral Energy Resources, LP, dated September 1, 2005 [NOTE: Both offshore and onshore gas is sold pursuant to this NAESB.]	GISBs/NAESBs

383S	NAESB by and between DEPI and Cypress Gas Pipeline, LLC, dated January 1, 2003	GISBs/NAESBs

332S	GISB by and between DEPI and Duke Energy Trading & Marketing. L.L.C., dated September 1, 1998	GISBs/NAESBs

443S	NAESB by and between DEPI and Eagle Energy Partners I, L.P., dated June 1, 2003	GISBs/NAESBs

336S	GISB by and between DEPI and El Paso Marketing, L.P., dated March 30, 2000	GISBs/NAESBs

424S	NAESB by and between DEPI and Enbridge Marketing (U.S.) L.P., dated July 1, 2004	GISBs/NAESBs

409S	GISB by and between DEPI and EnergyUSA TPC Corp., dated November 1, 1998	GISBs/NAESBs

340S	GISB by and between DEPI and Enterprise Products Operating, L.P., dated March 30, 2000	GISBs/NAESBs

342S	GISB by and between DEPI and First Chemical Corporation, dated March 1, 1999	GISBs/NAESBs

344S	GISB by and between DEPI and Florida Power & Light Company, dated November 1, 1998	GISBs/NAESBs

343S	GISB by and between DEPI and Florida Power Corporation, dated August 24, 2001	GISBs/NAESBs

419S	GISB by and between DEPI and Fortis Energy Marketing & Trading, GP, dated March 1, 1998	GISBs/NAESBs

404S	NAESB by and between DEPI and Georgia Gulf Chemicals & Vinyls, LLC, dated April 1, 2003	GISBs/NAESBs

472S	NAESB by and between DEPI and HESS Corporation, dated April 1, 2006	GISBs/NAESBs

446S	NAESB by and between DEPI and IMC Phosphates Company, dated January 1, 2004	GISBs/NAESBs

408S	NAESB by and between DEPI and Interconn Resources Company, dated December 1, 2002	GISBs/NAESBs

441S	NAESB by and between DEPI and Lakeshore Energy Services, LLC, dated May 1, 2003	GISBs/NAESBs

417S	NAESB by and between DEPI and Louis Dreyfus Energy Services LP, dated March 1, 2003	GISBs/NAESBs

486S	NAESB by and between DEPI and Louisville Gas & Electric Co. and Kentucky Utilities, dated October 1, 2005	GISBs/NAESBs

Schedule 4.12 - 16

Contract No.	Contract Name	Category

326S	NAESB by and between DEPI and Macquarie Cook Energy, LLC, dated August 1, 2002	GISBs/NAESBs

488S	NAESB by and between DEPI and Magnus Energy Marketing, Ltd., dated October 1, 2006	GISBs/NAESBs

615S	NAESB by and between DEPI and MIECO Inc., dated July 1, 2006	GISBs/NAESBs

351S	NAESB by and between DEPI and Mirant Americas Energy Marketing, LP, dated June 24, 1998	GISBs/NAESBs

500S	NAESB by and between DEPI and Morgan Stanley Capital Group Inc., dated November 1, 2003	GISBs/NAESBs

426S	NAESB by and between DEPI and Murphy Gas Gathering, Inc., dated February 1, 2003	GISBs/NAESBs

353S	NAESB by and between DEPI and National Energy & Trade, LP, dated July 1, 2002	GISBs/NAESBs

354S	GISB by and between DEPI and National Fuel Marketing Company, LLC, dated September 1, 1998	GISBs/NAESBs

355S	NAESB by and between DEPI and Newfield Exploration Company, dated January 1, 2000	GISBs/NAESBs

451S	NAESB by and between DEPI and Peoples Gas System, dated February 1, 2002	GISBs/NAESBs

356S	GISB by and between DEPI and Piedmont Natural Gas, dated August 24, 2001	GISBs/NAESBs

458S	NAESB by and between DEPI and Piedmont Natural Gas, dated December 1, 2004	GISBs/NAESBs

315S	GISB by and between DEPI and Progress Energy Carolinas, Inc., dated August 24, 2001	GISBs/NAESBs

454S	NAESB by and between DEPI and ProLiance Energy, LLC, dated July 1, 2001	GISBs/NAESBs

359S	GISB by and between DEPI and PSEG Energy Resources & Trade LLC, dated October 1, 1998	GISBs/NAESBs

465S	NAESB by and between DEPI and Public Service Company of North Carolina, Inco, dated February 1, 2004	GISBs/NAESBs

467S	NAESB by and between DEPI and SCANA Energy Marketing, Inc., dated February 1, 2004	GISBs/NAESBs

601S	NAESB by and between DEPI and Seminole Electric Cooperative, dated November 1, 2005	GISBs/NAESBs

366S	GISB by and between DEPI and Sequent Energy Management, L.P., dated June 1, 2001	GISBs/NAESBs

380S	GISB by and between DEPI and Sonat Marketing Company, L.P., dated October 1, 1998	GISBs/NAESBs

620S	NAESB by and between DEPI and South Carolina Electric & Gas Company, dated August 1, 2006	GISBs/NAESBs

466S	NAESB by and between DEPI and South Carolina Pipeline Corporation, dated February 1, 2004	GISBs/NAESBs

452S	NAESB by and between DEPI and SouthCoast Energy Partners Corp., dated November 1, 2003	GISBs/NAESBs

464S	NAESB by and between DEPI and Southern Companies Services, Inc., dated July 1, 2004	GISBs/NAESBs

368S	GISB by and between DEPI and Superior Natural Gas Corporation, dated October 1, 1998	GISBs/NAESBs

448S	NAESB by and between DEPI and Tampa Electric Company, dated February 1, 2006	GISBs/NAESBs

369S	NAESB by and between DEPI and The Energy Authority, dated July 1, 2002	GISBs/NAESBs

370S	GISB by and between DEPI and Torch Enegy TM, Inc., dated October 1, 1998	GISBs/NAESBs

431S	NAESB by and between DEPI and Total Gas & Power North America, Inc., dated November 1, 2002 [NOTE: Both offshore and onshore gas is sold pursuant to this NAESB.]	GISBs/NAESBs

372S	GISB by and between DEPI and Transco Energy Marketing Company, dated November 1, 1998	GISBs/NAESBs

320S	NAESB by and between DEPI and Union Oil Company of California, dated April 1, 1999	GISBs/NAESBs

616S	NAESB by and between DEPI and United Energy Trading, LLC, dated July 1, 2006	GISBs/NAESBs

378S	GISB by and between DEPI and Williams Power Company, Inc., dated November 1, 1998	GISBs/NAESBs

3345G	Term Purchase Agreement by and between DEPI and SemStream, L.P., dated February 1, 2007	Offshore

Schedule 4.12 - 17

Contract No.	Contract Name	Category

3346G	Term Purchase Agreement by and between DEPI and SemStream, L.P., dated February 1, 2007	Offshore

3349G	Term Purchase Agreement between DEPI and Chevron Products Company, dated March 19, 2007	Offshore

353SP	Confidential Disclosure Agreement between Discovery Producer Services LLC, Discovery Gas Transmission LLC and DEPI, dated March 2, 2007	Offshore

451PR	Natural Gas Liquids Exchange Agreement between DEPI and Crosstex Processing Services, LLC, effective January 1, 2007	Offshore

452PR	Service Agreement- Grand Chenier System Volumes- CDM Max Grand Chenier Plant, Cameron Parish, Louisiana, between CDM Max, LLC and DEPI, dated February 1, 2007	Offshore

606T	Liquid Hydrocarbon Transportation Agreement between Destin Pipeline Company, L.L.C., and DEPI, dated February 23, 2007	Offshore

607T	Grand Chenier PTR Plant, PTR Transportation Agreement by and between Tennessee Gas Pipeline Company and DEPI, dated February 27, 2004	Offshore

356FC	Equity Buy-In Agreement by and between DEPI, Pioneer Natural Resources USA, Inc.,and Williams Field Services- Gulf Coast Company, LP, dated August 29, 2001	Offshore

Schedule 4.12 - 18

Consents to Assign- Land Contracts (Non-Leases)

NOTE: Contracts that are listed more than once apply to multiple prospects.

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
7042	EI272/EI284 DRY HOLE CONTRIBUTION	JOA	EXCHANGE AGREEMENT	EUGENE ISL 272 S-ADD	PRZL0007	LA	OFFSHORE	DEPI	OFFSHORE

7042	EI272/EI284 DRY HOLE CONTRIBUTION	JOA	EXCHANGE AGREEMENT	EUGENE ISL 284 S-ADD	PRZL0008	LA	OFFSHORE	DEPI	OFFSHORE

7043	EI272/EI284 UNITIZATION AGMT	JOA	UNIT & UNIT OPERATING AGMT	EUGENE ISL 272 S-ADD	PRZL0007	LA	OFFSHORE	DEPI	OFFSHORE

7043	EI272/EI284 UNITIZATION AGMT	JOA	UNIT & UNIT OPERATING AGMT	EUGENE ISL 284 S-ADD	PRZL0008	LA	OFFSHORE	DEPI	OFFSHORE

7580	MP20/27 PARTICIPATION AGREEMENT W/JOA	JOA	LETTER OF AGREEMENT	ELECTRON NORTH (MP20) PROSPECT	PRZL0442	LA	OFFSHORE	DEPI	OFFSHORE

ZL00490003	VR267 S/2 S-ADD TAX PART AGMT	LND	MISCELLANEOUS	VERMILION 267 S/2 S-ADD	PRZL0049	LA	OFFSHORE	DEPI	OFFSHORE

ZL00500001	VR 268 S-ADD OPER AGMT	JOA	JOINT OPERATING AGREEMENT	VERMILION 268 S-ADD	PRZL0050	LA	OFFSHORE	DEPI	OFFSHORE

ZL01590001	EC332 S-ADD JT OPER AGMT	JOA	JOINT OPERATING AGREEMENT	CAMERON, E 332 S-ADD	PRZL0159	LA	OFFSHORE	DEPI	OFFSHORE

ZL00270019	SS271 PIGGING & ABANDONMENT	JOA	LETTER OF AGREEMENT	SHIP SHOAL 271 S-ADD	PRZL0027	LA	OFFSHORE	DEPI	OFFSHORE

310024	WC 72 JOA	JOA	JOINT OPERATING AGREEMENT	WEST CAMERON 72 PROSPECT	PRZL0529	LA	OFFSHORE	DEPI	OFFSHORE

310313	WC 69 JOA DEPI - SPINNAKER	JOA	JOINT OPERATING AGREEMENT	WEST CAMERON 69 PROSPECT	PRZL0528	LA	OFFSHORE	DEPI	OFFSHORE

310852	EC11 JOA WITH SPINNAKER	JOA	JOINT OPERATING AGREEMENT	EAST CAMERON 11 PROSPECT	PRZL0499	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 19

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
310853	SA14 JOA WITH SPINNAKER	JOA	JOINT OPERATING AGREEMENT	SABINE PASS 14 PROSPECT	PRZL0522	LA	OFFSHORE	DEPI	OFFSHORE

311005	SS247 WELL F18ST FARMIN-MURPHY	JOA	FARMIN AGREEMENT	SHIP SHOAL 247 S-ADD	PRZL0092	LA	OFFSHORE	DEPI	OFFSHORE

311007	SS247 WELL F18ST FARMIN-MISSION	JOA	FARMIN AGREEMENT	SHIP SHOAL 247 S-ADD	PRZL0092	LA	OFFSHORE	DEPI	OFFSHORE

7060	SS 271 UNIT 247 248 249 270 271	JOA	UNIT & UNIT OPERATING AGMT	SHIP SHOAL 247 S-ADD	PRZL0092	LA	OFFSHORE	DEPI	OFFSHORE

7060	SS 271 UNIT 247 248 249 270 271	JOA	UNIT & UNIT OPERATING AGMT	SHIP SHOAL 248 S-ADD	PRZL0024	LA	OFFSHORE	DEPI	OFFSHORE

7060	SS 271 UNIT 247 248 249 270 271	JOA	UNIT & UNIT OPERATING AGMT	SHIP SHOAL 249 S-ADD	PRZL0025	LA	OFFSHORE	DEPI	OFFSHORE

7060	SS 271 UNIT 247 248 249 270 271	JOA	UNIT & UNIT OPERATING AGMT	SHIP SHOAL 270 S-ADD	PRZL0026	LA	OFFSHORE	DEPI	OFFSHORE

7060	SS 271 UNIT 247 248 249 270 271	JOA	UNIT & UNIT OPERATING AGMT	SHIP SHOAL 271 S-ADD	PRZL0027	LA	OFFSHORE	DEPI	OFFSHORE

311521	WC 37 38 PART AGMT W/JOA DEPI-SAMSON	JOA	PARTICIPATION AGREEMENT	WEST CAMERON 38 PROSPECT	PRZL0527	LA	OFFSHORE	DEPI	OFFSHORE

7140	ST276 F/I AGMT	JOA	FARMIN AGREEMENT	TIMBALIER, S 276	PRZL0229	LA	OFFSHORE	DEPI	OFFSHORE

7141	ST276 OPER AGMT	JOA	JOINT OPERATING AGREEMENT	TIMBALIER, S 276	PRZL0229	LA	OFFSHORE	DEPI	OFFSHORE

7051	WC225 CONST/OP AGMT	JOA	JOINT OPERATING AGREEMENT	CAMERON, W 225	PRZL0069	LA	OFFSHORE	DEPI	OFFSHORE

7074	WC633/HI350 PUR & SALE AGMT	JOA	PURCHASE/SALE AGREEMENT	CAMERON, W 633 S-ADD	PRZL0068	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 20

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
ZL01110001	ST185 LTR AGMT 8/7/70 CNG C&K	JOA	LETTER OF AGREEMENT	TIMBALIER, S 185	PRZL0111	LA	OFFSHORE	DEPI	OFFSHORE

ZL00690007	WC225 CONNECTION AGMT	JOA	CONNECTION AGREEMENT	CAMERON, W 225	PRZL0069	LA	OFFSHORE	DEPI	OFFSHORE

ZL00920003	SS247 S-ADD F/O AGMT	JOA	FARMOUT AGREEMENT	SHIP SHOAL 247 S-ADD	PRZL0092	LA	OFFSHORE	DEPI	OFFSHORE

ZL00270003	SS271 S-ADD F/O AGMT	JOA	FARMOUT AGREEMENT	SHIP SHOAL 271 S-ADD	PRZL0027	LA	OFFSHORE	DEPI	OFFSHORE

ZL04210009	MC773(DEVIL’S TOWER) SPAR EPCI AGMT	JOA	FACILITY AGREEMENT	DEVILS TOWER (MC773) PROSPECT	PRZL0421	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	BADGERS (GC425)	PRZL0458	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	CLOSER (GC337) PROSPECT	PRZL0453	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	CLOSER (GC381) PROSPECT	PRZL0455	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	COOL PAPA (GC380) PROSPECT	PRZL0454	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	EXACTA BOX (GC426) PROSPECT	PRZL0459	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	EXACTA BOX (GC427 W/2) PROSPECT	PRZL0547	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 21

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	FRONT RUNNER (GC338) PROSPECT	PRZL0426	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	FRONT RUNNER (GC339) PROSPECT	PRZL0427	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	GREEN CANYON 336 PROSPECT	PRZL0452	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	LECOMTE (GC428) PROSPECT	PRZL0461	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	LECOMTE (GC471) PROSPECT	PRZL0462	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	LEXINGTON (GC383 N2;SE4) PROSPECT	PRZL0550	LA	OFFSHORE	DEPI	OFFSHORE

312247	HI A-350 WC 663 JOA 7/1/03 APACHE/DEPI	JOA	JOINT OPERATING AGREEMENT	CAMERON, W 633 S-ADD	PRZL0068	LA	OFFSHORE	DEPI	OFFSHORE

311780	OIL P&S AGMT W/POSEIDON GREEN CANYON	JOA	SALES AGREEMENT	QUATRAIN (GC382) PROSPECT	PRZL0456	LA	OFFSHORE	DEPI	OFFSHORE

7191	VK825, 869, 870 F/O & PART AGMT	JOA	FARMOUT AGREEMENT	NEPTUNE (VK826)	PRZL0290	LA	OFFSHORE	DEPI	OFFSHORE

7191	VK825, 869, 870 F/O & PART AGMT	JOA	FARMOUT AGREEMENT	NEPTUNE (VK869) PROSPECT	PRZL0294	LA	OFFSHORE	DEPI	OFFSHORE

7191	VK825, 869, 870 F/O & PART AGMT	JOA	FARMOUT AGREEMENT	VIOSCA KNOLL 825	PRZL0296	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 22

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
7313	VR255/SM58/EI188 TIE-IN AGMT	JOA	TIE-IN AGREEMENT	VERMILION 255 S-ADD	PRZL0047	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	EUGENE ISL 272 S-ADD	PRZL0007	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	EUGENE ISL 284 S-ADD	PRZL0008	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	EUGENE ISL 286 S-ADD	PRZL0009	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	EUGENE ISL 292 S-ADD	PRZL0011	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	EUGENE ISL 293 S-ADD	PRZL0012	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	EUGENE ISL 308 S-ADD	PRZL0014	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	EUGENE ISL 309 S-ADD	PRZL0015	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	MARSH ISL, S 142 S-ADD	PRZL0034	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	SHIP SHOAL 249 S-ADD	PRZL0025	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	SHIP SHOAL 270 S-ADD	PRZL0026	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	SHIP SHOAL 271 S-ADD	PRZL0027	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	VERMILION 255 S-ADD	PRZL0047	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 23

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	VERMILION 256 S-ADD	PRZL0048	LA	OFFSHORE	DEPI	OFFSHORE

7049	EI272-84/SS249-70-71/SM142/VR255-56-3GEA	JOA	EXPLORATION AGREEMENT	VERMILION 313 S-ADD	PRZL0051	LA	OFFSHORE	DEPI	OFFSHORE

ZL00500001	VR 268 S-ADD OPER AGMT	JOA	JOINT OPERATING AGREEMENT	VERMILION 268 S-ADD	PRZL0050	LA	OFFSHORE	DEPI	OFFSHORE

ZL00100001	EI287 S/2,S2N2 OPERATING AGMT	JOA	JOINT OPERATING AGREEMENT	EUGENE ISL 287, S/2, S/2N/2	PRZL0010	LA	OFFSHORE	DEPI	OFFSHORE

ZL00120001	EI293 S-ADD F/O AGMT	JOA	FARMOUT AGREEMENT	EUGENE ISL 293 S-ADD	PRZL0012	LA	OFFSHORE	DEPI	OFFSHORE

ZL00120002	EI293 S-ADD F/O AGMT	JOA	FARMOUT AGREEMENT	EUGENE ISL 293 S-ADD	PRZL0012	LA	OFFSHORE	DEPI	OFFSHORE

ZL00150004	EI309 S-ADD PLATFORM “H” USAGE	JOA	PLATFORM SHARING/USE	EUGENE ISL 309 S-ADD	PRZL0015	LA	OFFSHORE	DEPI	OFFSHORE

ZL00160001	EI314 N/2 S-ADD/JOA	JOA	JOINT OPERATING AGREEMENT	EUGENE ISL 314 N/2 S-ADD	PRZL0016	LA	OFFSHORE	DEPI	OFFSHORE

315149	PALOMINO (AT428) SHALLOW HAZARD SUR AGMT	JOA	SEISMIC SURVEY AGMT	PALOMINO (AT428)	PRZL0638	LA	OFFSHORE	DEPI	OFFSHORE

7003	SS247 SS248 SS249 SS270 FOA	JOA	FARMOUT AGREEMENT	SHIP SHOAL 247 S-ADD	PRZL0092	LA	OFFSHORE	DEPI	OFFSHORE

7003	SS247 SS248 SS249 SS270 FOA	JOA	FARMOUT AGREEMENT	SHIP SHOAL 248 S-ADD	PRZL0024	LA	OFFSHORE	DEPI	OFFSHORE

7003	SS247 SS248 SS249 SS270 FOA	JOA	FARMOUT AGREEMENT	SHIP SHOAL 249 S-ADD	PRZL0025	LA	OFFSHORE	DEPI	OFFSHORE

7003	SS247 SS248 SS249 SS270 FOA	JOA	FARMOUT AGREEMENT	SHIP SHOAL 270 S-ADD	PRZL0026	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 24

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
7214	GI110 EXPL AGMT	JOA	EXPLORATION AGREEMENT	GRAND ISLE 110 S-ADD	PRZL0267	LA	OFFSHORE	DEPI	OFFSHORE

7374	GC116 RATE DISCOUNT/THRUPUT	JOA	THROUGHPUT AGREEMENT	GREEN CANYON 116	PRZL0257	LA	OFFSHORE	DEPI	OFFSHORE

7374	GC116 RATE DISCOUNT/THRUPUT	JOA	THROUGHPUT AGREEMENT	GREEN CANYON 117	PRZL0258	LA	OFFSHORE	DEPI	OFFSHORE

7374	GC116 RATE DISCOUNT/THRUPUT	JOA	THROUGHPUT AGREEMENT	POPEYE (GC72)	PRZL0259	LA	OFFSHORE	DEPI	OFFSHORE

7437	GB657/700/701 SHINER SEISMIC & AMI AGREE	JOA	SEISMIC SURVEY AGMT	SHINER (GB 657) PROSPECT	PRZL0404	LA	OFFSHORE	DEPI	OFFSHORE

7437	GB657/700/701 SHINER SEISMIC & AMI AGREE	JOA	SEISMIC SURVEY AGMT	SHINER (GB 700) PROSPECT	PRZL0406	LA	OFFSHORE	DEPI	OFFSHORE

7437	GB657/700/701 SHINER SEISMIC & AMI AGREE	JOA	SEISMIC SURVEY AGMT	SHINER (GB 701) PROSPECT	PRZL0407	LA	OFFSHORE	DEPI	OFFSHORE

7493	POPEYE (GC72) PURCHASE & SALE - BP EXPL/	JOA	PURCHASE/SALE AGREEMENT	GREEN CANYON 116	PRZL0257	LA	OFFSHORE	DEPI	OFFSHORE

7493	POPEYE (GC72) PURCHASE & SALE - BP EXPL/	JOA	PURCHASE/SALE AGREEMENT	POPEYE (GC72)	PRZL0259	LA	OFFSHORE	DEPI	OFFSHORE

7580	MP20/27 PARTICIPATION AGREEMENT W/JOA	JOA	LETTER OF AGREEMENT	ELECTRON NORTH (MP20) PROSPECT	PRZL0442	LA	OFFSHORE	DEPI	OFFSHORE

7142	EI314/309 UNIT AGMT	JOA	UNIT & UNIT OPERATING AGMT	EUGENE ISL 309 S-ADD	PRZL0015	LA	OFFSHORE	DEPI	OFFSHORE

7156	EI308, 315 OPERATING AGMT	JOA	JOINT OPERATING AGREEMENT	EUGENE ISL 308 S-ADD	PRZL0014	LA	OFFSHORE	DEPI	OFFSHORE

7181	GI110, 115 OP & LTR AGMT (DEEP RGHT)	JOA	LETTER OF AGREEMENT	GRAND ISLE 110 S-ADD	PRZL0267	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 25

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
314126	DC 618/619/620/621 CO-DEV AGMT 11-9-04	JOA	CO-DEVELOPMENT AGREEMENT	SAN JACINTO (DC618) PROSPECT	PRZL0491	LA	OFFSHORE	DEPI	OFFSHORE

314126	DC 618/619/620/621 CO-DEV AGMT 11-9-04	JOA	CO-DEVELOPMENT AGREEMENT	SAN JACINTO (DC619) PROSPECT	PRZL0575	LA	OFFSHORE	DEPI	OFFSHORE

314126	DC 618/619/620/621 CO-DEV AGMT 11-9-04	JOA	CO-DEVELOPMENT AGREEMENT	SPIDERMAN (DC620) PROSPECT	PRZL0492	LA	OFFSHORE	DEPI	OFFSHORE

314126	DC 618/619/620/621 CO-DEV AGMT 11-9-04	JOA	CO-DEVELOPMENT AGREEMENT	SPIDERMAN (DC621) PROSPECT	PRZL0563	LA	OFFSHORE	DEPI	OFFSHORE

314128	SPIDERMAN (DC620/621) FAC REIMBURSE AGMT	JOA	FACILITY AGREEMENT	SPIDERMAN (DC620) PROSPECT	PRZL0492	LA	OFFSHORE	DEPI	OFFSHORE

314128	SPIDERMAN (DC620/621) FAC REIMBURSE AGMT	JOA	FACILITY AGREEMENT	SPIDERMAN (DC621) PROSPECT	PRZL0563	LA	OFFSHORE	DEPI	OFFSHORE

314129	SPIDERMAN (DC620/621) LIQ HANDLING AGMT	JOA	TRANSPORTATION SERVICE	SPIDERMAN (DC620) PROSPECT	PRZL0492	LA	OFFSHORE	DEPI	OFFSHORE

314129	SPIDERMAN (DC620/621) LIQ HANDLING AGMT	JOA	TRANSPORTATION SERVICE	SPIDERMAN (DC621) PROSPECT	PRZL0563	LA	OFFSHORE	DEPI	OFFSHORE

310974	WC130 PARTICIPATION AGMT WITH JOA	JOA	PARTICIPATION AGREEMENT	CAMERON, W 130	PRZL0317	LA	OFFSHORE	DEPI	OFFSHORE

ZL00230036	SS246 FARMIN FROM MURPHY	JOA	FARMIN AGREEMENT	SHIP SHOAL 246 S-ADD	PRZL0023	LA	OFFSHORE	DEPI	OFFSHORE

313809	WC77 JOINT DEVELOPMENT AGMT W/JOA	JOA	CO-DEVELOPMENT AGREEMENT	CAMERON, W 77	PRZL0248	LA	OFFSHORE	DEPI	OFFSHORE

ZL00510001	VR313 S-ADD F/O AGMT	JOA	FARMOUT AGREEMENT	VERMILION 313 S-ADD	PRZL0051	LA	OFFSHORE	DEPI	OFFSHORE

ZL00510035	VR313 S-ADD F/O AGMT	JOA	FARMOUT AGREEMENT	VERMILION 313 S-ADD	PRZL0051	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 26

Contract					Prospect				Business
Number	Contract Description	Group	File Type	Prospect Name	Code	St	County	Dominion Party	Unit
7326	VR255 PLATFORM SPACE AGMT	JOA	PLATFORM SHARING/USE	VERMILION 255 S-ADD	PRZL0047	LA	OFFSHORE	DEPI	OFFSHORE

7313	VR255/SM58/EI188 TIE-IN AGMT	JOA	TIE-IN AGREEMENT	VERMILION 255 S-ADD	PRZL0047	LA	OFFSHORE	DEPI	OFFSHORE

ZL00480004	VR256 O/A ATT. TO GEOPHYSICAL	JOA	JOINT OPERATING AGREEMENT	VERMILION 256 S-ADD	PRZL0048	LA	OFFSHORE	DEPI	OFFSHORE

ZL00340001	SM142 S-ADD OPER AGMT	JOA	JOINT OPERATING AGREEMENT	MARSH ISL, S 142 S-ADD	PRZL0034	LA	OFFSHORE	DEPI	OFFSHORE

ZL01110001	ST185 LTR AGMT 8/7/70 CNG C&K	JOA	LETTER OF AGREEMENT	TIMBALIER, S 185	PRZL0111	LA	OFFSHORE	DEPI	OFFSHORE

312740	WC 129 PARTICIPATION AGMT 11/5/03	JOA	PARTICIPATION AGREEMENT	WEST CAMERON 129 PROSPECT	PRZL0535	LA	OFFSHORE	DEPI	OFFSHORE

314122	SPIDERMAN (DC 620/621) PROCESSING AGMT	JOA	GAS PROCESSING	SPIDERMAN (DC620) PROSPECT	PRZL0492	LA	OFFSHORE	DEPI	OFFSHORE

314122	SPIDERMAN (DC 620/621) PROCESSING AGMT	JOA	GAS PROCESSING	SPIDERMAN (DC621) PROSPECT	PRZL0563	LA	OFFSHORE	DEPI	OFFSHORE

314137	SPIDERMAN PRECEDENT AGREEMENT	JOA	TRANSPORTATION SERVICE	SPIDERMAN (DC620) PROSPECT	PRZL0492	LA	OFFSHORE	DEPI	OFFSHORE

314137	SPIDERMAN PRECEDENT AGREEMENT	JOA	TRANSPORTATION SERVICE	SPIDERMAN (DC621) PROSPECT	PRZL0563	LA	OFFSHORE	DEPI	OFFSHORE

ZL00470008	VR255 O/A ATT. TO GEOPHYSICAL	JOA	JOINT OPERATING AGREEMENT	VERMILION 255 S-ADD	PRZL0047	LA	OFFSHORE	DEPI	OFFSHORE

ZL00510039	VR313 “D” DEVELOPOMENT JOA	JOA	JOINT OPERATING AGREEMENT	VERMILION 313 S-ADD	PRZL0051	LA	OFFSHORE	DEPI	OFFSHORE

315349	MUSSEL BEACH (ST135/136) EXPL		EXPLORATION AGREEMENT	MUSSEL BEACH (ST135)	PRZL0650	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 27

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
315349	MUSSEL BEACH (ST135/136) EXPL		EXPLORATION AGREEMENT	MUSSEL BEACH (ST136)	PRZL0651	LA	OFFSHORE	DEPI	OFFSHORE

7612	CLOSER (GC337 GC381) JOA	JOA	JOINT OPERATING AGREEMENT	CLOSER (GC337) PROSPECT	PRZL0453	LA	OFFSHORE	DEPI	OFFSHORE

7612	CLOSER (GC337 GC381) JOA	JOA	JOINT OPERATING AGREEMENT	CLOSER (GC381) PROSPECT	PRZL0455	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	CHILKOOT (GC232) PROSPECT	PRZL0580	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	CHILKOOT (GC276) PROSPECT	PRZL0581	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	CHILKOOT (GC319) PROSPECT	PRZL0582	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	CHILKOOT (GC320) PROSPECT	PRZL0583	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	CHILKOOT (GC364) PROSPECT	PRZL0584	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	CHILKOOT (GC408) PROSPECT	PRZL0585	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	WINTER PARK (GC583) PROSPECT	PRZL0586	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	WINTER PARK (GC627) PROSPECT	PRZL0587	LA	OFFSHORE	DEPI	OFFSHORE

314189	CHILKOOT/WINTER PARK WELL PA W/JOA	JOA	PARTICIPATION AGREEMENT	WINTER PARK (GC628) PROSPECT	PRZL0588	LA	OFFSHORE	DEPI	OFFSHORE

314250	BLACKBEARD WEST (ST168) ASMT -	JOA	PARTICIPATION AGREEMENT	BLACKBEARD WEST (ST168)	PRZL0591	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 28

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
314272	BLACKBEARD WEST (ST168) COST S	JOA	LETTER OF AGREEMENT	BLACKBEARD WEST (ST168)	PRZL0591	LA	OFFSHORE	DEPI	OFFSHORE

7162	GC73 116, 117 PART & OP AGMT	JOA	PARTICIPATION AGREEMENT	GREEN CANYON 116	PRZL0257	LA	OFFSHORE	DEPI	OFFSHORE

7162	GC73 116, 117 PART & OP AGMT	JOA	PARTICIPATION AGREEMENT	GREEN CANYON 117	PRZL0258	LA	OFFSHORE	DEPI	OFFSHORE

7162	GC73 116, 117 PART & OP AGMT	JOA	PARTICIPATION AGREEMENT	POPEYE (GC72)	PRZL0259	LA	OFFSHORE	DEPI	OFFSHORE

7236	F/O SS246 OWNERS TO SS249 OWNERS	JOA	FARMOUT AGREEMENT	SHIP SHOAL 246 S-ADD	PRZL0023	LA	OFFSHORE	DEPI	OFFSHORE

7236	F/O SS246 OWNERS TO SS249 OWNERS	JOA	FARMOUT AGREEMENT	SHIP SHOAL 249 S-ADD	PRZL0025	LA	OFFSHORE	DEPI	OFFSHORE

314526	WC202 PARTICIPATION AGMT W/JOA (7-01-05)	JOA	PARTICIPATION AGREEMENT	WEST CAMERON 202 PROSPECT	PRZL0536	LA	OFFSHORE	DEPI	OFFSHORE

314401	DIAMONDHEAD-EC78/79/86/87 EXP AGMT W/JOA	JOA	EXPLORATION AGREEMENT	DIAMONDHEAD (EC78) PROSPECT	PRZL0618	LA	OFFSHORE	DEPI	OFFSHORE

314401	DIAMONDHEAD-EC78/79/86/87 EXP AGMT W/JOA	JOA	EXPLORATION AGREEMENT	DIAMONDHEAD (EC79) PROSPECT	PRZL0619	LA	OFFSHORE	DEPI	OFFSHORE

314401	DIAMONDHEAD-EC78/79/86/87 EXP AGMT W/JOA	JOA	EXPLORATION AGREEMENT	DIAMONDHEAD (EC86) PROSPECT	PRZL0620	LA	OFFSHORE	DEPI	OFFSHORE

314401	DIAMONDHEAD-EC78/79/86/87 EXP AGMT W/JOA	JOA	EXPLORATION AGREEMENT	DIAMONDHEAD (EC87) PROSPECT	PRZL0569	LA	OFFSHORE	DEPI	OFFSHORE

315490	ST208 JOINT OPERATING AGMT (6-1-06)	JOA	JOINT OPERATING AGREEMENT	SOUTH TIMBALIER 208	PRZL0641	LA	OFFSHORE	DOMINION EXPLORATION & PRODUCTION INC.	OFFSHORE

Schedule 4.12 - 29

Consents to Assign- Leases

NOTE: Contracts that are listed more than once apply to multiple prospects.

Lease Number	Suffix	Lessor Description	Prospect Name	Prospect Code	Legal Entity
L024578		OCS-G 20945	BONANZA (KC672)	PRZL0562	DEPI
L018747		OCS-G 15239	BULL WEST (EI 39)	PRZL0414	DEPI
L013290		OCS-G 18390	CALISTO (GC 443)	PRZL0378	DEPI
L024958		OCS-G 21536	CAMERON, W 112	PRZL0553	DEPI
L013119		OCS-G-12761	CAMERON, W 130	PRZL0317	DEPI
L003328	00	OCS-G-0900	CAMERON, W 225	PRZL0069	DEPI
L011142		OCS-G-4398	CAMERON, W 293 W-ADD	PRZL0274	DEPI
L022173		OCS-G 23731	CAMERON, W 37	PRZL0526	DEPI
L022172		OCS-G 23732	CAMERON, W 38	PRZL0527	DEPI
L003350	00	OCS-G-2238	CAMERON, W 633 S-ADD	PRZL0068	DEPI
L022372		OCS-G 23735	CAMERON, W 72	PRZL0529	DEPI
L027201		OCS-G 23736	CAMERON, W 73	PRZL0621	DEPI
L020354		OCS-G 9402	CARAVEL (WC 194)	PRZL0437	DEPI
L015368		OCS-G 20766	COUGAR (EB 875)	PRZT0171	DEPI
L015369		OCS-G 20767	COUGAR (EB 876)	PRZT0172	DEPI
L023689		OCS-G 24337	CROCKETT (MI663)	PRZT0195	DEPI
L013544		OCS-G 19158	DERBIGNY (GB 713)	PRZT0151	DEPI
L013545		OCS-G 19159	DERBIGNY (GB 714)	PRZT0152	DEPI
L013540		OCS-G 19183	EAGLE (GB 825)	PRZL0410	DEPI
L015536		OCS-G-19907	EINSET (VK 872)	PRZL0392	DEPI
L015533		OCS-G-19908	EINSET (VK 873)	PRZL0393	DEPI
L022168		OCS-G 23863	EUGENE ISL 101	PRZL0503	DEPI
L022169		OCS-G 23865	EUGENE ISL 138	PRZL0504	DEPI
L022166		OCS-G 23861	EUGENE ISL 81	PRZL0501	DEPI
L022167		OCS-G 23862	EUGENE ISL 82	PRZL0502	DEPI
L015555		OCS-G-18069	GRAND ISLE 111S-ADD	PRZL0277	DEPI
L015556		OCS-G-13944	GRAND ISLE 116 S-ADD	PRZL0394	DEPI
L018946		OCS-G 20034	GRETCHEN (GC 114)	PRZL0420	DEPI
L022586		ST OF TX M-102594	HARLEQUIN (MU748)	PRZT0189	DEPI
L013542		OCS-G 19190	HAWK (GB 839)	PRZT0149	DEPI
L018618		OCS-G 16500	MAIN PASS 138	PRZL0411	DEPI
L018617		OCS-G 21143	MAIN PASS 164	PRZL0403	DEPI
L013635		OCS-G 18105	MAIN PASS 178 S/E-ADD	PRZL0382	DEPI
L003386	00	OCS-G-1216	MARSH ISL, S 142 S-ADD	PRZL0034	DEPI

Schedule 4.12-30

Lease Number	Suffix	Lessor Description	Prospect Name	Prospect Code	Legal Entity
L013638		OCS-G-13672	NAUTILUS (VK 734)	PRZL0383	DEPI
L012965		OCS-G 16515	NAUTILUS/ATLANTIS (MP280)	PRZL0322	DEPI
L021968		OCS-G 23524	NIOBRARA (DC577)	PRZL0490	DEPI
L022540		OCS-G 24056	NOT STIRRED (MC 210)	PRZL0510	DEPI
L013541		OCS-G 19216	OSPREY (GB 931)	PRZT0148	DEPI
L013273		OCS-G 18376	PEGASUS (GC 386)	PRZL0377	DEPI
L024352		ST OF TX M-103214	PILSNER (MI661-L)	PRZT0197	DEPI
L024353		ST OF TX M-103219	PILSNER (MI804-L)	PRZT0198	DEPI
L015040		OCS-G 20035	POPEYE, WEST (GC 115)	PRZL0387	DEPI
L028368		OCS-G 28035	PROWLER (MC1001)	PRZL0637	DEPI
L028367		OCS-G 28031	PROWLER (MC957)	PRZL0636	DEPI
L024177		ST OF TX M-103226	REDHEAD EAST	PRZT0193	DEPI
L024178		ST OF TX M-103227	REDHEAD EAST	PRZT0193	DEPI
L023471		ST OF TX M-102894	REDHEAD NORTH	PRZT0194	DEPI
L024174		ST OF TX M-103222	REDHEAD NORTH	PRZT0194	DEPI
L024175		ST OF TX M-103223	REDHEAD NORTH	PRZT0194	DEPI
L024176		ST OF TX M-103224	REDHEAD NORTH	PRZT0194	DEPI
L018734		OCS-G 18207	RIGEL (MC 252)	PRZL0419	DEPI
L022539		OCS-G 24055	SHAKEN (MC 209)	PRZL0509	DEPI
L021969		OCS-G 23528	SPIDERMAN (DC620)	PRZL0492	DEPI
L015098		ST OF TX M-099243	STIRRUP	PRZT0159	DEPI
L015099		ST OF TX M-099244	STIRRUP	PRZT0159	DEPI
L015100		ST OF TX M-099245	STIRRUP	PRZT0159	DEPI
L015104		ST OF TX M-099269	STIRRUP	PRZT0159	DEPI
L015105		ST OF TX M-099270	STIRRUP	PRZT0159	DEPI
L015106		ST OF TX M-099273	STIRRUP	PRZT0159	DEPI
L013272		OCS-G 18367	THUNDERBALL (GC 342)	PRZL0376	DEPI
L028380		OCS-G 27946	TIMBALIER, S 298 S-ADD	PRZL0634	DEPI
L024597		OCS-G 1244	TIMBALIER, S 72	PRZL0551	DEPI
L024597		OCS-G 1244	TIMBALIER, S 72	PRZL0551	DEPI
L021892		OCS-G 16644	TRITON SHALLOW (MC728)	PRZL0485	DEPI
L021873		OCS-G 16647	TRITON SHALLOW (MC772)	PRZL0487	DEPI
L018881		ST OF LA 1008	UPSEIS I (SOUTH PASS 24)	PRZL0417	DEPI
L018882		ST OF LA 1007	UPSEIS I (SOUTH PASS 24)	PRZL0417	DEPI
L003417	00	OCS-G-2082	VERMILION 268 S-ADD	PRZL0050	DEPI
L022878		OCS-G 21599	VERMILION 276	PRZL0532	DEPI
L022170		OCS-G 23806	VERMILION 47	PRZL0523	DEPI
L026407		OCS-G 23508	WEST RAPTOR (DC401)	PRZL0577	DEPI
L015377		OCS-G 20800	WILD THING (GB 841)	PRZT0170	DEPI
L028450		OCS-G 27786	CAMERON, W 151	PRZL0645	DEPI
S028515		OCS-G 30005	THUNDER HAWK (MC 734)	PRZL0432	DEPI

Schedule 4.12-31

Preferential Purchase Rights- Drilling Contracts

Rig Share Agreement among Anadarko Petroleum Corporation, DEPI and Kerr-McGee Oil and Gas Corporation and ENSCO Offshore Company, dated September 19, 2005

Schedule 4.1.2 - 32

Preferential Purchase Rights- Land Contracts

NOTE: Contracts that are listed more than once apply to multiple prospects.

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
7038	HI350/WC633 JOA	JOA	JOINT OPERATING AGREEMENT	CAMERON, W 633 S-ADD	PRZL0068	LA	OFFSHORE	DEPI	OFFSHORE

ZL00490003	VR267 S/2 S-ADD TAX PART AGMT	LND	MISCELLANEOUS	VERMILION 267 S/2 S-ADD	PRZL0049	LA	OFFSHORE	DEPI	OFFSHORE

ZL01590001	EC332 S-ADD JT OPER AGMT	JOA	JOINT OPERATING AGREEMENT	CAMERON, E 332 S-ADD	PRZL0159	LA	OFFSHORE	DEPI	OFFSHORE

7163	GC116 POPEYE UNIT O/A	JOA	UNIT & UNIT OPERATING AGMT	GREEN CANYON 116	PRZL0257	LA	OFFSHORE	DEPI	OFFSHORE

7163	GC116 POPEYE UNIT O/A	JOA	UNIT & UNIT OPERATING AGMT	POPEYE (GC72)	PRZL0259	LA	OFFSHORE	DEPI	OFFSHORE

7186	SS247,248,249,270,271 CO-DEV AGMT	JOA	CO-DEVELOPMENT AGREEMENT	SHIP SHOAL 247 S-ADD	PRZL0092	LA	OFFSHORE	DEPI	OFFSHORE

7186	SS247,248,249,270,271 CO-DEV AGMT	JOA	CO-DEVELOPMENT AGREEMENT	SHIP SHOAL 248 S-ADD	PRZL0024	LA	OFFSHORE	DEPI	OFFSHORE

7186	SS247,248,249,270,271 CO-DEV AGMT	JOA	CO-DEVELOPMENT AGREEMENT	SHIP SHOAL 249 S-ADD	PRZL0025	LA	OFFSHORE	DEPI	OFFSHORE

7186	SS247,248,249,270,271 CO-DEV AGMT	JOA	CO-DEVELOPMENT AGREEMENT	SHIP SHOAL 270 S-ADD	PRZL0026	LA	OFFSHORE	DEPI	OFFSHORE

7186	SS247,248,249,270,271 CO-DEV AGMT	JOA	CO-DEVELOPMENT AGREEMENT	SHIP SHOAL 271 S-ADD	PRZL0027	LA	OFFSHORE	DEPI	OFFSHORE

7206	MP223 F/O/OPER AGMT	JOA	FARMOUT AGREEMENT	MAIN PASS 223 S/E-ADD	PRZL0297	LA	OFFSHORE	DEPI	OFFSHORE

7214	GI110 EXPL AGMT	JOA	EXPLORATION AGREEMENT	GRAND ISLE 110 S-ADD	PRZL0267	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 33

Contract Number	Contract Description	Group	File Type	Prospect Name	Prospect Code	St	County	Dominion Party	Business Unit
ZL00920016	SS247 S-ADD PLAT AGMT	JOA	PLATFORM SHARING/USE	SHIP SHOAL 247 S-ADD	PRZL0092	LA	OFFSHORE	DEPI	OFFSHORE

ZL00230001	SS246 JOA	JOA	JOINT OPERATING AGREEMENT	SHIP SHOAL 246 S-ADD	PRZL0023	LA	OFFSHORE	DEPI	OFFSHORE

7141	ST276 OPER AGMT	JOA	JOINT OPERATING AGREEMENT	TIMBALIER, S 276	PRZL0229	LA	OFFSHORE	DEPI	OFFSHORE

7156	EI308, 315 OPERATING AGMT	JOA	JOINT OPERATING AGREEMENT	EUGENE ISL 308 S-ADD	PRZL0014	LA	OFFSHORE	DEPI	OFFSHORE

7181	GI110, 115 OP & LTR AGMT (DEEP RGHT)	JOA	LETTER OF AGREEMENT	GRAND ISLE 110 S-ADD	PRZL0267	LA	OFFSHORE	DEPI	OFFSHORE

ZL01110008	ST185 TRANS SVC	JOA	TRANSPORTATION SERVICE	TIMBALIER, S 185	PRZL0111	LA	OFFSHORE	DEPI	OFFSHORE

ZL04370001	CARAVEL (WC194) OP AGRMT DD 7/1/88	JOA	JOINT OPERATING AGREEMENT	CARAVEL (WC194) PROSPECT	PRZL0437	LA	OFFSHORE	DEPI	OFFSHORE

312247	HI A-350 WC 663 JOA 7/1/03 APACHE/DEPI	JOA	JOINT OPERATING AGREEMENT	CAMERON, W 633 S-ADD	PRZL0068	LA	OFFSHORE	DEPI	OFFSHORE

314526	WC202 PARTICIPATION AGMT W/JOA (7-01-05)	JOA	PARTICIPATION AGREEMENT	WEST CAMERON 202 PROSPECT	PRZL0536	LA	OFFSHORE	DEPI	OFFSHORE

314564	TAYLOR (DC797) JOINT OPERATING AGMT	JOA	JOINT OPERATING AGREEMENT	TAYLOR (DC797) PROSPECT	PRZL0617	LA	OFFSHORE	DEPI	OFFSHORE

ZL02740002	WC293 OPERATING AGMT	JOA	JOINT OPERATING AGREEMENT	CAMERON, W 293 W-ADD	PRZL0274	LA	OFFSHORE	DEPI	OFFSHORE

ZL04420002	BS25 AND ST OF LA 17063 JOA		JOINT OPERATING AGREEMENT	ELECTRON NORTH (BS25 ST) PROSPECT	PRZL0483	LA	OFFSHORE	DEPI	OFFSHORE

ZL04420002	BS25 AND ST OF LA 17063 JOA		JOINT OPERATING AGREEMENT	ELECTRON NORTH (BS25) PROSPECT	PRZL0450	LA	OFFSHORE	DEPI	OFFSHORE

Schedule 4.12 - 34

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.14(a)

EQUIPMENT DISCLOSURES

Any and all idled or abandoned equipment; provided, however, none of such equipment shall be necessary for the maintenance of normal operations in accordance with past practices.

Schedule 4.14(a) - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.14(b)

WELL DISCLOSURES

WEST CAMERON 72 #1

WEST CAMERON 72 #2

WEST CAMERON 72 #3

Schedule 4.14(b) - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.17

OUTSTANDING CAPITAL COMMITMENTS

Offshore Approved Net AFE - ITD Spend > $2 Million

Active Projects Only as of March 31, 2007

Project	AFE Description	Type	Category	Basin	AFE Net	ITD 3/31/07	AFE - ITD
DC0700782	WC 132 #2 (SIPH-D, CRIS R-3)	Capital	Exploratory Drill & Compl	SHELF	37,445,057	28,287	37,416,770
DC0603467	VK 959 #1 (CROWN & ANCHOR PROSPECT) DRL & COMPLETE	Capital	Exploratory Drill & Compl	DEEP	22,438,377	125,216	22,313,161
DC0600802	MC 961 #1 ST 1 Q PROSPECT COMPLETE	Capital	Exploratory Complete-Non Op	DEEP	18,114,786	551,823	17,562,963
F0503954	DC 620/621 SPIDERMAN & DC 618/619 SAN JACINTO	Capital	Construction-Facilities-Non Op	DEEP	58,286,464	43,133,992	15,152,473
F0604678	GC 385 PEGASUS PRE-SANCTION LONG LEAD EQUIPMENT	Capital	Construction-Facilities	DEEP	9,021,320	30,116	8,991,204
DC0500683	DC 618, SS1, ST00BP00 COMPLETION	Capital	Development Complete	DEEP	12,444,266	5,681,868	6,762,398
DC0604701	MC 734 #4 (THUNDER HAWK) DRILL WELL	Capital	Development Drill & Compl-Non Op	DEEP	17,031,250	10,513,319	6,517,931
F0503952	DC 620/621 SPIDERMAN SUBSEA WELL DEVELOPMENT	Capital	Construction-Facilities-Non Op	DEEP	16,111,721	10,397,956	5,713,765
W0700767	DEVILS TOWER RIG STANDBY -- NABORS P140	Capital	Capital Workovers	DEEP	5,175,000	139,019	5,035,981
F0603710	MC 734 (THUNDER HAWK) SUBSEA IPT	Capital	Construction-Facilities-Non Op	DEEP	5,659,088	799,500	4,859,588
W0700626	GC 338 #A-4 (FRONT RUNNER) RECOMPLETE	Capital	Capital Workovers-Non Op	DEEP	8,380,500	5,270,637	3,109,863
F0604575	MC 920 INDEPENDENCE HUB FACILITY	Capital	Construction-Facilities-Non Op	DEEP	3,202,219	158,489	3,043,730
L0700028	2007 DEPI GOM DEEPWATER DELAY RENTAL	Capital	Delay Rental-Exploratory	DEEP	3,200,000	301,498	2,898,502
DC0604747	WC132 #2: LONG LEAD TIME EQUIP FOR COMPLETION	Capital	Exploratory Complete	SHELF	4,161,000	1,432,077	2,728,923
R0504309	VR313A HURRICANE RITA PLATFORM REMOVAL	Retirement	Retirement Pltfm Removal	SHELF	3,000,000	327,421	2,672,579
DC0502903	MC 734 (THUNDER HAWK) PROCURE LONG LEAD ITEMS &	Capital	Development Complete-Non Op	DEEP	8,525,000	5,864,238	2,660,762
DC0601110	SPIDERMAN DC 620 #1 COMPLETION	Capital	Development Complete-Non Op	DEEP	9,180,679	6,777,836	2,402,843

Other Offshore

Capital

Commitments

Two additional Offshore AFEs have been approved since March 31, 2007, shown below. The Thunderhawk MC 734 #5 project is underway and the Front Runner A-2 ST should begin within the next few weeks. Thunderhawk AFE DC0701891 for $3.4 million net covers the batch set of 36”, 28” and 22” casing. An additional AFE in the amount of $5.71 million net was also approved to cover the batch set 16” and 13 5/8” casing. After the 13 5/8” casing is set, operations on the MC 734 #5 well will be suspended until after hurricane season; any post-hurricane season drilling that remains may occur in late 2007 or into 2008. The estimated cost for the 2007 post-hurricane season work is $9.6 million net. Total estimated cost for all three MC 734 #5 phases is $18.8 million net.

AFE Number	Description	Type	Category	Basin	AFE Net $	ITD 3/31/07	AFE -ITD
DC0701891	MC 734 #5 Thunderhawk Batch Set	Capital	Development Drill & Compl-Non Op	Deep	9,109,500
DC0701851	GC 338 #A-2 ST3 (Front Runner) Sidetrack and Complete	Capital	Development Drill & Compl-Non Op	Deep	12,872,250
To be provided	MC 734 #5 Thunderhawk Batch Set (16” and 13-5/8” casing)	Capital	Development Drill & Compl-Non Op	Deep	5,710,000

Three additional AFEs will likely be approved within the next several weeks. Both WC projects would have substantial non-consent penalties; timing is probably late 2Q-3Q 2007. E&P management has also given the OBU guidance to proceed with the Vermilion 167 well at 100% WI based on rig commitment. The well is expected to spud late 2Q 2007 and carry over into the third quarter.

AFE Number	Description	Category	Category	Basin	AFE Net $	ITD 3/31/07	AFE - ITD
DC0701928	WC 77 B-5 ST2 - Sidetrack Well	Capital	Development Drill & Compl-Non Op	Shelf	8,239,605
W0701923	WC 76 #A-1 - Add Perfs in MA2/MA1	Capital	Capital Workovers-Non Op	Shelf	3,739,222
In progress	Vermilion 167 #1 Exploratory Well	Capital	Exploratory Drill & Compl	Shelf	22,400,000

Schedule 4.17 - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.18

INSURANCE

Name Insured is as noted. Policy is not transferable.	2006 Project Wishbone Insurance In-Force Report Valued as of November 3, 2006

Description of Coverage	Insurer	Policy Number	Policy Period	Amount of Coverage	Deductible
OPERATOR’S EXTRA EXPENSE

Named Insured: Dominion Resources, Inc.
Primary Operator’s Extra Expense	Lloyds	AHA0603054 (23.5% - Excluding Wind)	9/1/2006	$10 million Area 1	$2 million Area 1 and Area 2 wells
Dominion’s Interest Only			9/1/2007	$35 million Area 2	$5 million Area 2 Wet and all Area 3 wells
Onshore-Offshore				$50 million Area 2 Wet/Area 3 Shelf
Additional Named Insureds: DEPI, DADI, DMSI, DOTEPI, DME, DBW, D Reserves				$100 million Area 3 Deepwater
				$2 million Care, Custody & Control	$250 K Care, Custody & Control
		AHA0603041 (76.5% - Including Wind)	9/1/2006	$10 million Area 1	$2 million Area 1 and Area 2 wells

			9/1/2007	$35 million Area 2	$5 million Area 2 Wet and all Area 3 wells
$50 million Area 2 Wet/Area 3 Shelf
$100 million Area 3 Deepwater
				$2 million Care, Custody & Control	$250 K Care, Custody & Control

Schedule 4.18 - 1

Name Insured is Dominion Resources, Inc. on all policies listed below. Policies are not transferable.	2006 Project Wishbone Insurance In-Force Report Valued as of November 3, 2006

Description of Coverage	Insurer	Policy Number	Policy Period	Amount of Coverage	Deductible
DIRECTORS & OFFICERS LIABILITY

D&O Liability	AEGIS	D008A1A06	9/1/2006	$35 million	$0/$0
Covers Corporate Officers and Directors			9/1/2007		Individual $10million
Corporate

Excess	EIM	290236-06DO	9/1/2006	$50 million	Underlying
			9/1/2007	X $35 million

Excess	Hartford	00 DA 0219782 06	9/1/2006	$15 million	Underlying
			9/1/2007	X $85 million

Excess	Houston Casualty Co.	14MG06A8248	9/1/2006	$15 million	Underlying
			9/1/2007	X $100 million

Excess	RSUI Indemnity Company	NHS622612	9/1/2006	$10 million	Underlying
			9/1/2007	X $115 million

Excess	AWAC	C000881/005	9/1/2006	$15 million	Underlying
			9/1/2007	X $125 million

Excess	Zurich	DOC2725573-06	9/1/2006	$12.5 million	Underlying
			9/1/2007	X $140 million

Excess	Westchester Fire Ins. Co. (ACE)	DOXG21943630002	9/1/2006	$10 million	Underlying
			9/1/2007	X $152.5 million

Excess	AXIS Reinsurance Co.	RAN 709689/01/2006	9/1/2006	$12.5 million	Underlying
			9/1/2007	X $162.5 million

Excess	St. Paul	EC06800624	9/1/2006	$10 million	Underlying
			9/1/2007	X $175 million

Excess	Arch Speciality Ins. Co.	DOX0009800-01	9/1/2006	$15 million	Underlying
			9/1/2007	X $185 million

Excess	Starr Excess	6243848	9/1/2006	$25 million	Underlying
			9/1/2007	X $200 million

Excess	XL Bermuda	BM00022256DO06A	9/1/2006	$25 million	Underlying
			9/1/2007	X $225 million

Excess & DIC - Side A Coverage	XL Specialty Insurance Co.	ELU 094006-06	9/1/2006	$25 million	Underlying
			9/1/2007	X 250 million

Schedule 4.18 - 2

Name Insured is Dominion Resources, Inc. on all policieslisted below. Policies are not transferable.	2006 Project Wishbone Insurance In-Force Report Valued as of November 3, 2006

Description of Coverage	Insurer	Policy Number	Policy Period	Amount of Coverage	Deductible

Excess & DIC - Side A Coverage	Arch Insurance (Bermuda)	ABX0017697-00	9/1/2006 9/1/2007	$12.5 million X $275 million	Underlying

Excess & DIC - Side A Coverage	Executive Risk Indemnity, Inc. (Chubb)	8173-0204	9/1/2006 9/1/2007	$12.5 million X $287.5 million	Underlying

	Total Directors & Officers:			$300 million

FIDUCIARY LIABILITY

Fiduciary - Primary Covers all Fiduciaries for Employee Benefit Plans	AEGIS	F0008A1A06	9/1/2006 9/1/2007	$15 million	$1,000,000 Sponsor Organization and all Employee Benefit Plans $0 Natural Persons $10,000,000 Securities Claims

Fiduciary Excess	XL Speciality Insurance Company (XL Professional)	ELU093995-06	9/1/2006 9/1/2007	$20 million X $15 million	Underlying

Fiduciary Excess	EIM	270208-06FL	9/1/2006 9/1/2007	$25 million X $35 million	Underlying

Fiduciary Excess	St. Paul Mercury	ECO6800625	9/1/2006 9/1/2007	$10 million X $60 million	Underlying

Fiduciary Excess	HCC Global	14-MG-06-A8247	9/1/2006 9/1/2007	$15 million X $70 million	Underlying

Fiduciary Excess	Axis Reinsurance Co.	RAN 709688/01/2006	9/1/2006 9/1/2007	$15 million X $85 million	Underlying

	Total Fiduciary Liability:			$100 million

CRIME

Blanket Crime - Primary Employees Fidelity	Chubb	8152-8584	5/1/2006 5/1/2007	$25 million	$1,000,000 Insuring Clauses I-V $100,000 Insuring Clauses VI-VII

(including computer fraud)

Blanket Crime - Excess	Great American	SAA3756978	5/1/2006 5/1/2007	$25 million X $25 million	Underlying

	Total Blanket Crime:(Excluding Morgantown)			$50 million

Special Crime	Chubb	8160-94-51	9/1/2004 9/1/2007	$25 million	None

	Total Special Crime:			$25 million

EXCESS LIABILITY

Excess Liability (TRIA included)	AEGIS	X0008A1A06	9/1/2006	$35 million	$2.5 MM ded in general

Schedule 4.18 - 3

Name Insured is Dominion Resources, Inc. on all policies listed below. Policies are not transferable.		2006 Project Wishbone Insurance In-Force Report Valued as of November 3, 2006

Description of Coverage	Insurer	Policy Number	Policy Period	Amount of Coverage	Deductible
Bodily Injury and Property Damage for claims made by third parties. Including but not limited to excess employers’, auto non-owned & owned aircraft and pollution coverage.			9/1/2007		$2MM/$4.5 aggregate $1,000,000 maintenance

Punitive Damages Coverage (TRIA included)	AEGIS Bermuda	B0008A1A06	9/1/2006 9/1/2007	$35 million (part of, not in addition to AEGIS liab. limit)	$2.5 MM ded in general

Excess Liability (TRIA included & non-certified)	EIM	501708-06GL	9/1/2006 9/1/2007	$100mm $100mm xs $35mm	Underlying

Excess Liability (TRIA & non-cert included)	AEGIS 1225	AK0600726	9/1/2006 9/1/2007	$25mm $25mm x $135mm	Underlying

Excess Liability (TRIA included)	Lloyds, London (Wellington lead)	AK0600727	9/1/2006	$140mm	Underlying
			9/1/2007	$140mm xs $160mm

Excess Liability (TRIA & non-cert included)	XL Bermuda	TBA	9/1/2006 9/1/2007	$100mm $100mm xs $300mm	Underlying

Excess Liability (TRIA & non-cert included)	ACE Bermuda	DOM1212/AE01	9/1/2006 9/1/2007	$100mm $100mm xs $400mm	Underlying
	Total Excess Liability:			$500 million

AUTOMOBILE

Automobile Liability	Liberty Mutual	AS2-681-004097-166	9/1/2006	$2 million	$2 million

Fronting Policy			9/1/2007

WORKERS’ COMPENSATION

STATE FUNDS WC

Dominion Resources Services, Inc. (Canada)	Canadian Workers’ Comp Board (WCB)	4601675	10/15/2002/cont

WC PAID LOSS DEDUCTIBLE PLAN
Dominion Resources, Inc. (paid loss retro) (excludes self-insured and state fund OH/WV exposures) Includes USL&H	Liberty Mutual	WA7-68D-004097-216 WC7-681-004097-316	5/1/2006 4/1/2007	Statutory/$1 million Employers Liability	$500,000 WC $500,000 EL

PACKAGE PROPERTY PROGRAM
All Risks of Direct Physical Loss and	Lloyds	AH0502743, AH0502731, AH0502761,	9/1/2006	$500 million	$5 M per occurrence

Schedule 4.18 - 4

Name Insured is Dominion Resources, Inc. on all policies listed below. Policies are not transferable.	2006 Project Wishbone Insurance In-Force Report Valued as of November 3, 2006

Description of Coverage	Insurer	Policy Number	Policy Period	Amount of Coverage	Deductible

Damage including Boiler & Machinery	Various Other	AH0502757, AH0502762, AH0502748, AN0501267	9/1/2007		45 Days (BI)

Breakdown, Flood, EQ and Business
Interruption, and Terrorism.

ENGINEERING FEES	Hartford Steam Boiler	ST 260-95-15	9/1/2005

Schedule 4.18 - 5

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.19

ABSENCE OF CERTAIN CHANGES

1.	On April 20, 2007, Seller received notice from Murphy, operator for the Front Runner Field, that the A-1 Well in the Front Runner Field had experienced a collapsed formation. A workover will be required to restore production from the well.

2.	On April 23, 2007, a mooring line on the Amos Runner drilling rig failed during completion operations on the Desoto Canyon 618 SS #2 well. As a result of the line failure, an emergency disconnect was implemented. As of the date of this Agreement, Seller is in the process of deploying a new mooring line to the drilling rig.

Schedule 4.19 - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 4.20(c)

PERSONS WITH KNOWLEDGE

Any representation “to the knowledge of Seller” or “to Seller’s knowledge” is limited to matters within the actual knowledge of the following individuals:

Duane C. Radtke	CNG Executive Vice President; DEPI President and Chief Executive Officer

Steven A. Rogers	CNG Senior Vice President and Chief Accounting Officer

James F. Stutts	CNG Senior Vice President and General Counsel

Karen E. Hunter	CNG Vice President, Tax

Patricia A. Wilkerson	CNG Vice President and Corporate Secretary; DEPI Vice President and Secretary

Pamela F. Faggert	DEPI Vice President, Chief Environmental Officer

Dennis G. Millet	DEPI Vice President, Financial Management

Timothy S. Parker	DEPI Senior Vice President

Malcolm Johns	DEPI Deputy General Counsel

Richard L. Fowler	DEPI Vice President, Offshore Business Unit

Michael A. Ackal	DEPI General Manager Land & Business Development - Offshore Business Unit

Stephen D. Longon	DEPI General Manager Operations - Offshore Business Unit

Schedule 4.20(c) - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 5.5

CONSENTS, APPROVALS OR WAIVERS

Approval or expiration of the waiting period under the HSR Act

Schedule 5.5 - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 6.4

2007 PLAN

DOMINION E & P

Operating Cash Flow - OFFSHORE BU

2007-2011 Business Plan

(Dollars in Thousands)

October 31, 2006 Price Strip	2007
Offshore
Gas Production (Mcf)	89,427
Less: Lease Fuel	(2,616)
Gas Sales (Mcf)	86,811
BTU Factor	1,032
Gas Sales (mmbtu)	89,623
Liquid Production (Bbl)	11,823
NGL Production (Bbl)	1,222
Equivalents (Mcf)	167,697

PRICES
NYMEX ($/MMBTU)	$7.86
Basis	(0.03)
Premium/Deduct	(0.01)
% Index	0.00
Fuel Deduct	(0.09)
Transportation /mmbtu	(0.20)
Average Realized Gas Price ($/Mmbtu)	$7.53
Average Realized Gas Price ($/Mcf)	$7.77

WTI ($/Bbl)	$64.59
Differential ($/Bbl)	(5.61)
Transportation /Bbl	(2.24)
Basin Average Liquid Price ($/Bbl)	$56.74

NGL ($/Bbl)	$38.76
% of Liquid Price	60%

Schedule 6.4 - 1

CALCULATED NET REVENUES
Gas	674,539
Liquids	670,868
NGLs	47,359
Total	1,392,765
Average Realized Price ($/Mcfe)	$8.44

LIFTING COST
Severance Taxes	164
Property Taxes	66
Property Insurance	32,000
Gas Well-Maintenance	173,350

Total O&M	205,580

Administrative & General	37,665
Service Company	13,940

Total A&G	51,606
Capitalized A&G	(23,416)
Total A&G Expensed	28,190

Payroll & Other Taxes	2,641

Operating Cash Flow	1,156,354

VPP CONTRACTS
Production (Mmbtu)	474
Production (Mcf)	464
VPP-related revenue excluded above	3,637
OCF with VPP volumes	1,159,991

VPP Deferred Revenue Amortization	1,978
VPP Exchange Fees	53

Schedule 6.4 - 2

Dominion E&P Capital by Tax Category 2007 Plan (Dollars in Thousands)

Offshore	Exploration	168,890
	Development	262,962
	Production	96,894
	Seismic	29,984
	Lease Acq	79,156
	Delay Rentals	6,197
	Capitalized G&A	23,416
	Facilities/Workovers	9,995
	Generals	18,000

	Total	695,493

Schedule 6.4 - 3

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 8.4(d)

BANK INFORMATION

SELLER BANK INFORMATION:

JP Morgan Chase Bank

Account No. 9101450238

ABA No. 021-000-021

PURCHASER BANK INFORMATION:

JPMorgan Chase Bank

Houston, Texas

ABA No.: 021 000 021

For Credit of: Eni US Operating Co. Inc.

Account No.: 001 1334 4023

Swift (BIC) Code: CHASUS33

Schedule 8.4(d) - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 10.2(b)

MANAGING DIRECTORS

Michael A. Ackal

Stephen D. Longon

Schedule 10.2(b) - 1

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 10.2(c)(i)

SUMMARY OF THE DOMINION E&P SPECIAL SEVERANCE PROGRAM

	Full -Time Regular Non-Union Employee	Part-Time Regular Non-Union Employee
Eligibility	Full time regular non-union employees.	Part-time regular non-union employees (1000 or more hours)

Advance Notice Period	2 months beginning the first day of the month	Same as full-time

Employment Termination Date	Effective at end of day on last day of Advance Notice Period (or end of day on last day of Special Leave to Retire, if applicable)	Same as full-time

Severance Pay

1 month of pay for each full year and partial year of service, not to exceed 18 months. (For partial year, minimum 6 months of service rounds up to 1 full year.) Minimum of 6 months.

Examples: 4 years of service = 6 months

                 11  1/2 years of service = 12 months

                 22 years of service = 18 months

Years of service calculated through scheduled Employment Termination Date.

Note: The Employment Service Date is used to calculate the amount of Severance Pay. Employees will receive credit for broken service if the length of the break was less than five years.

The number of years (including any partial year) in which the employee served in part-time status immediately before the Advance Written Notice effective date will be divided by two. Maximum 18 months; minimum 6 months.

Exception: A separate severance calculation will be done for part-time employees with previous full-time service.

Schedule 10.2(c)(i) - 1

	Full -Time Regular Non-Union Employee	Part-Time Regular Non-Union Employee
Method of Payment for Severance Pay	Paid in installments according to the normal payroll payment schedules. May submit request for approval of lump sum payment; however, request for lump sum payment is not available to employees who qualify for and elect the Special Leave to Retire.	Same as full-time

Release	Must be signed no later than end of Advance Notice Period in order to receive Severance Pay and benefits. Have 7 calendar days after signing release to revoke it.	Same as full-time

Outplacement Services	Outplacement services are available at company expense through an independent firm. Do not have to sign release to get outplacement services. Must elect outplacement services within 6 months from the beginning of the Advance Notice Period.	Same as full-time

Medical Plan

Coverage as employee continues through Employment Termination Date. Additional 18 months coverage available if elected under COBRA. Employee will be enrolled for the company paid first 6 months’ medical premiums, unless employee waives this coverage by signing and return the “Dominion Severance Program and Health Coverage – Highlights of What to Expect” form. Or if immediately eligible for retiree medical plan, the company will pay the first 6 months of the retiree’s contribution to the retiree medical plan.

Employees on a Special Leave to Retire, upon retirement, are not eligible for the first 6 months of the company paid retiree’s contribution to the retiree medical plan.

Same as full time if part-time employee (1000 or more hours)

Schedule 10.2(c)(i) - 2

	Full -Time Regular Non-Union Employee	Part-Time Regular Non-Union Employee
Life Insurance

For employees who do not retire, current level of coverage continued at no cost for 6 months following scheduled Employment Termination Date; conversion privileges available after 6 months.

For employees retiring immediately, if the Company is not otherwise paying the life insurance premium, the Company will pay the retiree life insurance for 6 months after retirement.

Employees on a Special Leave to Retire, upon retirement, are not eligible for the first 6 months of company paid life insurance premiums.

Same as full time if part-time employee (1000 or more hours)

Dental and Vision Plans/Health Care Flexible Spending Account (FSA)	18 months continuation of coverage available if elected under COBRA; no free period of coverage	Same as full time if part-time employee (1000 or more hours)

Retirement Plan Benefit

For employees age 55 and older who elect to retire, retirement benefit based on actual credited service and age; retirements are effective on the first day of the month following the end of the Advance Notice Period. See applicable Retirement Plan.

Employees whose first early retirement date would have occurred during their severance pay period may elect a Special Leave to Retire prior to the end of the Advance Notice Period. Lump sum payment of severance cannot be requested.

Same as full-time

Dominion Savings Plan	Vesting of non-vested balances; usual options available for distributions.	Same as full-time

Schedule 10.2(c)(i) - 3

	Full -Time Regular Non-Union Employee	Part-Time Regular Non-Union Employee
Vacation	Pay for unused earned vacation and personal/floating holidays as of the last day of Advance Notice Period (unless employees qualify for and elect Special Leave to Retire).	Same as full time if part-time employee (1000 or more hours)

Incentive Pay	Eligibility under the Dominion Annual Incentive Plan is determined by the AIP guidelines for the Plan Year in which the Employment Termination Date occurs. If an employee qualifies for an award for the Plan Year, the employee will receive a prorated award for that year. Awards are typically paid in February following the end of the Plan Year.	Same as full-time

Education Assistance Program	Reimbursed if the course has been approved and started prior to the start of the Advance Notice Period (within established guidelines).	Not applicable

Eligibility for benefits in the event of a DEPI divestiture

Covered employee is eligible if employee’s job is eliminated due to a DEPI divestiture, unless:

•     employee receives a Qualifying Offer from the Buyer (whether employee accepts offer or not); or

•     employee accepts any offer from the Buyer (whether Qualifying or not); or

•     employee remains employed with Dominion.

Same as full-time

Schedule 10.2(c)(i) - 4

	Full -Time Regular Non-Union Employee	Part-Time Regular Non-Union Employee
Qualifying Offer

A Qualifying Offer of employment is an offer from the Buyer for which:

(a)    pay and benefits (including severance benefits) are comparable, in the aggregate, to the employee’s current pay and benefits; and

(b) work location does not constitute a relocation from the employee’s current work location, under the existing guidelines of Dominion’s Relocation Policy.

For pay and benefits to be comparable, the Buyer’s offer must include a severance benefit at least this favorable: during the first 12 months of employment with the Buyer, if the Buyer terminates the employment without cause, the Buyer will provide severance benefits with at least the following terms:

•     one month of base pay per year of service (minimum 6 months, maximum 18 months)

•     credit for Dominion service

•     outplacement services comparable to what this Program provides

•     eligibility if, during the first 12 months of employment, the Buyer eliminates the employee’s job and assigns the employee to a job requiring relocation (applying tax guidelines regarding relocation)

Schedule 10.2(c)(i) - 5

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 10.2(c)(ii)

SPECIAL PACKAGE- MANAGING DIRECTORS

For Managing Directors, if terminated by the Purchaser and its Affiliates without cause (as defined below) within one year after starting employment with Purchaser, the following benefits would be paid or, if higher, the severance benefits that would be payable under any severance program maintained by the Purchaser and its Affiliates, including those provided under Schedule 10.2(c)(i) for Company U.S. Employees. These benefits are also payable on a Constructive Termination (as defined below) within one year after starting employment with Purchaser or its Affiliates.

•

A cash severance payment from the Purchaser and its Affiliates equal to monthly base salary for the number of months remaining in the employment protection period. The employment protection period is 12 months after beginning employment with the Purchaser and its Affiliates.

•	A full target annual bonus for the current bonus period under the Purchaser and its Affiliates’ bonus program.

•	Any unvested stock options under the Purchaser and its Affiliates’ program would be fully vested. The exercise period for all of options will be determined under the terms of the particular option.

•	Any other equity-based awards under the Purchaser and its Affiliates’ program would be fully vested as well.

•

Until the end of the employment protection period, the employee and his/her family will receive welfare benefits under the Purchaser and its Affiliates’ program that are the same as the welfare benefits (including, without limitation, disability, individual life and group life insurance benefits, but excluding medical or other health plans) provided before termination. If the employee obtains comparable coverage under any welfare plans sponsored by another employer, then the amount of coverage required to be provided will be reduced by the amount of coverage provided by the other employer’s welfare plans. The employment protection period is 12 months after beginning employment with the Purchaser and its Affiliates.

•

COBRA rights for continuation of medical or other health plans and payment of COBRA premiums from the Purchaser and its Affiliates for 12 months. Eligibility for any retiree medical coverage will be determined under the relevant Purchaser plan.

Cause is defined as (a) fraud or material misappropriation with respect to the business or assets of the Purchaser and its Affiliates, (b) persistent refusal or willful failure of the Managing

Schedule 10.2(c)(ii) - 1

Director to perform substantially his or her duties and responsibilities to the Purchaser or its Affiliates, which continues after the Managing Director receives notice of such refusal or failure, (c) conviction of a felony or crime involving moral turpitude, or (d) the use of drugs or alcohol that interferes materially with his or her performance of duties.

Constructive Termination means the Managing Director’s termination of employment by reason of any of the following:

(a)	a reduction of the Managing Director’s annual base salary or a reduction in the Managing Director’s annual bonus opportunity in violation of Section 10.2(a);

(b)	a failure by the Purchaser or its Affiliates to provide the Managing Director with an increase in annual base salary or participation in bonus plans or incentive plans comparable to peer employees of the Purchaser in violation of Section 10.4;

(c)	a relocation of more than 50 miles of the Managing Director’s workplace, without the consent of the Managing Director; or

(d)	the failure of any successor to the Purchaser or its Affiliates to assume the obligations with respect to the Managing Director in this Schedule 10.2(c)(ii).

Schedule 10.2(c)(ii) - 2

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 10.2(d)

EXECUTIVE AGREEMENTS TERMS AND CONDITIONS

For Executives, if terminated by the Purchaser and its Affiliates without cause (as defined below) within two years after starting employment, the following benefits would be paid or, if higher, the severance benefits that would be payable under any severance program maintained by the Purchaser and its Affiliates. These benefits are also payable on a Constructive Termination (as defined below) within two years after starting employment with a Purchaser and its Affiliates.

•

A cash severance payment from the Purchaser and its Affiliates equal to two years of annual base salary plus twice the target annual bonus for one year based on the executive’s salary and bonus at termination with the Purchaser and its Affiliates.

•	A pro-rated target annual bonus for the current bonus period under the Purchaser and its Affiliates’ bonus program.

•	Any unvested stock options under the Purchaser and its Affiliates’ program would be fully vested. The exercise period for all of options will be determined under the terms of the particular option.

•	Any other equity-based awards under the Purchaser and its Affiliates’ program would be fully vested as well.

•

Until the end of the employment protection period, the Executive and his/her family will receive welfare benefits under the Purchaser and its Affiliates’ program that are the same as the welfare benefits (including, without limitation, disability, individual life and group life insurance benefits, but excluding medical or other health plans) provided before termination. If the Executive obtains comparable coverage under any welfare plans sponsored by another employer, then the amount of coverage required to be provided will be reduced by the amount of coverage provided by the other employer’s welfare plans. The employment protection period is 24 months after beginning employment with the Purchaser and its Affiliates.

•

COBRA rights for continuation of medical or other health plans and payment of COBRA premiums from the Purchaser and its Affiliates for 12 months. Eligibility for any retiree medical coverage will be determined under the relevant plan.

•	If the Executive elects to convert any group term life insurance to an individual policy, the Purchaser and its Affiliates will pay all premiums for 12 months.

•	Outplacement services from the Purchaser and its Affiliates up to $25,000.

Schedule 10.2(d) -1

Cause is defined as (a) fraud or material misappropriation with respect to the business or assets of the Purchaser and its Affiliates, (b) persistent refusal or willful failure of the Executive to perform substantially his or her duties and responsibilities to the Purchaser or its Affiliates, which continues after the Executive receives notice of such refusal or failure, (c) conviction of a felony or crime involving moral turpitude, or (d) the use of drugs or alcohol that interferes materially with his or her performance of duties.

Constructive Termination means the Executive’s termination of employment by reason of any of the following:

(a)	the failure of the Purchaser or its Affiliates to maintain the Executive in the office or position, or in a substantially equivalent office or position, held by the Executive as of the first day after the Closing Date;

(b)	a material adverse alteration in the nature or scope of the Executive’s position, duties, functions, responsibilities or authority as compared to the nature or scope as of the first day after the Closing Date;

(c)	a reduction of the Executive’s annual base salary or a reduction in the Executive’s annual bonus opportunity;

(d)	a failure by the Purchaser or its Affiliates to provide the Executive with an increase in annual base salary or participation in bonus plans or incentive plans comparable to peer employees of the Purchaser;

(e)	a relocation of more than 50 miles of (i) the Executive’s workplace, or (ii) the principal offices of the Purchaser or its Affiliates (if such offices are the Executive’s workplace), in either case, without the consent of the Executive;

(f)	to the extent the Purchaser or its Affiliates grants the Executive any stock options or other equity awards and to the extent the vesting and/or exercisability of such awards upon a change in control of the Purchaser or its Affiliates is not already addressed in any such awards, the failure of the Purchaser or its Affiliates to accelerate the vesting and/or exercisability of such awards upon a change in control of the Purchaser or its Affiliates; or

(g)	the failure of any successor to the Purchaser or its Affiliates to assume the obligations with respect to the Executive in this Schedule 10.2(d).

Schedule 10.2(d) - 2

ATTACHED TO AND MADE PART OF THAT CERTAIN OFFSHORE PACKAGE PURCHASE AGREEMENT BY AND BETWEEN

DOMINION EXPLORATION & PRODUCTION, INC. AND ENI PETROLEUM CO. INC.

SCHEDULE 13.5

GUARANTEES

Guarantees

Guarantor	Relevant Subsidiary/Primary Obligor	Guarantee Date	Beneficiary
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	4/25/2006	United States Coast Guard
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	8/15/2001	Williams Field Services - Gulf Coast
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	2/18/2000	U.S. Department of Labor
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	3/28/2003	SWEPI LP
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	3/31/2004	Columbia Gas Trans Corp/Columbia Gulf Trans Corp
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	12/2/2005	Morgan Stanley Capital Group, Inc.*
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	5/17/2005	Minerals Management Service
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	11/23/2006	ENSCO Offshore Company
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	12/1/2005	Kerr-McGee Oil & Gas Corporation
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	12/1/2005	Anadarko Petroleum Corporation
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	9/29/2006	SBM Gulf Production, LLC
Consolidated Natural Gas Company	Dominion Exploration & Production, Inc.	11/9/2004	Independence Hub, LLC
Dominion Exploration & Production, Inc.	TDC Energy LLC	8/15/2003	Minerals Management Services of the U.S. Depart of the Interior

*	indicates that the guarantee supports obligations relating not only to the Assets but also to activities of Seller that are not related to the Outer Continental Shelf or the state waters of Texas, Louisiana, Mississippi or Alabama in the Gulf of Mexico.

Schedule 13.5 - 1

Bonds

Estab Date	Obligee	Site/Project	Description	Amount
8/27/04	Dept of Treasury	International Carrier	Customs Bond	$50,000
8/27/04	Dept of Treasury	Importer	Customs Bond	$50,000
8/27/04	Dept of Treasury	International traffic	Customs Bond	$20,000
4/12/00	State of Louisiana, Dept of Environmental Control	“Norm” Treaters/Storers - Houma Yard	License & Permit Bond	$100,000
4/12/00	U.S. Department of Interior, Minerals Management Service	Outer Continental Shelf Lease	Lease Bond	$300,000
4/12/00	U.S. Department of Interior, Minerals Management Service	Outer Shelf Right-of-Way,Gulf of Mexico	Right of Way Bond	$450,000
4/12/00	U.S. Department of Interior, Minerals Management Service	Outer Continental Shelf Right-of-Way	Right-of-Way Bond	$3,000,000
05/01/03	Railroad Commission of Texas	Oil & Gas Well	License & Permit Bond	$250,000
3/2/1999	U.S. Department of Interior, Minerals Management Service	Outer Continental Shelf Right-of-Way	Right of Way Bond (Transmission Company)	$300,000

Schedule 13.5 - 2